SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

  Filed by the registrant     X
                          ---------
  Filed by a party other than the registrant  ____

  Check the appropriate box:

      X  Preliminary proxy statement          ___ Confidential, For Use of the
    ____ Definitive proxy statement           ___ Commission Only (as
    ____ Definitive additional materials      ___ permitted by Rule 14a-6(e)(2))
    ____ Soliciting material pursuant to
         Rule 14a-12


                          GBI CAPITAL MANAGEMENT CORP.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

__   No fee required.
X    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
         Common Stock of Ladenburg, Thalmann & Co. Inc.
    ---------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
         5,600,000
    ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 14a-6(I)(1) and 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    Book value of the securities computed as of the latest practicable date prior to filing
    ---------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
         $30,841,113
    ---------------------------------------------------------------------------

(5) Total fee paid:
         $6,168.23
    ---------------------------------------------------------------------------

    Fee paid previously with preliminary materials:

    ---------------------------------------------------------------------------

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. |_|

(1) Amount previously paid:

    ---------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------

(3) Filing party:

    ---------------------------------------------------------------------------

(4) Date filed:

    ---------------------------------------------------------------------------

                          GBI CAPITAL MANAGEMENT CORP.
                               1055 Stewart Avenue
                            Bethpage, New York 11714

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                          TO BE HELD ON _________, 2001


       NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of GBI Capital Management Corp., a Florida corporation, will be held at our offices located at 1055 Stewart Avenue, Bethpage, New York 11714, on ___________, 2001, at _______a.m., for the following purposes, all as more fully described in the attached proxy statement:

       1. To consider and vote upon:

          o the issuance of 18,181,818 shares of our common stock and $10,000,000 aggregate principal amount of our senior convertible promissory notes in partial consideration of the acquisition by us of the outstanding common stock of Ladenburg, Thalmann & Co. Inc., pursuant to the terms of a Stock Purchase Agreement, dated as of February 8, 2001, among our company, New Valley Corporation, Ladenburg, Thalmann Group Inc., a wholly owned subsidiary of New Valley, Berliner Effektengesellschaft AG and Ladenburg, Thalmann & Co. Inc.; and

          o the issuance of an additional $10,000,000 aggregate principal amount of our senior convertible promissory notes pursuant to the terms of a Loan Agreement, dated as of February 8, 2001, among our company and Frost-Nevada, Limited Partnership to provide the funds for our acquisition of the common stock of Ladenburg, Thalmann & Co., conditional on consummation of the acquisition of the common stock of Ladenburg, Thalmann & Co.;

       2. To elect nine directors to our board of directors, conditional on consummation of the acquisition of the common stock of Ladenburg, Thalmann & Co., three of whom are members of our current board of directors and six of whom have been designated by New Valley, Ladenburg, Thalmann & Co.'s current parent, effective on the consummation of the Stock Purchase Agreement, Loan Agreement and other related transactions;

     3. To authorize an amendment to our articles of incorporation, conditional on consummation of the acquisition of the common stock of Ladenburg, Thalmann & Co., to change our name from "GBI Capital Management Corp." to "Ladenburg Thalmann Financial Services Inc.";

     4. To authorize an amendment to our 1999 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 3,000,000 shares to 5,500,000 shares; and

     5. To transact such other business as may properly come before the meeting, and any or all postponements or adjournments thereof.

     Only shareholders of record at the close of business on _______________, 2001, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

     You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage-prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                 By Order of the Board of Directors

                                 Joseph Berland, Chairman
Bethpage, New York
______ __, 2001

                          GBI CAPITAL MANAGEMENT CORP.
                          _____________________________

                                 PROXY STATEMENT
                          _____________________________

                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON ______________, 2001
                          ____________________________

     This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board directors for use at our annual meeting of shareholders to be held on ________, 2001, and any postponements or adjournments.

     On or about __________, 2001, this proxy statement and the accompanying form of proxy, together with a copy of our annual report to shareholders for the year ended September 30, 2000, including financial statements, are being mailed to each shareholder of record at the close of business on ____________, 2001.

What matters am I voting on?

     o    approval of:

          o our issuance of 18,181,818 shares of our common stock and $10,000,000 aggregate principal amount of our senior convertible promissory notes in partial consideration of our acquisition of the outstanding common stock of Ladenburg, Thalmann & Co. Inc. according to the terms of a stock purchase agreement among our company, New Valley Corporation, Ladenburg, Thalmann Group Inc., a wholly owned subsidiary of New Valley, Berliner Effektengesellschaft AG and Ladenburg, Thalmann & Co. Inc.; and

          o our issuance of an additional $10,000,000 aggregate principal amount of our senior convertible promissory notes according to the terms of a loan agreement with Frost-Nevada, Limited Partnership to provide the funds for our acquisition of the common stock of Ladenburg, Thalmann & Co.;

       o election of nine directors to our board of directors, conditional on consummation of the acquisition of the common stock of Ladenburg, Thalmann & Co., three of whom are members of our current board of directors and six of whom have been designated by New Valley Corporation, Ladenburg, Thalmann & Co.'s current parent, effective on consummation of the stock purchase agreement, loan agreement and other related transactions;

     o authorization of an amendment to our articles of incorporation, conditional on consummation of the acquisition of the common stock of Ladenburg, Thalmann & Co., to change our name from "GBI Capital Management Corp." to "Ladenburg Thalmann Financial Services Inc.";

     o authorization of an amendment to our 1999 Performance Equity Plan to increase the number of shares of common stock available for issuance under the plan from 3,000,000 to 5,500,000; and

     o    any other business that may properly come before the meeting.

                     Summary of Stock Purchase Transactions

     This summary highlights the material terms of the stock purchase agreement and the related transaction documents, but does not contain all of the information that may be important to you. We urge you to read this entire proxy statement carefully, including the Appendices and the other documents we refer to in this proxy statement.

     o We have entered into a stock purchase agreement that provides for us to purchase all of the outstanding common stock of Ladenburg, Thalmann & Co. in return for 18,181,818 shares of our common stock, $10,000,000 aggregate principal amount of our senior convertible promissory notes and $10,000,000 in cash. Ladenburg, Thalmann & Co. is a full-service broker-dealer that has been a member of the New York Stock Exchange since 1879. To raise the cash necessary to close the transaction, we have entered into a loan agreement under which Frost-Nevada will loan us $10,000,000 in consideration for $10,000,000 aggregate principal amount of our senior convertible promissory notes. The transactions contemplated by the stock purchase agreement and the loan agreement are collectively referred to as the "Stock Purchase Transactions." For a more detailed description of the Stock Purchase Transactions, the consideration to be paid by us in the Stock Purchase Transactions, see the general discussion of the Stock Purchase Transactions under Proposal 1 and the sections entitled "Stock Purchase Transactions - Consideration" and "- Terms of the Frost-Nevada Loan Agreement" below.

     o As a result of the Stock Purchase Transactions, among other things, New Valley, the current parent of Ladenburg, Thalmann & Co., will acquire ownership of approximately 50.1% of our common stock that will be outstanding and Ladenburg, Thalmann & Co. will become our wholly owned subsidiary. For a more detailed discussion of New Valley's ownership of our common stock and our operations following the Stock Purchase Transactions, see the sections entitled "Security Ownership of Certain Beneficial Owners and Management" and "Stock Purchase Transactions - Management and Operations After Closing Date" below.

     o In connection with the Stock Purchase Transactions, Joseph Berland, our chairman and chief executive officer, will be selling 3,945,060 shares of our common stock to New Valley and several other of our employees, officers and directors will be selling an aggregate of up to 550,000 shares of our common stock to Frost-Nevada, all at $1.00 per share. For a more detailed discussion of the sales of our common stock by our employees, officers and directors, see the section entitled "Stock Purchase Transactions - Interest of Certain Persons" below.

     o On the date of the consummation of the Stock Purchase Transactions ("Closing Date"), Howard M. Lorber, president and chief operating officer of New Valley, will become our chairman and Victor M. Rivas, chairman and chief executive officer of Ladenburg, Thalmann & Co., will become our president and chief executive officer while retaining his positions with Ladenburg, Thalmann & Co. We have also entered into amended employment agreements with Joseph Berland, our current chairman and chief executive officer, Richard J. Rosenstock, our current president and chief operating officer, Vincent Mangone and Mark Zeitchick, our executive vice presidents, and David Thalheim, our administrator, that will become effective on the Closing Date. For a more detailed discussion of our management on the Closing Date, see the section entitled "Stock Purchase Transactions - Management and Operations After Closing Date" below.

     o Following the Closing Date, we intend to operate Ladenburg, Thalmann & Co. and our wholly owned subsidiary, GBI Capital Partners Inc. initially as separate wholly owned subsidiaries. For a more detailed discussion of the structure of our operations on the Closing Date, see the section entitled "Stock Purchase Transactions - Management and Operations After Closing Date" below.

     o The Stock Purchase Transactions provide for us to recommend for election as directors the nominees set forth under Proposal 2 and to change our corporate name as set forth under Proposal 3. The closing of the Stock Purchase Transactions is conditioned on approval of these proposals by our shareholders. Thus, neither the Stock Purchase Transactions, the change of our corporate name nor the election of the nominees for directors will be effected unless all of the proposals are approved. For a more detailed discussion of the conditions to consummation of the stock purchase agreement, see the section entitled "Stock Purchase Transactions - Closing Conditions" below.

     o Under the stock purchase agreement, our board of directors is restricted from discussing alternative transactions to the stock purchase agreement and is entitled to terminate the stock purchase agreement only in certain limited circumstances. If our board determines to terminate the stock purchase agreement, we may be required to pay a termination fee to New Valley and Berliner. For a more detailed discussion of our board's ability to receive alternative proposals and to terminate the stock purchase agreement, see the sections entitled "Stock Purchase Transactions - Termination" and "- Exclusivity" below.

     o Our board of directors unanimously recommends that you vote for the approval and adoption of the Stock Purchase Transactions. For a more detailed discussion of the board's reasons, see the section entitled "Stock Purchase Transactions - Fairness Opinion" below.

     o Before we signed the stock purchase agreement and the loan agreement, our board received an opinion from Roth Capital Partners, LLC, our financial advisor, dated February 8, 2001, stating that, as of that date, the consideration to be paid by us for Ladenburg, Thalmann & Co.'s stock was fair from a financial point of view to the holders of our common stock. For a more detailed discussion of this fairness opinion, see the sections entitled "Stock Purchase Transactions - Fairness Opinion" and "- Background of and Reasons for the Stock Purchase Transactions" below.

     o The acquisition of Ladenburg, Thalmann & Co.'s common stock will be accounted for as an acquisition by Ladenburg, Thalmann & Co. of our company. As a result of this accounting treatment, upon consummation of the Stock Purchase Transactions, we will become a calendar year reporting company and our fiscal year end will change from September 30 to December 31. Additionally, following consummation of the Stock Purchase Transactions, we anticipate retaining PricewaterhouseCoopers LLP as our principal accountants. For a more detailed discussion of the accounting treatment of the Stock Purchase Transactions, see the section entitled "Stock Purchase Transactions - Accounting Treatment" below.

     o We are required by the rules of the American Stock Exchange to obtain the approval of our shareholders for the Stock Purchase Transactions.

          Several of our officers, directors and key employees have entered into a proxy and voting agreement in which these individuals agreed to vote all of our common stock owned by them (a total of 12,426,939 shares, representing approximately 66% of our outstanding common stock) in favor of approving the Stock Purchase Transactions. Accordingly, the Stock Purchase Transactions will be approved regardless of how the other shareholders vote on these issues. For a more detailed discussion of the vote needed to approve the Stock Purchase Transactions and the proxy and voting agreement, see the sections entitled "Stock Purchase Transactions - Necessary Shareholder Approval" and "- Proxy and Voting Agreement" below.

                                Table of Contents

Summary of Stock Purchase Transactions........................................2

The Annual Meeting............................................................8
         Who is entitled to vote?.............................................8
         What is the effect of giving a proxy?................................8
         Can I change my vote after I return my proxy card?...................8
         What is a quorum?....................................................8
         How may I vote?......................................................9
         How many votes are needed for approval of each matter?...............9
         What should I read to understand the Stock Purchase Transactions?...10

Security Ownership of Certain Beneficial Owners and Management...............10

PROPOSAL 1 - Stock Purchase Transactions.....................................13
         Parties to the Stock Purchase Transactions..........................13
         Consideration.......................................................15
         Background of and Reasons for the Stock Purchase Transactions.......18
         Fairness Opinion....................................................20
         Exclusivity.........................................................23
         Termination.........................................................24
         Certain Representations.............................................25
         Operations Pending Closing..........................................27
         Enforcement Committee...............................................27
         Indemnification.....................................................27
         Closing Conditions..................................................29
         Non-Competition.....................................................29
         Management and Operations After the Closing Date....................30
         Interest of Certain Parties.........................................32
         Proxy and Voting Agreement..........................................33
         Investor Rights Agreement...........................................34
         No Dissenter's Rights...............................................35
         Accounting Treatment................................................35
         Regulatory and Other Consents and Approvals.........................36
         Comparative Per Share Data..........................................37
         Pro Forma Financial Information.....................................38
         Selected Financial Data of Ladenburg, Thalmann & Co.................43
         Management's Discussion and Analysis of Financial Condition
                  and Results of Operations of Ladenburg, Thalmann & Co......44
         Our Selected Financial Data.........................................47
         Management's Discussion and Analysis of Our Financial Condition
                  and Results of Operations..................................48

PROPOSAL 2 - Election of Directors...........................................54
         Information About the Nominees......................................54
         Other Current Directors.............................................56
         Other Executive Officer.............................................56

         Key Employees.......................................................56
         Board and Committee Information.....................................56
         Compensation Committee Information and Report.......................57
         Audit Committee Information and Report..............................59
         Executive Compensation..............................................61
         Compensation Arrangements for Current Executive Officers
                   and Key Employees.........................................62
         Compensation Arrangements for Directors.............................63
         Option Grants.......................................................63
         Annual Incentive Bonus Plan.........................................64
         Special Performance Incentive Plan..................................64
         1999 Performance Equity Plan........................................65
         Stock Price Performance Graph.......................................65
         Section 16(a) Beneficial Ownership Reporting Compliance.............66
         Certain Relationships and Related Transactions......................66

PROPOSAL 3 - Approval of the Amendment to our Articles
         of Incorporation to Change our Name.................................67

PROPOSAL 4 - Approval of the Amendment to our 1999 Performance
         Equity Plan to Increase the Number of Shares Issuable
         Upon Grants of Awards Under the Plan................................68
         Summary of the Equity Plan..........................................68
         Federal Income Tax Consequences.....................................72

Independent Auditors.........................................................75

Solicitation of Proxies......................................................75

2002 Annual Meeting Shareholder Proposals....................................75

Other Matters................................................................75


Appendix A - Stock Purchase Agreement

Appendix B - Form of Convertible Promissory Note to be Issued to New Valley and
             Berliner

Appendix C - Loan Agreement

Appendix D - Form of Convertible Promissory Note to be Issued to Frost-Nevada

Appendix E - Proxy and Voting Agreement

Appendix F - Form of Pledge and Security Agreement

Appendix G - Investor Rights Agreement

Appendix H - Opinion of Roth Capital Partners, LLC

Appendix I - Audit Committee Charter

Appendix J - (1) Financial Statements of GBI Capital Management Corp.
             (2) Financial Statements of Ladenburg, Thalmann & Co. Inc.

Form of Proxy

                               The Annual Meeting

Who is entitled to vote?

     Holders of our common stock as of the close of business on ________ __, 2001, the record date, are entitled to vote at the meeting. As of __________ __, 2001, we had issued and outstanding 18,806,612 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

     Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

     If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted as follows:

     o FOR the approval of the Stock Purchase Transactions as described below under Proposal 1;

     o FOR the election as directors of the nominees listed below under Proposal 2;

     o FOR the approval of the amendment to our articles of incorporation to change our name to "Ladenburg Thalmann Financial Services Inc." as described below under Proposal 3; and

     o FOR the approval of the amendment to our 1999 Performance Equity Plan as described below under Proposal 4.

     If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting.

Can I change my vote after I return my proxy card?

     You may revoke your proxy at any time before it is exercised by:

     o    delivering written notification of your revocation to our secretary;

     o    voting in person at the meeting; or

     o    delivering another proxy bearing a later date.

     Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

     A quorum is the minimum number for shares required to be present at the meeting for the meeting to be properly held under our bylaws and Florida law.

The presence, in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither "for" nor "against" a matter but are counted in the determination of a quorum. Several of our officers, directors and key employees holding 12,426,939 shares (representing approximately 66% of our outstanding common stock) have agreed with New Valley to be present at the meeting. Accordingly, we expect to have a quorum at the meeting even if no other shares are present.

How may I vote?

     You may vote your shares by mail. Date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need to be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.

How many votes are needed for approval of each matter?

     o The Stock Purchase Transactions must be approved by a majority of the votes cast at the meeting with respect to the proposal (Proposal 1).

     o The election of directors requires a plurality vote of the shares of common stock voted at the meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction of the securities holder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee's favor. As there are nine directors to be elected, the nine persons receiving the highest votes will be elected if nominees other than those nominated by the board are presented (Proposal 2).

     o The amendment to our articles of incorporation to change our name to "Ladenburg Thalmann Financial Services Inc."must be approved by a majority of the votes cast at the meeting with respect to the proposal (Proposal 3).

     o The amendment to our 1999 Performance Equity Plan to increase the number of shares we may issue under the plan must be approved by a majority of the votes cast at the meeting with respect to the proposal (Proposal 4).

     Abstentions and shares deemed present at the meeting but not entitled to vote with respect to all of the proposals (because of either shareholder withholding or broker non-vote) are not deemed voted and therefore will have no effect on such vote.

What should I read to understand the Stock Purchase Transactions?

     The information provided in the summary and in the "question and answer" format above is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this proxy statement carefully, including the attached appendices and the documents we refer to in this proxy statement.

         Security Ownership of Certain Beneficial Owners and Management

     As of the record date, 18,806,612 shares of our common stock were outstanding. Each share of common stock is entitled to one vote. The following table sets forth certain information as of the record date with respect to the beneficial ownership of our common stock before and after giving effect to the Stock Purchase Transactions, assuming the approval of the issuance of 18,181,818 shares of our common stock and $20 million aggregate principal amount of senior convertible promissory notes and assuming no issuances or conversions of other outstanding convertible securities prior to the proposed transactions, by (i) those persons or groups known to beneficially own more than 5% of our voting securities prior to the Closing Date, (ii) those persons or groups known to beneficially own more than 5% of our voting securities on and after the Closing Date, (iii) each director and director nominee, (iv) our chief executive officer and our other four most highly compensated executive officers whose compensation was $100,000 or greater for the fiscal year ended September 30, 2000, (v) all current directors and executive officers as a group and (vi) all directors and executive officers on and after the Closing Date as a group. Several of our officers, directors and key employees have agreed to vote an aggregate of 12,426,939 shares of our common stock owned by them in favor of approving the Stock Purchase Transactions and have given New Valley irrevocable proxies to vote these shares accordingly. New Valley may therefore be deemed to beneficially own these shares. For purposes of presentation, however, these shares are not included in New Valley's beneficial ownership prior to the Closing Date. Except as otherwise stated, the address of each of such persons is c/o GBI Capital Management Corp., 1055 Stewart Avenue, Bethpage, New York 11714.


                                           Beneficial ownership(1) of               Beneficial ownership of
                                            our common stock before              our common stock on and after
                                                the Closing Date                        the Closing Date
                                                ----------------                        ----------------
                                           Number of                               Number of
Name of Beneficial Owner                    Shares               Percent            Shares             Percent
------------------------                   --------              -------           --------            -------
Joseph Berland                                  3,989,814(2)(3)   21.2%                      0(4)         *
Richard J. Rosenstock                           3,989,814(5)(3)   21.2%              3,734,000(6)       10.1%
Mark Zeitchick                                  1,561,503(7)(3)    8.3%              1,463,441(7)       4.0%
Vincent Mangone                                 1,561,503(8)(3)    8.3%              1,463,441(9)       4.0%
David Thalheim                                 1,561,503(10)(3)    8.3%              1,463,441(11)      4.0%
Diane Chillemi                                    26,917(12)        *                  26,917(12)         *
Steven A. Rosen                                   60,000(13)        *                  60,000(13)         *
Benjamin D. Pelton                                60,000(13)        *                  60,000(13)         *
Kenneth Sperber                                   46,500(14)        *                  46,500(14)         *
New Valley Corporation(15)                             0           0%              21,589,465(16)       53.9%
Phillip Frost, M.D.(17)                          701,966          3.7%               6,251,966(18)      14.9%
Berliner Effektengesellschaft AG(19)                   0           0%               4,383,566(20)       11.6%
Bennett S. LeBow(21)                                   0           0%                       0(22)         0%
Howard M. Lorber(21)                                   0           0%                       0             0%
Victor M. Rivas(23)                                    0           0%                       0(24)         0%


                                       10

                                                         Beneficial ownership(1) of               Beneficial ownership of
                                                          our common stock before              our common stock on and after
                                                              the Closing Date                        the Closing Date
                                                              ----------------                        ----------------
                                                         Number of                               Number of
Name of Beneficial Owner                                  Shares               Percent            Shares             Percent
------------------------                                 --------              -------           --------            -------
All directors and executive officers as a group (8          11,296,051(25)      59.0%            12,939,765(27)       30.7%
persons prior to and 10 persons on and after the
Closing Date)(24)

*        Less than 1 percent

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The information concerning the shareholders is based upon information furnished to us by these shareholders. Except as otherwise indicated, all of the shares of common stock are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2) Includes 3,945,060 shares held of record by the Joseph Berland Revocable Living Trust Dated 4/16/97, of which Mr. Berland is the sole trustee and beneficiary, and 44,754 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Berland. Does not include 55,246 shares of common stock issuable upon exercise of options held by Mr. Berland that are not currently exercisable and will not become exercisable within the next 60 days.

(3) Messrs. Berland, Rosenstock, Zeitchick, Mangone and Thalheim have agreed to vote all the shares beneficially owned by them in favor of approving the Stock Purchase Transactions and have given New Valley irrevocable proxies to vote the shares accordingly.

(4) Does not include 55,246 shares of common stock issuable upon exercise of options held by Mr. Berland that are not currently exercisable and will not become exercisable within the next 60 days.

(5) Includes 3,945,060 shares held of record by The Richard J. Rosenstock Revocable Living Trust Dated 3/5/96, of which Mr. Rosenstock is sole trustee and beneficiary, and 44,754 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Rosenstock. Does not include 55,246 shares of common stock issuable upon exercise of options held by Mr. Rosenstock that are not currently exercisable and will not become exercisable within the next 60 days.

(6) Includes 3,689,246 shares held of record by The Richard J. Rosenstock Revocable Living Trust Dated 3/5/96 and 44,754 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Rosenstock. Does not include 55,246 shares of common stock issuable upon exercise of options held by Mr. Rosenstock that are not currently exercisable and will not become exercisable within the next 60 days.

(7) Includes 49,230 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Zeitchick. Does not include 50,770 shares of common stock issuable upon exercise of options held by Mr. Zeitchick that are not currently exercisable within the next 60 days.

(8) Includes 1,512,273 shares held of record by The Vincent A. Mangone Revocable Living Trust Dated 11/5/96, of which Mr. Mangone is sole trustee and beneficiary, and 49,230 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Mangone. Does not include 50,770 shares of common stock issuable upon exercise of options held by Mr. Mangone that are not currently exercisable and will not become exercisable within the next 60 days.

(9) Includes 1,414,211 shares held of record by The Vincent A. Mangone Revocable Living Trust Dated 11/5/96 and 49,230 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Mangone. Does not include 50,770 shares of common stock issuable upon exercise of options held by Mr. Mangone that are not currently exercisable and will not become exercisable within the next 60 days.

(10) Includes 1,512,273 shares held of record by The David Thalheim Revocable Living Trust Dated 3/5/96, of which Mr. Thalheim is sole trustee and beneficiary, and 49,230 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Thalheim. Does not include 50,770 shares of common stock issuable upon exercise of options held by Mr. Thalheim that are not currently exercisable and will not become exercisable within the next 60 days.

(11) Includes 1,414,211 shares held of record by The David Thalheim Revocable Living Trust Dated 3/5/96 and 49,230 shares of common stock issuable upon exercise of currently exercisable options held by Mr. Thalheim. Does not include 50,770 shares of common stock issuable upon exercise of options held by Mr. Thalheim that are not currently exercisable and will not become exercisable within the next 60 days.

(12) Includes 5,000 shares of common stock issuable upon exercise of currently exercisable options. Does not include 10,000 shares of common stock issuable upon exercise of options that are not currently exercisable and will not become exercisable within the next 60 days.

(13) Includes 60,000 shares of common stock issuable upon exercise of currently exercisable options.

(14) Includes 40,000 shares of common stock issuable upon exercise of currently exercisable options.

(15) The business address for New Valley is 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131.

(16) Includes 18,508,696 shares of our common stock and 3,080,769 shares of common stock issuable upon conversion of senior convertible promissory notes at an initial conversion price of $2.60 per share. These shares are held by Ladenburg, Thalmann Group, a wholly owned subsidiary of New Valley.

(17) The business address of Dr. Frost is c/o IVAX Corporation, 4400 Biscayne Boulevard, Miami, Florida 33137.

(18) Includes 1,251,966 shares of common stock and 5,000,000 shares of common stock issuable upon conversion of a senior convertible promissory note at an initial conversion rate of $2.00 per share. These shares are held by Frost-Nevada, Limited Partnership of which Dr. Frost is the sole limited partner. Dr. Frost is also the sole shareholder and an officer and a director of Frost-Nevada Corporation, the general partner of Frost-Nevada.

(19) The business address of Berliner is Kurfustendamm 119, 10711 Berlin,
     Germany.

(20) Includes 765,385 shares of common stock issuable upon conversion of senior convertible promissory notes at an initial conversion price of $2.60 per share.

(21) The business address of these individuals is c/o New Valley Corporation, 100 S.E. Second Street, Miami, Florida 33131.

(22) Excludes the shares of common stock beneficially owned by New Valley, of which the holder claims beneficial ownership.

(23) The business address of Mr. Rivas is c/o Ladenburg, Thalmann & Co. Inc., 590 Madison Avenue, New York, New York 10022.

(24) Does not include 1,000,000 shares of common stock issuable upon exercise of options that are not currently exercisable and will not become exercisable within the next 60 days.

(25) Prior to the Closing Date, this group included Joseph Berland, Richard J. Rosenstock, Mark Zeitchick, Vincent Mangone, Steven A. Rosen, Benjamin D. Pelton, Kenneth Sperber and Diane Chillemi. After the Closing Date, this group will include Victor M. Rivas, Howard M. Lorber, Bennett S. LeBow, Phillip Frost, Richard J. Rosenstock, Mark Zeitchick, Vincent Mangone, Diane Chillemi, ___________ and __________.

(26) Includes 352,968 shares of common stock issuable upon exercise of currently exercisable options. See notes 2, 5, 7, 8, 12, 13 and 14.

(27) Includes 148,214 shares of common stock issuable upon exercise of currently exercisable options and 5,000,000 shares of common stock issuable upon conversion of senior convertible promissory notes. See notes 6, 7, 9, 12 and 18. Excludes the shares of common stock beneficially owned by New Valley. See note 22.
                                       12

                                   PROPOSAL 1

                           Stock Purchase Transactions

     The following is a brief summary of certain provisions of the stock purchase agreement and the Stock Purchase Transactions. This summary does not purport to be complete and is qualified in its entirely by reference to the stock purchase agreement and the ancillary agreements, attached as Appendix A through Appendix H and incorporated herein by reference. Our shareholders are urged to read all of these agreements carefully.

     Pursuant to the terms of the stock purchase agreement and a separate stock purchase agreement between New Valley and one of our officers, New Valley will acquire ownership of approximately 50.1% of our common stock to be outstanding upon the Closing Date and Ladenburg, Thalmann & Co. will become our wholly owned subsidiary. Frost-Nevada has entered into several individual stock purchase agreements with certain of our employees, officers and directors pursuant to which they have agreed to sell, concurrently with the closing of the Stock Purchase Transactions, up to an aggregate of 550,000 shares of our common stock currently owned by them to Frost-Nevada, at $1.00 per share. As a result of its purchase of such stock and the convertible note it will be issued in making the loan to us as described below, Frost-Nevada, of which Dr. Phillip Frost is the sole limited partner and sole shareholder of the general partner, will beneficially own approximately 14.9% of the common stock to be outstanding after the Stock Purchase Transactions are completed.

     It is contemplated that the Stock Purchase Transactions will be consummated shortly after the meeting if shareholders approve this proposal, elect the nominees set forth under Proposal 2 and approve the change of our corporate name set forth under Proposal 3.

Parties to the Stock Purchase Transactions

     GBI Capital Management Corp.

     We are a holding company engaged in the retail and institutional securities brokerage business and provide investment banking and research services through our primary operating subsidiary, GBI Capital Partners, Inc. Our common stock is traded on the American Stock Exchange under the symbol GBC. GBI Capital Partners is registered as a broker-dealer with the Securities and Exchange Commission and is a member firm of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. GBI Capital Partners' business activities consist primarily of retail sales and trading of exchange listed and over-the-counter equity securities, options and mutual funds, as well as investment banking and research services. GBI Capital Partners currently has 385 registered representatives and 340 other full time employees.

     In November 1999, we expanded our operations to include money management services by establishing a private investment fund, GBI 1500 Focus Fund, L.P.,which invests its capital in publicly traded equity securities. At September 30, 2000, net partners' capital in this fund amounted to approximately $10,400,000. Our wholly-owned subsidiary, GBI Fund Management Corp., is the general partner of this fund and receives an annual management fee based on the net assets of the fund and an incentive fee based on the performance of the fund each year.

     We have also instituted wholesale trading operations in our Ft. Lauderdale, Florida office. We currently employ eleven traders and traders assistants who at March 1, 2001, made markets in approximately 1,000 securities and who also execute trades for institutional and high net worth investors.

     We were incorporated under the laws of the State of Florida on February 5, 1996. GBI Capital Partners was incorporated under the laws of the State of New York in August 1983. GBI Capital Partners became our wholly owned subsidiary on August 24, 1999 pursuant to a merger with FHGB Acquisition Corporation, our wholly owned subsidiary, with GBI Capital Partners surviving the merger. Our principal executive offices are located at 1055 Stewart Avenue, Bethpage, New York 11714 and our telephone number is (516) 470-1000.

     New Valley Corporation

     New Valley is principally engaged in the investment banking and brokerage business, though its operating subsidiary Ladenburg, Thalmann & Co., and the real estate business in Russia, through BrookeMil Ltd. and Western Realty. New Valley's common stock is listed on the Nasdaq Small Cap Market under the symbol NVAL and its warrants are listed on the Nasdaq SmallCap Market under the symbol NVALW. New Valley is controlled by Bennett S. LeBow and Vector Group Ltd. New Valley was incorporated under the laws of the State of Delaware on May 20, 1996. New Valley's principal executive offices are located at 100 S.E. Second Street, Miami, Florida 33131, and its telephone number is (305) 579-8000.

     New Valley was originally organized under the laws of New York in 1851 and operated for many years as Western Union Corporation. In 1991, bankruptcy proceedings were commenced against New Valley from which it emerged in January 1995. As part of the bankruptcy plan, New Valley sold the Western Union money transfer and messaging services businesses and all allowed claims in the bankruptcy were paid in full.

     Ladenburg, Thalmann Group Inc. is a wholly owned subsidiary of New Valley which directly or indirectly holds New Valley's equity interests in several companies, including an 80.1% interest in Ladenburg, Thalmann & Co. and all of the shares of Ladenburg, Thalmann International Ltd., which will be transferred to us at the Closing Date.

     Ladenburg, Thalmann Group was incorporated under the laws of the State of Delaware on April 19, 1995. Ladenburg, Thalmann Group's principal executive offices are located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 and its telephone number is (305) 579-8009.

     Ladenburg, Thalmann & Co. Inc.

     Ladenburg, Thalmann & Co. is a full service broker-dealer that has been a member of the New York Stock Exchange since 1879. It provides its services principally for middle market and emerging growth companies and high net worth individuals through a coordinated effort among corporate finance, research, capital markets, investment management, brokerage and trading professionals. Ladenburg, Thalmann & Co. is subject to regulation by the SEC, the New York Stock Exchange and the National Association of Securities Dealers. Ladenburg, Thalmann & Co. currently has 250 registered representatives and 104 other full time employees. Ladenburg, Thalmann & Co. was incorporated under the laws of the State of Delaware on December 3, 1971. Ladenburg, Thalmann & Co.'s principal executive offices are located at 590 Madison Avenue, New York, New York 10022 and its telephone number is (212) 409-2000.

     Ladenburg, Thalmann & Co.'s investment banking area maintains relationships with businesses and provides them with research, advisory and investor relations support. Services include merger and acquisition consulting, management of and participation in underwriting of equity and debt financing, private debt and equity financing, and rendering appraisals, financial evaluations and fairness opinions. Ladenburg, Thalmann & Co.'s listed securities, fixed income and over-the-counter trading areas trade a variety of financial instruments. Its client services and institutional sales departments serve more than 20,000 accounts worldwide and its asset management area provides investment management and financial planning services to numerous individuals and institutions.

     On May 31, 1995, New Valley acquired all of the outstanding shares of common stock and other equity interests of Ladenburg, Thalmann & Co. for $25.8 million, net of cash acquired, subject to adjustment. On December 23, 1999, New Valley sold a 19.9% interest in Ladenburg, Thalmann & Co. to Berliner. New Valley received approximately $10.2 million in cash and Berliner shares valued in accordance with the purchase agreement. There is presently no trading market for Ladenburg, Thalmann & Co.'s common stock.

     Berliner Effektengesellschaft AG

     Berliner is a public financial holding company with subsidiaries involved in securities trading, corporate finance, private banking and intermediate financing for stock exchange candidates in the free market (Freiverkehr), regulated market (Geregelter Markt) and the new market (Neuer Markt) of the Berlin and Frankfurt stock exchanges. In addition, Berliner is a market specialist for over 5,000 companies.

     Berliner was incorporated under the laws of Germany on _______. Berliner's principal executive offices are located at Kurfustendamm 119, 10711 Berlin, Germany, and its telephone number is 011-49-30- 8902-196 (when dialed from the United States).

     Frost-Nevada, Limited Partnership

     Frost-Nevada is a holding company that holds a wide variety of investments. Dr. Phillip Frost is the sole limited partner of Frost-Nevada. The general partner of Frost-Nevada is Frost-Nevada Corporation of which Dr. Frost is also the sole shareholder, and an officer and a director.

     Frost-Nevada was formed under the laws of Nevada on December 29, 1986. Frost-Nevada's principal executive offices are located at 3500 Lakeside Court, Suite 200, Reno, Nevada 89509 and its telephone number is _______.

Consideration

     As consideration for all of the outstanding common stock of Ladenburg, Thalmann & Co., we will be issuing to New Valley and Berliner:

     o    18,181,818 shares of our common stock;

     o    $10,000,000 principal amount of our senior convertible notes; and

     o $10,000,000 cash, which we intend to fund from the proceeds of the loan to us by Frost-Nevada. Of the $10,000,000 cash to be paid, $500,000 will be placed in escrow pursuant to an escrow agreement between us, Berliner and Continental Stock Transfer & Trust Company, as escrow agent, to secure Berliner's purchase price adjustment obligations described below and certain indemnification obligations described below under the section entitled "Indemnification."

All payments will be made in the proportion of 80.1% to New Valley and 19.9% to Berliner.

      New Valley will also transfer to us all of the common stock of Ladenburg Thalmann International Ltd., the investment advisor to the Societe Generale Ladenburg Thalmann Ukraine Fund, for no additional consideration. The investment manager of the Ukraine Fund, a closed end company incorporated in Guernsey with limited liability, is SG Asset Management Emerging Markets Limited. The fund's investment objective is to seek capital growth by investing primarily in companies in Ukraine, the securities of which appear, in the opinion of the investment manager, to be attractive either in relationship to their underlying assets, or from the standpoint of their potential long-term profit growth.

     If, on the Closing Date, the net worth of Ladenburg, Thalmann & Co. and its subsidiaries on a consolidated basis is less than $28.6 million, New Valley and Berliner are required to contribute to Ladenburg, Thalmann & Co. an amount in cash equal to the difference between the such amount and $28.6 million, and if the net worth of Ladenburg, Thalmann & Co. and its subsidiaries on a consolidated basis is greater than $30.6 million, we are required to pay to New Valley and Berliner, in cash, the difference between such amount and $30.6 million.

     The 18,181,818 shares of our common stock to be issued to New Valley and Berliner will represent approximately 49% of our common stock that will then be outstanding. Of the 18,181,818 shares to be issued, New Valley will be issued 14,563,636 shares and Berliner will be issued 3,618,182 shares. New Valley will also be purchasing 3,945,060 shares of our common stock pursuant to the Stock Purchase Agreement with Joseph Berland. As a result of these transactions, New Valley will own approximately 50.1% of our common stock to be outstanding on the Closing Date. Accordingly, after the Closing Date, New Valley will have the unilateral ability to approve most, if not all, of our corporate actions, including the election of directors and the appointment of officers. In addition, if New Valley and Berliner convert the full amounts of the senior convertible promissory notes to be issued to them, we will be required to issue an additional 3,846,154 shares of our common stock. On consummation of the Stock Purchase Transactions and assuming this conversion, New Valley will be the beneficial owner of 53.9% of our common stock and Berliner will be the beneficial owner of 11.6% of our common stock.

     Common Stock

     Our common stock became eligible for quotation on the NASD OTC Bulletin Board in October 1997 under the symbol FHAN. On August 24, 1999, we changed our name to GBI Capital Management Corp. and on August 25, 1999, our common stock began quotation on the NASD OTC Bulletin Board under the symbol GBIC. On April 14, 2000, our common stock began trading on the American Stock Exchange under the symbol GBC. The following table sets forth the high and low closing prices (for the AMEX) and last sale prices (for the OTC Bulletin Board) for the common stock as reported by Bloomberg for the periods specified.


Period                                          High($)           Low($)
------                                         --------           ------

Fiscal 2001

     Second Quarter (through 3/6/01)            3.15               2.00
     First Quarter (10/00 - 12/00)              2.75               2.25

Fiscal 2000

     Fourth Quarter (7/00-9/00)                 3.00               2.5625
     Third Quarter (4/00-6/00)                  3.50               2.50
     Second Quarter (1/00-3/00)                 3.375              2.625
     First Quarter  (10/99-12/99)               3.75               2.50

Period                                          High($)           Low($)
------                                         --------           ------

Fiscal 1999

     Fourth Quarter (7/99-9/99)                 4.875              2.875
     Third Quarter (4/99-6/99)                  5.125              2.75
     Second Quarter (1/98-3/99)                 3.00               2.375
     First Quarter  (10/98-12/98)               4.25               2.00

     On February 7, 2001, the last full trading day for which last sale information is available prior to the public announcement of the execution and delivery of stock purchase agreement, the closing price of our common stock as reported on the AMEX was $2.50. On ________, 2001, the most recent date for which it was practicable to obtain market price information prior to the printing of this proxy statement, the closing price was $____.

     On __________, 2001, there were [55] holders of record of our common stock. Based upon our last mailing to shareholders we believe there are over 500 beneficial owners of our common stock.

     To date, we have not paid or declared any dividends on our common stock. The payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current anticipated cash needs as well as any other factors that our board of directors may deem relevant. Our ability to pay dividends in the future also may be restricted by the obligations of GBI Capital Partners and Ladenburg, Thalmann & Co. (if the Stock Purchase Transactions are consummated) to comply with the net capital requirements imposed on broker-dealers by the SEC and the NASD. We do not intend to declare any dividends in the foreseeable future, but instead intend on retaining all earnings for use in our business.

     Terms of the Convertible Notes

     The notes to be issued to New Valley and Berliner will bear interest at a rate of 7-1/2% per annum, payable quarterly, and will be secured by a pledge of the shares of Ladenburg, Thalmann & Co.'s common stock we are purchasing under the stock purchase agreement pursuant to a pledge and security agreement between New Valley, Berliner, Frost-Nevada and U.S. Bank Trust National Association, as collateral agent. Principal on the notes will be payable on December 31, 2005. We do not have any right to make prepayments under the notes.

     Conversion

     The principal and accrued interest on the notes will be convertible, in whole or in part, at any time, at the election of the holder, into that number of shares of common stock determined by dividing the principal and interest to be converted by the "conversion price." The "conversion price" will initially be $2.60 and will be subject to anti-dilution adjustment for stock splits, dividends and similar events. If, during any period of 20 consecutive trading days, the closing sale price of our common stock is at least $8.00, the principal and all accrued interest on the notes will be automatically converted into shares of common stock at the conversion price then in effect.

     Change of Control

     If a change of control occurs, as defined in the notes, we must offer to purchase all of the outstanding notes at a purchase price equal to the unpaid principal amount of the notes and the accrued interest thereon.

     Default

     Following an event of a default, holders of notes may accelerate them, and interest on the unpaid principal amount of the notes will accrue at 15% per annum. For this purpose, an event of default will include:

     o a failure to make any payment of principal on the notes on the date required for the payment;

     o a failure to make any payment of interest on the notes or any other payment due under the notes or the pledge and security agreement described below within 10 days after it is due;

     o    certain events of bankruptcy or insolvency;

     o if we or Ladenburg, Thalmann & Co. default under certain circumstances with respect to any indebtedness of $250,000 or more for borrowed money;

     o if we fail to observe covenants in the notes or in the pledge agreement, subject to certain exceptions, and we do not cure the breach within 30 days after notice from the secured parties under the pledge agreement, or if the lien under the pledge agreement at any time not does constitute a first perfected lien on the collateral intended to be covered by the pledge agreement; or

     o if any judgment against us or Ladenburg, Thalmann & Co. in excess of $250,000 in the aggregate remains unpaid, or is not dismissed or stayed for 60 days or more, after its entry.

     Terms of the Frost-Nevada Loan

     The cash portion of the consideration to be paid to New Valley and Berliner will be obtained pursuant to a loan agreement between us and Frost-Nevada under which Frost-Nevada has committed to lend us $10,000,000. The loan is to be evidenced by a senior convertible promissory note which will rank pari passu in all respects to the notes issued to New Valley and Berliner. The note to be issued to Frost-Nevada will bear interest at a rate of 8-1/2% per annum. The note will have the same material terms as the notes issued to New Valley and Berliner, except that the conversion price of the note to be issued to Frost-Nevada will initially be $2.00. The note to be issued to Frost-Nevada will also be secured by a pledge of Ladenburg, Thalmann & Co.'s common stock under the same pledge agreement by which the New Valley and Berliner notes will be secured.

Background of and Reasons for the Stock Purchase Transactions

     In the latter part of 2000, our directors concluded that we needed to enlarge the size of our business and the scope of services we provide in order to maintain our viability as a participant in today's financial markets. In reviewing possible alternatives, we learned that New Valley and Berliner were considering the sale of their interests in Ladenburg, Thalmann & Co. Based on preliminary discussions between us and New Valley regarding a possible business combination in 1998 and again in 1999, Ladenburg, Thalmann & Co. was known to us as a high quality financial services firm of outstanding reputation that was one of the longest-standing member firms of the New York Stock Exchange, having become a member in 1879. In August 2000, we commenced negotiations with New Valley for an acquisition by us of the stock of Ladenburg, Thalmann & Co. Meetings with the principals of New Valley and Ladenburg, Thalmann & Co. led us to conclude that the combination of our business with that of Ladenburg, Thalmann & Co. could provide the desired enlargement of our business base that we believed was necessary. In October 2000, we engaged a financial advisor ("Prior Advisor") to assist us in our investigation and evaluation of Ladenburg, Thalmann & Co. and to provide an opinion regarding the fairness of the transaction to our shareholders from a financial point of view.

     The principal executives of the parties met a number of times and had numerous telephone conversations during October and early November 2000 and exchanged information about their respective businesses during this period. A term sheet outlining the material provisions of the proposed transaction and a confidentiality letter was signed on November 7, 2000. These terms provided that we would acquire all of the stock of Ladenburg, Thalmann & Co. for an agreed purchase price of $45 million, of which $30 million would be paid in cash at the closing, $7.5 million would be paid by the issuance of shares of our common stock and $7.5 million would be paid in the form of a convertible promissory note due on December 31, 2005. Drafting of the transaction documents was immediately begun.

     We also approached Dr. Phillip Frost to assist us in raising some of the cash that would be required to close the transaction. Dr. Frost, through several entities controlled by him, was one of our principal shareholders prior to the reorganization by which GBI Capital Partners Inc. was merged into our subsidiary in August 1999 to create our firm as it is presently structured. Dr. Frost indicated that he would be willing to provide up to $10,000,000 of the necessary cash as a loan through an entity controlled by him.

     Subsequent to the signing of the term sheet, executives of the parties met and had frequent telephone conversations in connection with the drafting of the transaction documents. On December 11, 2000, Richard Lampen, New Valley's executive vice president and general counsel, and Victor Rivas, Ladenburg, Thalmann & Co.'s chairman and chief executive officer, and their counsel met with Richard Rosenstock, our president, and Mark Zeitchick, our executive vice president, and our counsel to discuss issues raised in the course of drafting the documents. Howard Lorber, New Valley's president and chief operating officer, joined this meeting shortly prior to its conclusion.

     As negotiations continued, the structure of the transaction changed. Instead of paying $30 million in cash and $7.5 million in the form of a convertible promissory as initially proposed, we would now be paying $25 million cash and $12.5 million secured convertible promissory notes along with the $7.5 million common stock. On January 4, 2001, after several meetings during the latter part of 2000 in which the board considered the transaction, our board of directors met and unanimously authorized our executive officers to continue the negotiations and enter into definitive agreements encompassing the transaction in its new structure. The loan from Dr. Frost's entity was also unanimously approved, in the form of a secured convertible promissory note similar to those to be given to New Valley and Berliner. Representatives of the Prior Advisor were present at this meeting and made a presentation regarding the transaction at the board meeting and expressed their opinion that the transaction, as then structured, was fair to our shareholders from a financial point of view. Representatives of Graubard Miller, our outside general counsel, were also present to answer legal questions that were posed by our board.

     During the continued course of the discussions and due diligence investigations, it became apparent to the parties that the transaction, as originally structured, required more cash to be expended for the acquisition than might be prudent given the expected liquidity needs of the ongoing business. As a consequence, the transaction was restructured into its present form by substantially increasing the number of shares to be issued as part of the consideration and reducing the cash and notes to be issued. However, the Prior Advisor advised us that the greater number of shares to be issued under the revised structure could have a significant dilutive effect on our earnings per share and, accordingly, that it would be unable to render its opinion. We thereupon engaged Roth Capital Partners, LLC in late January 2001 to act as our financial advisor and render a fairness opinion if it concluded it could do so.

     The revised form of transaction was considered by our board of directors at a meeting on February 7, 2001. A representative of Roth Capital Partners was present at the meeting and expressed his opinion that the transaction, as restructured, was fair to our shareholders from a financial point of view. Representatives of Graubard Miller were again also present to answer legal questions that were posed by our board. In approving the revised form of transaction, the board considered various factors including, among other things:

     o    the change of control of our company and our new management;

     o    the direction our operations would take following the transaction;

     o the expanded broker base and increased order flow of the combined entities;

     o the possibility of offering a wider choice of markets for our customers;

     o    the increased debt that we would be incurring;

     o    the dilutive effect of the transaction on our existing shareholders;

     o the possibility of a loss of registered representatives as a result of the acquisition; and

     o    the interest of certain insiders in the transactions.

Based on the totality of the information available to the board, the transaction in its current form was unanimously approved and on February 8, 2001, we announced that definitive transaction documents were signed.

Fairness Opinion

     Roth Capital Partners has delivered its opinion dated February 8, 2001 to our board of directors that, based on the various considerations set forth in its opinion, the consideration we will pay in exchange for Ladenburg, Thalmann & Co.'s stock is fair to our shareholders from a financial point of view. The following is merely a summary of the material financial analyses used by Roth Capital Partners in coming to its conclusions and is not intended to be a complete description of the analyses performed by Roth Capital Partners.

     The full text of Roth Capital Partners' opinion, attached as Appendix H to this proxy statement, identifies assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. You are urged to read this opinion in its entirety.

     Roth Capital Partners, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Roth Capital Partners provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold our securities for its own account and for the accounts of customers.

         Pursuant to a letter agreement, dated January 28, 2001, we engaged Roth Capital Partners to act as our financial advisor in connection with our acquisition of Ladenburg, Thalmann & Co. We determined to use the services of Roth Capital Partners because it is a recognized investment banking firm that has substantial experience in similar transactions. The letter agreement provides that we will pay Roth Capital Partners an advisory fee of $150,000 and will reimburse Roth Capital Partners for its reasonable out-of-pocket expenses, including attorneys' fees. We have also agreed to indemnify Roth Capital Partners against certain liabilities, including various liabilities under the federal securities laws. Roth Capital Partners may provide investment banking services to the parties to the Stock Purchase Transactions in the future.

     Although the consideration to be paid by us for Ladenburg, Thalmann & Co.'s stock was initially determined by our board of directors, Roth Capital Partners came to the independent conclusion that the consideration was fair to our shareholders from a financial point of view as of the date of its opinion. In reaching its conclusions, Roth Capital Partners looked at various documents including:

     o    the various agreements surrounding the Stock Purchase Transactions;

     o the annual reports of our company and those of New Valley for the past two years;

     o    various quarterly reports of our company and New Valley;

     o certain audited and unaudited financial information for our company and Ladenburg, Thalmann & Co.; and

     o certain financial analyses for our company and Ladenburg, Thalmann & Co. prepared by each company's management.

Roth Capital Partners also held discussions with our senior management and that of Ladenburg, Thalmann & Co. regarding their assessment of the strategic rationale for, and the potential benefits of, the Stock Purchase Transactions, and the current business operations, financial condition, and future prospects of their respective companies. In addition, Roth Capital Partners:

     o compared certain financial and other information for Ladenburg, Thalmann & Co. and certain financial and stock market information for our company with similar information for other companies whose securities are publicly traded; and

     o reviewed the financial terms of various recent business combinations in the investment banking and brokerage industries as well as other industries.

Roth Capital Partners relied upon and assumed the accuracy and completeness of all of the financial and other information discussed with or reviewed by it for purposes of rendering its opinion. In addition, Roth Capital Partners did not make an independent evaluation or appraisal of the assets and liabilities, contingent or otherwise, of our company or Ladenburg, Thalmann & Co. or each company's subsidiaries and was not furnished with any such evaluation or appraisal. Roth Capital Partners provided its advisory services and opinion in order to aid our board of directors in determining whether the consideration to be paid by us under the Stock Purchase Transactions was fair from a financial point of view. Roth Capital Partners' opinion does not constitute a recommendation as to how any of our shareholders should vote with respect to the Stock Purchase Transactions.

     Roth Capital Partners used two different valuation methods in determining that the consideration to be paid by us pursuant to the Stock Purchase Agreement was fair to our shareholders from a financial point of view. For this purpose, Roth Capital Partners considered the value of the aggregate consideration we will pay pursuant to the Stock Purchase Agreement to be $61 million without taking into account any synergies that would result from the amalgamation of our operations with those of Ladenburg, Thalmann & Co. This amount consist of the following components:

     o the face amount of the senior convertible notes to be given by us to New Valley and Berliner;

     o the markekt value of our common stock to be issued in the transaction; and

     o    the cash portion of the consideration.

         The first analysis that Roth Capital Partners undertook was a comparable enterprise value analysis. In this analysis, Roth Capital Partners determined the enterprise value (market capitalization plus net debt) for a group of investment banks and brokerages it deemed comparable to us and Ladenburg, Thalmann & Co. based upon the closing price per share as of January 31, 2001, using publicly available information. Included in this group of companies were, among others, Morgan Keegan, First Albany Companies and Tucker Anthony Sutro. The theory underlying this analysis is that companies in the same industry with similar operating characteristics should have certain valuation benchmarks in common.

         In making this analysis, Roth Capital Partners calculated a series of multiples for the selected companies by dividing their enterprise values by their revenues, net income and book value for the year 2000 based upon publicly available research analysts' estimates. The average and median values for these companies were 1.22 and 1.12, 15.84 and 15.66 and 2.46 and 2.36, respectively. Applying these multiples to Ladenburg, Thalmann & Co.'s three year average revenues and net income and book value at December 31, 2000 yielded derived enterprise values for Ladenburg, Thalmann & Co. of $93.5 million and $86.2 million, $79.1 million and $78.2 million and $74.3 million and $71.1 million, respectively, which, our board of directors believes, compare favorably to the value of the aggregate consideration we will pay pursuant to the stock purchase agreement.

         The second analysis that Roth Capital Partners undertook was a comparable transaction analysis in which the aggregate consideration offered in comparable market transactions that were announced between April 1999 and December 2000 was compared to the revenues, net income and book values of the acquired companies. The theory underlying the comparable transaction analysis is that transactions that involve acquisitions of controlling interests in similar companies have similar valuation benchmarks. In the transactions considered by Roth Capital Partners, the average and median ratios for these comparisons were
2.53 and 1.92, 97.32 and 25.69 and 3.38 and 3.27, respectively. Applying these multiples to Ladenburg, Thalmann & Co.'s three year average revenues and net income and book value at December 31, 2000 yielded derived aggregate considerations of $194.8 million and $147.6 million, $485.9 million and $128.3 million and $102.0 million and $98.7 million, respectively, which, our board of directors believes, also compare favorably to the value of the aggregate consideration we will pay pursuant to the stock purchase agreement.

     The analyses performed by Roth Capital Partners were prepared solely for our board of directors in order to provide us with its opinion as to the fairness, from a financial point of view, of the total consideration proposed to be paid by us in the stock purchase agreement. These analyses are not appraisals and do not necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested. Because the analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Roth Capital Partners nor the parties to the Stock Purchase Transactions assume responsibility if future results are materially different from those forecast.

     As described above, Roth Capital Partner's opinion was just one of the many factors taken into account by our board of directors in making its determination to approve the Stock Purchase Transactions and the related transactions.

Exclusivity

     The agreement prohibits us from doing anything to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to:

     o a merger, consolidation, or other business combination involving us or any of our subsidiaries;

     o any acquisition or similar transaction involving the purchase of all or any significant portion of our or our subsidiaries' assets taken as a whole or 20% or more of our outstanding common stock;

     o the issuance of our common stock which would constitute, after issuance, 20% or more of our then outstanding common stock.

We may not provide any confidential information to or have any discussions with any person relating to or otherwise facilitate an alternative transaction. However, if we receive an unsolicited written proposal for any alternative transaction from a third party, we will be entitled to communicate with the third party and give the third party information about our company if:

     o our board of directors concludes in good faith that such proposal is reasonably likely to result in a transaction superior to the Stock Purchase Transactions. For purposes of this section, a superior transaction means any alternative transaction that:

          o relates to more than 50% of our outstanding common stock or the issuance or potential issuance of shares of our common stock that would constitute, after issuance, 50% or more of our common stock then outstanding or all or substantially all of our assets and the assets of our subsidiaries taken as a whole;

          o    is not conditioned on the receipt of financing;

          o is made by a person who our board of directors has reasonably concluded in good faith will have adequate sources of financing to, and will not encounter significant regulatory obstacles in order to, consummate the alternative transaction; and

          o is on terms that our board of directors determines in good faith, based on the written advice of a financial advisor of nationally-recognized reputation, taking into account all the terms and conditions of the alternative transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to our shareholders than the stock purchase agreement and the Stock Purchase Transactions taken as a whole.

     o our board of directors, based on the advice of outside counsel, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to our shareholders imposed by law;

     o we have entered into a confidentiality agreement with such party in customary form and having terms and conditions no less favorable to us than the one entered into in connection with the stock purchase agreement;

     o prior to furnishing information to, or entering into discussions with, such person, we provide written notice to New Valley and Berliner to the effect that we are furnishing information to, or entering into discussions with, such person, which notice shall identify such person and the proposed terms of the alternative transaction in reasonable detail; and

     o we keep New Valley and Berliner informed of the status of the alternative transaction and all material information with respect to any such discussions.

Termination

     The stock purchase agreement may be terminated only in the following limited circumstances:

     o    by mutual written consent of us, New Valley and Berliner;

     o by us or New Valley if any competent regulatory authority issues an order making illegal or otherwise restricting the transactions contemplated by the stock purchase agreement, and such order has become final and non-appealable;

     o by us or New Valley if the closing of the stock purchase agreement has not occurred by September 30, 2001 for any reason other than breach by the party seeking to terminate;

     o by New Valley if our board of directors (or any committee thereof) (a) fails to recommend or withdraws or modifies in a manner adverse to New Valley and Berliner its approval or recommendation of the stock purchase agreement and any of the transactions contemplated thereby,
          (b) recommends or takes no position with respect to a proposal for an alternative transaction or (c) following the public announcement of a proposal for an alternative transaction, fails to reconfirm its recommendation of the stock purchase agreement and the transactions contemplated thereby within five business days following a written request for such reconfirmation by New Valley; or

     o by us if our board of directors determines in good faith, based on advice of outside legal counsel, that failure to terminate the stock purchase agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to our shareholders under applicable law by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction, but only if we have complied with all of our obligations under the termination provisions of the stock purchase agreement. We may not terminate the stock purchase agreement for this reason until 48 hours have elapsed after delivery by us to New Valley of a written notice of such determination by our board of directors and we have paid to New Valley the termination fee and expenses described below.

If:

     o New Valley terminates the stock purchase agreement pursuant to the fourth bullet point above or we terminate the stock purchase agreement pursuant to the fifth bullet point above; or

     o either New Valley or we terminate the stock purchase agreement pursuant to the third bullet point above following the public announcement of a proposal for an alternative transaction by any person, and, within one year after such termination, we have entered into a binding agreement providing for the consummation of, or shall have consummated, an alternative transaction, we will be required to pay New Valley and Berliner a $1.75 million termination fee and to reimburse them for their out-of-pocket expenses incurred in connection with the stock purchase agreement. Other than this termination fee provision, there will be no liability following termination of the agreement absent a party's willful breach.

Certain Representations

     The stock purchase agreement contains various representations and warranties made by New Valley and Berliner, to us, and by us to them, including representations and warranties relating to:

     o the due incorporation, valid existence and good standing of the various parties;

     o the corporate power of the various parties to enter into the Stock Purchase Transactions;

     o the absence of conflicts between the Stock Purchase Transactions and the party's charter or bylaws, applicable laws, regulations, orders or other contracts;

     o    capitalization and stock ownership;

     o    customer complaints;

     o    governmental licenses;

     o    litigation;

     o    taxes;

     o consents, approvals and other actions necessary to perform the stock purchase agreement;

     o the absence of undisclosed changes to each party's business since December 31, 2000;

     o    compensation arrangements;

     o    financial statements;

     o    compliance;

     o    transactions with affiliates;

     o    benefit plans;

     o    insurance policies;

     o    intellectual property rights;

     o    property owned or leased;

     o    the absence of material undisclosed liabilities or obligations;

     o    certain brokerage matters; and

     o    the absence of any illegal or improper transactions.

     The representations and warranties in the stock purchase agreement concerning each party's taxes will survive for a period of two months after the expiration of the statute of limitations for each respective tax. The representations and warranties concerning each party's organization and capitalization and ownership of securities will survive without limitation as to time. All other representations and warranties contained in the stock purchase agreement will survive for a period of two years from the Closing Date.

Operations Pending Closing

     The stock purchase agreement contains covenants with respect to the operation of our business and that of Ladenburg, Thalmann & Co. until the closing, including the requirements that the companies conduct their operations in the ordinary course, not pledge, sell, transfer or dispose of any material property or rights, not make any distribution on their outstanding stock, not announce any general salary or benefit increase, not make any capital expenditures in excess of $100,000 in the aggregate, not amend their certificates of incorporation or bylaws and not merge or consolidate with another entity.

     Pursuant to the stock purchase agreement, we have agreed to cause Ladenburg, Thalmann & Co. to maintain directors' and officers' insurance coverage for a period of six years from the Closing Date.

     The stock purchase agreement also provides that we include in this proxy statement a recommendation by our board of directors stating that shareholders vote in favor of the Stock Purchase Transactions, the proposal to elect the nominees to our board of directors as set forth under Proposal 2 and the change of our corporate name as set forth under Proposal 3. We have also covenanted to use our reasonable best efforts to obtain the required shareholder approval for these transactions.

Enforcement Committee

     Pursuant to the stock purchase agreement, a committee comprised of Messrs. Rosenstock, Zeitchick and Rivas will make determinations as to whether any claim, demand, suit or action on our behalf should be instituted to enforce our rights under the agreement. If any member of this enforcement committee resigns or otherwise ceases to serve, his successor will be selected by the remaining members, except that if the member ceasing to serve is either Mr. Rosenstock or Mr. Zietchick, the other shall select the successor. Members of the enforcement committee must act in a manner consistent with the fiduciary duties of a director. No agreement executed in connection with the Stock Purchase Transactions can be amended without the approval of a majority of the members of the enforcement committee.

Indemnification

     Under the stock purchase agreement, we will indemnify and hold harmless New Valley and Berliner from and against, and reimburse them for, any amounts which may be sustained, suffered or incurred by them for loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements, incurred in, or as a result of, any action or proceeding, including third party claims, which arise or result from or in connection with, or are attributable to, the breach of any of our covenants, representations, warranties, agreements, obligations or undertakings contained in the stock purchase agreement. A claim for indemnification may be made for two years after the Closing Date. However:

     o with regard to any claim, demand, suit, proceeding or action brought as a result of a breach of the representations concerning our corporate existence and capitalization, New Valley and Berliner will be entitled to make a claim for indemnification without limitation as to time; and

     o with regard to any claim, demand, suit, proceeding or action brought as a result of a breach of the representations concerning our tax returns, taxes and audits, New Valley and Berliner will be entitled to make a claim for indemnification until two months after the expiration of the statute of limitations for each respective tax.

     Similarly, New Valley and Berliner will indemnify and hold us harmless, and after the Closing Date, will indemnify and hold Ladenburg, Thalmann & Co. harmless, from and against, and will reimburse us, and after the Closing Date, will reimburse Ladenburg, Thalmann & Co., for, any amounts which may be sustained, suffered or incurred by them for loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements, incurred in, or as a result of, any action or proceeding, including third party claims, which arise or result from or in connection with, or are attributable to:

     o the breach of any of New Valley's, Ladenburg, Thalmann & Co.'s and Berliner's covenants, representations, warranties, agreements, obligations or undertakings contained in the stock purchase agreement;

     o any claim, demand, suit, proceeding or action made against Ladenburg, Thalmann & Co. with respect to liabilities and obligations of any affiliate of Ladenburg, Thalmann & Co., for taxes as a result of Ladenburg, Thalmann & Co. being part of a consolidated group with such affiliate for federal, state or local income tax purposes, in each case in excess of any reserves therefor taken into account in determining the closing net worth of Ladenburg, Thalmann & Co.; and

     o the use of Ladenburg, Thalmann & Co.'s name after the Closing Date by any affiliate of New Valley other than us and our subsidiaries .

A claim for indemnification by us or, after the Closing Date, by Ladenburg, Thalmann & Co., may be made for two years after the Closing Date. However:

     o with regard to any claim, demand, suit, proceeding or action brought as a result of a breach of the representations concerning the corporate existence and capitalization of New Valley, Ladenburg, Thalmann & Co. and Berliner, we and, after the Closing Date, Ladenburg, Thalmann & Co., will be entitled to make a claim for indemnification without limitation as to time; and

     o with regard to any claim, demand, suit, proceeding or action brought as a result of a breach of the representations concerning taxes, we and, after the Closing Date, Ladenburg, Thalmann & Co., will be entitled to make a claim for indemnification until two months after the expiration of the statute of limitations for each respective tax.

None of the parties will be entitled to indemnification unless the aggregate of all amounts for which indemnity would otherwise be due exceeds $1,500,000 plus any unapplied portion of a specified reserve. If New Valley or Berliner is required to make a payment under this section, it may do so by delivery of an amount of senior convertible promissory notes obtained by the party in the Stock Purchase Transactions in a principal amount, together with accrued interest, equal to the amount of the required payment. Prior to the maturity of the notes, we will not be able to offset any claims we may have against New Valley or Berliner against amounts due under the notes.

Closing Conditions

     The obligations of the parties to consummate the stock purchase agreement and Stock Purchase Transactions are subject to the satisfaction of certain conditions including:

     o approval by our shareholders of the Stock Purchase Transactions, the election by our shareholders of the nominees listed below under Proposal 2 and the approval by our shareholders of the change of our corporate name described below under Proposal 3;

     o listing of the shares issuable in the Stock Purchase Transactions on the American Stock Exchange;

     o approval of regulatory authorities, including the New York Stock Exchange and the National Association of Securities Dealers Regulation, Inc.;

     o expiration of all required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

     o    obtaining any necessary third party consents; and

     o in our case, Ladenburg, Thalmann & Co. having, on the Closing Date, cash held at banks, marketable securities and net cash balances in proprietary accounts at clearing brokers in an amount not less than $18,000,000.

The absence of a breach of representations or covenants is not a condition to closing of the stock purchase agreement.

Non-Competition

     Pursuant to the stock purchase agreement, New Valley has agreed that it will not, and will cause all of its subsidiaries not to, during the 30-month period commencing on the Closing Date, within the United States, directly or indirectly:

     o engage in the broker-dealer business in any capacity (other than an owner of less than 5% of the shares of any publicly traded company);

     o hire or solicit for employment, other than general public solicitations not directed at any specific person or group, any employee of our company or any of our subsidiaries, or any person who was such an employee within six months of such hiring or solicitation; or

     o interfere with, disrupt or attempt to disrupt the relationship between Ladenburg, Thalmann & Co., our company or our subsidiaries and any of their lessors or customers.

This provision is not intended to prohibit New Valley and its affiliates from making investments for their own account or from owning our common stock or engaging in any transactions contemplated by the Stock Purchase Transaction documents.

Management and Operations After the Closing Date

     Following the Closing Date, Ladenburg, Thalmann & Co. and GBI Capital Partners intend to continue to be operated as separate wholly owned subsidiaries, at least initially. Ladenburg, Thalmann & Co. leases approximately 74,000 square feet of office space at its principal offices in New York pursuant to a lease that expires in June 2015. Ladenburg, Thalmann & Co. has subleased to a third party approximately 13,125 square feet of office space under a sublease which expires in October 2009. New Valley currently maintains office space at Ladenburg, Thalmann & Co.'s principal offices in New York. Following consummation of the Stock Purchase Transactions, New Valley will occupy the space it is currently using under a sublease from Ladenburg, Thalmann & Co. at no cost.

     Effective upon the Closing Date, Howard M. Lorber, president and chief operating officer of New Valley, will become our chairman and Victor M. Rivas, chairman and chief executive officer of Ladenburg, Thalmann & Co., will become our president and chief executive officer. Mr. Rivas will also retain his positions with Ladenburg, Thalmann & Co.

     In connection with the stock purchase agreement, each of our principal shareholders has entered into an amendment to his existing employment agreement with us and GBI Capital Partners, each dated August 24, 1999. Pursuant to these amendments, when the Stock Purchase Transactions are consummated:

     o Joseph Berland will resign from his positions with us and will become the executive vice president of corporate finance of GBI Capital Partners;

     o Richard J. Rosenstock will remain as GBI Capital Partner's president and will become its chief executive officer and our vice chairman and chief operating officer;

     o Mark Zeitchick will retain his current position with us and will become chairman of GBI Capital Partners; and

     o Vincent Mangone and David Thalheim will each retain their current positions with both companies.

In connection with the amendments to the employment agreements, we guaranteed all of GBI Capital Partner's obligations to make payments to these individuals under the original employment agreements and the amendments.

     Victor M. Rivas

     In connection with the stock purchase agreement, Ladenburg, Thalmann & Co. entered into a new employment agreement with Mr. Rivas pursuant to which, effective upon the Closing Date, he will be employed by Ladenburg, Thalmann & Co. as its chairman and chief executive officer and by us as our president and chief executive officer through August 24, 2004.

     The agreement provides for an annual base salary of $500,000 subject to periodic increases as determined by our board of directors. The agreement also provides for a guaranteed minimum annual bonus of $500,000. Mr. Rivas will be entitled to participate in our Annual Incentive Bonus Plan in accordance with the terms of the plan. Our compensation committee, however, may limit Mr. Rivas' participation in the Bonus Plan so that Mr. Rivas may not receive in excess of 32.5% of the bonus pool available under the plan. Mr. Rivas will also be entitled to receive an override (as defined in our Special Performance Incentive
Plan) in accordance with the terms of the Incentive Plan. Mr. Rivas' participation in the Incentive Plan may be limited by our compensation committee so that Mr. Rivas may not receive in excess of a certain percentage of our total consolidated revenues earned in each year of the agreement ranging from 0.6167% for revenues up to $150,000,000 to 0.5% for revenues over $270,000,000.

     The agreement also provides that, on the Closing Date, Mr. Rivas will be granted options to purchase 1,000,000 shares of our common stock, 300,000 of which will be issued under our 1999 Performance Equity Plan. The options will vest in three annual installments commencing on the first anniversary of the Closing Date. The options provide that if a change of control occurs, all options not yet vested will vest and become immediately exercisable.

     Under the agreement, provided that Ladenburg, Thalmann & Co. has made and is continuing to make all required payments to Mr. Rivas under the new employment agreement, Mr. Rivas will not, for a period commencing on the date of Mr. Rivas' termination and ending on the earlier of 12 months from such date and August 24, 2004, directly or indirectly:

     o solicit, hire or contact any prior (within six months) or then current employee of Ladenburg, Thalmann & Co., us or GBI Capital Partners nor any of their subsidiaries;

     o solicit or transact any business with any prior (within six months of termination) or then current customer or client of Ladenburg, Thalmann & Co., us or GBI Capital Partners nor any of their subsidiaries; or

     o engage or have any financial interest in any business which is in competition with any business of ours or our subsidiaries.

Ladenburg, Thalmann & Co. has also agreed to continue to maintain directors' and officers' indemnification and insurance policies as described below under the section entitled "- Interest of Certain Parties."

     Joseph Berland

     We have entered into an amendment to Joseph Berland's existing employment agreement pursuant to which, effective on the Closing Date, Mr. Berland will be employed by GBI Capital Partners as executive vice president of corporate finance until the second anniversary of the Closing Date. The amendment provides for an annual base salary of $180,000. Pursuant to the amendment, Mr. Berland will continue to participate in our Bonus Plan and Incentive Plan as provided in Mr. Berland's original employment agreement until the end of the commission month in which the Closing Date occurs. Thereafter, Mr. Berland will not be entitled to participate in the Bonus Plan and the Incentive Plan. The amended agreement contains non-solicitation provisions similar to those described above for Mr. Rivas but allows Mr. Berland to deal with any of his prior or then existing customers or clients without any restriction.

     Richard J. Rosenstock

     We have entered into an amendment to Richard Rosenstock's existing employment agreement pursuant to which, effective on the Closing Date, Mr. Rosenstock will be employed by us as our vice chairman and chief operating officer and by GBI Capital Partners as its president and chief executive officer until August 2004. The amendment provides for an annual base salary of $500,000. Mr. Rosenstock will be entitled to a minimum annual guaranteed bonus of $250,000, prorated for partial years. Pursuant to the amendment, Mr. Rosenstock will continue to participate in our Bonus Plan and Incentive Plan as provided in Mr. Rosenstock's original employment agreement until the last day of the commission month in which the Closing Date occurs. Thereafter, Mr. Rosenstock will be entitled to participate in the Bonus Plan in accordance with the terms of such plan but will not be entitled to participate in the Incentive Plan. Mr. Rosenstock's participation in the Bonus Plan may be limited by our compensation committee so that Mr. Rosenstock may not receive in excess of 22.5% of the bonus pool available under the plan. The amendment to Mr. Rosenstock's agreement contains the same non-competition clauses as Mr. Rivas' agreement.

     Vincent Mangone and Mark Zeitchick

     We have entered into amendments to Messrs. Mangone's and Zeitchick's existing employment agreements pursuant to which, effective on the Closing Date, each will continue to be employed by us and GBI Capital Partners as an executive vice president until August 2004. In addition, Mr. Zeitchick will become chairman of GBI Capital Partners. Each individual's salary will remain at $120,000. Pursuant to the amendments, commencing October 1, 2000 and ending on the Closing Date, Messrs. Mangone and Zeitchick will continue to participate in our Bonus Plan and Incentive Plan as provided in their original employment agreements. Thereafter, each will be entitled to participate in the Bonus Plan and Incentive Plan in accordance with the terms of each such plan. However, neither may receive in excess of 22.5% of the bonus pool available under the Bonus Plan and in excess in excess of a certain percentage of our total consolidated revenues earned in each year of the agreement ranging from 0.6167% for revenues up to $150,000,000 to 0.5% for revenues over $270,000,000. The amendments contain the same non- competition clauses as Mr. Rivas' agreement.

     David Thalheim

     We have entered into an amendment to Mr. Thalheim's existing employment agreement pursuant to which, effective on the Closing Date, Mr. Thalheim will continue to be employed by us and GBI Capital Partners as administrator until the second anniversary of the Closing Date. The amendment provides for annual base compensation of $200,000. Pursuant to the amendment, Mr. Thalheim will continue to participate in our Bonus Plan and Incentive Plan as provided in Mr. Thalheim's original employment agreement until the end of the commission month in which the Closing Date occurs. Thereafter, Mr. Thalheim will not be entitled to participate in the Bonus Plan and the Incentive Plan. The amendment contains the same non-competition clauses as Mr. Rivas' agreement.

Interest of Certain Parties

     A number of our directors, officers and key employees have interests in the Stock Purchase Transactions different from those of our other shareholders. In connection with the stock purchase agreement, we entered into the employment agreement with Victor Rivas and entered into amendments to the existing employment agreements with Messrs. Berland, Rosenstock, Mangone, Zeitchick and Thalheim as described above.

     Concurrently with execution of the stock purchase agreement, Joseph Berland, our chairman and chief executive officer, has entered into a stock purchase agreement with New Valley, pursuant to which he will sell, concurrently with the closing of the Stock Purchase Transactions, all of the 3,945,060 shares of our common stock that he currently owns to New Valley for $1.00 per share.

     Messrs. Rosenstock, Mangone, Zeitchick and Thalheim have entered into individual stock sale agreements pursuant to which they have agreed to sell, concurrently with the closing of the Stock Purchase Transactions, shares of our common stock currently owned by them to Frost-Nevada for $1.00 per share as follows:

     o Richard J. Rosenstock, our president and chief operating officer, has agreed to sell up to 255,814 shares of our common stock; and

     o Vincent Mangone and Mark Zeitchick, executive vice presidents, and David Thalheim, our administrator, have each agreed to sell up to 98,062 shares of our common stock.

In connection with the sales, our board waived certain lock-up agreements between us and the individuals pursuant to which the individuals had agreed that they would not, without the board's prior written consent, until August 2001, sell, transfer or otherwise dispose of any of their shares of our common stock. Additionally, we entered into an Investor Rights Agreement under which these individuals received certain registration rights, tag-along rights and rights to elect directors as described below.

     The stock purchase agreement also provides that we and Ladenburg, Thalmann & Co. will maintain directors' and officers' liability insurance policies for each of our directors and officers that are currently in effect to the extent that these policies provide coverage for our directors and officers with respect to claims arising from facts or events that occur prior to the Closing Date. However, we are not required to maintain these policies to the extent that the annual premiums of these policies exceed 200% of the annual premiums currently paid by us for these policies.

     In coming to its conclusions, Roth Capital Partners, financial advisor to our board of directors in connection with the Stock Purchase Transactions, was aware of these differing interests and considered them when determining that the total consideration to be paid by us was fair to our shareholders from a financial point of view. Our board of directors was also aware of these differing interests when approving the Stock Purchase Transactions.

Proxy and Voting Agreement

     Concurrently with the signing of the stock purchase agreement, New Valley, Berliner and Messrs. Berland, Mangone, Zeitchick, Rosenstock and Thalheim entered into a proxy and voting agreement. Pursuant to the agreement, Messrs. Berland, Mangone, Zeitchick, Rosenstock and Thalheim have agreed:

     o prior to the Closing Date, not to transfer any of the total of 12,426,939 shares of our common stock currently owned by them, representing approximately 66% of our outstanding stock, as well as any additional shares of our common stock acquired by them prior to the Closing Date; and

     o to vote these shares in favor of the Stock Purchase Transactions and any other matter that may be necessary for the consummation of the stock purchase agreement and the related transactions.

     Each of these individuals delivered an irrevocable proxy to New Valley to vote such shares in accordance with the agreement. The proxies expire on the approval of the Stock Purchase Transactions or the earlier termination of the stock purchase agreement in accordance with its terms. Additionally, each of these individuals agreed not to initiate, solicit or encourage any alternative transaction that may be proposed and to vote against any such alternative transaction if proposed. However, each of these individuals may take various actions necessary to avoid breaching his fiduciary obligations as permitted under the stock purchase agreement.

Investor Rights Agreement

     Concurrently with the signing of the stock purchase agreement, we entered into an investor rights agreement with New Valley, Berliner, Frost-Nevada and Messrs. Rosenstock, Mangone, Zeitchick and Thalheim.

     Registration Statement

     We have agreed, no later than six months from the Closing Date, to have declared effective a registration statement under the Securities Act of 1933, as amended, with the SEC registering for resale:

     o the shares of common stock issued to New Valley and Berliner under the stock purchase agreement;

     o the shares of common stock underlying the convertible notes to be issued to New Valley, Berliner and Frost-Nevada; and

     o any additional shares of our common stock issued or distributed by reason of a dividend, stock split or other distribution in respect of such shares.

Additionally, Messrs. Rosenstock, Mangone, Zeitchick and Thalheim have the right to require us to include any of their shares in this registration statement. We must use our best efforts to have the registration statement declared effective by the SEC and kept current and effective until all the common stock covered by the registration statement is sold or can be sold freely under an appropriate exemption without limitation.

     In connection with these registration rights, we agreed to indemnify the selling shareholders and related persons against losses resulting from violations of the securities laws.

     Tag Along Rights

     If New Valley proposes to transfer more than 5% of our common stock to any person not a party to the agreement, it must generally give written notice to each of Frost-Nevada and Messrs. Rosenstock, Mangone, Zeitchick and Thalheim and permit them to join in the proposed sale pro rata with respect to our common stock owned by them.

     Holdback Agreement

     On a firm commitment underwriting of our common stock, and on the request of the managing underwriter, the parties agreed that they will not sell, assign, transfer or pledge any shares of our common stock for a period of at least 180 days from the date the registration statement becomes effective.

     Board Nominees

     Until such time as Messrs. Rosenstock, Mangone, Zeitchick and Thalheim collectively own less than 10% of our common stock, they have the right to nominate three individuals reasonably acceptable to us for election to our board of directors. Pursuant to this right, we have agreed to take all actions necessary to appoint Messrs. Zeitchick, Mangone and Rosenstock to our board of directors.

     Right of First Refusal

     Between the Closing Date and December 31, 2005, if either Berliner or Frost-Nevada proposes to sell, transfer or otherwise dispose of any of its note or shares of common stock underlying the note, such party must give New Valley at least one business day's prior written notice of such sale or transfer. New Valley will have the right to purchase any or all of such shares proposed to be sold or transferred on the proposed terms.

No Dissenter's Rights

     Under Florida law, our shareholders will not be entitled to dissenter's rights in connection with the Stock Purchase Transactions.

Accounting Treatment

     The acquisition of Ladenburg, Thalmann & Co. will be accounted for under the purchase method as a reverse acquisition (an acquisition by Ladenburg, Thalmann & Co. of us) as Ladenburg, Thalmann & Co.'s stockholders will beneficially hold a majority of our outstanding common stock after the Closing Date. As a result of the reverse acquisition accounting treatment, on consummation of the Stock Purchase Transactions, Ladenburg, Thalmann & Co.'s historical financial statements will become ours. Ladenburg, Thalmann & Co. is a calender year reporting company which means that its fiscal year ends December 31 of each year. Thus, upon the Closing Date, we will become a calendar year reporting company and our fiscal year end will change from September 30 to December 31.

     Additionally, it is anticipated that upon consummation of the Stock Purchase Transactions, we will retain PricewaterhouseCoopers LLP, currently Ladenburg, Thalmann & Co.'s and New Valley's accountants, as our principal accountants. The change in accounting firms from our current accountants, Goldstein Golub & Kessler LLP, to PricewaterhouseCoopers is a direct result of the reverse acquisition. During Goldstein Golub & Kessler's engagement as our principal accountants and through the date of this proxy statement, there have been no disagreements with Goldstein Golub & Kessler on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Additionally, we have not had any disagreements with Goldstein Golub & Kessler on these matters at any prior time.

     Representatives of Goldstein Golub & Kessler LLP, our current principal accountants, and of PricewaterhouseCoopers, our anticipated principal accountants upon consummation of the Stock Purchase Transactions, are expected to be present at the meeting and will have the opportunity to make statements if they desire to do so and are expected to be available to respond to appropriate questions.

Regulatory and Other Consents and Approvals

     Pursuant to the terms and conditions of the stock purchase agreement, the parties have agreed to use their best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and other regulatory bodies and officials that are required for the consummation of the Stock Purchase Transactions and the related transactions, including the SEC, the New York Stock Exchange, the American Stock Exchange, National Association of Securities Dealers Regulation, Inc., the Department of Justice and the Federal Trade Commission and other self-regulatory agencies having jurisdiction. The parties have agreed to cooperate fully with each other in connection with obtaining government approvals and making any required filings including any necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act.

     The Hart-Scott-Rodino Act requires that the parties give certain information to the Antitrust Division of the Department of Justice and the Federal Trade Commission. After this submission, a waiting period must expire or be terminated before the Stock Purchase Transactions can be completed. With respect to the acquisition by us of the common stock of Ladenburg, Thalmann & Co., the required filings were made in November 2000 and the waiting period expired in December 2000. With respect to New Valley's beneficial ownership of our common stock, the required filings were made in _______ 2001 and the waiting period is scheduled to terminate in _________ 2001.


         OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE STOCK PURCHASE TRANSACTIONS AND BELIEVES THAT THEY ARE FAIR TO, AND IN THE BEST INTERESTS OF, OUR SHAREHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE STOCK PURCHASE TRANSACTIONS.

                           Comparative Per Share Data

     The following tables set forth unaudited data concerning the net income, dividends and book value per share for us and Ladenburg, Thalmann & Co. (i) on a combined pro forma basis after giving effect to the Stock Purchase Transactions and (ii) on a historical basis. The following comparative per share data should be read in conjunction with our consolidated financial statements and the financial statements of Ladenburg, Thalmann & Co. and the Unaudited Pro Forma Condensed Financial Information, all appearing elsewhere in this proxy statement.


Pro Forma Combined for Our Company and                       Year Ended
Ladenburg, Thalmann & Co.                                     12/31/00
                                                              --------
Net income per share (basic)......................            $ 0.21
Net income per share (diluted)                                  0.19
Dividends paid per share..........................              0.00
Book value per share at end of period.............              1.62
Weighted average common and equivalent
    shares (basic)................................          36,988,430
Weighted average common and equivalent
    shares (diluted)..............................          45,835,321

GBI Capital Management Inc.'s Historical

Net income (loss) per share.......................           $ 0.31
Dividends paid per share..........................             0.00
Book value per share at end of period.............             1.05
Weighted average common and equivalent shares.....          18,806,612

Ladenburg, Thalmann & Co. Historical

Net income (loss) per share.......................           $ 0.91
Dividends paid per share..........................             0.00
Book value per share at end of period.............             5.41
Weighted average common and equivalent shares.....           5,600,000

---------------------------

                   LADENBURG THALMANN FINANCIAL SERVICES INC.
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                December 31, 2000
                             (Dollars in thousands)


         The Unaudited Pro Forma Condensed Consolidated Statement of Operations and Balance Sheet of Ladenburg Thalmann Financial Services Inc. for the year ended and as of December 31, 2000 have been prepared giving effect to the Stock Purchase Transactions. The unaudited Pro Forma Condensed Consolidated Statement of Operations gives effect to the Stock Purchase Transactions as if they occurred on January 1, 2000. The unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared to give effect to the Stock Purchase Transactions as if they had occurred on December 31, 2000.

         The unaudited pro forma financial information has been prepared accounting for the Stock Purchase Transactions as a reverse acquisition under the purchase method of accounting. For a more detailed discussion of the accounting treatment, see the section entitled "Stock Purchase Transactions - Accounting Treatment."

         The unaudited pro forma financial information do not purport to show the results which would actually have occurred had such transactions been completed as of the date and for the period presented or which may occur in the future. The unaudited pro forma financial information should be read in conjunction with the financial statements of Ladenburg Thalmann & Co. and our company, appearing elsewhere in this proxy statement.

                   LADENBURG THALMANN FINANCIAL SERVICES INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                                December 31, 2000
                             (Dollars in thousands)


                                                                                                 Ladenburg
                                                                                                 Thalmann
                                                                                                 Financial
                                                                 GBI            Pro Forma        Services
                                              LT&Co.(a)      Capital(b)      Adjustments(c)      Pro Forma
                                              ----------     ----------     ---------------      ----------
                  Assets

Cash and cash equivalents...........           $  3,927      $  5,193                           $    9,120
Securities owned, at market value...             20,946         2,382                               23,328
Due from clearing brokers...........             10,125         8,579                               18,704
Exchange memberships owned, at
    acquisition cost................              1,505            --                                1,505
Furniture, equipment and leasehold
    improvements, net...............              6,544         4,113                               10,657
Deferred tax assets.................              2,050         1,326                                3,376
Restricted assets...................                 --         1,494                                1,494
Intangible assets...................                176            --              30,958           31,134
Other assets........................              5,081         3,773                                8,854
                                                -------       -------         -----------        ---------

        Total assets................            $50,354       $26,860             $30,958         $108,172
                                                 ======        ======              ======          =======

   Liabilities and Stockholders' Equity

Securities sold, but not yet purchased,
    at market value.................           $  3,570      $  1,020                           $    4,590
Accrued expenses and other
    Liabilities.....................             10,759         6,085               1,000           17,844
Deferred rent credit................              5,725            --                                5,725
Convertible notes payable...........                 --            --              20,000           20,000
                                            -----------    ----------              ------           ------

        Total liabilities...........             20,054         7,105              21,000           48,159
                                                 ------       -------             -------         --------

Stockholders' equity:
    Common stock....................                 56             2                 (54)               4
    Paid in capital.................             38,928         7,532              22,233           68,693
    Accumulated deficit.............             (8,684)       12,221             (12,221)          (8,684)
                                                -------        ------             -------        ---------

        Total stockholders' equity..             30,300        19,755               9,958           60,013
                                                 ------        ------               -----         --------

        Total liabilities and
            stockholders' equity....            $50,354       $26,860             $30,958         $108,172
                                                 ======        ======              ======          =======


The accompanying notes are an integral part of these condensed financial statements

                   LADENBURG THALMANN FINANCIAL SERVICES INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      Twelve Months Ended December 31, 2000
                             (Dollars in thousands)

                                                                                                 Ladenburg
                                                                                                 Thalmann
                                                                                                 Financial
                                                                 GBI            Pro Forma        Services
                                              LT&Co.(a)      Capital(b)        Adjustments       Pro Forma
                                              ---------      ----------       --------------     -----------
Revenues:
    Commissions.........................         $33,067       $104,459                            $137,526
    Investment banking fees.............          15,937             --                              15,937
    Net gain on principal transactions..          28,275             --                              28,275
    Dividends and interest..............           5,240          3,010                               8,250
    Syndications and underwritings......             417          4,432                               4,849
    Investment advisory fees............           3,109             --                               3,109
    Other...............................           3,539            138                               3,677
                                                 -------      ---------       -----------         ---------

        Total revenues..................          89,584        112,039                             201,623
                                                  ------        -------       -----------           -------

Expenses:
    Compensation and benefits...........          56,222         70,838                             127,060
    Clearance and floor brokerage.......           5,037          6,981                              12,018
    Communications and market data......           4,874          4,185                               9,059
    Occupancy...........................           5,596          7,038                              12,634
    Professional fees...................           2,557          2,862                               5,419
    Interest............................             223             --             1,600(d)          1,823
    Amortization of intangible assets...              16             --             2,064(e)          2,080
    Other...............................           8,847         10,005                              18,852
                                                 -------       --------         ---------          --------

        Total expenses..................          83,372        101,909             3,664           188,945
                                                  ------        -------            ------           -------

        Income before income tax
            expense.....................           6,212         10,130            (3,664)           12,678

Income tax expense (benefit)............           1,121          4,347              (640)(f)         4,828
                                                 -------      ---------         ---------         ---------

        Net income......................        $  5,091     $    5,783           $(3,024)       $    7,850
                                                 =======      =========            ======         =========

Income per Common Share (basic).........       $   0.91       $    0.31                          $     0.21
                                                =======        ========                           =========

Number of shares used in computation....      5,600,000      18,806,612        12,581,818(g)     36,988,430
                                              =========     ==========         ==========        ==========

Income per Common Share (diluted).......       $   0.91       $    0.31                          $     0.19
                                                =======        ========                           =========

Number of shares used in computation...       5,600,000     18,807,349         21,427,972(g)    45,835,321
                                              =========     ==========         ==========       ==========


The accompanying notes are an integral part of these consolidated financial statements

                   LADENBURG THALMANN FINANCIAL SERVICES INC.
  UNAUDITED NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)


(a) Reflects the historical financial position of Ladenburg Thalmann & Co. at December 31, 2000.

(b) Reflects the historical financial position of GBI Capital Management at December 31, 2000.

(c) Pro forma adjustments to record the Stock Purchase Transaction as of December 31, 2000 reflect:

       o an increase in paid in capital of $47,017 relating to the issuance of 18,806,612 shares of GBI Capital Management common stock. The GBI Capital Management Inc. stock was valued based on a price per share of $2.50, which was the average market price of GBI Capital Management Inc. stock a few days before and after the transaction was announced;

       o an increase in accrued expenses and a corresponding increase in goodwill and other intangible assets of approximately $1,000 relating to the incurrence of transaction costs by Ladenburg Thalmann & Co. and GBI Capital Management Inc.;

       o an increase in stockholders' equity of $2,696 to recognize the value of the 1,664,113 stock options presently outstanding to GBI employees, based on a weighted average fair value of $1.62 per option. The fair value of the options was determined using the Black-Scholes option pricing model and was based on the following weighted-average assumptions: expected volatility of 89.81%; expected lives of 5 years; a risk-free interest rate of 4.90%; and no expected dividend yield or forfeiture.

       o a decrease of $20,000 in stockholders' equity relating to the issuance of $10,000 of convertible notes and the payment of $10,000 of cash to the stockholders of Ladenburg Thalmann & Co. as part of the consideration in the Stock Purchase Transactions;

       o a decrease in stockholders' equity of $19,755 relating to the elimination of GBI Capital Management's historical stockholders' equity; and

       o the preliminary allocation of the excess of the purchase price, including transaction costs, over the book value of the net assets acquired to goodwill and other intangible assets in the amount of $30,958.

                   LADENBURG THALMANN FINANCIAL SERVICES INC.
             UNAUDITED NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS - (Continued)
                             (Dollars in thousands)

         The final allocation of the purchase price will be determined after the completion of the Stock Purchase Transactions and will be based on a comprehensive final evaluation of the fair value of GBI Capital Management's tangible and identifiable intangible assets acquired and liabilities assumed, at the time of the closing of the Stock Purchase Transactions. The preliminary allocation is summarized in the following table:

             Calculation of Purchase Price:

               Common stock......................................     $47,017
               Stock options.....................................      2,696
               Transaction costs.................................      1,000
                                                                     -------

                   Total purchase price..........................    $50,713
                                                                      ======
             Allocation of Purchase Price:

               Assets:
                 GBI Capital Management Inc.'s historical assets..    $26,860
                 Goodwill and other intangible assets.............     27,262
                 Stock options....................................      2,696
                 Transaction costs................................      1,000

               Liabilities:
                 GBI Capital Management Inc.'s historical liabilities  (7,105)
                                                                      -------

                   Total purchase price..........................     $50,713
                                                                       ======

         GBI Capital Management's other assets and liabilities have not been adjusted because their cost approximates fair value in all material respects.

         A reconciliation of the above adjustments to reflect the Stock Purchase Transactions is set forth below:

                                             Allocation                                                Elimination
                    Issuance    Increase     of Excess     Fair Value   Issuance of   Reclassification  of GBI's      Total Pro
                    of         in Accrued     Purchase       of GBI     Convertible    of LT & Co.'s   Historical       Forma
                    Common      Expenses       Price         Stock         Notes          equity         Equity      Adjustments
                      Stock                                 Options
Goodwill                          $ 1,000    $ 27,262         2,696                                                   $ 30,958
Accrued                             1,000                                                                                1,000
liabilities
Convertible notes                                                          20,000                                       20,000
Common stock                                                                                 (52)            (2)           (54)
Paid in capital      47,017                                   2,696       (20,000)            52         (7,532)        22,233
Accumulated                                                                                             (12,221)       (12,221)
   Deficit

                   LADENBURG THALMANN FINANCIAL SERVICES INC.
             UNAUDITED NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS - (Continued)
                             (Dollars in thousands)

(d) Pro forma adjustments to record the issuance in the Stock Purchase Transactions of $20,000 of convertible notes payable, bearing a weighted average interest rate of 8%, result in an increase of $1,600 in interest expense for the year ended December 31, 2000.

(e) Pro forma adjustments to record the Stock Purchase Transactions for the year ended December 31, 2000 result in an increase of $2,064 in amortization of goodwill and other intangible assets relating to the amortization of the excess of the purchase price over the book value of net assets acquired, which has been allocated to goodwill and other intangible assets and is amortized on a straight-line basis over a 15-year period.

(f) Pro forma adjustment to reflect income tax impact of interest expense deduction at statutory rate of 40%.

(g) Reflects the effective recapitalization of Ladenburg Thalmann & Co. common stock into equivalent shares of GBI Capital common stock. Diluted shares include 8,846,154 additional shares issuable upon conversion of convertible notes payable.

              SELECTED FINANCIAL DATA OF LADENBURG, THALMANN & CO.


       The selected historical financial data of Ladenburg Thalmann & Co. has been derived from the audited historical consolidated financial statements and related notes of Ladenburg Thalmann & Co., Inc. for each of the five years ended December 31, 2000, 1999, 1998, 1997 and 1996. The historical data is only a summary and you should read it in conjunction with the historical financial statements attached to this document as Appendix J(2).

                                                            For the year ended December 31,
                                    -------------------------------------------------------------------------------
                                       2000           1999            1998              1997               1996
                                       ----           ----            ----              ----               ----
                                                (in thousands, except share, per share and Other Data)
                                                                  (Unaudited)
Statement of Operations Data:


Revenues.......................     $ 89,584         $ 77,171        $ 66,569           $ 56,197         $ 71,960
Expenses.......................       83,372           74,107          72,741             67,654           72,305
Income before income taxes.....        6,212            3,064          (6,172)           (11,458)            (345)
Net income (loss)..............        5,091            4,007          (6,175)           (10,272)          (1,593)

Basic and diluted income (loss)
     per common share..........     $   0.91         $   0.72        $  (1.10)          $  (1.83)        $  (0.28)

Weighted average common
     shares outstanding - basic
     and diluted...............    5,600,000        5,600,000       5,600,000          5,600,000        5,600,000

Balance Sheet Data:

Total assets...................    $ 50,354         $ 49,139         $ 55,671           $ 78,522         $ 77,226
Subordinated debt..............       --               --              18,500             10,000            4,000
Total liabilities..............      20,054           23,930           40,798             57,377           46,808
Stockholders' equity...........      30,300           25,209           14,874             21,145           30,418

Other Data:

Ratio of assets to stockholders'
     equity....................       1.66             1.95              3.74               3.71            2.54

Return on average equity.......       18.3%            20.0%           (34.3%)            (39.8%)          (5.1%)

Return on average equity
     before income taxes.......       22.4%            15.3%           (34.3%)            (38.6%)          (1.1%)

Book value per share...........    $  5.41           $  4.50          $  2.66            $  3.78          $ 5.43

Registered representatives.....      250               171              200                191              52


           Management's Discussion and Analysis of Financial Condition
             and Results of Operations of Ladenburg, Thalmann & Co.
                             (Dollars in thousands)

Fiscal year ended December 31, 2000 compared to Fiscal year ended December 31, 1999

       Ladenburg, Thalmann & Co.'s revenues for 2000 increased $12,413 from 1999 primarily as a result of increased principal transactions of $8,553, an increase in investment banking fees of $7,597 offset by a decrease in commissions of $5,746.

       Ladenburg, Thalmann & Co.'s expenses for 2000 increased $9,265 primarily as a result of increased employee compensation of $7,304.

       Ladenburg, Thalmann & Co.'s revenues for 2000 consisted of commissions of $33,067, principal transactions of $28,275, investment banking fees of $15,937, syndicate and underwriting income of $417, dividends and interest of $5,241 and other income of $6,647. Ladenburg, Thalmann & Co.'s revenues for 1999 consisted of commissions of $38,813, principal transactions of $19,722, investment banking fees of $4,838, syndicate and underwriting income of $1,912, dividends and interest of $3,546 and other income of $8,388. Expenses of Ladenburg, Thalmann & Co. for 2000 consisted of employee compensation and benefits of $56,222 and other expenses of $27,150. Expenses of Ladenburg, Thalmann & Co. for 1999 consisted of employee compensation and benefits of $48,918 and other expenses of $25,189.

       The $8,553 (43.4%) increase in principal transactions was primarily the result of expanding Ladenburg, Thalmann & Co.'s trading and brokerage activities.

       The $7,597 (91.1%) increase in corporate finance fees was primarily the result of increased revenue from private placement and advisory activities.

       The $5,746 (14.8%) decrease in commissions was the result of a less active market for equity securities in the fourth quarter of 2000 versus 1999.

       The increase in compensation expense was the result of an increase in performance-based compensation.

       Income tax expense for 2000 was $1,121 compared to an income tax benefit of $943 in 1999. The income tax rate did not bear a customary relationship to effective tax rates as a result of management's evaluation and changes in the Ladenburg, Thalmann & Co.'s valuation allowance for deferred taxes and utilization of Ladenberg Thalmann & Co.'s net operating loss carryforwards.

Fiscal year ended December 31, 1999 compared to Fiscal year ended December 31, 1998

       Ladenburg, Thalmann & Co.'s revenues for 1999 increased $10,602 from 1998 primarily as a result of increased commissions of $10,529 and increased principal transactions of $8,446 offset by a decrease in corporate finance fees of $6,334.

       Ladenburg, Thalmann & Co.'s expenses for 1999 increased $1,366 primarily as a result of increased employee compensation of $1,073.

       Ladenburg, Thalmann & Co.'s revenues for 1999 consisted of commissions of $38,813, principal transactions of $19,722, investment banking fees of $8,340, syndicate and underwriting income of $1,912, dividends and interest of $3,546 and other income of $4,838. Ladenburg, Thalmann & Co.'s revenues for 1998 consisted of commissions of $28,284, principal transactions of $11,276, investment banking fees of $14,674, syndicate and underwriting income of $2,834, dividends and interest of $6,530 and other income of $2,971. Expenses of Ladenburg, Thalmann & Co. for 1999 consisted of employee compensation and benefits of $48,918 and other expenses of $25,189. Expenses of Ladenburg, Thalmann & Co. for 1998 consisted of employee compensation and benefits of $47,845 and other expenses of $24,896.

       The $10,529 (37.2%) increase in commissions was the result of an active market for equity securities.

       The $8,446 (74.9%) increase in principal transactions was the result of higher profitability by Ladenburg, Thalmann & Co.'s proprietary traders.

       The $6,334 (43.2%) decrease in investment banking fees was the result of the closing of a significant mergers and acquisitions advisory assignment during 1998.

       The increase in compensation expense was the result of an increase in performance-based compensation.

       Income tax benefit for 1999 was $943 compared to an income tax expense of $3 in 1998. The income tax rate did not bear a customary relationship to effective tax rates as a result of management's evaluation and changes in the Ladenburg, Thalmann & Co.'s valuation allowance for deferred taxes in 1999 and the utilization of net operating losses in 1999 and 1998.

Liquidity and Capital Resources

       Cash used by operating activities for the year ended December 31, 2000 was $219 as compared to cash provided by operating activities of $13,291 for the prior year. The difference is primarily due to the reduction in receivable from clearing brokers of $777 in 2000 versus $11,658 in 1999 and a net increase in Ladenburg, Thalmann & Co.'s net trading securities of $6,195. The amounts were offset by a decrease in accrued compensation in 1999 of $2,750 and increased net income in 2000 of $1,084.

         Cash provided by operating activities for the year ended December 31, 1999 increased to $13,291 as compared to cash used by operating activities of $17,913 for the prior year. The difference is primarily due to the reduction in receivable from clearing brokers of $11,658 in 1999 versus an increase of $21,356 in 1998 and an increase in net income of $10,182 in 1999 offset by a net decrease in Ladenburg, Thalmann & Co.'s net trading securities of $14,457 in 1999.

       Cash flows used by investing activities for the year ended December 31, 2000 were $764 compared to cash flows used by investing activities of $583 for the year ended December 31, 1999. The difference is primarily attributable to to an increase in purchases of furniture, equipment and leasehold improvements.

       Cash flows used by investing activities for the year ended December 31, 1999 were $583 compared to cash flows provided by investing activities of $2,071 for the year ended December 31, 1998. The difference is primarily attributable to the assignment of a $2,500 net receivable to New Valley in 1998.

       The capital expenditures of $764 in 2000, $584 in 1999 and $428 in 1998 related principally to the enhancements and improvements to computer equipment and furniture and fixtures.

       Cash flows used by financing activities were $10,000 for the year ended December 31, 1999 compared to cash flows provided by financing activities of $16,000 in the 1998 period. The difference consisted of the retirement of $10,000 of subordinated notes payable in the 1999 period compared with the net issuance in 1998 of $11,000 of subordinated notes payable and a $5,000 capital contribution in 1998.

        Ladenburg, Thalmann & Co. has a $2.5 million junior subordinated revolving credit agreement that extends through October 31, 2001 with its clearing broker under which outstanding borrowings incur interest at LIBOR plus 2 points. As of December 31, 2000 and 1999, no borrowings were outstanding.

Market Risk

       Market risk generally represents the risk of loss that may result from the potential change in the value of a financial instrument as a result of fluctuations in interest and currency exchange rates, equity and commodity prices, changes in the implied volatility of interest rates, foreign exchange rates, equity and commodity prices and also changes in the credit ratings of either the issuer or its related country of origin. Market risk is inherent to both derivative and non-derivative financial instruments, and accordingly, the scope of Ladenburg, Thalmann & Co.'s market risk management procedures extends beyond derivatives to include all market risk sensitive financial instruments.

       Current and proposed underwriting, corporate finance, merchant banking and other commitments are subject to due diligence reviews by Ladenburg, Thalmann & Co.'s senior management, as well as professionals in the appropriate business and support units involved. Credit risk related to various financing activities is reduced by the industry practice of obtaining and maintaining collateral. Ladenburg, Thalmann & Co. monitors its exposure to counter party risk through the use of credit exposure information, the monitoring of collateral values and the establishment of credit limits.

       Ladenburg, Thalmann & Co. maintained inventories of trading securities at December 31, 2000 with fair market values of $18,349 in long positions and $3,570 in short positions. Ladenburg, Thalmann & Co. performed an entity-wide analysis of its financial instruments and assessed the related risk. Based on this analysis, in the opinion of management, the market risk associated with the Ladenburg, Thalmann & Co.'s financial instruments at December 31, 2000 will not have a material adverse effect on the its consolidated financial position or results of operations.

                           Our Selected Financial Data


     The selected consolidated financial data presented below for each of the three fiscal years ended August 31, 1996, 1997 and 1998, for the period from September 1, 1998 to August 24, 1999, for the period from August 25, 1999 to September 30, 2000 and for the quarter ended December 31, 2000 have been derived from our consolidated financial statements. This data should be read in conjunction with our consolidated financial statements, related notes and other financial information included elsewhere in this proxy statement. The information below is in thousands except for per share data and other data.


                                   Three Months   Fiscal Period     Fiscal
                                      Ended           Ended         Period
                                    December        September        Ended            Fiscal Year Ended August 31,
                                       31,             30,        August 24,          ----------------------------
                                      2000            2000(*)      1999(**)         1998           1997          1996
                                  ------------       --------      --------         ----           ----          ----
Income Statement Data:
---------------------
Total revenues                       $10,735          $125,702      $56,983        $57,895       $62,355       $39,944
Total expenses                        13,352           110,459       57,420         57,108        54,879        38,896
    Pre-tax (loss) income             (2,616)           15,242        (437)            787         7,476         1,048
    Net (loss) income                 (1,508)            8,777        (324)            352         4,178           448
Basic and diluted earnings             (0.08)             0.47        (.02)            .03           .38           .05
    (loss) per common share
Weighted average shares           18,806,612        18,806,612   16,473,748     11,421,819    10,870,832     9,950,308
    outstanding - Basic and
    Diluted

Balance Sheet Data:
------------------
Total assets                          26,860            39,420      $17,133        $16,645       $20,700        $6,276
Total liabilities (excluding           7,105            18,157        9,067         10,266        13,986         4,051
   subordinated debt)
Subordinated debt                        --                 --           --          1,000         1,000         1,000
Stockholders' equity                  19,756            21,263        8,066          5,379         5,714         1,225

Other Data:
----------
Ratio of assets to                     1.36               1.85         2.12           3.09          3.62          5.12
   stockholders equity
Return on average equity             (7.35%)             59.8%        (4.8%)          6.4%        120.4%         45.1%
Pre-tax return on average           (12.75%)              104%        (6.5%)         14.2%        215.5%        105.5%
   equity
Book value per share                  1.05                1.13          .50            .31           .49            12
Registered representatives             385                 407          296            233           270           114

---------------
* Period from August 25, 1999 to September 30, 2000.

** Period from September 1, 1998 to August 24, 1999.

         Management's Discussion and Analysis of Our Financial Condition
                            and Results of Operations


Overview

     The following discussion and analysis should be read in conjunction with our consolidated financial statements. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future.

     We are engaged in the securities brokerage and trading business and provide investment banking and research services. Revenues are primarily generated by retail sales and trading of listed and OTC equity securities, options and mutual funds, investment banking and research services. We earn commissions from the buying and selling of equity securities on an agency basis. As a principal, we buy and sell securities, both for proprietary trading and to facilitate sales to our retail customers and other dealers. These securities are purchased in secondary markets or from the underwriters of new issues. Principal transactions with customers are effected at a net price equal to the current inter-dealer price plus or minus a mark-up or mark- down within the guidelines of applicable securities regulations. The revenues derived from our transactions as principal reflect realized and unrealized gains and losses on such transactions.

     The following discussion does not reflect our acquisition of the common stock of Ladenburg, Thalmann & Co. and does not take into account the issuance of the aggregate $20 million principal amount of convertible promissory notes. A new basis of accounting will be established along with good will amortization. The following discussion should be read in conjunction with the pro forma financial information contained in this proxy statement as well as the section entitled "Stock Purchase Transactions - Accounting Treatment" to better understand the impact of the Stock Purchase Transactions on our financial condition, results of operation and our liquidity and capital resources.

                              Results of Operations

Three Months Ended December 31, 2000 vs. Three Months Ended December 31, 1999

     Revenues

     Commissions and trading income for the three months ended December 31, 2000 decreased 58% to $9,942,162 from the three months ended December 31, 1999. This decrease is due primarily to a decrease in trading volume, which reflected deteriorating market conditions.

     Interest and dividend income, net for the three months ended December 31, 2000, increased 82% to $669,866 from the comparable period in 1999. The increase is due primarily to rising interest rates and an increase in the percentage of margin interest our clearing broker shares with us.

     Underwriting fees for the three months ended December 31, 2000 decreased 97% to $11,996 from $343,127 during the comparable period in 1999. The decrease is the result of our not participating in any underwritten public offering as a co-manager during the 2000 period, as opposed to our participation as a co-manager in three public offerings for the comparable period in 1999.

     Other revenues for the three months ended December 31, 2000 increased 158% to $111,159 from the three months ended December 31, 1999. This increase is due primarily to an insurance claim for business interruption, which was settled in November 2000 and management fees from the GBI 1500 Focus Fund.

     Expenses

     Employee compensation and benefits for the three months ended December 31, 2000 decreased 58%, to $6,764,823 from the comparable period in 1999. The decrease is primarily attributable to the decrease in revenues since employee compensation to our traders and registered representatives is directly related to certain components of revenue. The three months ended December 31, 2000 had no bonus accruals as compared to $825,000 accrued and $490,000 paid for the comparable period in 1999.

     Brokerage, clearance and exchange fees for the three months ended December 31, 2000 decreased 17.5%, to $1,270,906, from the comparable period in 1999 as a result of lower ticket volume and reduced ticket charges.

     Communications expense for the three months ended December 31, 2000 increased 50%, to $1,054,037, from the comparable period in 1999. This increase is a result of the increase in registered representatives in Bethpage and the New York City office and the rollout of computers to every registered representative, resulting in a 79% increase in news services.

     Occupancy and equipment costs for the three months ended December 31, 2000 increased 14.1%, to $1,528,216, from the comparable period in 1999. This increase is a result primarily of an increase in depreciation expense attributed to the purchase of additional computer equipment.

     Professional fees for the three months ended December 31, 2000 increased 104.5%, to $661,274, from the comparable period in 1999. This increase is due to higher legal and consulting fees.

     Business development costs for the three months ended December 31, 2000 increased 41.8% to $686,795, from the comparable period in 1999. This increase is due to an increase in recruiting expenses.

     Other expenses for the three months ended December 31, 2000 increased 10.8% to $1,385,562 from the corresponding period in 1999. This increase is primarily a result of an increase in bad debt expense.

     Income tax benefit for the three months ended December 31, 2000 was $1,108,885 as compared to the income tax provision of $1,009,292 for the three months ended December 31, 1999, which was consistent with the decrease in income before this income tax benefit.

     Net loss of $1,507,545 for the three months ended December 31, 2000, compares to net income of $1,486,619 for the three months ended December 31, 1999. This resulted primarily from the decrease in revenues partially offset by decreases in expenses as discussed above.

For the Period From August 25, 1999 to September 30, 2000 ("fiscal 2000") vs. the Period From September 1, 1998 to August 24, 1999 ("fiscal 1999")

     Revenue

     Commissions and trading income for fiscal 2000 increased 116.3%, to $118,160,646 from fiscal 1999. The increase is a result of the addition of registered representatives and an active market in equity securities.

     Interest and dividend income, net for fiscal 2000, increased 193.6%, to $2,707,738 from fiscal 1999. The increase is primarily due to higher average cash balances with our clearing broker.

     Underwriting fees and investment banking for fiscal 2000 increased 343.5%, to $4,762,978 from fiscal 1999. The increase is primarily a result of our participation in one underwritten public offering where we acted as a co-manager during fiscal 2000 as opposed to not participating as a co-manager in any public offerings for the comparable period in fiscal 1999.

     Other revenues for fiscal 2000 increased by 43.2%, to $70,159 from fiscal 1999. The increase is the result of the settlement of an insurance claim for a faulty telephone switch.

     Expenses

     Employee compensation and benefits for fiscal 2000 increased 105.9%, to $80,334,416 from fiscal 1999. The increase is primarily attributable to the increase in revenue (and is roughly comparable) since employee compensation to our registered representatives and traders is directly related to certain components of revenue.

     Brokerage, clearance and exchange fees for fiscal 2000 increased 170.7%, to $7,249,951 from fiscal 1999 as a result of higher ticket volume.

     Communications expense for fiscal 2000 increased 51.3%, to $3,833,744 from fiscal 1999. The increase is a result of the increase in registered representatives in Bethpage, the establishment and operations of an additional branch office in Florida and the expansion of the New York City office.

     Occupancy and equipment costs for fiscal 2000 increased 33.9%, to $6,849,701 from fiscal 1999. The increase is a result of the establishment of an additional branch office in Florida and the relocation to a larger facility in New York City.

     Professional fees for the period from fiscal 2000 increased 19.1%, to $2,524,596 from fiscal 1999. The increase is primarily a result of costs associated with expanding our business, complying with regulatory requirements and litigation expenses.

     Business development costs for fiscal 2000 increased 58.3%, to $2,429,977 from fiscal 1999. The increase is the result of increased promotional and recruiting expenses, and an increase in registered representatives and broker trainees, and the purchase of additional prospective customer lists used to generate new business.

     Other expenses for fiscal 2000 increased 63.7%, to $7,236,972 from fiscal 1999. The increase is the result of an increase in reserves for potential litigation and an increase in underwriting activities and the expenses related to them.

     Income tax provision for fiscal 2000 was $6,464,884 as compared to the income tax benefit of $112,470 for fiscal 1999, which is consistent with the increase in income before this income tax provision.

     Net income of $8,777,659 for fiscal 2000 compares to net loss of $324,576 for fiscal 1999. This resulted primarily from the increase in revenues offset by increases in expenses as discussed above.

For the Period From September 1, 1998 to August 24, 1999 ("fiscal 1999") vs. Year Ended August 31, 1998 ("fiscal 1998")

     Revenue

     Commissions and trading income for fiscal 1999 increased 5.0%, to $54,625,262 from fiscal 1998. The increase is a result of the addition of registered representatives and an active market in equity securities.

     Interest and dividend income, net for fiscal 1999 was comparable to fiscal 1998.

     Underwriting fees and investment banking for fiscal 1999 decreased by 71%, to $1,386,588 from fiscal 1998. The decrease is the result of our not participating in any underwritten public offerings where we acted as a manager or co-manager during fiscal 1999, while we participated in four public offerings for our investment banking clients, raising approximately $141 million, in fiscal 1998.

     Other revenues for fiscal 1999 decreased by 66.7%, to $49,007 from fiscal 1998. The decrease is the result of the decrease in consulting activities from which we derive fees.

     Expenses

     Employee compensation and benefits for fiscal 1999 decreased 3.8%, to $39,018,835 from fiscal 1998. The decrease is due primarily to the elimination of investment banking personnel and the reduction in bonuses due to our decreased profitability.

     Brokerage, clearance and exchange fees for fiscal 1999 increased 13.8%, to $2,678,741 from fiscal 1998 as a result of higher ticket volume.

     Communications expense for fiscal 1999 increased 1.1%, to $2,534,013 from fiscal 1998. The increase is a result of the establishment and operations of an additional branch office.

     Occupancy and equipment costs for fiscal 1999 increased 6.2%, to $5,113,830 from fiscal 1998. The increase is a result of the establishment of an additional branch office in Florida and the relocation to a larger facility in New York City.

     Professional fees for fiscal 1999 increased 157.2%, to $2,119,803 from fiscal 1998. The increase is primarily a result of costs associated with expanding our business, complying with regulatory requirements and litigation expenses.

     Business development costs for fiscal 1999 decreased 17.7%, to $1,534,638 from fiscal 1998. The decrease is primarily the result of decreased promotional expenses.

     Other expenses for fiscal 1999 increased 5.7%, to $4,420,419 from fiscal 1998. The increase is the result of an increase in reserve for potential litigation.

     Income tax benefit for fiscal 1999 was $112,470 as compared to the income tax provision of $435,177 for fiscal 1998, which was consistent with the decrease in income before this income tax benefit.

     Net loss of $324,576 for fiscal 1999 compares to net income of $352,270 for fiscal 1998. This resulted primarily from the decrease in revenues and increases in expenses as discussed above.

     Liquidity and Capital Resources

     In connection with the Stock Purchase Transactions, we will be issuing $20,000,000 aggregate principal amount of senior convertible promissory notes, $10,000,000 of which will be issued in connection with the acquisition of the common stock of Ladenburg, Thalmann & Co. and $10,000,000 of which will be issued to evidence the loan to us from Frost-Nevada. For a more detailed description of the terms of the senior convertible promissory notes and loan from Frost-Nevada, see the sections entitled "Stock Purchase Transactions - Consideration - Terms of the Convertible Notes" and "-Consideration - Terms of the Frost-Nevada Loan" above. The following description of our liquidity and capital resources does not take the Stock Purchase Transactions into account. You should read this section in conjunction with the pro forma financial information contained in this proxy statement to better understand the impact of the Stock Purchase Transactions on our liquidity and capital resources

     Approximately 60.1% and 77% of our assets at December 31, 2000 and September 30, 2000, respectively, were highly liquid, consisting primarily of cash and cash equivalents, securities inventories, and receivables from other broker-dealers, all of which fluctuate, depending upon the levels of customer business and trading activity. Receivables from broker-dealers, which are primarily from our clearing broker, turn over rapidly. As a securities dealer, we may carry significant levels of securities inventories to meet customer needs. Our inventory of market-making securities is readily marketable; however, holding large blocks of the same security may limit liquidity and prevent realization of full market value for the securities. A relatively small percentage of our total assets are fixed. The total assets or the individual components of total assets may vary significantly from period to period because of changes relating to customer demand, economic and market conditions, and proprietary trading strategies.

     GBI Capital Partners, our brokerage subsidiary, is subject to net capital rules of the NASD and the SEC. Therefore, it is subject to certain restrictions on the use of capital and its related liquidity. GBI Capital Partner's net capital position as of December 31, 2000, was $3,413,577, which was $2,413,577, in excess of its net capital requirement. GBI Capital Partners' net capital position as of September 30, 2000, and August 24, 1999, was $11,033,845, and $2,773,730, respectively, which was $9,970,297 and $2,211,230, respectively, in excess of its net capital requirements.

     Our overall capital and funding needs are continually reviewed to ensure that our capital base can support the estimated needs of our business units. These reviews take into account business needs as well as regulatory capital requirements of GBI Capital Partners. Based upon these reviews, our management believes that our capital structure is adequate for current operations. From time to time, we consider certain expansion opportunities, including possible acquisitions of other companies. In connection with pursuing such opportunities, we may need to seek external financing.

         GBI Capital Partners, as guarantor of its customer accounts to its clearing broker, is exposed to off-balance-sheet risks in the event that its customers do not fulfill their obligations with the clearing broker. In addition, to the extent we maintain a short position in certain securities, we are exposed to a further off-balance-sheet market risk, since our ultimate obligation may exceed the amount recognized in the financial statements.

Quantitative and Qualitative Disclosure about Market Risk

     Our market making, investing and underwriting activities often involve the purchase, sale or short sale of securities as principal. Such activities subject our capital to significant risks from markets that may be characterized by relative illiquidity or may be particularly susceptible to rapid fluctuation in liquidity. Such market conditions could limit our ability to resell securities purchased or to purchase securities sold short. These activities subject our capital to significant risks, including market, credit counterparty and liquidity risks. Market risk relates to the risk of fluctuating values based on market prices without action on our part. Our primary credit risk is settlement or counterparty risk, which relates to whether a counterparty will fulfill its contractual obligations, such as delivery of securities or payment of funds. Liquidity risk relates to our inability to liquidate assets or redirect the deployment of assets contained in illiquid investments. In addition, our market and liquidity risks and risks associated with asset revaluation are increased because these risks for us are concentrated.

                                   PROPOSAL 2

                              Election of Directors

     Pursuant to the stock purchase agreement, all nine nominees listed below have been nominated as candidates for election as directors of our board to serve commencing effective with the Closing Date and until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Three nominees are currently members of our board of directors and six nominees have been designated by New Valley. If a nominee of New Valley resigns, the parties to the Investor Rights Agreement have agreed that New Valley will have the right to nominate his replacement.

     The closing of the Stock Purchase Transactions is conditioned upon the election of the nominees to our board of directors set forth below and the approval of our shareholders to change our corporate name to "Ladenburg Thalmann Financial Services Inc." Each of these proposals is conditioned on the other proposals. Thus, neither the Stock Purchase Transactions, the election of the nominees for directors nor the change of our corporate name will be effected unless all of the proposals are approved. If one of the required proposals is not approved, we will hold another annual meeting at a later date to elect a new slate of directors. Several of our officers, directors and key employees have entered into a proxy and voting agreement in which these individuals agreed to vote all of our common stock owned by them (a total of 12,426,939 shares, representing approximately 66% of our outstanding common stock) in favor of the nominees set forth below.

     Unless authority is withheld, the proxies solicited by the board of directors will be voted FOR the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment. The nine nominees for directors, their current positions with us, their term of office and their business background are set forth below. For a description of our executive officers upon the Closing Date, see "Stock Purchase Transactions - Management and Operations after the Closing Date" in Proposal 1 above.

     Each of our directors serves for a term of one year. Each director serves from the date of his election until the end of his term. Our articles of incorporation do not provide for cumulative voting.

Information About the Nominees

     Richard Rosenstock, 49 years old, joined GBI Capital Partners in 1986. He has served as a director of our company since August 1999 and of GBI Capital Partners since January 1994. He served as an executive vice president of GBI Capital Partners from January 1994 until May 1998, at which time he became president of GBI Capital Partners. Mr. Rosenstock became our president in August 1999.

     Mark Zeitchick, 35 years old, joined GBI Capital Partners in October 1993 and since September 1995 has served as its executive vice president. Mr. Zeitchick became a member of our board of directors in August 1999 and has since served as an executive vice president.

     Vincent Mangone, 35 years old, joined GBI Capital Partners as a registered representative in October 1993 and since September 1995 has served as its executive vice president. Mr. Mangone became a member of our board of directors in August 1999 and has since served as an executive vice president.

     Bennett S. LeBow, 63 years old, has been the chairman of the board of New Valley since January 1988 and chief executive officer since November 1994 and currently holds various positions with New Valley's subsidiaries. Since June 1990, Mr. LeBow has been the chairman and chief executive officer of Vector Group Ltd., a New York Stock Exchange-listed holding company, and since October 1986 has been a director of Vector Group. Since November 1990, he has been chairman and chief executive officer of BGLS Inc., which directly or indirectly holds Vector Group's equity interests in several private and public companies. Mr. LeBow has been a director of Liggett Group Inc., a manufacturer and seller of cigarettes, since June 1990. Liggett is a wholly owned subsidiary of BGLS.

     Howard M. Lorber, 52 years old, has been president and chief operating officer of New Valley since November 1994. Since January 2001, Mr. Lorber has served as president and chief operating officer of Vector Group and as a director of New Valley. Mr. Lorber has been chairman of the board of directors and chief executive officer of Hallman & Lorber Assoc., Inc., consultants and actuaries to qualified pension and profit sharing plans, and various of its affiliates since 1975. Mr. Lorber has been a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the National Association of Securities Dealers since 1984. Since 1987, Mr. Lorber has been chairman of the board of directors of Nathan's Famous, Inc., a chain of fast food restaurants, and has been its chief executive officer since 1993. From January 1994 to January 2001, Mr. Lorber was a consultant to Vector Group and Liggett. Since 1991, he has been a director and member of the audit committee of United Capital Corp., a real estate investment and diversified manufacturing company. Since May 1994, he has been a director and member of the audit committee of Prime Hospitality Corp., a company doing business in the lodging industry. Since January 1999, he has been a director of PLM International Inc., a leasing company.

     Victor M. Rivas, 57 years old, has been chairman and chief executive officer of Ladenburg, Thalmann & Co. since July 1999 and an employee of that firm since September 1997. Prior to joining Ladenburg, Thalmann & Co., Mr. Rivas served as an officer of the brokerage firms of Rickel & Associates, Inc. from March 1997 to September 1997 and Janssen-Meyers Associates, L.P. from January 1996 to March 1997. Mr. Rivas had previously served as chairman of the board and chief executive officer of Conquest Industries Inc. and its subsidiary, Conquest Airlines Corp.

     Phillip Frost, M.D., 64 years old, has served as chairman of the board of directors and chief executive officer of IVAX Corporation. IVAX is a Florida holding company with subsidiaries engaged in the research, development, manufacturing and marketing of branded and generic pharmaceuticals and veterinary and diagnostic products in the United States and international markets. Dr. Frost served as IVAX's president from July 1991 until January 1995. He was the chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was chairman of the board of directors of Key Pharmaceutical, Inc. from 1972 to 1986. He is chairman of the board of directors of Whitman Education Group (proprietary education), vice chairman of the board of directors of Continucare Corporation (integrated health care), and a director of Northrup Grumman (aerospace). He is a trustee of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

     [Insert Names and Bios of other New Valley Nominees]

Other Current Directors

     Joseph Berland, 61 years old, is the co-founder of GBI Capital Partners. He has served as chairman and chief executive officer of GBI Capital Partners since October 1983 and as our chairman and chief executive officer since August 1999.

     Benjamin D. Pelton, 49 years old, has been a director since August 1999. Mr. Pelton is an attorney and has been a partner in the law firm of Pelton, Balland, Young, Demsky, Baskin & O'Malie, P.C. since 1978.

     Steven A. Rosen, 55 years old, has been a director since August 1999. Mr. Rosen is a dentist and has been the owner and senior officer of Unique Dental Care, a corporation which operates a multi- professional dental practice, for more than the past five years.

     Kenneth Sperber, 60 years old, has been a director since June 2000. Mr. Sperber has been a property manager for Warehouse Property Management, Inc. since March 1997. From 1991 through July 1996, he was general manager of Elmhurst Dairy.

     None of these directors is standing for re-election at the meeting.

Other Executive Officer

     Diane Chillemi, 42 years old, became our chief financial officer in August 1999. Ms. Chillemi joined GBI Capital Partners in February 1997 as its director of finance and since July 1997 she has served as its chief financial officer. She served as an accounting manager at CT Legal Information Services, a service provider to the legal community, from September 1996 until February 1997, was a consultant to GBI Capital Partners from May 1996 until September 1996, and was a financial services manager with Darby Group Co., Inc., a manufacturer and distributor of generic drugs and medical supplies, from July 1984 until March 1996.

Key Employees

     David Thalheim, 46 years old, became our administrator and the administrator of GBI Capital Partners in August 1999. Since January 1991, Mr. Thalheim has been the president of Imperial International Group, Inc., which has rendered consulting services to GBI Capital Partners since 1993. From 1977 through 1990, Mr. Thalheim served as vice president and then president of Thalheim Expositions, Inc., an independent trade show and exposition management company.

     Michael Avella, 46 years old, joined GBI Capital Partners as its chief compliance officer in March 1994. Since May 1995 he has been the chief information technology officer and since September 1996 has been vice president and chief operating officer of GBI Capital Partners.

Board and Committee Information

     During fiscal year ended September 30, 2000, our board of directors met four times and acted by unanimous written consent once. Our entire board participated in each of the four meetings. We have standing audit and compensation committees of the board of directors. We do not have a nominating committee.

 Compensation Committee Information and Report

     The compensation committee was established in November 1999 and is currently comprised of Benjamin D. Pelton and Steven A. Rosen. The compensation committee is responsible for administering our Special Performance Incentive Plan, our Annual Incentive Bonus Plan and our 1999 Performance Equity Plan. During the fiscal year ended September 30, 2000, the compensation committee met twice and acted by unanimous written consent once. The compensation committee also met twice following completion of the fiscal year ended September 30, 2000.

     Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by us under those statutes, the following sections entitled "Compensation Committee Report on Executive Compensation" and "Stock Price Performance Graph" will not be incorporated by reference in any of those prior filings or any future filings by us.

     Compensation Committee Report on Executive Compensation

     This report is made by our compensation committee, which consists of two non-employee directors. The responsibilities of the committee include:

     o establishing the general compensation policy for our executive officers, including our chief executive officer;

     o administering our Bonus Plan, Incentive Plan and Equity Plan, each of which is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code;

     o in administering each of these plans, the committee determines who participates in such plans, establishes performance goals, if any, and determines specific grants and bonus to the participants; and

     o approving any related party transactions between us and our directors, executive officers and principal shareholders.

     The committee's executive compensation policies are generally designed to provide competitive levels of compensation that integrate pay with our annual performance and reward above average corporate performance, recognize individual initiative and achievements, and assist us in attracting and retaining qualified executives.

     Messrs. Berland, Rosenstock, Mangone and Zeitchick receive compensation that is based upon four components as set forth in each of these officers' employment agreements which were entered into prior to the establishment of the committee. These agreements provide them with a base salary, which was not anticipated to be the largest or sole component of their total annual compensation, brokerage commissions with respect to customer accounts for which they are the designated account representatives, participation in our Bonus Plan and Incentive Plan that is designed to provide additional cash compensation based upon specific criteria and performance and a grant of stock options.

     Our Bonus Plan is a performance-based compensation plan which provides for the payment of bonuses to participants selected by the committee if performance targets established by the committee are met within the specified performance periods. For the fiscal period ended September 30, 2000, the committee determined at the beginning of the year that participating employees would participate in a bonus pool equal to a percentage of our net income before taxes and before the accrual of compensation payable under this plan, provided that we achieved a specified return on equity before taxes at the end of the fiscal year. For the fiscal period ended September 30, 2000, the predetermined target was met and it was determined that each of the participants would share equally in the bonus pool.

     Our Incentive Plan is similar in nature to our Bonus Plan in that participants selected by the committee at the beginning of the year are permitted to receive bonuses upon reaching performance targets established by the committee within specific performance periods, which performance targets can be based upon one or more selected business criteria. For the fiscal period ended September 30, 2000, the committee determined that for each of the next five fiscal years, the participants would be entitled to receive a bonus that is based upon a percentage of the retail and institutional brokerage commissions that we generated provided that specific commission levels are achieved. These bonuses are paid monthly, based on the average monthly retail institutional commissions to such date. Final awards reflecting the performance for the last month of the fiscal year and the fiscal year overall are not paid until the financial results for the year are reconciled and the committee has approved and certified that the established performance requirements have been achieved. During the fiscal period ended September 30, 2000, the performance targets were achieved and bonuses were paid to the participants based upon percentages established by the committee when it selected the participants.

     Our Equity Plan was adopted by our shareholders in August 1999 under which officers, directors, key employees and consultants of our company are eligible to receive stock options, stock appreciation rights, restricted stock awards and other stock based awards. Prior to the establishment of the committee, and in connection with entering into the employment agreements with Messrs. Berland, Rosenstock, Mangone and Zeitchick, options to purchase common stock were granted to each of these individuals.

     Stock option grants to other officers and employees were recommended to the committee by senior management and stock options were granted by the committee to these officers and employees based upon such recommendations.

     Diane Chillemi receives a base salary, cash bonus and stock option grant based upon the recommendation of our senior management that was designed to provide a competitive level of overall compensation. Based upon her increased responsibilities after we became a public company, her total cash compensation was substantially increased for the fiscal period ended September 30, 2000 and she was awarded stock options.

     Compensation of the Chief Executive Officer

     As stated above, Mr. Berland's base salary for the fiscal period ended September 30, 2000 was determined in accordance with his employment agreement in effect before that year. Mr. Berland's base salary is at the rate of $120,000 per annum, and for the fiscal period ended September 30, 2000 was $130,000 based upon a 13-month fiscal period. This base salary was not intended to be the most significant component of Mr. Berland's total compensation. As a portion of his compensation for the fiscal period ended September 30, 2000, the committee awarded to Mr. Berland a cash bonus of $821,128 under our Bonus Plan and a cash bonus of $959,244 under our Incentive Plan. As discussed above, these bonus levels were determined by the committee based upon us achieving specified performance targets during the fiscal period ended September 30, 2000. As also discussed above, the performance targets are based upon objective criteria that were determined by the committee. The only subjective criteria that was an element of Mr. Berland's compensation was the determination by the committee that Mr. Berland would participate equally in the bonus pool established under our Bonus Plan with the other participants.

                    The Members of the Compensation Committee
                                 Benjamin Pelton
                                  Steven Rosen

     Compensation Committee Interlocks and Insider Participation

     Our compensation committee was established in November 1999 and is currently comprised of Benjamin D. Pelton and Steven A. Rosen. Neither of these individuals served as an officer or employee of ours during the fiscal period ended September 30, 2000.

Audit Committee Information and Report

     Our audit committee was established in November 1999 and is currently comprised of Benjamin D. Pelton, Steven A. Rosen and Kenneth Sperber. During the fiscal year ended September 30, 2000, the audit committee did not meet. The audit committee did meet twice, however, following the fiscal year ended September 30, 2000 and prior to the completion of the audit for the fiscal year.

     Audit Fees

     For the fiscal year ended September 30, 2000, the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of our financial statements included in our quarterly reports totaled $90,700.

     Financial Information Systems Design and Implementation Fees

     For the fiscal year ended September 30, 2000, there were no fees billed for professional services by our independent auditors rendered in connection with, directly or indirectly, operating or supervising the operation of our information system or managing our local area network.

     All Other Fees

     For the fiscal year ended September 30, 2000, the aggregate fees billed for all other professional services rendered by our independent auditors totaled $47,252.

     Audit Committee Report

     Each member of the audit committee is an "independent director" and is "financially literate" as defined under the recently adopted AMEX listing standards. The AMEX listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The AMEX's listing standards define "financially literate" as being able to read and understand fundamental financial statements (including a company's balance sheet, income statement and cash flow statement).

     Pursuant to the audit committee's written charter, which was adopted on June 29, 2000, our audit committee's responsibilities include, among other things:

     o annually reviewing and reassessing the adequacy of the committee's formal charter;

     o reviewing our annual audited financial statements with our management and our independent auditors and the adequacy of our internal accounting controls;

     o reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

     o making recommendations concerning the engagement of the independent auditor;

     o    reviewing the independence of the independent auditors;

     o reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or our management;

     o recommending the appointment of the independent auditor to the board of directors, which firm is ultimately accountable to the audit committee and the board of directors;

     o approving professional services provided by the independent auditors, including the range of audit and nonaudit fees; and

     o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

A copy of the audit committee charter is attached as Appendix I.

     Our audit committee has met and held discussions with management and our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1(Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors' independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by our independent auditors. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended September 30, 2000.

                  Benjamin D. Pelton
                  Steven A. Rosen
                  Kenneth Sperber

Executive Compensation

     The following table sets forth the compensation paid by us during the fiscal periods August 25, 1999 to September 30, 2000 (approximately 13 months) and September 1, 1998 to August 24, 1999, for our chief executive officer and to our other four most highly compensated executive officers whose compensation exceeded $100,000 for those fiscal periods.

                                          Summary Compensation Table


                                                          Annual                    Long-Term       All Other
                                                       Compensation                Compensation   Compensation
                                        Fiscal      ------------------------      ----------------------------
Name and Principal Position              Year       Salary ($)     Bonus ($)      Options (#)         ($)
----------------------------            ------      ----------   ------------     -----------     ----------
Joseph Berland                           2000        130,000     1,780,372(1)           -0-       297,734(2)
   Chairman of the Board and Chief       1999        233,058        56,404          100,000       407,838(3)
   Executive Officer
Richard J. Rosenstock                    2000        130,000     1,780,372(1)           -0-       236,746(2)
   President and Chief Operating         1999        217,672        63,761          100,000       407,838(3)
   Officer
Mark Zeitchick                           2000        130,000     2,482,017(1)           -0-       278,394(2)
   Executive Vice President              1999            -0-       221,622          100,000       960,837(4)

Vincent Mangone                          2000        130,000     2,482,017(1)           -0-       278,510(2)
   Executive Vice President              1999            -0-       221,622          100,000       958,041(5)

Diane Chillemi                           2000        144,519        50,000           15,000          -0-
   Chief Financial Officer               1999         92,692        47,513              -0-          -0-


(1) Represents bonuses paid under our Annual Incentive Bonus Plan and Special Performance Bonus Plan for fiscal 2000 as follows:

                          Annual Incentive ($)        Special Performance ($)
                          --------------------        -----------------------

         Berland                821,128                       959,244
         Rosenstock             821,128                       959,244
         Mangone                821,128                      1,660,889
         Zeitchick              821,128                      1,660,889

(2) Represent commissions earned from customer accounts for which the named officer is a designated account representative, together with override commissions earned during the period August 25, 1999 through September 30, 1999 in the following amounts: Berland- $39,881, Rosenstock - $39,841, Mangone- $67,925 and Zeitchick - $67,925.

(3)  Represents override commissions.

(4) Represents $108,534 of commissions earned from customer accounts for which Mr. Zeitchick is a designated account representative and $852,303 of override commissions.

(5) Represents $105,738 of commissions earned from customer accounts for which Mr. Mangone is a designated account representative and $852,303 of override commissions.


Compensation Arrangements for Current Executive Officers and Key Employees

     Messrs. Berland, Rosenstock, Zeitchick and Mangone are employed by us pursuant to five-year employment agreements entered into on August 24, 1999. These agreements are terminable by the employee upon 30 days' notice to us. Each of these officers receives an annual base salary of $120,000, subject to periodic increases at the discretion of our board of directors or our compensation committee. The employment agreements provide that each person is entitled to participate in our various incentive compensation plans and provides for the grant of stock options to purchase 100,000 shares of our common stock upon the consummation of the merger between FHGB Acquisition Corporation and GBI Capital Partners. The employment agreements prohibit the employee from competing with us for one year after his employment terminates unless termination was by the employee for good reason or if his employment is terminated by us without cause. The employment agreements also provide that if a change of control of our company occurs, other than with approval by our board of directors, each person is entitled to receive a severance payment equal to all compensation due him under the remaining term of his employment agreement in a lump sum payment.

     In connection with the stock purchase agreement, each of these employment agreements will be amended effective the Closing Date as described above under the section entitled "Stock Purchase Transactions - Management and Operations After the Closing Date."

     David Thalheim, our administrator, is a key employee and beneficially owns 8.3% of our outstanding common stock. Mr. Thalheim is employed by us under a five-year employment agreement entered into on August 24, 1999. This agreement is substantively identical to the employment agreements which we have with Messrs. Berland, Rosenstock, Zeitchick and Mangone. In accordance with his agreement, on August 24, 1999 he was granted ten-year options to purchase 100,000 shares of common stock at an exercise price of 4.0625, vesting in four annual installments of 24,615 shares on each of August 24, 1999, 2000, 2001, and 2002, and in a fifth installment of 1,540 shares on August 24, 2003. In the fiscal year ended September 30, 2000, Mr. Thalheim received a salary of $130,000, a bonus of $821,128 under the Bonus Plan and $24,109 in commissions earned from customer accounts for which he is a designated account representative. In addition, Mr. Thalheim's firm, Imperial International Group, Inc., as the designee of Mr. Thalheim and a consultant to GBI Capital Partners, received $750,793 under the Incentive Plan for the year ended September 30, 2000 and additional fees of $36,557 for the period August 25, 1999 to September 30, 1999. Mr. Thalheim's employment agreement was also amended in connection with the stock purchase agreement, effective the Closing Date, as described above under the section entitled "Stock Purchase Transactions - Management and Operations After the Closing Date."

     During fiscal 2000, Diane Chillemi received a salary at the rate of $135,000 per year and was awarded a bonus of $50,000.

Compensation Arrangements for Directors

     Our directors receive no cash compensation for serving as directors, although they are reimbursed for their costs incurred in attending meetings of the board of directors or of the committees on which they serve. On December 20, 2000, each of Steven Rosen, Kenneth Sperber and Benjamin Pelton, our three non-employee directors, were granted ten-year options to purchase 20,000 shares of common stock at an exercise price of $2.125 per share, which options vested immediately. On February 7, 2001, we granted each of these individuals ten-year options to purchase 20,000 shares of common stock at an exercise price of $2.52 per share, which options vested immediately.

Option Grants

     The following table represents the stock options granted in the fiscal year ended September 30, 2000, to the executive officers identified in the Summary Compensation table above.


                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                            Potential
                                                      Percent of                                         Realizable Value
                                                        Total                                               at Assumed
                                   Number of           Options                                           Annual Rates of
                                  Securities          Granted to       Exercise                            Stock Price
                                  Underlying          Employees        Price of                          Appreciation for
                                    Options           in Fiscal         Options       Expiration        Option Term(1) ($)
      Name of Executive           Granted (#)          Year (%)           ($)            Date           5%             10%
      -----------------           ----------          ---------        --------       ----------       ---------------------
Diane Chillemi                     15,000(2)             1.4             3.00          12/12/09        28,301        71,718

(1) The above information concerning five per cent and ten per cent assumed annual rates of compounded stock price appreciation is mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or to any other optionee that there will be appreciation of the stock price over the option term or that the optionee will realize any gains with respect to the options.

(2) These options become exercisable as to 5,000 shares on each of December 13, 2000, 2001, and 2002.

     The following table sets forth the fiscal year end option values of outstanding options at September 30,2000, and the dollar value of unexercised, in-the-money options for the executive officers identified in the Summary Compensation table above.

                               AGGREGATED OPTION/SAR FY-END OPTION VALUES

                                                                Dollar Value of Unexercised in-the-Money
                                                                       Options at Fiscal Year End
                                                                ----------------------------------------
Name                        Exercisable        Unexercisable       Exercisable       Unexercisable
                                (#)                 (#)                ($)                ($)
-----                       -----------        -------------        ----------       -------------
Joseph Berland                 44,754             55,246               -0-                -0-
Richard J. Rosenstock          44,754             55,246               -0-                -0-
Mark Zeitchick                 49,230             50,770               -0-                -0-
Vincent Mangone                49,230             54,770               -0-                -0-
Diane Chillemi                 5,000              10,000               -0-                -0-


Annual Incentive Bonus Plan

     On August 23, 1999 our shareholders adopted the Annual Incentive Bonus Plan, which is a performance-based compensation plan for our executive officers and other key employees. The plan is administered by our compensation committee and is intended to comply with the regulations issued under Section 162(m) of the Internal Revenue Code. Under this plan, bonuses are paid to participants selected by our compensation committee if performance targets established by our compensation committee are met within the specified performance periods. For the fiscal year ended September 30, 2000, our compensation committee has determined that participating employees will participate in a bonus pool equal to a percentage of our net income before taxes and before the accrual of compensation payable under this plan provided that we achieve a specified return on equity before taxes at the end of the fiscal year. The maximum award payable annually to any participant under this plan is limited to a percentage of the bonus pool created and is subject to the maximum limit of $5,000,000 for any person. Messrs. Berland, Rosenstock, Zeitchick, Mangone and Thalheim received bonuses in fiscal 2000 disclosed elsewhere in this report. The compensation committee has selected these same persons to participate in the Bonus Plan for fiscal 2001 subject to the terms of the amendments to their employment agreements entered into in connection with the Stock Purchase Transactions. Additionally, after consummation of the Stock Purchase Transactions, Mr. Rivas will be entitled to participate in the Bonus Plan subject to the terms of his employment agreement.

Special Performance Incentive Plan

     On August 23, 1999 our shareholders adopted our Special Performance Incentive Plan. The Special Performance Incentive Plan is similar in nature to the Annual Incentive Bonus Plan in seeking to provide performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Executive officers and key employees selected by our compensation committee may receive bonuses upon reaching performance targets established by our compensation committee within specific performance periods, which performance targets may be based upon one or more selected business criteria. For each of the current and next four fiscal years ending September 30, 2000 through 2004, the compensation committee has determined that participants are entitled to receive an incentive award that is based on the percentage of the retail and institutional brokerage commissions generated by our company provided that specified commission levels are achieved. Awards are payable monthly, based on the average monthly retail and institutional commissions to such date. However, final awards reflecting the performance for the last month of the fiscal year and the fiscal year overall are not paid until all financial results for the year are reconciled and the compensation committee has approved and certified that the established performance requirements have been achieved. The maximum award payable for any fiscal year to any participant is $5,000,000. The compensation committee has determined that Messrs. Berland, Rosenstock, Zeitchick, Mangone and Thalheim will currently be entitled to participate in this plan subject to the terms of the amendments to each of these individuals' employment agreements entered into in connection with the Stock Purchase Transactions. After consummation of the Stock Purchase Transactions, Mr. Rivas will also be entitled to participate in the Incentive Plan subject to the terms of his employment agreement.

1999 Performance Equity Plan

     On August 23, 1999, our shareholders adopted the 1999 Performance Equity Plan covering 3,000,000 shares of our common stock, under which our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. The Performance Equity Plan will terminate at such time no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until May 26, 2009. The plan is intended to comply with the regulations issued under Section 162(m) of the Internal Revenue Code and is administered by our compensation committee. To the extent permitted under the provisions of the plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of awards.

Stock Price Performance Graph

     The graph below compares the cumulative total return of our common stock from October 29, 1997 (the date on which our common stock started trading on the NASD OTC Bulletin Board) through September 30, 2000 with the cumulative total return of companies comprising the Amex market value and a market capitalization peer group selected by us. The graph plots the growth in value of an initial investment of $100 in each of our common stock, the Amex market value and the peer group selected by us over the indicated time periods, and assuming reinvestment of all dividends, if any, paid on our the securities. We have not paid any cash dividends and, therefore, the cumulative total return calculation for us is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

     The market capitalization peer group selected by us is comprised of companies engaged in the same business that we are, each with a market capitalization similar to ours, and consists of the following companies: Shochet Holding Corp., Olympic Cascade Financial Corp., Paulson Capital Corp., Morgan Keegan, Inc., First Albany Companies Inc., Stifel Financial Corp., Hoenig Group Inc., Globalnet Financial.com, Inc., Tucker Anthony Sutro, Kirlin Holding Corp. and JB Oxford Holdings, Inc.

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


                                10/27/97     9/98       9/99        9/00
                                --------     ----       ----        ----
GBI Capital Management Corp.    100.00      44.57       59.78       45.65

Peer Group                      100.00      98.08      120.47      149.71

Amex Market Value               100.00      96.27      116.52      132.96

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, for the fiscal year ended September 30, 2000, no person who is a director, officer or beneficial owner of more than ten percent of our outstanding common stock or any other person subject to Section 16 of the Exchange Act failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act.

Certain Relationships and Related Transactions

     Several members of the immediate families of some of our executive officers and directors are employed as registered representatives of GBI Capital Partners. As such they receive a percentage of commissions generated from customer accounts for which they are designated account representatives and are eligible to receive bonuses in the discretion of management. Each received the compensation listed below in fiscal 2000 and is expected to receive in excess of $60,000 in compensation in fiscal 2001. These registered representatives are as follows:


                                                                    Fiscal 2000
Registered Representative   Relationship   Officer and Director    Compensation
-------------------------   ------------   --------------------    ------------

     Richard Berland           Brother        Joseph Berland         $206,469

      Oscar Sonkin          Father-in-law   Richard Rosenstock       $114,745

     Richard Sonkin        Brother-in-law   Richard Rosenstock       $613,089

    Steven Zeitchick           Brother        Mark Zeitchick         $415,061





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                                   PROPOSAL 3

                            Amendment to our Articles
                       of Incorporation to Change our Name

     Pursuant to the stock purchase agreement, we are required on consummation of the Stock Purchase Transactions to change our corporate name from "GBI Capital Management Corp." to "Ladenburg Thalmann Financial Services Inc." Consequently, unless this condition is waived by New Valley and Berliner, even if the stock purchase agreement is approved, the sale will not be consummated and the Stock Purchase Transactions will not be consummated if the proposal to change our name is not approved at the meeting. Similarly, if the proposal to change our name is approved but the stock purchase agreement is not approved, our name will not be changed.

     In the judgment of our board of directors, the change of our corporate name is desirable to reflect our acquisition of Ladenburg, Thalmann & Co. The Ladenburg name has been a recognized name in the financial community for over 120 years.

     The affirmative vote of the holders of a majority of all outstanding shares of common stock is required for adoption of this proposal.

     Shareholders will not be required to exchange outstanding stock certificates for new certificates if the amendment is adopted.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME.





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

                                   PROPOSAL 4

                        Amendment to our 1999 Performance
              Equity Plan to Increase the Number of Shares Issuable
                      Upon Grants of Awards Under the Plan

     On August 23, 1999, our shareholders adopted the 1999 Performance Equity Plan covering 3,000,000 shares of our common stock, under which our officers, directors, key employees and consultants are eligible to receive incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock, stock reload options and other stock based awards. As of the record date, there were outstanding grants under the Equity Plan of options to purchase an aggregate of 1,891,229 shares of common stock. On the Closing Date, Mr. Rivas will be granted an option under the plan in connection with his employment agreement to purchase an additional 300,000 shares of common stock. Thereafter, we will have 808,771 shares of common stock available for future grant under the plan. Our board proposes to amend the plan to increase the number of shares issuable under the plan by an additional 2,500,000 shares. The board believes that the increase in the size of the plan is necessary to enable us to continue to attract and retain employees and consultants of the highest caliber and provide increased incentive for them to promote our well-being through the grant of options.

     If the plan, as summarized below, is amended as proposed, then, if all the shares reserved thereunder were issued upon the exercise of options and other awards, such shares would constitute 12.9% of the total shares that would then be outstanding (assuming no exercise of other outstanding options and convertible securities or other stock issuances).

Summary of the Equity Plan

     The following summary of the Equity Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the Equity Plan.

     Administration

     Our 1999 Performance Equity Plan is administered by our compensation committee designated by our board of directors to administer the plan. Each member of our compensation committee will be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act and an "outside director" as defined in regulations issued under Section 162(m) of the Internal Revenue Code.

     Eligibility for Awards

     The purpose of our Equity Plan is to enable us to offer to our key employees, officers, directors and consultants who have made, or who have the potential for making important contributions to us and our subsidiaries an opportunity to acquire an ownership interest our company.

     Shares Available under Plan

     A total of 3,000,000 shares of our common stock have currently been reserved and are available for grant under our Equity Plan. Shares of our common stock that are awarded under the Equity Plan may be either treasury shares or authorized but unissued shares. Shares of our common stock reserved for issuance pursuant to stock options that cease to be subject to such options, and any shares of stock subject to other awards that are forfeited or otherwise terminated will be available for future award grants under the plan. Notwithstanding any other provision of the Equity Plan, the compensation committee will not grant to any one holder in any one calendar year awards for more than 300,000 shares of common stock in the aggregate.

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



     Under the Equity Plan, on a change in the shares of our common stock as a result of a stock split, reverse stock split, stock dividend payable on our shares of common stock, combination or exchange of shares, or other extraordinary event occurring after the grant of an award, our compensation committee may determine whether such change equitably requires adjusting the terms of the award or the aggregate number of shares reserved for issuance under the Equity Plan.

     Types of Awards

     Stock Options. Under the Equity Plan, our compensation committee may award to participants stock options that (i) are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or (ii) options that are not intended to be so qualified. Incentive stock options may only be awarded to our employees and those of our subsidiaries. To the extent that any stock option intended to qualify as an incentive stock option does not so qualify, it shall constitute a non-incentive stock option.

     Our compensation committee will fix the term of each stock option, except that an incentive stock option may be granted only within the ten-year period commencing from the effective date of the Equity Plan and may only be exercised within ten years from the date of grant, or five years from the date of grant in the case of a participant who at the time the stock option is granted owns more than 10% of the total combined voting power of all of our classes of voting securities.

     The exercise price of stock options granted under the Equity Plan will be determined by our compensation committee at the time of the grant, but in no event will such price be less than the fair market value of the underlying common stock on the last trading day preceding the date the stock option is granted. However, the exercise price of an incentive stock option granted to a 10% shareholder will not be less than 110% of the fair market value of the shares on the last trading day preceding the date the stock option is granted. The number of shares covered by incentive stock options which may be exercised by participants in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

     The compensation committee will determine when stock options will become exercisable and the terms and conditions thereof. Any requirement that options be exercised in installments may be waived in whole or in part by the compensation committee.

     Payment of the exercise price may be made in cash, or in shares of our common stock owned by the participant, partly in cash and partly in such shares, or otherwise, as reflected in the applicable award agreement. A participant has no rights as a shareholder with respect to the shares of our common stock underlying stock option granted under the Equity Plan until such shares are issued upon exercise of the stock option.

     Stock options may not be assigned or transferred by a participant except by will or by the laws of descent and distribution, and during the lifetime of a participant, the stock options may only be exercisable by the person to whom it was granted.

     If the employment of a participant who is an employee of ours or a subsidiary of ours is terminated by reason of the participant's death or disability, any stock option held by the participant will become fully vested and may be exercised by the disabled participant, or by his legal representative or legatee, as the case may be, for a period of one year or such greater or lesser period, as may be specified by the compensation committee in the grant, from the date of the death or disability, or until the expiration of the exercise period for the stock option, which ever is shorter.

     Unless otherwise provided in the grant of a stock option, if a participant's employment with us or any of our subsidiaries is terminated for any reason other than due to death or disability, the participant's stock option will automatically terminate. However, if the participant's employment is terminated without cause or due to retirement on or after the age of 65, then the portion of his or her stock option which has vested as the date of termination may be exercised for three months after termination or for the balance of the stock option's exercise period, which ever is shorter.

     Stock Reload Options. Our compensation committee may grant to a participant, concurrently with the grant of an incentive stock option, and at or after the time of grant in the case of a non-incentive stock option, an option covering a number of shares up to the amount of shares of our common stock held by the participant for at least six months and used to pay all or part of the exercise price of an option, and any shares withheld by us as payment for withholding taxes. Any stock reload option will have an exercise price equal to the fair market value of our common stock as of the date of grant of the stock reload option. Unless otherwise provided in the stock reload option grant, a stock reload option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the stock option to which the reload option is related.

     Stock Appreciation Rights. Under the Equity Plan, our compensation committee may grant stock appreciation rights to participants who have received stock options. A stock appreciation right entitles the holder to surrender to us all or a portion of a stock option in exchange for a number of shares of our common stock determined by dividing the excess of the fair market price per share of our common stock on the exercise date over the exercise price per share by the fair market value of the stock option on the date the stock appreciation right is exercised. In the case of an incentive stock option, a stock appreciation right may only be granted simultaneously with the grant of the underlying incentive stock option. In the case of non- incentive stock option, a stock appreciation right may be granted at or after the time of the grant of the underlying non-incentive stock option. A stock appreciation right will terminate upon termination or exercise of the related stock option. Upon exercise of a stock appreciation right, the underlying stock option will be deemed to have been exercised, and the related shares of our common stock will no longer be available for issuance under the Equity Plan.

     Restricted Stock Awards. Our compensation committee may award shares of our common stock which are subject to such restrictions as the compensation committee may determine in addition to, or in lieu of, other awards granted to participants under the Equity Plan. The compensation committee will determine at the time of the award, the period during which the award may be subject to forfeiture and the vesting schedule of the shares under the award. A participant will have the right to vote the restricted stock granted to him and to receive dividend payments distributed on the shares in the form of cash or cash equivalents. However, during the time that restricted stock is subject to forfeiture and until the restricted stock is fully vested, we will retain custody of the stock certificate representing the restricted shares and will retain custody of all distributions, other than payment of dividends in cash or in cash equivalents, made or declared with respect to the restricted stock. If the participant breaches the terms or conditions set forth in the Equity Plan or in the award agreement pertaining to the restricted stock award, or if the restricted stock otherwise does not vest, then the participant will forfeit the award of restricted stock and any distributions which were retained by us related to the restricted stock.

     Deferred Stock. Our compensation committee may award shares of our common stock to be received at the end of a specified deferral period and upon satisfaction of any other applicable restrictions, terms and conditions provided for in the grant of the award. Any deferred stock that does not vest shall be forfeited. A participant will not have any rights as a shareholder by virtue of the award of deferred stock until the expiration of the applicable deferral period and the issuance by of a stock certificate evidencing the award of the deferred stock. A participant may request that the compensation committee defer issuance of an award of deferred shares for an additional specified period, subject to certain conditions.

     Other Stock-Based Awards. Our compensation committee may award other stock-based awards in addition to, or in lieu of, other awards granted to participants under the Equity Plan. These other stock-based awards are payable in, valued in, or otherwise based on, or related to, our shares of common stock. These other stock-based awards may be in the form of the right to purchase shares of our common stock which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of our common stock, as well as awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries.

     Accelerated Vesting and Exercisablility of Awards

     If any "person," as is defined in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner," as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 25% or more of the combined voting power of our then outstanding voting securities in one or more transactions, and our board of directors does not authorize or approve the acquisition, then the vesting periods with respect to options and awards granted and outstanding under the Equity Plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the Equity Plan and in the corresponding award agreements.

     Withholding Taxes

     We may withhold, or require participants to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Equity Plan. If permitted by our compensation committee, tax withholding may be settled with shares of our common stock, including shares that are part of the award that gives rise to the withholding requirement.

     Term and Amendments

     The Equity Plan will terminate at such time no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until May 26, 2009. Our board of directors has the right to amend, suspend or discontinue any provision of the Equity Plan, provided that no such action may adversely affect awards previously granted between a participant and us without the participant's consent.

     Holding Period and Forfeitures

     For a period of six months after the date of any award under the Equity Plan, a participant may not dispose of any (i) derivative security, as defined in Rule 16a-1 under the Exchange Act, issued to the participant under the Equity Plan or (ii) common stock purchased or granted pursuant to an award under the Equity Plan. If a participant's employment with us or a subsidiary of ours is terminated for any reason and within eighteen months of the termination, the person accepts employment with any competitor of, or otherwise engages in competition with, our business, the compensation committee may require the participant to return to us the economic value of any award which was obtained by the participant during the period beginning six months prior to the date the participant's employment with us was terminated. If a participant is terminated for cause, the compensation committee may require that the participant return to us the economic value of any award which was obtained by the participant during the six month period. Shares of our common stock available for award under the Equity Plan have not been registered under the Securities Act, and we are not required to so register the stock.


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



Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of participation in the Equity Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the Equity Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

     Incentive Stock Options

     The participant will recognize no taxable income upon the grant or exercise of an incentive stock option. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant.

     If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares and (ii) we will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

     Non-Incentive Stock Options

     With respect to non-incentive stock options (i) upon grant of the stock option, the participant will recognize no income, provided that the exercise price was not less than the fair market value of our common stock on the date of grant, (ii) upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and (iii) we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant. On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

     If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

     Stock Appreciation Rights

     Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

     Restricted Stock

     A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

     A participant may elect, under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of restricted stock, determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, determined without regard to the restrictions, on the date of transfer.

     On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

     Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which such income is included in the participant's gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

     Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.

     Deferred Stock

     A participant who receives an award of deferred stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption "Restricted Stock."

     Other Stock-Based Awards

     The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UPON THE GRANT OF OPTIONS AND OTHER AWARDS THEREUNDER.

                              Independent Auditors


     We anticipate that, as a result of the Stock Purchase Transactions, we will select PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2001, although the audit committee of our board of directors has made no formal recommendation as of the date of this proxy statement. A representative of Goldstein Golub Kessler LLP, our independent auditors for the fiscal year ending September 30, 2000, is expected to be present at the annual meeting. Additionally, a representative of PricewaterhouseCoopers is expected to be present at the annual meeting. The representatives of Goldstein Golub Kessler and PricewaterhouseCoopers will have the opportunity to make statements and will be available to respond to appropriate questions from shareholders.

                             Solicitation of Proxies

     The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are paying the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or over the telephone by our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

                    2002 Annual Meeting Shareholder Proposals

     In order for any shareholder proposal to be presented at the annual meeting of shareholders to be held in 2002 or to be eligible for inclusion in our proxy statement for such meeting, it must be received by us at our principal executive offices by ______, 2002. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2002 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Bethpage, New York, not later than _______, 2002.

                                  Other Matters

     The board of directors knows of no matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the special meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                                           Joseph Berland, Chairman


Bethpage, New York
______ __, 2001


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



                                                        Appendix A
===============================================================================








                            STOCK PURCHASE AGREEMENT

                                      among

                          GBI CAPITAL MANAGEMENT CORP.,

                             NEW VALLEY CORPORATION,

                         LADENBURG, THALMANN GROUP INC.,

                        BERLINER EFFEKTENGESELLSCHAFT AG,

                                       and

                         LADENBURG, THALMANN & CO. INC.



                             Dated February 8, 2001





===============================================================================

                                Table of Contents

                                                                           Page

ARTICLE I PURCHASE AND SALE OF LADENBURG STOCK..............................1
         SECTION 1.1  Definitions...........................................1
         SECTION 1.2  Purchase and Sale.....................................1
         SECTION 1.3  Purchase Price........................................1
         SECTION 1.4  Allocation of Purchase Price..........................2

ARTICLE II THE CLOSING......................................................2
         SECTION 2.1  The Closing...........................................2
         SECTION 2.2  Sellers' Deliveries...................................2
         SECTION 2.3  Purchaser's Deliveries................................3
         SECTION 2.4  Net Worth Adjustment..................................3
         SECTION 2.5  Pledge and Security Agreement.........................4
         SECTION 2.6  Proxy and Voting Agreement............................4
         SECTION 2.7  Further Assurances; Post-Closing Cooperation..........4
         SECTION 2.8  Directors and Officers................................5
         SECTION 2.9  Enforcement of Claims; Amendment......................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES...........6
         SECTION 3.1  Organization..........................................6
         SECTION 3.2  Authority and Corporate Action........................7
         SECTION 3.3  No Conflicts, etc.....................................7
         SECTION 3.4  Capitalization; Ownership of Securities...............8
         SECTION 3.5  Compliance with Law; Customer Complaints..............9
         SECTION 3.6  Financial Statements..................................10
         SECTION 3.7  Licenses, Permits, Etc................................10
         SECTION 3.8  Marketable Securities.................................10
         SECTION 3.9  Real Property; Leased Properties; Contracts...........11
         SECTION 3.10 Litigation............................................11
         SECTION 3.11 Taxes, Tax Returns and Audits.........................11
         SECTION 3.12 Consents and Approvals................................12
         SECTION 3.13 Absence of Certain Changes............................12
         SECTION 3.14 Employment Agreements and Bonus Plans.................13
         SECTION 3.15 Employee Plans........................................13
         SECTION 3.16 Insurance Policies....................................14
         SECTION 3.17 Intangible Rights.....................................14
         SECTION 3.18 Title to Properties...................................14
         SECTION 3.19 No Guarantees.........................................15
         SECTION 3.20 Labor Matters.........................................15
         SECTION 3.21 Brokers...............................................15
         SECTION 3.22 Records...............................................15
         SECTION 3.23 No Undisclosed Liabilities............................15
         SECTION 3.24 No Illegal or Improper Transactions...................15
         SECTION 3.25 Related Transactions..................................16
         SECTION 3.26 Disclosure............................................16
         SECTION 3.27 Ownership of Purchaser Common Stock...................16
         SECTION 3.28 Investment Representations............................16
         SECTION 3.29 Bank Accounts.........................................17
         SECTION 3.30 Certain Brokerage Matters.............................17
         SECTION 3.31 Warrants, etc.........................................17
         SECTION 3.32 Survival of Representations and Warranties............17
         SECTION 3.33 Ukraine Fund..........................................17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................18
         SECTION 4.1  Organization..........................................18
         SECTION 4.2  Authority and Corporate Action........................18
         SECTION 4.3  Capitalization; Ownership of Securities...............20
         SECTION 4.4  SEC Reports; Financial Statements.....................20
         SECTION 4.5  Consents and Approvals................................21
         SECTION 4.6  Disclosure............................................21
         SECTION 4.7  Absence of Certain Changes............................21
         SECTION 4.8  Vote Required.........................................21
         SECTION 4.9  Opinion of Financial Advisor..........................22
         SECTION 4.10 Sections 607.0901 and 607.0902 of the
                      Florida Business Corporation Act Not Applicable.......22
         SECTION 4.11 Financing.............................................22
         SECTION 4.12 Investment Representations............................22
         SECTION 4.13 Compliance with Law; Customer Complaints..............22
         SECTION 4.14 Licenses, Permits, Etc................................23
         SECTION 4.15 Real Property; Leased Properties; Contracts...........23
         SECTION 4.16 Litigation............................................24
         SECTION 4.17 Taxes, Tax Returns and Audits.........................24
         SECTION 4.18 Employment Agreements and Bonus Plans.................25
         SECTION 4.19 Employee Plans........................................25
         SECTION 4.20 Insurance Policies....................................26
         SECTION 4.21 Intangible Rights.....................................26
         SECTION 4.22 Title to Properties...................................27
         SECTION 4.23 No Guarantees.........................................27
         SECTION 4.24 Labor Matters.........................................27
         SECTION 4.25 Brokers...............................................27
         SECTION 4.26 Records...............................................27

         SECTION 4.27 No Undisclosed Liabilities............................27
         SECTION 4.28 No Illegal or Improper Transactions...................28
         SECTION 4.29 Related Transactions..................................28
         SECTION 4.30 Bank Accounts.........................................28
         SECTION 4.31 Certain Brokerage Matters.............................28
         SECTION 4.32 Survival of Representations and Warranties............29

ARTICLE V COVENANTS.........................................................29
         SECTION 5.1  Conduct of Business...................................29
         SECTION 5.2  Access to Information; Confidentiality................30
         SECTION 5.3  Maintenance of Assets; Insurance......................31
         SECTION 5.4  Non-Use of Name.......................................31
         SECTION 5.5  No Other Negotiations.................................31
         SECTION 5.6  No Securities Transactions............................32
         SECTION 5.7  Cancellation of Intercompany Agreements...............32
         SECTION 5.8  Disclosure of Certain Matters.........................32
         SECTION 5.9  Non-Competition.......................................32
         SECTION 5.10 Stockholder Meeting...................................33
         SECTION 5.11 Proxy Statement.......................................33
         SECTION 5.12 Information Supplied..................................34
         SECTION 5.13 Information for Proxy Statement.......................34
         SECTION 5.14 Intercompany Debt.....................................34
         SECTION 5.15 General Release.......................................35
         SECTION 5.16 No Purchaser Solicitations............................35
         SECTION 5.17 Additional Agreements.................................36
         SECTION 5.18 Financing.............................................37
         SECTION 5.19 Continuation of Insurance.............................37
         SECTION 5.20 AMEX Listing..........................................37
         SECTION 5.21 Further Action........................................38
         SECTION 5.22 Schedules.............................................38
         SECTION 5.23 Regulatory and Other Authorizations...................38

ARTICLE VI CONDITIONS TO CLOSING............................................38
         SECTION 6.1  Conditions to Each Party's Obligations................38
         SECTION 6.2  Conditions to Obligations of the Selling Parties......39
         SECTION 6.3  Conditions to Obligations of the Purchaser............39

ARTICLE VII INDEMNIFICATION.................................................40
         SECTION 7.1  Indemnification by the Sellers........................40
         SECTION 7.2  Indemnification by the Purchaser......................41
         SECTION 7.3  Notice, etc...........................................41
         SECTION 7.4  Adjustment to Purchase Price..........................44

         SECTION 7.5  Limitations...........................................44
         SECTION 7.6  Payment of Claims.....................................45
         SECTION 7.7  Representations and Warranties........................45
         SECTION 7.8  Exclusivity...........................................45
         SECTION 7.9  Tax Benefits..........................................45

ARTICLE VIII TERMINATION AND ABANDONMENT....................................47
         SECTION 8.1  Methods of Termination................................47
         SECTION 8.2  Effect of Termination.................................47

ARTICLE IX DEFINITIONS......................................................49
         SECTION 9.1  Certain Defined Terms.................................49

ARTICLE X GENERAL PROVISIONS................................................53
         SECTION 10.1  Expenses.............................................53
         SECTION 10.2  Notices..............................................54
         SECTION 10.3  Press Release; Public Announcements; Filings.........56
         SECTION 10.4  Amendment............................................56
         SECTION 10.5  Waiver...............................................56
         SECTION 10.6  Headings.............................................56
         SECTION 10.7  Severability.........................................56
         SECTION 10.8  Entire Agreement.....................................56
         SECTION 10.9  Benefit..............................................57
         SECTION 10.10 Governing Law........................................57
         SECTION 10.11 Counterparts.........................................57
         SECTION 10.12 Consent to Jurisdiction and Service of Process.......57
         SECTION 10.13 Waiver of Jury Trial.................................58
         SECTION 10.14 Specific Performance.................................58

                        EXHIBITS

Exhibit A          Escrow Agreement
Exhibit B          Promissory Notes
Exhibit C          Pledge and Security Agreement
Exhibit D          Proxy and Voting Agreement
Exhibit E          Investor Rights Agreement
Exhibit F          Employment Agreement between Ladenburg and Victor Rivas
Exhibits G-1
   through G-5     Amendment to Employment Agreement between GBI Capital
                   Partners, Inc. and each of the Principals and Joseph Berland, respectively
Exhibit H          Stock Purchase Agreement between Berland and LTGI
Exhibit I          Legal Opinion from Graubard Mollen & Miller
Exhibit J          Legal Opinion from Milbank, Tweed, Hadley & McCloy LLP
Exhibit K          Press Release

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT ("Agreement") dated February 8, 2001, among GBI CAPITAL MANAGEMENT CORP., a Florida corporation (the "Purchaser"), NEW VALLEY CORPORATION, a Delaware corporation ("New Valley"), LADENBURG, THALMANN GROUP INC., a Delaware corporation and wholly owned subsidiary of New Valley ("LTGI" and, together with New Valley, the "New Valley Parties"), BERLINER EFFEKTENGESELLSCHAFT AG, a German corporation ("Berliner"), and LADENBURG, THALMANN & CO. INC., a Delaware corporation ("Ladenburg").

         WHEREAS, Ladenburg is engaged in the securities business, including investment banking, the institutional and retail sale of securities, securities research and related securities activities;

         WHEREAS, LTGI and Berliner are the record and beneficial owners of all of the issued and outstanding shares of the common stock, par value $0.01 per share, of Ladenburg ("Ladenburg Stock"); and

         WHEREAS, subject to the terms and conditions of this Agreement, the Parties desire that the Purchaser purchase from LTGI and Berliner all of the Ladenburg Stock;

         IT IS AGREED:

                                   ARTICLE I
                      PURCHASE AND SALE OF LADENBURG STOCK

         SECTION 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the meanings specified in Article IX.

         SECTION 1.2 Purchase and Sale. Upon the terms and subject to the conditions hereof, at the Closing (as defined in Section 2.1), LTGI and Berliner (collectively, the "Sellers") shall sell, transfer, assign and convey to the Purchaser, and the Purchaser shall purchase from the Sellers, all of the right, title and interest of Sellers in and to the Ladenburg Stock. In addition, at the Closing, New Valley shall cause to be transferred, assigned and conveyed to the Purchaser all of the issued and outstanding shares of common stock (the "LTI Stock") of Ladenburg Thalmann International Ltd. ("LTI") for no consideration in excess of the portion of the Purchase Price to be paid to New Valley pursuant to
Section 1.3.

         SECTION 1.3 Purchase Price. Subject to adjustment as hereinafter set forth, the purchase price ("Purchase Price") to be paid by the Purchaser to the Sellers for the Ladenburg Stock shall be the following, payable at the Closing:

             (a) $10,000,000 to be paid to the Sellers by wire transfer of immediately available United States funds to accounts of the Sellers specified by the Sellers in written notice given to the Purchaser no later than two

Business Days prior to the Closing Date (as defined in Section 2.1); provided that $500,000 of the cash portion of the Purchase Price to be paid to Berliner shall be delivered by the Purchaser by wire transfer of immediately available United States funds to Continental Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent") under an escrow agreement to be entered into on the Closing Date by Berliner, the Purchaser and the Escrow Agent in the form amended hereto as Exhibit A (the "Escrow Agreement");

             (b) promissory notes in the aggregate principal amount of $10,000,000, to be delivered to the Sellers in the form annexed hereto as Exhibit B, each appropriately completed and executed (the "Notes"); and

             (c) certificates representing, in the aggregate, 18,181,818 shares of Purchaser's common stock, par value $0.0001 per share ("Purchaser Common Stock"), to be delivered to the Sellers. If, prior to the Closing Date, the Purchaser shall effect an Adjustment Event with respect to the Purchaser Common Stock, the number of shares of Purchaser Common Stock to be delivered to the Sellers pursuant to this Section 1.3(c) shall be appropriately adjusted (and any appropriate actions shall be taken by the Purchaser) so that the Sellers shall be entitled to receive the number of shares of Purchaser Common Stock (or other securities of Purchaser) that the Sellers would have owned or would have been entitled to receive upon or by reason of such Adjustment Event had 18,181,818 shares of Purchaser Common Stock been delivered to the Sellers immediately prior to the occurrence of the Adjustment Event.

         SECTION 1.4 Allocation of Purchase Price. All payments of the Purchase Price shall be made in the proportion of 80.1% to LTGI and 19.9% to Berliner. The Parties hereby acknowledge that the Purchase Price will be paid in connection with the acquisition of the business of Ladenburg, and no part thereof will be paid in connection with any assignment (whether deemed or otherwise) of any leases of the Ladenburg Companies.

                                   ARTICLE II
                                   THE CLOSING

         SECTION 2.1 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 10:00 a.m., local time, on the fourth Business Day after the date on which the last of the conditions to Closing set forth in Sections 6.1(a) and (c) is fulfilled, at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

         SECTION 2.2 Sellers' Deliveries. At the Closing, (i) the Sellers will assign and transfer to Purchaser all of Sellers' right, title and interest in and to the Ladenburg Stock by delivering to the Purchaser the certificates representing the Ladenburg Stock, duly endorsed for transfer and free and clear of all Liens, (ii) New Valley will assign and transfer to Purchaser all of New Valley's right, title and interest in and to the LTI Stock by delivering to the Purchaser the certificates representing the LTI Stock, duly endorsed for transfer and free and clear of all Liens, and (iii) New Valley, LTGI, Berliner and Ladenburg (collectively, the "Selling Parties") shall deliver to the Purchaser the certificates, opinions and other agreements and instruments contemplated by Article VI hereof and the other provisions of this Agreement.

         SECTION 2.3 Purchaser's Deliveries. At the Closing, the Purchaser shall deliver to the Sellers (i) the portions of cash, Notes and shares of Purchaser Common Stock representing the Purchase Price to which each Seller is entitled pursuant to Sections 1.3 and 1.4, and (ii) the certificates, opinions and other agreements and instruments contemplated by Article VI hereof and the other provisions of this Agreement.

         SECTION 2.4 Net Worth Adjustment.

             (a) Promptly after the Closing, the individuals serving as the chief financial officers of Ladenburg and New Valley on the date hereof (or, if either such individual is not so serving on the Closing Date, a substitute individual mutually selected by the Purchaser and New Valley) shall cooperate with each other to cause Ladenburg to prepare a consolidated balance sheet of Ladenburg and its subsidiaries as at the Closing Date (but without giving effect to the consummation of the transactions contemplated hereby) from which the net worth of Ladenburg and such subsidiaries on a consolidated basis on such date (the "Closing Net Worth") shall be determined in accordance with GAAP, applied consistently as in the Financial Statements except that, if not required by GAAP, appropriate reserves and accruals shall nevertheless be made for the cost of the annual audit and preparation of tax returns for Ladenburg for the year ended December 31, 2000. Upon its preparation, such balance sheet and determination of Closing Net Worth shall be submitted to the Enforcement Committee (as defined in Section 2.9), New Valley and Berliner and shall be deemed conclusively accepted unless written objection thereto is given by any Party to the other Parties within 30 days after submission.

             (b) If, within the 30-day period specified in Section 2.4(a), an objection is made pursuant to the last sentence of paragraph (a) above, the Purchaser's Accountants and the Sellers' Accountants shall jointly review the balance sheet and the determination of the Closing Net Worth prepared by Ladenburg (the "Initial Determination") and attempt to reach a mutually satisfactory determination of the Closing Net Worth. If the Purchaser's Accountants and the Sellers' Accountants are unable to reach such a mutually satisfactory determination within 30 days after the Initial Determination has been submitted to them for their joint review, they shall promptly submit the Initial Determination to a firm of independent accountants jointly selected by them. The independent third firm shall submit its determination of Closing Net Worth to New Valley, Berliner and the Enforcement Committee within 30 days of its receipt of the Initial Determination, and the determination of the Closing Net Worth by such third firm shall be final and conclusive upon the Parties. The Purchaser shall pay the fees and expenses of the Purchaser's Accountants and New Valley and Berliner shall pay the fees and expenses of the Sellers' Accountants. The fees and expenses of any independent third firm shall be paid 50% by the Purchaser and 50% by New Valley and Berliner.

             (c) If the Closing Net Worth, as finally determined, is less than $28.6 million, the New Valley Parties and Berliner shall promptly contribute to the capital of Ladenburg an amount, in cash, equal to the difference between $28.6 million and the Closing Net Worth.

             (d) If the Closing Net Worth, as finally determined, is more than $30.6 million, the Purchaser shall promptly pay to the Sellers, as an addition to the Purchase Price, cash equal to the difference between the Closing Net Worth and $30.6 million. Such payment shall be made by wire transfer to the accounts of the Sellers specified pursuant to Section 1.3(a).

             (e) Payments by and to the New Valley Parties and Berliner pursuant to this Section 2.4 shall be made in the proportion of 80.1% by or to the LTGI and 19.9% by or to Berliner.

         SECTION 2.5 Pledge and Security Agreement. To secure payment of amounts due under the Notes, the Purchaser shall grant to the Sellers a pledge of the shares of Ladenburg Stock to be purchased by it hereunder pursuant to a Pledge and Security Agreement (the "Pledge and Security Agreement") in the form annexed hereto as Exhibit C to be entered into at the Closing by the parties named therein and shall deliver to the collateral agent party thereto the certificates representing such shares together with duly executed stock powers endorsed in blank, all in accordance with the provisions of the Pledge and Security Agreement.

         SECTION 2.6 Proxy and Voting Agreement. The Principals, Joseph Berland, New Valley Parties and Berliner have, concurrently with the execution and delivery of this Agreement, entered into a Proxy and Voting Agreement (the "Proxy and Voting Agreement") in the form annexed hereto as Exhibit D.

         SECTION 2.7 Further Assurances; Post-Closing Cooperation.

             (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other Transaction Documents to which it is a party.

             (b) Following the Closing, each Party will afford the other Party(ies), its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the business, prospects or financial condition of Ladenburg and its subsidiaries in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting Party in connection with (i) the preparation of Tax Returns, (ii) compliance with the requirements of any governmental or regulatory authority, (iii) the determination or enforcement of the rights and obligations of any Party to this Agreement or any of the other Transaction Documents or (iv) in connection with any actual or threatened Proceeding. Further, each Party agrees for a period extending eight years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such Party shall first offer in writing to surrender such books, records and other data to the other Party and such other Party shall not agree in writing to take possession thereof during the ten day period after such offer is made. If at the end of such eight year period, either Party is under Tax audit or a party to another legal proceeding related to certain records which are being maintained by Ladenburg or New Valley, each Party may request the other Party to continue to retain such records, provided at least one month's advance notice is given.

             (c) The Parties shall without further consideration reasonably cooperate with each other and shall cause their respective Affiliates and Representatives to reasonably cooperate with each other in connection the preparation of Tax Returns and the conduct of any Tax audit or other proceedings in respect of Taxes. If any Tax audit, Tax hearing or other Tax proceeding involving any of the Ladenburg Companies for which either the Purchaser or any of the Selling Parties may be liable under this Agreement, each Party shall provide reasonable notification to the other Party prior to the commencement of such event. During any such Tax proceeding, each Party shall reasonably consult with and take into account the views (in a manner consistent with positions taken prior to the Closing) of the other Party. Each Party shall also have the right to request that a Representative be present during such Tax audit, Tax hearing or other Tax proceeding. At New Valley's request, the Purchaser and Ladenburg shall execute a Power of Attorney authorizing New Valley's Representative to argue at any Tax proceeding for any Taxes arising in any period for which the Selling Parties may be liable under this Agreement.

             (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with governmental or regulatory authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a Party be furnished with additional information, documents or records relating to the business, prospects or financial condition of Ladenburg not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other Party, such other Party agrees to use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by the New Valley Parties and Berliner in accordance with this paragraph shall be held confidential by them in accordance with Section 5.2. The New Valley Parties shall furnish to Purchaser, with reasonable time for review and comment, copies of all unconsolidated Tax Returns of the Ladenburg Companies or other information proposed to be filed by them with any governmental or regulatory authority that relates solely to the Ladenburg Companies for any period prior to the Closing Date.

             (e) Notwithstanding anything to the contrary contained in this Section, if the Parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

         SECTION 2.8 Directors and Officers. The Parties shall take such actions as are necessary so that, effective as of the Closing Date, the directors and officers of the Purchaser are the persons listed on Schedule 2.8(a), the directors and officers of GBI Capital Partners, Inc. are the persons listed on
Schedule 2.8(b) and the directors and officers of Ladenburg are the persons listed on Schedule 2.8(c).

         SECTION 2.9 Enforcement of Claims; Amendment.

             (a) The authority to assert Claims on behalf of the Purchaser and determine whether any action should be instituted to enforce the Purchaser's rights under this Agreement after the Closing Date, including without limitation, rights pursuant to Article VII, shall be vested solely in a committee (the "Enforcement Committee") consisting of Messrs. Richard Rosenstock, Mark Zeitchick and Victor Rivas, who shall act by the decision of a majority thereof and whose authority in such capacity shall continue whether or not any or all of them continue as directors of the Purchaser. If any member of the Enforcement Committee shall resign or otherwise cease to serve thereon, his successor shall be selected by the remaining members, except that if the member ceasing to serve is either Mr. Rosenstock or Mr. Zeitchick, the other shall select the successor. In discharging their functions, the members of the Enforcement Committee shall be subject to the same duties as directors of the Purchaser.

             (b) After the Closing Date, no Transaction Document to which the Purchaser is a party shall be amended without the approval of a majority of the members of the Enforcement Committee.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES


         New Valley, LTGI and Ladenburg (the "New Valley Companies"), on the one hand, and Berliner, on the other hand, severally and not jointly represent and warrant to the Purchaser as follows (except that, where a representation and warranty is stated as being made by either the New Valley Companies or Berliner, it is made by such Person(s) only):

         SECTION 3.1 Organization.

             (a) New Valley. The New Valley Companies represent and warrant that New Valley is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware.

             (b) LTGI. The New Valley Companies represent and warrant that LTGI is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware.

             (c) Ladenburg. Ladenburg is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware. Except for the entities listed in Schedule 3.1(c) (the "Ladenburg Subsidiaries") and as disclosed in Schedule 3.1(c), Ladenburg does not own, other than in the ordinary course of its business, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest. Ladenburg is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, which states are listed in Schedule 3.1(c), except for those states in which the adverse effect of all such failures by Ladenburg to be qualified could not in the aggregate reasonably be expected to have a material adverse effect on the business, assets, prospects or financial condition of Ladenburg. Ladenburg has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

             (d) Berliner. Berliner represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany.

             (e) The Ladenburg Subsidiaries. Each of the Ladenburg Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the law of its state of incorporation, which states are listed in Schedule 3.1(e). Other than in the ordinary course of its securities business or as listed in Schedule 3.1(e), none of the Ladenburg Subsidiaries owns, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest. Each of the Ladenburg Subsidiaries is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, which states are listed in Schedule 3.1(e), except for those states in which all failures by the Ladenburg Subsidiaries to be qualified could not in the aggregate reasonably be expected to have a material adverse effect on the business, assets, prospects or financial condition of Ladenburg and the Ladenburg Subsidiaries (collectively, the "Ladenburg Companies"), taken as a whole. Each of the Ladenburg Subsidiaries has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

         SECTION 3.2 Authority and Corporate Action. Such Selling Party has all necessary corporate power and authority to enter into this Agreement, the Investor Rights Agreement, the Pledge and Security Agreement, the Escrow Agreement and the other instruments and agreements to be executed and delivered by such Selling Party in connection with the transactions contemplated by this Agreement (collectively, the "Seller Transaction Documents") and to consummate the transactions contemplated thereby. All corporate action necessary to be taken by such Selling Party to authorize the execution, delivery and performance of the Seller Transaction Documents has or will at Closing have been duly and validly taken. Each of the Seller Transaction Documents to which it is a party constitutes, or upon the execution and delivery by such Selling Party will constitute, the valid, binding and enforceable obligation of such Selling Party, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy.

         SECTION 3.3 No Conflicts, etc. Subject to receipt of the approvals and filings set forth in Schedule 3.3, neither the execution and delivery of the Seller Transaction Documents to which it is a party by such Selling Party nor the consummation of the transactions contemplated thereby will, except as disclosed in Schedule 3.3 or except as would occur solely as a result of the identity or legal or regulatory status of the Purchaser and its Affiliates, (i) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the Certificate of Incorporation or By-Laws (or similar constituent documents) of any of the Selling Parties or Ladenburg Subsidiaries or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which any of the Selling Parties or Ladenburg Subsidiaries is a party or by which any of the Selling Parties or Ladenburg Subsidiaries (or any of their respective properties) is subject or bound, except where any such conflict, breach, violation or default, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole;
(ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance ("Lien") upon the assets of any of the Selling Parties or the Ladenburg Subsidiaries, except where such Lien, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which any of the Selling Parties or the Ladenburg Subsidiaries is a party, except where such termination or modification, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to any of the Selling Parties or Ladenburg Subsidiaries, except where such suspension, revocation, impairment, forfeiture or nonrenewal, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole.

         SECTION 3.4 Capitalization; Ownership of Securities.

             (a) Capitalization. The capitalization of Ladenburg and each of the Ladenburg Subsidiaries is set forth in Schedule 3.4(a).

             (b) Ownership.

                  (i) LTGI and Berliner are the record and beneficial owners of 80.1% and 19.9%, respectively, of the outstanding shares of Ladenburg Stock, free and clear of all Liens. Except as disclosed in Schedule 3.4(b), there are no options, warrants or other contractual rights outstanding which require, or give any person the right to require, the issuance of any capital stock of Ladenburg whether or not such rights are presently exercisable.

                  (ii) The record and beneficial ownership of all of the outstanding shares of capital stock of each of the Ladenburg Subsidiaries is set forth in Schedule 3.4(b). Except as disclosed in Schedule 3.4(b), all of the outstanding shares of capital stock of each Ladenburg Subsidiary are owned, beneficially and of record, by Ladenburg or subsidiaries wholly owned by Ladenburg, free and clear of all Liens. There are no options, warrants or other contractual rights outstanding which require, or give any person the right to require, the issuance of any capital stock of any of the Ladenburg Subsidiaries whether or not such rights are presently exercisable.

                  (iii) New Valley represents and warrants that LTI owns all of the issued and outstanding shares of common stock of Ladenburg Thalmann Ukraine Ltd., the investment advisor to the Societe Generale Ladenburg Thalmann Ukraine Fund Limited (the "Ukraine Fund").

         SECTION 3.5 Compliance with Law; Customer Complaints.

             (a) The businesses of the Ladenburg Companies are, and since May 31, 1995 have been, conducted in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies (including, without limitation, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Investment Advisers Act of 1940, as amended, and any laws, rules, regulations, orders and directives that relate to broker-dealer regulation, consumer protection, products and services, proprietary rights, anti-competitive practices, collective bargaining, ERISA, equal opportunity and improper payments), except as would not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole. Except as set forth in Schedule 3.5(a), the Ladenburg Companies (i) are not, and since May 31, 1995 have not been, in violation of, or not in compliance with, in any material respect, any such applicable law, rule, regulation, order, directive or process with respect to the conduct of their respective businesses, and (ii) have not received any notice from any governmental authority or regulatory or self-regulatory agency or body, and to the Selling Parties' Knowledge none is threatened, alleging that any of the Ladenburg Companies is violating or has, since May 31, 1995, violated, or is not complying or has not, since May 31, 1995, complied with, any of the foregoing the effect of which, individually or in the aggregate with other such violations and non-compliance, would reasonably be expected to be materially adverse to the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole.

             (b) Customer complaints reportable on Form U-4 or otherwise which have been made against any of the Ladenburg Companies or any of their registered representatives since May 31, 1995 are set forth in Schedule 3.5(b) and copies of each such complaint have been furnished or made available to the Purchaser. Such complaints which are pending as of the date of this Agreement are appropriately noted on Schedule 3.5(b). The Signing Balance Sheet (as defined in
Section 3.6) contains adequate reserves to the extent required by GAAP for the costs (including costs of settlement, judgments and attorneys' fees and expenses) to be incurred by the Ladenburg Companies in connection with all customer complaints pending as of its date. Except as disclosed in Schedule 3.5(b), none of such complaints which have been disposed of as of the date hereof requires any payment or other action to be made by any of the Ladenburg Companies after the date of this Agreement in excess of $50,000 with respect to any single claim.

         SECTION 3.6 Financial Statements. The Selling Parties have delivered to the Purchaser a consolidated balance sheet of the Ladenburg Companies at December 31, 1999, and statements of income, stockholders' equity and source and application of funds for the year then ended, all certified by the Sellers' Accountants, and the notes, comments, schedules, and supplemental data therein (the "Audited 1999 Financial Statement"). In addition, the Selling Parties have delivered to the Purchaser an unaudited consolidated balance sheet of the Ladenburg Companies at December 31, 2000 (the "Signing Balance Sheet") and statement of income for the year ended December 31, 2000, the "Signing Income Statement"), and Ladenburg's FOCUS Report for the period ended December 31, 2000, copies of which are attached hereto as Schedule 3.6. The Audited 1999 Financial Statement, the Signing Balance Sheet and the Signing Income Statement (collectively, the "Financial Statements") and Ladenburg's FOCUS Report have been prepared in all material respects in accordance with generally accepted accounting principles applied in the United States ("GAAP") throughout the periods indicated, except as may be otherwise noted therein, subject to normal year-end audit adjustments in the case of all such Financial Statements that are interim or unaudited financial statements, and fairly present the financial condition of the Ladenburg Companies at their respective dates and the results of the operations of the Ladenburg Companies for the periods covered thereby in accordance with GAAP in all material respects.

         SECTION 3.7 Licenses, Permits, Etc. Except as set forth in Schedule 3.7, the Ladenburg Companies and their officers, directors and employees possess all applicable governmental registrations, licenses, permits, authorizations and approvals (collectively referred to herein as "Permits"), including those necessary to enable them to sell securities in any jurisdiction in which any of the Ladenburg Companies engages in the sale of securities, and those necessary to own and operate the business of the Ladenburg Companies, except where the failure to obtain or possess such Permits would not in the aggregate reasonably be expected to have a material adverse effect on the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole. True, complete and correct copies of such Permits have previously been delivered to the Purchaser. All such Permits are in full force and effect and the Ladenburg Companies and their officers, directors and employees have complied in all material respects with all terms of such Permits. The Ladenburg Companies are not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute such a default thereunder. Schedule
3.7 includes a listing of all branch offices of the Ladenburg Companies, including their addresses and dates of approval from appropriate state regulatory authorities to operate such branch offices.

         SECTION 3.8 Marketable Securities. Except as disclosed in Schedule 3.8, all securities carried in the Signing Balance Sheet as marketable securities or which will be taken into account in the determination of the Closing Net Worth as marketable securities are readily marketable in established markets at values established in accordance with GAAP, and are, in the Signing Balance Sheet, or will be, in the determination of the Closing Net Worth, valued in accordance with GAAP and, except for pledges in the ordinary course of business, are not subject to any restriction (contractual or otherwise) that would materially impair the ability of the entity holding such securities to dispose freely of such securities at any time.

         SECTION 3.9 Real Property; Leased Properties; Contracts.

             (a) None of the Ladenburg Companies owns any real property.

             (b) All leases for the real property ("Leases") leased by the Ladenburg Companies are listed on Schedule 3.9(b), and copies thereof have been furnished to the Purchaser.

             (c) All material leases for personal property and all material contracts and commitments ("Contracts") to which any of the Ladenburg Companies is a party are listed on Schedule 3.9(c). For purposes of this Section 3.9, a material lease, contract or commitment means any lease, contract or commitment which cannot be terminated on 30 days notice or less without material cost and, if requiring the payment of money, pursuant to which the unliquidated amount required to be paid by a Ladenburg Company or which a Ladenburg Company is entitled to receive, as of the date hereof, is $100,000 or more. Copies of the Contracts of the Ladenburg Companies have been furnished to the Purchaser.

             (d) All Contracts and Leases of the Ladenburg Companies are valid and binding agreements of the relevant Ladenburg Companies, enforceable in accordance with their terms, and there is no default by any of the Ladenburg Companies, or, to the Selling Parties' Knowledge, any other party thereto, under any such Contract or Lease, except for such defaults which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole. None of the other parties to the Contracts or Leases has notified any of the Selling Parties of any intention to terminate its Contract or Lease.

             (e) The Clearance Agreement dated December 5, 1978 between Ladenburg and Paine, Webber, Jackson & Curtis and Paine, Webber, Mitchell Hutchins, Incorporated may be terminated by Ladenburg at any time on 90 days prior written notice.

         SECTION 3.10 Litigation. Except as set forth in Schedule 3.10, there are no actions, suits, arbitrations or other proceedings ("Proceedings") (including arbitrations with any registered representative or customer of any Ladenburg Company) pending or, to the Selling Parties' Knowledge, threatened or reasonably likely to be asserted against any Ladenburg Company at law or in equity before any court, federal, state, municipal or other governmental department or agency or other tribunal. Except as set forth in Schedule 3.10, no such Proceeding would reasonably be expected to have a material adverse effect on the ability of the Selling Parties to consummate the transactions contemplated hereby or have a material adverse effect on the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole. None of the Ladenburg Companies or their property is subject to any order, judgment, injunction or decree which would reasonably be expected to materially adversely affect the business, assets, prospects or financial condition of the Ladenburg Companies taken as a whole.

         SECTION 3.11 Taxes, Tax Returns and Audits. (a) All material federal, state, local and foreign Taxes due and payable by the Ladenburg Companies for all periods ending on or before December 31, 2000, have been paid in full or have been adequately reserved against on the Signing Balance Sheet as required by GAAP; (b) the Ladenburg Companies have filed all material federal, state, local and foreign income, excise, property, sales, social security, information returns, and other Tax returns, reports and related information ("Returns") required to have been filed by them, or, as set forth in Schedule 3.11, extensions of the time for filing such Returns are presently in effect; the Returns that have been filed have been accurately prepared and have been timely filed except for such inaccuracies as would not reasonably be expected to have a material adverse effect on the Ladenburg Companies; (c) the Ladenburg Companies' federal income tax returns have been audited by the Internal Revenue Service through 1995, and their state and local income tax returns have been audited by the respective state and local tax agencies through March 31, 1993, and, to the Selling Parties' Knowledge, all audit reports are final; (d) except as set forth in Schedule 3.11, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Return or the payment of any Tax by any of the Ladenburg Companies other than Taxes that have been adequately reserved or are not material; (e) except as set forth in
Schedule 3.11, there are no actions, suits, proceedings, investigations or claims pending or, to the Selling Parties' Knowledge, threatened against any Ladenburg Company in respect of Taxes or any matter under discussion with any governmental authority relating to Taxes asserted by any such authority other than Taxes that have been adequately reserved or are not material; and (f) as of the Closing Date, any net operating loss carry-forwards, as determined under Treasury Regulations Section 1.1502-21 for federal income tax purposes, will be allocated to Ladenburg and the Ladenburg Subsidiaries.

         SECTION 3.12 Consents and Approvals. Except as set forth in Schedule 3.12, the execution and delivery of this Agreement by such Selling Party do not, and the performance of this Agreement by such Selling Party will not, require such Selling Party or the Ladenburg Companies to obtain any consent, approval, authorization or other action by, or to make any filing with or notification to, any governmental or regulatory authority or other third party, except where failure to obtain such consents, approvals, authorizations or actions, or to make any such filings or notifications, would not reasonably be expected to prevent the Selling Parties from performing any of their obligations under this Agreement or would not reasonably be expected to materially and adversely affect the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole, or except as would be required as a result of the identity or legal or regulatory status of the Purchaser and its Affiliates.

         SECTION 3.13 Absence of Certain Changes. Except as set forth in
Schedule 3.13, the Ladenburg Companies, taken as a whole, have not, since December 31, 2000, taken any action that would constitute a breach of any of their obligations under Section 5.1 or suffered any material adverse change, in any case or in the aggregate, in their assets, liabilities, financial condition, results of operations, prospects or business, except for those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Ladenburg Companies conduct their business or developments that are not unique to the Ladenburg Companies but also affect other Persons engaged or participating in the brokerage industry generally or as a consequence of the transactions contemplated by the Transaction Documents.

         SECTION 3.14 Employment Agreements and Bonus Plans. Except as set forth in Schedule 3.14, there are, and have been, no bonus, stock option, incentive or other compensation plans, arrangements, agreements or programs between any of the Ladenburg Companies and any of its employees, including but not limited to any thereof relating to severance, and there are no employment, severance, change in control or other agreements or arrangements between any of the Ladenburg Companies and any of its employees which are not terminable by a Ladenburg Company on more than thirty (30) days notice without liability, penalty or premium.

         SECTION 3.15 Employee Plans.

             (a) Except as set forth on Schedule 3.15, none of the Ladenburg Companies maintains or contributes to, has maintained or contributed to or is or was a party to a participating employer in, or a sponsor or contributor to any "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, "Employee Benefit Plans"). None of the Ladenburg Companies is a party to any multiemployer plan as defined in Section 3(37) of ERISA.

             (b) Except as set forth on Schedule 3.15 or as would not reasonably be expected to have a material adverse effect on the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole, each Employee Benefit Plan (i) except with respect to any Employee Benefit Plan not intended to qualify under Section 401(a) of the Code, has received a determination letter from the Internal Revenue Service to the effect that such plan satisfies the requirements of Section 401(a) of the Code and that any related trust is exempt from tax pursuant to Section 501(a) of the Code; (ii) has been operated in all material respects in accordance with the provisions thereof, ERISA, the Code and all other applicable law; (iii) has not engaged in any prohibited transactions (as such term is defined for purposes of ERISA and the Code) (other than those that are exempt pursuant to statute, regulation or otherwise) which would subject any of the Ladenburg Companies to a material liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA; (iv) has not, since the last annual report filed, been amended so as to materially increase benefits thereunder (other than as a direct or indirect result of changes in applicable law or regulations) or experienced a material increase (more than 20%) in the number of participants covered thereunder; and
(v) if terminated on the date hereof, would not subject any of the Ladenburg Companies to liability in excess of $25,000 to the PBGC pursuant to the provisions of Title IV of ERISA.

             (c) Except as set forth in Schedule 3.15, there are no "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans") maintained by any of the Ladenburg Companies or to which any of the Ladenburg Companies contributes or is required to contribute.

             (d) The Selling Parties have furnished to the Purchaser true and complete copies of the following items with respect to each Employee Benefit Plan and each Employee Welfare Plan of the Ladenburg Companies (i) each plan document; (ii) each related trust document; (iii) each determination letter issued by the Internal Revenue Service relating to qualification of the respective plans under the Code; (iv) the most recently filed annual reports, if any; and (v) the most recent actuarial valuation, if any.

             (e) Each of the Ladenburg Companies has filed all reports and other documents required to be filed with any governmental agency with respect to the Employee Benefit Plans and Employee Welfare Plans of the Ladenburg Companies or has received currently effective extensions for any such reports and other documents which have not been filed other than any failure to file which would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole.

         SECTION 3.16 Insurance Policies. Schedule 3.16 sets forth a complete list of all material insurance policies maintained by the Ladenburg Companies and which are in force as of the date hereof.

         SECTION 3.17 Intangible Rights. Set forth in Schedule 3.17 is a list of all material trademarks, trade names, copyrights and applications therefor owned by or registered in the name of any of the Ladenburg Companies or in which any of the Ladenburg Companies has any rights as licensee or otherwise, and which are presently used in the operation of the Ladenburg Companies' businesses (other than packaged computer software that is used in accordance with the licenses therefor). Except as disclosed in Schedule 3.17, no interest in any of such material trademarks, trade names, copyrights or applications therefor, or any trade secrets owned or used by any Ladenburg Company, has been assigned, transferred or licensed to any third party by a Ladenburg Company, and to the Selling Parties' Knowledge there is no infringement or asserted infringement by any Ladenburg Company of any trademarks, trade names, copyrights or application therefor of another the effect of which, in either case, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole. Except as disclosed in Schedule 3.17, (i) no claim is pending by any of the Ladenburg Companies against others to the effect that the present or past operations of such parties infringe upon or conflict with the rights of such Ladenburg Company, and, to the Selling Parties' Knowledge, no reasonable grounds for such action exist, and (ii) to the Selling Parties' Knowledge, there are no pending or threatened cancellations or revocations of any agreement granting to any Ladenburg Company rights under trademarks, trade names, copyrights or "know-how" of others, the effect of which, individually or in the aggregate, could reasonably be expected to be materially adverse to the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole.

         SECTION 3.18 Title to Properties. Each of the Ladenburg Companies has good title to all its tangible personal properties and assets material, individually or in the aggregate, to the business of the Ladenburg Companies. Except for Liens (i) reflected in the Financial Statements or (ii) relating to margin requirements or other borrowings in respect of securities positions, none of such properties and assets is subject to any Lien or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, other than (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (iii) any minor imperfection in title or similar Lien which individually or in the aggregate with such other Liens would not reasonably be expected to materially adversely affect the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole. The tangible properties and assets owned or leased by the Ladenburg Companies are, in all material respects, in good operating condition and repair, ordinary wear and tear excepted.

         SECTION 3.19 No Guarantees. Other than as incurred in the ordinary course of business, none of the Ladenburg Companies is a party to or bound by any agreement of guarantee, indemnification, assumption, or endorsement or any other like commitment in an amount in excess of $50,000 in any single instance and $500,000 in the aggregate to satisfy the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation other than another Ladenburg Company.

         SECTION 3.20 Labor Matters. None of the Ladenburg Companies is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by it in connection with the operation of its business.

         SECTION 3.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Selling Party.

         SECTION 3.22 Records. To the Selling Parties' Knowledge, the books of account, minute books, stock certificate books and stock transfer ledgers of the Ladenburg Companies are complete and correct in all material respects, and there have been no material transactions involving any of the Ladenburg Companies which are required to be set forth therein and which have not been so set forth.

         SECTION 3.23 No Undisclosed Liabilities. Except as set forth in Schedules 3.5(a), 3.5(b), 3.10 and 3.23 and pursuant to executory provisions under the Contracts and Leases to which any Ladenburg Company is a party, none of the Ladenburg Companies has any liabilities, whether known or unknown, absolute, accrued, contingent or otherwise of a nature that would be required to be reflected on a consolidated balance sheet of the Ladenburg Companies (including the footnotes), except (a) as and to the extent disclosed, reflected or reserved against on the Signing Balance Sheet, including all notes thereto,
(b) those incurred since December 31, 2000 in the ordinary course of business and consistent with prior practice, and (c) those which would not reasonably be expected to materially and adversely affect the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole.

         SECTION 3.24 No Illegal or Improper Transactions. Since May 31, 1995, no Ladenburg Company or any officer, director, employee, agent or Affiliate of any of the Ladenburg Companies on their behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of
(a) obtaining or maintaining business for a Ladenburg Company, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law, the effect of which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, assets, prospects or financial condition of the Ladenburg Companies, taken as a whole.

         SECTION 3.25 Related Transactions. Except as set forth in Schedule 3.25 and except for compensation to employees for services rendered and brokerage accounts in the ordinary course, neither New Valley nor, to the knowledge of such Selling Party, any director, officer, employee or shareholder or any associate (as defined in the rules promulgated under the 1934 Act) of any of the Ladenburg Companies is presently, or since January 1, 1998 has been a party to any material transaction with any of the Ladenburg Companies (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate).

         SECTION 3.26 Disclosure. No representation or warranty by such Selling Party contained in this Agreement and no information contained in any Schedule furnished to the Purchaser by such Selling Party pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made. Any furnishing of information to the Purchaser by a Selling Party pursuant to, or otherwise in connection with, this Agreement (other than information contained in this Agreement, the Schedules or the Exhibits hereto), including, without limitation, any information contained in any document, contract, book or record of any of the Ladenburg Companies to which the Purchaser shall have access or any information obtained by, or made available to, the Purchaser as a result of any investigation made by or on behalf of the Purchaser prior to or after the date of this Agreement, shall not affect the Purchaser's right to rely on any representation, warranty, covenant or agreement made by such Selling Party in this Agreement and shall not be deemed a waiver thereof.

         SECTION 3.27 Ownership of Purchaser Common Stock. Neither such Selling Party nor any Ladenburg Company nor any of their respective Affiliates owns, directly or indirectly, any Purchaser Common Stock, or options or other rights to acquire Purchaser Common Stock or securities convertible into Purchaser Common Stock, other than in the ordinary course of its broker-dealer business.

         SECTION 3.28 Investment Representations. All shares of Purchaser Common Stock to be acquired by such Selling Party pursuant to this Agreement (including shares issuable upon conversion of the Notes) will be acquired for its account and not with a view towards distribution thereof. Such Selling Party understands that it must bear the economic risk of its investment in Purchaser Common Stock, which cannot be sold by it unless registered under the Securities Act of 1933, as amended (the "1933 Act"), or an exemption therefrom is available thereunder. Such Selling Party has had both the opportunity to ask questions and receive answers from the officers and directors of the Purchaser and all persons acting on its behalf concerning the business and operations of the Purchaser and to obtain any additional information to the extent the Purchaser possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information. New Valley and Berliner each acknowledges receiving and reviewing copies of the Purchaser SEC Filings referred to in Section 4.4. The certificates representing the Purchaser Common Stock to be received by the Sellers as part of the Purchase Price shall bear a legend (which shall be removed on furnishing to the Purchaser an opinion of counsel to such Seller reasonably satisfactory to the Purchaser that such legend is no longer required) to the effect that the shares represented thereby may not be transferred except upon compliance with the registration requirements of the 1933 Act (or an exemption therefrom).

         SECTION 3.29 Bank Accounts. Schedule 3.29 sets forth the name of each bank in which any of the Ladenburg Companies has an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from any of the Ladenburg Companies other than in the ordinary course of business.

         SECTION 3.30 Certain Brokerage Matters.

             (a) None of the Ladenburg Companies has in effect any "soft dollar" arrangements with any of its customers that do not come within the "safe harbor" provisions of Section 28(e) of the 1934 Act.

             (b) All sales literature used by the Ladenburg Companies since May 31, 1995 does not contain any misstatement of a material fact and does not omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances in which such statements are made.

         SECTION 3.31 Warrants, etc. Schedule 3.31 lists all warrants, underwriters' purchase options and similar consideration received by any of the Ladenburg Companies as underwriting compensation since May 31, 1995, whether or not owned by any of the Ladenburg Companies on the date hereof ("Underwriters' Warrants"). Except as set forth in Schedule 3.31, no Person other than a Ladenburg Company has any right with respect to the Underwriters' Warrants, including the right to share in appreciation in the value thereof.

         SECTION 3.32 Survival of Representations and Warranties. The representations and warranties of the Selling Parties set forth in this Agreement shall survive the Closing for a period of two years after the Closing Date, except that the representations and warranties in Sections 3.1 and 3.4 shall survive without limitation as to time and the representations and warranties in Section 3.11 shall survive for a period of two months after the expiration of the statute of limitations for each respective Tax (as extended from time to time).

         SECTION 3.33 Ukraine Fund. Ladenburg Thalmann Ukraine Ltd. has incurred no liability for serving as investment advisor to the Ukraine Fund, except those which would not reasonably be expected to materially and adversely affect the business, assets, prospects or financial condition of the LTI and the Ladenburg Companies, taken as a whole. Except as set forth in Section 3.4(b)(iii) and this
Section 3.33, no representations or warranties are made by any Selling Party with respect to the Ukraine Fund.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Selling Parties as follows:

         SECTION 4.1 Organization.

             (a) The Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the law of Florida. Except for the other corporations listed in Schedule 4.1(a) (the "Purchaser Subsidiaries"), and as otherwise set forth in Schedule 4.1(a), the Purchaser does not own, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest. The Purchaser is a holding company and does not conduct any business except through the Purchaser Subsidiaries.

             (b) The Purchaser Subsidiaries. Each of the Purchaser Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the law of its state of incorporation, which states are listed in Schedule 4.1(b). Other than in the ordinary course of its securities business or as listed in Schedule 4.1(b), none of the Purchaser Subsidiaries owns, directly or indirectly, any capital stock or other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest. Each of the Purchaser Subsidiaries is qualified to do business in each state where the nature of the business it conducts or the properties it owns, leases or operates requires it to so qualify, which states are listed in Schedule 4.1(b), except for those states in which all such failures by the Purchaser Subsidiaries to be qualified could not in the aggregate reasonably be expected to have a material adverse effect on the business, assets, prospects or financial condition of the Purchaser and the Purchaser Subsidiaries (collectively, the "Purchaser Companies"), taken as a whole. Each of the Purchaser Subsidiaries has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

         SECTION 4.2 Authority and Corporate Action.

             (a) Other than the Stockholder Approval, the Purchaser has all necessary corporate power and authority to enter into this Agreement, the Escrow Agreement, the Notes, the Investor Rights Agreement, the Pledge and Security Agreement and the other instruments and agreements to be executed and delivered by the Purchaser in connection with the transactions contemplated by this Agreement (collectively, the "Purchaser Transaction Documents") and to consummate the transactions contemplated thereby. All corporate action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of the Purchaser Transaction Documents has or will at the Closing have been duly and validly taken. Each Purchaser Transaction Document constitutes, or will constitute upon execution and delivery thereof, the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy.

             (b) Subject to receipt of the approvals and filings set forth in
Schedule 4.2(b), neither the execution and delivery of the Purchaser Transaction Documents by the Purchaser nor the consummation of the transactions contemplated thereby will, except as disclosed in Schedule 4.2(b) or except as would occur solely as a result of the identity or legal or regulatory status of the Sellers or Ladenburg and their respective Affiliates (i) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the Certificate of Incorporation or By-Laws (or similar constituent documents) of the Purchaser or any of the Purchaser Subsidiaries or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which the Purchaser or any of the Purchaser Subsidiaries is a party or by which the Purchaser or any of the Purchaser Subsidiaries (or any of their respective properties) is subject or bound, except where any such conflict, breach, violation or default, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Purchaser or any of the Purchaser Subsidiaries; (ii) result in the creation of, or give any party the right to create, any Lien upon the assets of the Purchaser or any of the Purchaser Subsidiaries, except where such Lien, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which the Purchaser or any of the Purchaser Subsidiaries is a party, except where such termination or modification, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to the Purchaser or any of the Purchaser Subsidiaries, except where such suspension, revocation, impairment, forfeiture or nonrenewal, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole.

             (c) Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the shares of Purchaser Common Stock to be issued and delivered to the Sellers at the Closing will be duly authorized, validly issued, fully-paid and non-assessable. Upon conversion of a Note by the holder thereof in accordance with its terms, the shares of Purchaser Common Stock to be issued and delivered to such holder upon such conversion will be duly authorized, validly issued, fully-paid and non-assessable.

         SECTION 4.3 Capitalization; Ownership of Securities.

             (a) Capitalization. The capitalization of the Purchaser is set forth in Schedule 4.3(a). All of the issued and outstanding shares of the Purchaser Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to the Transaction Documents and except as set forth in Schedule 4.3(a), there are no outstanding options, warrants or other contractual rights which require, or give any person the right to require, the issuance of any capital stock of Purchaser, whether or not such rights are presently exercisable.

             (b) Ownership. The Purchaser is the record and beneficial owner of all of the outstanding shares of capital stock of each of the Purchaser Subsidiaries, free and clear of all Liens. There are no options, warrants or other contractual rights outstanding which require, or give any person the right to require, the issuance of any capital stock of any of the Purchaser Subsidiaries whether or not such rights are presently exercisable.

         SECTION 4.4 SEC Reports; Financial Statements. The Purchaser has delivered to the Selling Parties prior to the execution of this Agreement true and complete copies of all forms, reports, schedules, registration statements, proxy statements and other documents filed by it or its Subsidiaries with the Securities and Exchange Commission (the "Commission") since August 24, 1999 including without limitation its Annual Reports on Form 10-K for the fiscal years ended August 24, 1999 and September 30, 2000 ("10-Ks") and the amendments to the Annual Reports for the fiscal year ended August 24, 1999 and September 30, 2000 on Form 10-K/A ("10-K/As"), its Quarterly Reports on Form 10-Q for the period August 25, 1999 to September 30, 1999 and the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000 ("10-Qs") and its Current Report on Form 8-K for event dated August 24, 1999 ("8-K" and, collectively with the 10-Ks, the 10-K/As, the 10-Qs and all such other documents, the "Purchaser SEC Filings"). Each of the Purchaser SEC Filings, as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made. The Purchaser SEC Filings constitute all of the reports under the 1934 Act that were required to be filed by the Purchaser as of the date hereof and the Purchaser has otherwise complied with all material requirements of the 1933 Act and the 1934 Act. The financial statements of the Purchaser included in the Purchaser SEC Filings (the "Purchaser Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and the Purchaser Financial Statements, as well as the financial statements of the Purchaser as of December 31, 2000 and the Purchaser's FOCUS Report for the period ended December 31, 2000 (copies of which have been delivered to the Selling Parties), have been prepared in accordance with GAAP applied on a consistent basis during the periods covered, except as may be otherwise noted therein, subject to normal year-end audit adjustments in the case of all financial statements that are interim or unaudited financial statements, and fairly present the financial condition of the Purchaser

Companies as of their respective dates and the results of operations of the Purchaser Companies for the periods covered thereby in accordance with GAAP in all material respects.

         SECTION 4.5 Consents and Approvals. Except as set forth in Schedule 4.5, the execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, require the Purchaser to obtain any consent, approval, authorization or other action by, or to make any filing with or notification to, any governmental or regulatory authority or other third party, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not reasonably be expected to prevent the Purchaser from performing any of its obligations under this Agreement and would not reasonably be expected to materially adversely affect the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole, or except as would be required as a result of the identity or legal or regulatory status of the Sellers and their respective Affiliates.

         SECTION 4.6 Disclosure. No representation or warranty by the Purchaser contained in this Agreement and no information contained in any Schedule furnished by the Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, when taken together with the Purchaser SEC Filings, contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made. Any furnishing of information to the Selling Parties by the Purchaser pursuant to, or otherwise in connection with, this Agreement (other than information contained in this Agreement, the Schedules or the Exhibits hereto), including, without limitation, any information contained in any document, contract, book or record of any of the Purchaser Companies to which the Selling Parties shall have access or any information obtained by, or made available to, the Selling Parties as a result of any investigation made by or on behalf of the Selling Parties prior to or after the date of this Agreement, shall not affect the Selling Parties' right to rely on any representation, warranty, covenant or agreement made by the Purchaser in this Agreement and shall not be deemed a waiver thereof.

         SECTION 4.7 Absence of Certain Changes. Except as set forth in Schedule 4.7, the Purchaser Companies, taken as a whole, have not, since December 31, 2000, taken any action that would constitute a breach of any of their obligations under Section 5.1 or suffered any material adverse change, in any case or in the aggregate, in their assets, liabilities, financial condition, results of operations, prospects or business, except for those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Purchaser Companies conduct their business or developments that are not unique to the Purchaser Companies but also affect other Persons engaged or participating in the brokerage industry generally or as a consequence of the transactions contemplated by the Transaction Documents.

         SECTION 4.8 Vote Required. The affirmative vote of the holders of record of at least a majority of the shares of Purchaser Common Stock present at the Purchaser Stockholder Meeting with respect to the matters referred to in

Section 5.10 hereof is the only vote of the holders of any class or series of the capital stock of the Purchaser required to approve the transactions contemplated hereby.

         SECTION 4.9 Opinion of Financial Advisor. The Purchaser has received the opinion of Roth Capital Partners, Inc., dated February 8, 2001, to the effect that the consideration to be paid by the Purchaser for the Ladenburg Stock is fair from a financial point of view to the Purchaser, and a true and complete copy of such opinion has been delivered to the New Valley Parties and Berliner prior to the execution of this Agreement.

         SECTION 4.10 Sections 607.0901 and 607.0902 of the Florida Business Corporation Act Not Applicable. The Board of Directors of the Purchaser has, to the extent required by applicable law, duly and validly authorized and approved by all necessary corporate action, the Purchaser Transaction Documents and the transactions contemplated thereby so that by the execution and delivery thereof no restrictive provision of any "fair price," "moratorium," "control-share acquisition," "interested shareholders" or other similar anti-takeover statute or regulation (including, without limitation, Sections 607.0901 and 607.0902 of the Florida Business Corporation Act) or restrictive provision of any applicable anti-takeover provision in the Articles of Incorporation or By-Laws of the Purchaser is, or will be, applicable to the Sellers or any transaction contemplated by the Purchaser Transaction Documents.

         SECTION 4.11 Financing. The Purchaser and Frost-Nevada, Limited Partnership (the "Lender") have entered into an agreement (and the Purchaser has provided New Valley and Berliner with an executed copy thereof) pursuant to which the Lender will provide the $10,000,000 of funds required by Purchaser to pay the Purchase Price.

         SECTION 4.12 Investment Representations. All shares of Ladenburg Stock to be acquired by the Purchaser pursuant to this Agreement will be acquired for its account and not with a view to distribution. The Purchaser understands that it must bear the economic risk of its investment in the Ladenburg Stock, which cannot be sold by it unless registered under the 1933 Act or an exemption therefrom is available thereunder. The Purchaser has had both the opportunity to ask questions and receive answers from the officers and directors of Ladenburg and all persons acting on its behalf concerning the business and operations of Ladenburg and to obtain any additional information to the extent the Seller possess or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information.

         SECTION 4.13 Compliance with Law; Customer Complaints.

             (a) The businesses of the Purchaser Companies are, and since May 31, 1995 have been, conducted in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies (including, without limitation, the 1934 Act, the Investment Advisers Act of 1940, as amended, and any laws, rules, regulations, orders and directives that relate to broker-dealer regulation, consumer protection, products and services, proprietary rights, anti-competitive practices, collective bargaining, ERISA, equal opportunity and improper payments), except as would not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole. Except as set forth in Schedule 4.13(a), the Purchaser Companies (i) are not, and since May 31, 1995 have not been, in violation of, or not in compliance with, in any material respect, any such applicable law, rule, regulation, order, directive or process with respect to the conduct of their respective businesses, and (ii) have not received any notice from any governmental authority or regulatory or self-regulatory agency or body, and to the Purchaser's Knowledge none is threatened, alleging that any of the Purchaser Companies is violating or has, since May 31, 1995, violated, or is not complying or has not, since May 31, 1995, complied with, any of the foregoing the effect of which, individually or in the aggregate with other such violations and non-compliance, would reasonably be expected to be materially adverse to the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole.

             (b) Customer complaints reportable on Form U-4 or otherwise which have been made against any of the Purchaser Companies or any of their registered representatives since May 31, 1995 are set forth in Schedule 4.13(b) and copies of each such complaint have been furnished or made available to the Selling Parties. Such complaints which are pending as of the date of this Agreement are appropriately noted on Schedule 4.13(b). The balance sheet included in Purchaser's financial statements as of December 31, 2000 (the "Purchaser Balance Sheet") contains adequate reserves to the extent required by GAAP for the costs (including costs of settlement, judgments and attorneys' fees and expenses) to be incurred by the Purchaser Companies in connection with all customer complaints pending as of its date. Except as disclosed in Schedule 4.13(b), none of such complaints which have been disposed of as of the date hereof requires any payment or other action to be made by any of the Purchaser Companies after the date of this Agreement in excess of $50,000 with respect to any single claim.

         SECTION 4.14 Licenses, Permits, Etc. Except as set forth in Schedule 4.14, the Purchaser Companies and their officers, directors and employees possess all applicable Permits including those necessary to enable them to sell securities in any jurisdiction in which any of the Purchaser Companies engages in the sale of securities, and those necessary to own and operate the business of the Purchaser Companies, except where the failure to obtain or possess such Permits would not in the aggregate reasonably be expected to have a material adverse effect on the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole. True, complete and correct copies of such Permits have previously been delivered to the Purchaser. All such Permits are in full force and effect and the Purchaser Companies and their officers, directors and employees have complied in all material respects with all terms of such Permits. The Purchaser Companies are not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute such a default thereunder. Schedule 4.14 includes a listing of all branch offices of the Purchaser Companies, including their addresses and dates of approval from appropriate state regulatory authorities to operate such branch offices.

         SECTION 4.15 Real Property; Leased Properties; Contracts.

             (a) None of the Purchaser Companies owns any real property.

             (b) All Leases for the real property leased by the Purchaser Companies are listed on Schedule 4.15(b), and copies thereof have been furnished to the Selling Parties.

             (c) All material Contracts to which any of the Purchaser Companies is a party are listed on Schedule 4.15(c). For purposes of this Section 4.15, a material lease, contract or commitment means any lease, contract or commitment which cannot be terminated on 30 days notice or less without material cost and, if requiring the payment of money, pursuant to which the unliquidated amount required to be paid by a Purchaser Company or which a Purchaser Company is entitled to receive, as of the date hereof, is $100,000 or more. Copies of the Contracts in the Purchaser Companies have been furnished to the Selling Parties.

             (d) All Contracts and Leases of the Purchaser Companies are valid and binding agreements of the relevant Purchaser Companies, enforceable in accordance with their terms, and there is no default by any of the Purchaser Companies, or, to the Purchaser's Knowledge, any other party thereto, under any such Contract or Lease, except for such defaults which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole. None of the other parties to the Contracts or Leases has notified any of the Purchaser Companies of any intention to terminate its Contract or Lease.

             (e) The Clearance Agreement dated April 30, 1985 between GBI Capital Partners, Inc. and Bear Stearns & Co., Inc. may be terminated by GBI Capital Partners, Inc. at any time on no more than 90 days prior written notice.

         SECTION 4.16 Litigation. Except as set forth in Schedule 4.16, there are no Proceedings (including arbitrations with any registered representative or customer of any Purchaser Company) pending or, to the Purchaser's Knowledge, threatened or reasonably likely to be asserted against any Purchaser Company at law or in equity before any court, federal, state, municipal or other governmental department or agency or other tribunal. Except as set forth in
Schedule 4.16, no such Proceeding would reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby or have a material adverse effect on the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole. None of the Purchaser Companies or their property is subject to any order, judgment, injunction or decree which would reasonably be expected to materially adversely affect the business, assets, prospects or financial condition of the Purchaser Companies taken as a whole.

         SECTION 4.17 Taxes, Tax Returns and Audits. (a) All material federal, state, local and foreign Taxes due and payable by the Purchaser Companies for all periods ending on or before December 31, 2000, have been paid in full or have been adequately reserved against on the Purchaser Balance Sheet as required by GAAP; (b) the Purchaser Companies have filed all material federal, state, local and foreign income, excise, property, sales, social security, information returns, and other Tax Returns required to have been filed by them, or, as set forth in Schedule 4.17, extensions of the time for filing such Returns are presently in effect; the Returns that have been filed have been accurately prepared and have been timely filed except for such inaccuracies as would not reasonably be expected to have a material adverse effect on the Purchaser Companies; (c) except as set forth in Schedule 4.17, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Return or the payment of any Tax by any of the Purchaser Companies other than Taxes that have been adequately reserved or are not material; and (d) except as set forth in Schedule 4.17, there are no actions, suits, proceedings, investigations or claims pending or, to the Purchaser's Knowledge, threatened against any Purchaser Company in respect of Taxes or any matter under discussion with any governmental authority relating to Taxes asserted by any such authority other than Taxes that have been adequately reserved or are not material.

         SECTION 4.18 Employment Agreements and Bonus Plans. Except as set forth in Schedule 4.18, there are, and have been, no bonus, stock option, incentive or other compensation plans, arrangements, agreements, or programs between any of the Purchaser Companies and any of its employees, including but not limited to any thereof relating to severance, and there are no employment, severance, change in control or other agreements or arrangements between any of the Purchaser Companies and any of its employees which are not terminable by a Purchaser Company on more than thirty (30) days notice without liability, penalty or premium.

         SECTION 4.19 Employee Plans.

             (a) Except as set forth on Schedule 4.19, none of the Purchaser Companies maintains or contributes to, has maintained or contributed to or is or was a party to a participating employer in, or a sponsor or contributor to any Employee Benefit Plan. None of the Purchaser Companies is a party to any multiemployer plan as defined in Section 3(37) of ERISA.

             (b) Except as set forth on Schedule 4.19 or as would not reasonably be expected to have a material adverse effect on the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole, each Employee Benefit Plan (i) except with respect to any Employee Benefit Plan not intended to qualify under Section 401(a) of the Code, has received a determination letter from the Internal Revenue Service to the effect that such plan satisfies the requirements of Section 401(a) of the Code and that any related trust is exempt from tax pursuant to Section 501(a) of the Code; (ii) has been operated in all material respects in accordance with the provisions thereof, ERISA, the Code and all other applicable law; (iii) has not engaged in any prohibited transactions (as such term is defined for purposes of ERISA and the Code) (other than those that are exempt pursuant to statute, regulation or otherwise) which would subject any of the Purchaser Companies to a material liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA; (iv) has not, since the last annual report filed, been amended so as to materially increase benefits thereunder (other than as a direct or indirect result of changes in applicable law or regulations) or experienced a material increase (more than 20%) in the number of participants covered thereunder; and
(v) if terminated on the date hereof, would not subject any of the Purchaser Companies to liability in excess of $25,000 to the PBGC pursuant to the provisions of Title IV of ERISA.

             (c) Except as set forth in Schedule 4.19, there are no Employee Welfare Plans maintained by any of the Purchaser Companies or to which any of the Purchaser Companies contributes or is required to contribute.

             (d) The Purchaser has furnished to the Selling Parties true and complete copies of the following items with respect to each Employee Benefit Plan and each Employee Welfare Plan of the Purchaser Companies (i) each plan document; (ii) each related trust document; (iii) each determination letter issued by the Internal Revenue Service relating to qualification of the respective plans under the Code; (iv) the most recently filed annual reports, if any; and (v) the most recent actuarial valuation, if any.

             (e) Each of the Purchaser Companies has filed all reports and other documents required to be filed with any governmental agency with respect to the Employee Benefit Plans and Employee Welfare Plans of the Purchaser Companies or has received currently effective extensions for any such reports and other documents which have not been filed other than any failure to file which would not reasonably be expected to have a material adverse effect upon the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole.

         SECTION 4.20 Insurance Policies. Schedule 4.20 sets forth a complete list of all material insurance policies maintained by the Purchaser Companies and which are in force as of the date hereof.

         SECTION 4.21 Intangible Rights. Set forth in Schedule 4.21 is a list of all material trademarks, trade names, copyrights and applications therefor owned by or registered in the name of any of the Purchaser Companies or in which any of the Purchaser Companies has any rights as licensee or otherwise, and which are presently used in the operation of the Purchaser Companies' businesses (other than packaged computer software that is used in accordance with the licenses therefor). Except as disclosed in Schedule 4.21, no interest in any of such material trademarks, trade names, copyrights or applications therefor, or any trade secrets owned or used by any Purchaser Company, has been assigned, transferred or licensed to any third party by a Purchaser Company, and to the Purchaser's Knowledge there is no infringement or asserted infringement by any Purchaser Company of any trademarks, trade names, copyrights or application therefor of another the effect of which, in either case, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole. Except as disclosed in Schedule 4.21, (i) no claim is pending by any of the Purchaser Companies against others to the effect that the present or past operations of such parties infringe upon or conflict with the rights of such Purchaser Company, and, to the Purchaser's Knowledge, no reasonable grounds for such action exist, and (ii) to the Purchaser's Knowledge, there are no pending or threatened cancellations or revocations of any agreement granting to any Purchaser Company rights under trademarks, trade names, copyrights or "know-how" of others, the effect of which, individually or in the aggregate, could reasonably be expected to be materially adverse to the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole.

         SECTION 4.22 Title to Properties. Each of the Purchaser Companies has good title to all its tangible personal properties and assets material, individually or in the aggregate, to the business of the Purchaser Companies. Except for Liens (i) reflected in the Purchaser Financial Statements or (ii) relating to margin requirements or other borrowings in respect of securities positions, none of such properties and assets is subject to any Lien or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, other than (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (iii) any minor imperfection in title or similar Lien which individually or in the aggregate with such other Liens would not reasonably be expected to materially adversely affect the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole. The tangible properties and assets owned or leased by the Purchaser Companies are, in all material respects, in good operating condition and repair, ordinary wear and tear excepted.

         SECTION 4.23 No Guarantees. Other than as incurred in the ordinary course of business, none of the Purchaser Companies is a party to or bound by any agreement of guarantee, indemnification, assumption, or endorsement or any other like commitment in an amount in excess of $50,000 in any single instance and $500,000 in the aggregate to satisfy the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation other than another Purchaser Company.

         SECTION 4.24 Labor Matters. None of the Purchaser Companies is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by it in connection with the operation of its business.

         SECTION 4.25 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser other than the fees of any investment banking firms engaged by the Purchaser, the fees of which will be paid by the Purchaser.

         SECTION 4.26 Records. To the Purchaser's Knowledge, the books of account, minute books, stock certificate books and stock transfer ledgers of the Purchaser Companies are complete and correct in all material respects, and there have been no material transactions involving any of the Purchaser Companies which are required to be set forth therein and which have not been so set forth.

         SECTION 4.27 No Undisclosed Liabilities. Except as set forth in Schedules 4.13(a), 4.13(b), 4.16 and 4.27 and pursuant to executory provisions under the Contracts and Leases to which any Purchaser Company is a party, none of the Purchaser Companies has any liabilities, whether known or unknown, absolute, accrued, contingent or otherwise of a nature that would be required to be reflected on a consolidated balance sheet of the Purchaser Companies (including the footnotes), except (a) as and to the extent disclosed, reflected or reserved against the Purchaser Balance Sheet, including all notes thereto,
(b) those incurred since December 31, 2000 in the ordinary course of business and consistent with prior practice, and (c) those which would not reasonably be expected to materially and adversely affect the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole.

         SECTION 4.28 No Illegal or Improper Transactions. Since May 31, 1995, no Purchaser Company or any officer, director, employee, agent or Affiliate of any of the Purchaser Companies on their behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of
(a) obtaining or maintaining business for a Purchaser Company, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable ordinance, regulation or law, the effect of which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, assets, prospects or financial condition of the Purchaser Companies, taken as a whole.

         SECTION 4.29 Related Transactions. Except as set forth in the Purchaser SEC Filings and Schedule 4.29 and except for compensation to employees for services rendered and brokerage accounts in the ordinary course, neither the Purchaser nor, to the Purchaser's Knowledge, any director, officer, employee or shareholder or any associate (as defined in the rules promulgated under the 1934
Act) of any of the Purchaser Companies is presently, or since January 1, 1998 has been a party to any material transaction with any of the Purchaser Companies (including, but not limited to, any contract, agreement or other arrangements providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate).

         SECTION 4.30 Bank Accounts. Schedule 4.30 sets forth the name of each bank in which any of the Purchaser Companies has an account or safe deposit box, vault, lock-box or other arrangement, the account number and description of each account at each bank and the names of all persons authorized to draw thereon or to have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from any of the Purchaser Companies other than in the ordinary course of business.

         SECTION 4.31 Certain Brokerage Matters.

             (a) None of the Purchaser Companies has in effect any "soft dollar" arrangements with any of its customers that do not come within the "safe harbor" provisions of Section 28(e) of the 1934 Act.

             (b) All sales literature used by the Purchaser Companies since May 31, 1995 does not contain any misstatement of a material fact and does not omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances in which such statements are made.

         SECTION 4.32 Survival of Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall survive the Closing for a period of two years after the Closing Date, except that the representations and warranties in Sections 4.1 and 4.3 shall survive without limitation as to time and the representations and warranties in
Section 4.17 shall survive for a period of two months after the expiration of the statute of limitations for each respective Tax (as extended from time to time).

                                    ARTICLE V
                                    COVENANTS


         SECTION 5.1 Conduct of Business. Except as set forth in Schedule 5.1(a) with respect to the Selling Parties and Schedule 5.1(b) with respect to the Purchaser, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement, the Selling Parties shall cause the Ladenburg Companies to, and the Purchaser shall, as applicable:

             (a) conduct their respective businesses only in the ordinary course and in a manner consistent with the current practice of such businesses, and use commercially reasonable efforts, to the extent they believe in their respective best interests, to preserve substantially intact their respective business organizations, keep available the services of their respective current employees (subject to dismissals and retirements in the ordinary course), preserve their respective current relationships with key customers and other persons with which they have significant business relations and comply with all requirements of law the violation of which would reasonably be expected to have a material adverse effect on the business, assets, prospects or financial condition of such Party, taken as a whole;

             (b) not pledge, sell, transfer, dispose of or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital stock of any of the Ladenburg Companies or the Purchaser Subsidiaries or enter into any discussions or negotiations with any other party to do so;

             (c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any material property or assets of any of the Ladenburg Companies or the Purchaser Companies other than consistent with past practices and in the ordinary course of business or enter into any discussions or negotiations with any other party to do so;

             (d) not issue any shares of capital stock of any Ladenburg Company or Purchaser Company, any securities convertible into or exchangeable for capital stock of any Ladenburg Company or Purchaser Company or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of any Ladenburg Company or Purchaser Company, as the case may be, other than, in the case of the Purchaser, pursuant to stock option plans in existence on the date of this Agreement;

             (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of any Ladenburg Company or Purchaser Company, as the case may be, or directly or indirectly redeem or purchase any such capital stock, except that the Ladenburg Subsidiaries and the Purchaser Subsidiaries may pay dividends to their parents;

             (f) not, in any manner whatsoever, advance, transfer (other than pursuant to contracts in existence on the date hereof or in payment for goods received or services rendered in the ordinary course of business) or distribute to a stockholder of any of the Ladenburg Companies or the Purchaser Companies or any of their respective Affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness;

             (g) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of any of the Ladenburg Companies or the Purchaser Companies or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, normal year-end bonuses in amounts and to persons consistent with prior practice and increases directly or indirectly required as a result of changes in applicable law or regulations;

             (h) not make any capital expenditures in excess of $100,000 in the aggregate;

             (i) not amend the Certificate or Articles of Incorporation or By-Laws of any of the Ladenburg Companies or Purchaser Companies;

             (j) not merge or consolidate with, or acquire all or substantially all of the assets of, or otherwise acquire any business operations of, any person or entity; and

             (k) not enter into any agreement with respect to any of the foregoing.

         SECTION 5.2 Access to Information; Confidentiality. Between the date of this Agreement and the Closing Date, New Valley and Ladenburg will permit the Purchaser and its Representatives and the Purchaser will permit Sellers and their Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of the Ladenburg Companies or the Purchaser Companies, as the case may be, and to make such inspections thereof as it may reasonably request; and New Valley and Ladenburg will furnish the Purchaser and its Representatives and the Purchaser will furnish New Valley and its Representatives with such financial and operating data (including without limitation the work papers) and other information with respect to the Ladenburg Companies or the Purchaser Companies, as the case may be, and as it may from time to time reasonably request. Any such information or material obtained pursuant to this Section 5.2 that constitutes "Evaluation Material" (as such term is defined in the letter agreement dated as of November 8, 2000 among New Valley, Ladenburg and the Purchaser (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement.

         SECTION 5.3 Maintenance of Assets; Insurance.

             (a) New Valley and Ladenburg shall, and shall cause the Ladenburg Companies to, continue to maintain and service the assets of the Ladenburg Companies consistent with past practice. Through the Closing Date, New Valley and Ladenburg shall cause the Ladenburg Companies to maintain insurance policies providing insurance coverage for the business and the assets of the Ladenburg Companies substantially of the kinds, in the amounts and against the risks as are currently in effect.

             (b) The Purchaser shall, and shall cause the Purchaser Subsidiaries to, continue to maintain and service the assets of the Purchaser Companies consistent with past practice. Through the Closing Date, the Purchaser shall, and shall cause the Purchaser Subsidiaries to, maintain insurance policies providing insurance coverage for the business and the assets of the Purchaser Companies substantially of the kinds, in the amounts and against the risks as are currently in effect.

         SECTION 5.4 Non-Use of Name. From and after the Closing Date, neither New Valley nor any of its Affiliates shall establish or otherwise be associated with, as an owner, partner, shareholder, employee or otherwise, any firm other than the Purchaser engaged in any aspect of the securities business which utilizes the name "Ladenburg" or any variant thereof as part of its business name or grant to any other person or entity the right to use any such name or any variant thereof in connection with any aspect of the securities business. The foregoing notwithstanding, New Valley subsidiaries organized outside the United States that have the word "Ladenburg" in their names (all of which are listed in Schedule 5.4) may retain such names until they are changed pursuant to the following sentence. As promptly as possible after the Closing, New Valley shall cause each of its subsidiaries referred to in the previous sentence to change its name to some other name not utilizing the name "Ladenburg" as any part thereof and from and after the Closing and prior to the date on which its name is so changed shall, to the extent allowed under local law, conduct all its business under such other name or a derivation thereof as an assumed name.

         SECTION 5.5 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, none of the Selling Parties shall (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of any Ladenburg Company or except in the ordinary course of business, any part of their respective assets, nor shall any of the Selling Parties provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Each Selling Party shall immediately notify the Purchaser of any such inquiries or proposals or requests for information for such purpose. Each of the Selling Parties shall use its best efforts to cause its directors, officers, employees, agents and Representatives to comply with the provisions of this Section.

         SECTION 5.6 No Securities Transactions. Other than in the ordinary course of business, no Party shall engage in any transactions involving the securities of the other Parties hereto prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Parties shall use their best efforts to cause their respective officers, directors, employees, agents and Representatives to comply with the foregoing requirement.

         SECTION 5.7 Cancellation of Intercompany Agreements. Except for the agreements listed on Schedule 5.7(a), the New Valley Parties, Ladenburg and Berliner hereby terminate and cancel, effective upon the Closing, all agreements between or among any of them to which Ladenburg is a party, including without limitation the Shareholders' Agreement dated December 8, 1999, among Berliner, LTGI, New Valley and Ladenburg, which termination and cancellation also terminates and cancels all options to purchase shares of Ladenburg Stock granted by New Valley or any of its Affiliates to Berliner. All such terminated agreements are listed on Schedule 5.7(b).

         SECTION 5.8 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, except as prohibited by law, each Party shall give each other Party prompt written notice of any event or development known to such Party that (a) had it existed or been known on the date hereof would have been required to be disclosed by it under this Agreement, (b) would cause any of its representations and warranties contained herein to be inaccurate or otherwise misleading, (c) could reasonably be expected to result in any of the conditions to the Purchaser's obligations (in the case of the Selling Parties), or the Selling Parties' obligations (in the case of the Purchaser), set forth in Article VI not being satisfied or (d) is materially adverse to the business, assets, prospects or financial condition of any of the Ladenburg Companies, taken as a whole (in the case of the Selling Parties), or the Purchaser Companies, taken as a whole (in the case of the Purchaser).

         SECTION 5.9 Non-Competition. New Valley hereby agrees that it will not, and will cause all of its subsidiaries not to, during the 30 month period commencing on the Closing Date, within the United States, directly or indirectly, (i) engage in the broker-dealer business, whether as an owner (other than as an owner of less than 5% of the shares of any publicly traded company) or an investor or any other capacity whatsoever; (ii) hire or solicit for employment (other than general public solicitations not directed at any specific person or group) any employee of any Ladenburg Company or Purchaser Company or any Person who was such an employee within six months of such hiring or solicitation; or (iii) interfere with, disrupt or attempt to disrupt the relationship between any Ladenburg Company, Purchaser or Purchaser Subsidiary and any of its lessors or customers. Notwithstanding clause (i) above, nothing herein shall prohibit New Valley and such Affiliates from making investments for their own accounts or from owning Purchaser Common Stock or engaging in any transactions contemplated by the Transaction Documents. New Valley expressly waives any right to assert inadequacy of consideration as a defense to enforcement of the non-competition provision of this Section 5.9 should such enforcement ever become necessary. New Valley also acknowledges that a remedy at law for any breach or attempted breach of this Section 5.9 will be inadequate and further agrees that any breach of this Section 5.9 will result in irreparable harm to the business of the Ladenburg Companies and the Purchaser Companies, and covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Whenever possible, each provision of this Section 5.9 shall

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

be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Section 5.9 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Section 5.9. If any provision of this
Section 5.9 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 5.9 but shall be confined in its operation to the provision of this Section 5.9 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 5.9 should ever be deemed to exceed the time or geographic limitations permitted by the applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

         SECTION 5.10 Stockholder Meeting. The Purchaser shall cause a meeting of its stockholders (the "Purchaser Stockholder Meeting") to be duly called and held as soon as reasonably practicable after the date of execution of this Agreement for the purposes of voting on (a) the issuance by Purchaser of shares of Purchaser Common Stock and the acquisition by Purchaser of the LTI Stock pursuant to the terms of the Transaction Documents, (b) election of the directors listed on Schedule 2.8(a), (c) the change of the corporate name of the Purchaser to "Ladenburg Thalmann Financial Services, Inc." effective upon the Closing, and (d) such other matters as may be mutually agreed upon by the Parties. In connection with such meeting, the Purchaser (i) will mail to its stockholders as promptly as practicable the Proxy Statement referred to in
Section 5.11 and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the necessary approvals by its stockholders of such matters and any related matters (the "Stockholder Approval") and (iii) will otherwise comply with all legal requirements applicable to such meeting. In the event that the Stockholder Approval is not obtained on the date on which the Purchaser Stockholder Meeting is initially convened, the Board of Directors of the Purchaser shall adjourn the Purchaser Stockholder Meeting from time to time as necessary for the purpose of obtaining the Stockholder Approval and shall use its best efforts during any such adjournments to obtain the Stockholder Approval.

         SECTION 5.11 Proxy Statement.

             (a) The Purchaser will prepare and file with the Commission as soon as reasonably practicable after the date of execution of this Agreement a proxy statement under the 1934 Act with respect to the matters to be acted upon at the Purchaser Stockholder Meeting (the "Proxy Statement") and will distribute such Proxy Statement to its stockholders in connection with the Purchaser Stockholder Meeting. The Purchaser, New Valley and Berliner shall cooperate with each other in the preparation of the Proxy Statement and any amendment or supplement thereto. The Purchaser shall notify New Valley and Berliner of the receipt of any comments of the Commission with respect to the Proxy Statement and any requests by the Commission for any amendment or supplement thereto or for additional information, and shall provide to them promptly copies of any correspondence between the Purchaser or any of its Representatives and the Commission with respect to the Proxy Statement. The Purchaser shall give New Valley and Berliner and their counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the Commission before their being filed with, or sent to, the Commission. The Purchaser will use its best efforts, after consultation with the other Parties, to respond promptly to all such comments of and requests by the Commission and to cause the Proxy Statement to be mailed to the holders of Purchaser Common Stock entitled to vote at the Purchaser Stockholder Meeting at the earliest practicable time.

             (b) The Purchaser, acting through its Board of Directors, shall include in the Proxy Statement the recommendation of its Board of Directors that the stockholders of the Purchaser vote in favor of the matters presented in the Proxy Statement for approval by vote of the stockholders and shall otherwise use its reasonable best efforts to obtain the Stockholder Approval.

         SECTION 5.12 Information Supplied. The Purchaser covenants that the documents to be filed by it with the Commission or any other governmental or regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the requirements of the 1934 Act and other applicable regulatory requirements, and will not, on the date of its filing or at the date the Proxy Statement is mailed to stockholders of the Purchaser or at the time of the Purchaser Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that the foregoing shall not apply with respect to information supplied in writing by or on behalf of the New Valley Parties or Berliner expressly for inclusion therein.

         SECTION 5.13 Information for Proxy Statement. The Selling Parties covenant that they will cooperate with the Purchaser in the preparation of the Proxy Statement and will furnish to the Purchaser all information concerning themselves and the Ladenburg Companies as the Purchaser or its counsel may reasonably request and that is required or customary for inclusion in the Proxy Statement. The Selling Parties further covenant that all written information furnished by the Selling Parties for inclusion in the Proxy Statement will comply in all material respects with the applicable provisions of the 1934 Act and will not at the time of the mailing of the Proxy Statement or at the time of the Purchaser Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein and necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 5.14 Intercompany Debt. On or before the Closing, New Valley and its subsidiaries, on the one hand, and the Ladenburg Companies, on the other hand, shall pay to one another all monetary obligations owing by New Valley or any of its subsidiaries to any of the Ladenburg Companies or by any of the

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

Ladenburg Companies to New Valley or any of its Affiliates, as set forth on
Schedule 5.14(a). All intercompany debt as of December 31, 2000 or thereafter incurred which is not to be paid on or before the Closing is listed in Schedule 5.14(b).

         SECTION 5.15 General Release. After giving effect to payments required to be made pursuant to Section 5.14, New Valley, on behalf of itself and its subsidiaries, hereby releases the Ladenburg Companies, effective as of the Closing, from all obligations owing to any of them by any of the Ladenburg Companies, to the extent that any of such obligations shall exist on the Closing Date except such obligations as are listed on Schedule 5.14(b) or arise under or in connection with the Transaction Documents and the transactions contemplated thereby. After giving effect to payments required to be made pursuant to Section 5.14, Ladenburg, on behalf of itself and the Ladenburg Subsidiaries, hereby releases, effective as of the Closing, New Valley and its subsidiaries from all obligations owing to any of them by New Valley or any of its subsidiaries to the extent that any of such obligations shall exist on the Closing Date except such obligations as are listed on Schedule 5.14(b) or arise under or in connection with the Transaction Documents and the transactions contemplated thereby.

         SECTION 5.16 No Purchaser Solicitations. Prior to the Closing, the Purchaser agrees (a) that neither it nor any of its subsidiaries or other Affiliates shall, and they shall use their best efforts to cause their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to Purchaser shareholders) with respect to a merger, consolidation or other business combination including the Purchaser or any of its subsidiaries, or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of all or any significant portion of the assets of the Purchaser and its subsidiaries taken as a whole or 20% or more of the outstanding shares of Purchaser Common Stock or the issuance of shares of Purchaser Common Stock which would constitute, after issuance, 20% or more of the shares of Purchaser Common Stock then outstanding (any such transaction, other than the transactions contemplated by this Agreement, being hereinafter referred to as a "Purchaser Alternative Transaction"), or engage in any negotiations concerning, or provide any confidential information or data to or have any discussions with any person relating to, or otherwise facilitate any effort or attempt to make or implement, a Purchaser Alternative Transaction; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person with respect to any of the foregoing, and it will take the necessary steps to inform such person of its obligation under this Section; and (c) that it will notify the Sellers within 24 hours if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it by any person; provided, however, that nothing contained in this Section 5.16 or in Section 5.11 shall prohibit the Board of Directors of the Purchaser from (i) furnishing information to or entering into discussions or negotiations with any person that makes a bona fide unsolicited written proposal for a Purchaser Alternative Transaction if, and only to the extent that, (A) the Board of Directors of the Purchaser concludes in good faith that such proposal is reasonably likely to result in a Superior Purchaser Transaction, (B) the Board of Directors of the Purchaser, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, (C) the Purchaser shall have entered into a

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

confidentiality agreement with such person in customary form and having terms and conditions no less favorable to the Purchaser than the Confidentiality Agreement, (D) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Purchaser provides written notice to the Sellers to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, which notice shall identify such person and the proposed terms of such Purchaser Alternative Transaction in reasonable detail, and (E) the Purchaser keeps the Sellers informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent required, complying with Rules 14d-9 and 14e-2 promulgated under the 1934 Act with regard to any proposal relating to a Purchaser Alternative Transaction. Nothing in this Section 5.16 shall (x) permit the Purchaser to terminate this Agreement (except in accordance with Section 8.1), (y) permit the Purchaser to enter into any agreement with respect to a Purchaser Alternative Transaction for so long as this Agreement remains in effect (other than a confidentiality agreement under the circumstances described above), or (z) affect any other obligation of the Purchaser under this Agreement. For purposes of this Agreement, "Superior Purchaser Transaction" means any Purchaser Alternative Transaction which (i) relates to more than 50% of the outstanding shares of Purchaser Common Stock or the issuance or potential issuance of shares of Purchaser Common Stock which would constitute, after issuance, 50% or more of the shares of Purchaser Common Stock then outstanding or all or substantially all of the assets of the Purchaser and its subsidiaries taken as a whole, (ii) is not conditioned on the receipt of financing, (iii) is made by a person who the Board of Directors of the Purchaser has reasonably concluded in good faith will have adequate sources of financing to, and will not encounter significant regulatory obstacles in order to, consummate such Purchaser Alternative Transaction and (iv) is on terms that the Board of Directors of the Purchaser determines in its good faith judgment (based on the written advice of a financial advisor of nationally-recognized reputation, taking into account all the terms and conditions of the Purchaser Alternative Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable and provide greater value to all of the Purchaser's stockholders than this Agreement and the transactions contemplated hereby taken as a whole.

         SECTION 5.17 Additional Agreements. Concurrently with the execution of this Agreement, the Parties and certain other persons have executed and delivered the following agreements, the effectiveness of each of which is subject to the Closing:

             (a) an Investor Rights Agreement among the Purchaser, New Valley, the Sellers, the Lender and Messrs. Richard Rosenstock, Mark Zeitchick, David Thalheim and Vincent Mangone (the latter four persons collectively, the "Principals"), in the form of Exhibit E annexed hereto;

             (b) an Employment Agreement between Ladenburg and Victor M. Rivas, in the form of Exhibit F annexed hereto;

             (c) Amendments to Employment Agreements between GBI Capital Partners, Inc. and, separately, each of the Principals and Joseph Berland, in the forms of Exhibits G-1, G-2, G-3, G-4 and G-5, respectively, each of which shall be guaranteed by the Purchaser;

             (d) a Stock Purchase Agreement between Joseph Berland and LTGI pursuant to which Mr. Berland shall sell to LTGI an aggregate of 3, 945,060 shares of Purchaser Common Stock, in the form of Exhibit H annexed hereto.

         SECTION 5.18 Financing. From the date hereof through the Closing Date, the Purchaser shall not amend, modify or otherwise alter the terms and conditions pursuant to which the Lender is to provide the Purchaser with funds as set forth in Section 4.11.

         SECTION 5.19 Continuation of Insurance.

             (a) Subsequent to the Closing, for a period of two years thereafter, the Purchaser shall cause Ladenburg to, and Ladenburg shall, continue to maintain the insurance policies listed on Schedule 5.19(a).

             (b) For a period of six (6) years after the Closing Date, the Purchaser shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Purchaser to the extent that such policies provide coverage for the Purchaser's directors and officers (or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous) with respect to claims arising from facts or events that occurred before the Closing Date; provided further that Purchaser shall not be required to maintain such policies to the extent that the annual premiums (or incremental annual premiums in the case of substitute policies that provide coverage to other Persons or for other matters) exceed 200% of the most recent annual premium paid for such policies by the Purchaser.

             (c) The Purchaser shall remain liable for any indemnification obligations to its current directors and officers in all capacities, in which such directors or officers served the Purchaser prior to the Closing Date, as set forth in the Purchaser's Articles of Incorporation and By-Laws as they exist on the date hereof to the extent such indemnification by the Purchaser is permitted under the Florida Business Corporation Act.

             (d) If, after the Closing Date, the Purchaser or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Purchaser assume the obligations set forth in this Section 5.19.

             (e) The provisions of this Section 5.19 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

         SECTION 5.20 AMEX Listing. The Purchaser shall use its best efforts to cause the shares of Purchaser Common Stock to be issued pursuant to Section 1.3 including, when applicable, those shares to be issued upon conversion of the Notes to be approved for listing or admitted for trading on AMEX, subject to official notice of issuance, prior to the Closing Date.

         SECTION 5.21 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         SECTION 5.22 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter known to them hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date.

         SECTION 5.23 Regulatory and Other Authorizations.

             (a) The Parties will promptly make all necessary filings, provide reasonably requested information, and use their best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and other regulatory bodies and officials that are required for the consummation of the transactions contemplated by this Agreement, including but not limited to the Commission, The New York Stock Exchange, Inc. ("NYSE"), the AMEX, NASD Regulation, Inc., the Department of Justice and the Federal Trade Commission and other self-regulatory agencies, and will cooperate fully with each other in connection therewith.

             (b) Each Party will provide prompt notification to the others when any such consent, approval, action, filing or notice referred to in paragraph
(a) above is obtained, taken, made or given, as applicable, and will advise the others of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any governmental or regulatory authority regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING


         SECTION 6.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) Regulatory Approvals. The NYSE, the AMEX, NASD Regulation, Inc., the Department of Justice and the Federal Trade Commission and any other federal, state or local governmental agency or self-regulatory agency whose approval or consent is required for the consummation of the transactions contemplated by this Agreement each shall have unconditionally approved such

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

transactions (including, without limitation, issuing the approvals and consents listed in Schedules 3.12 and 4.5), and all required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired; and

             (b) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States federal or state court of competent jurisdiction, and no regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the transactions contemplated by this Agreement.

             (c) Stockholder Approval. The Stockholder Approval shall be obtained by the necessary affirmative vote of the stockholders of the Purchaser with respect to each matter for which the Stockholder Approval shall be solicited pursuant to Section 5.10.

         SECTION 6.2 Conditions to Obligations of the Selling Parties. The obligations of the Selling Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

             (a) Legal Opinion. The New Valley Parties and Berliner shall have received from Graubard Mollen & Miller, counsel to the Purchaser, a legal opinion addressed to the New Valley Parties and Berliner and dated the Closing Date, in the form of Exhibit I annexed hereto;

             (b) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by officers of the Purchaser as of the Closing, shall have been delivered to the New Valley Parties and Berliner;

             (c) Pledge and Security Agreement. The Purchaser shall have executed and delivered the Pledge and Security Agreement and shall have made the deliveries referred to in Section 2.5 to the collateral agent named therein;

             (d) Deliveries. The Purchaser shall have delivered to the New Valley Parties and Berliner all documents required to be delivered by the Purchaser pursuant to the Purchaser Transaction Documents at or before the Closing; and

             (e) Consents. The Purchaser shall have obtained and delivered to the New Valley Parties and Berliner the consents set forth in Schedule 4.5.

         SECTION 6.3 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

             (a) Legal Opinion. The Purchaser shall have received from Milbank, Tweed, Hadley & McCloy LLP, special counsel to the New Valley Companies, a legal opinion addressed to the Purchaser, dated the Closing Date, in form of Exhibit J annexed hereto;

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


             (b) Consents. The Selling Parties shall have obtained and delivered to the Purchaser the consents set forth in Schedule 3.12;

             (c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by the Selling Parties in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by the officers of the Selling Parties, as appropriate, as of the Closing, shall have been delivered to the Purchaser;

             (d) Cash and Marketable Securities. As of the close of business of the Business Day immediately preceding the Closing Date, Ladenburg shall have cash held at banks, marketable securities and net cash balances in proprietary accounts at clearing brokers in an amount not less than $18,000,000; and

             (e) Deliveries. The Selling Parties shall have delivered to the Purchaser all documents required to be delivered by the Selling Parties pursuant to the Seller Transaction Documents at or before the Closing.

                                   ARTICLE VII
                                 INDEMNIFICATION


         SECTION 7.1 Indemnification by the Sellers. The New Valley Parties, on the one hand, and Berliner, on the other hand, severally (in proportion to their ownership of the Ladenburg Stock with respect to representations, warranties and covenants that are made by or apply to both of them) shall indemnify and hold harmless the Purchaser and, after the Closing, Ladenburg from and against, and shall reimburse the Purchaser and, after the Closing, Ladenburg for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to (i) the breach of any of the covenants, representations, warranties, agreements, obligations or undertakings of the Selling Parties contained in this Agreement, (ii) all Claims made against Ladenburg with respect to liabilities and obligations of any Affiliate of Ladenburg (other than a Ladenburg Company) for Taxes as a result of Ladenburg being part of a consolidated group with such Affiliate for federal, state or local income tax purposes, (iii) the matter listed in Schedule 7.1, and (iv) the use of the "Ladenburg" name after the Closing Date by any Affiliate of New Valley, in the case of each of the preceding clauses (ii) and (iii), in excess of any reserves therefor taken into account in the determination of the Closing Net Worth, and notwithstanding, with respect to the preceding clauses (ii) and (iii), that any such Proceeding or other Claim, Tax or failure is disclosed in the Seller Transaction Documents or any Schedule thereto. This indemnity shall survive the Closing for a period of two years after the Closing Date, except that with respect to Claims arising as a result of a breach of the representations and warranties in (A) Sections 3.1 and 3.4 and with respect to Claims arising pursuant to the preceding clause (iii), it shall survive without limitation as to time, and (B) Section 3.11 and with respect to Claims arising pursuant to the

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

preceding clause (ii), it shall survive for a period of two months after the expiration of the statute of limitations for each respective Tax. Any Claim for indemnity asserted within the relevant period shall survive until resolved.

         SECTION 7.2 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the New Valley Parties and Berliner from and against, and shall reimburse the Sellers for, any Damages which may be sustained, suffered or incurred by the New Valley Parties or Berliner, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of the Purchaser's covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement. This indemnity shall survive the Closing for a period of two years after the Closing Date, except that with respect to Claims arising as a result of a breach of the representations and warranties in (A) Sections 4.1 and 4.3, it shall survive without limitation as to time, and (B) Section 4.17, it shall survive for a period of two months after the expiration of the statute of limitations for each respective Tax. Any Claim for indemnity asserted within the relevant period shall survive until resolved.

         SECTION 7.3 Notice, etc. A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement, unless the Party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party in accordance with terms hereof, as soon as practical following the time at which the Indemnified Party discovered or reasonably should have discovered such Claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice) and in any event prior to the applicable date specified in Section 7.1 or 7.2, specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third Party Claim. All Claims by any Indemnified Party under this Article VII shall be asserted and resolved as follows:

             (a) Third-Party Claims.

                  (i) In the event that an Indemnified Party becomes aware of a Third Party Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder, the Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such Claim, identifying the basis for such Claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such Claim and demand; the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party as soon as practicable whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 7.3(a), the Indemnifying Party shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized, prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party (it being understood and agreed that, if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action). After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(y) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both Parties inappropriate under applicable standards of professional conduct. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). A Claim or demand may not be settled by either party without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed) unless, as part of such settlement, the Indemnifying Party shall receive a full and unconditional release reasonably satisfactory to the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party if such Claim is not exclusively for monetary Damages.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party that the Indemnifying Party desires to defend the Third Party Claim pursuant to the preceding paragraph then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding

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

sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this paragraph, if the Indemnifying Party has notified the Indemnified Party that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this paragraph or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this paragraph, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

             (b) Direct Claims. In the event any Indemnified Party shall have a Direct Claim against any Indemnifying Party hereunder, the Indemnified Party shall send a Claim Notice with respect to such Claim to the Indemnifying Party.

             (c) Books and Records. In the event of any Claim for indemnity under Section 7.1, the Purchaser agrees to give each Seller and its Representatives reasonable access to the books and records and employees of Ladenburg and its subsidiaries in connection with the matters for which indemnification is sought to the extent Seller reasonably deems necessary in connection with its rights and obligations under this Article VII. After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article VII, the affected Parties each agree to retain all books and records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings.

             (d) Representative.

                  (i) Berliner hereby irrevocably appoints New Valley as its agent hereunder (the "Agent") with respect to the assertion or contest of indemnity claims hereunder and authorizes New Valley to take such actions on its behalf and to exercise such powers as are reasonably incidental thereto.

                  (ii) In acting as Agent, New Valley shall have the rights and powers in its capacity as a Seller as stated in this Agreement and the other Transaction Documents and may exercise the same as though it were not the Agent, and may engage in any kind of business with the Purchaser or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

                  (iii) The Agent shall not have any duties or obligations except those expressly set forth in this Section 7.3(d). Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, (b) the Agent shall not have any duty to take any

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

discretionary action or exercise any discretionary powers, and (c) the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Purchaser or any of its subsidiaries that is communicated to or obtained by it or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it. The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document.

                  (iv) The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Purchaser), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  (v) The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent.

                  (vi) To the extent that the Purchaser fails to pay any such amount, Berliner agrees to pay to the Agent 19.9% of all out-of-pocket expenses incurred by the Agent (including the fees, expenses and disbursements of its Affiliates and its Representatives) in its capacity as such.

         SECTION 7.4 Adjustment to Purchase Price. Any indemnification payments made pursuant to this Article VII shall be deemed to be an adjustment to the Purchase Price.

         SECTION 7.5 Limitations. Other than for Claims under Sections 3.21 and
4.25 and the third sentence of Section 10.1, no Party shall be required to indemnify another Party under this Article VII (i) unless with respect to Claims for breaches of representations or warranties, the aggregate of all amounts for which indemnity would otherwise be due against it exceeds the sum of $1,500,000 plus any unapplied portion of the reserve included in the Signing Balance Sheet for the matter listed on Schedule 7.5 (the "Basket"), in which case the amount for which indemnity shall be due shall be equal to the excess over that amount; provided, however, that, with respect to Claims with respect to the matter listed in Schedule 7.1, the Basket shall not apply and Damages arising thereunder shall be wholly indemnifiable from the first dollar; (ii) to the

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

extent that the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Damages, including but not limited to the failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of reimbursement, set-off or indemnity or risk sharing arrangement; or (iii) to the extent the Damages arise from or were caused by actions taken or failed to be taken by the Indemnified Party or any of its Affiliates after the Closing or were reflected in the calculation of Closing Net Worth or in reserves accrued in the financial statements. For purposes of clause
(i) of this Section 7.5, the New Valley Parties and Berliner shall be considered as a single Party.

         SECTION 7.6 Payment of Claims. Prior to the maturity of the Notes, the Purchaser shall not offset against amounts due under the Notes any Claims against the New Valley Parties or Berliner prior to settlement or the entry of a final judgment and the expiration of all applicable appeal periods and the failure of the New Valley Parties and Berliner to pay such Claim within ten (10) Business Days after such settlement or expiration. In the event any payment of the indemnity obligations of the New Valley Parties and Berliner set forth in
Section 7.1 is required to be made, the New Valley Parties and Berliner may satisfy such payment by delivery to the Purchaser of Notes acquired by them pursuant to this Agreement in a principal amount, together with accrued interest, equal to the amount of the Claims for which payment is required.

         SECTION 7.7 Representations and Warranties. For purposes of indemnity under this Article VII for breach of a representation or warranty of a Party, the representations and warranties shall be the representations and warranties of a Party made herein as of the date hereof, and shall be deemed to be made again as of the Closing Date without regard to supplementation, modification or amendment pursuant to Section 5.23, and in each instance without regard to any materiality qualifications or standards otherwise contained therein. If payment is made by an Indemnified Party consistent with the provisions of Section 7.3 in settlement of or upon judgment or award granted in a Third Party Claim which is the proper basis for a claim for indemnification hereunder, such payment shall be deemed to be conclusive evidence of the truthfulness of the allegations in such Third Party Claim in determining whether or not a breach of a warranty or representation has occurred.

         SECTION 7.8 Exclusivity. After the Closing, to the extent permitted by law, the indemnities set forth in this Article VII shall be the exclusive remedies of the Purchaser, the New Valley Parties and Berliner and their respective officers, directors, Representatives and Affiliates for any misrepresentation or breach of warranty contained in this Agreement, and the Parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the Parties hereto hereby waive.

         SECTION 7.9 Tax Benefits.

             (a) If an Indemnified Party is entitled to receive an indemnification payment pursuant to this Agreement, then the Indemnifying Party shall, in addition to making the indemnification payment, pay to the Indemnified Party an additional amount with respect to federal, state and local income and franchise Taxes, computed without taking into account credits and unused net operating loss carry-forwards ("Attributable Taxes"), if any, that may be payable by the Indemnified Party in respect of the receipt of indemnification payments under this Agreement, determined and payable as described below (the "Gross Up Amount").

             (b) If, as a result of any Damages, the Indemnified Party or Ladenburg is entitled to a deduction in determining its Attributable Taxes, the Indemnified Party (or, as to Damages incurred by Ladenburg, the Purchaser) shall pay to the Indemnifying Party the amount of the reduction in Attributable Taxes payable by the Indemnified Party or Ladenburg, determined and payable as described below (the "Tax Benefit Amount"), plus interest thereon, from the date the related indemnification payment is made by the Indemnifying Party to the date the Tax Benefit Amount is paid by the Indemnified Party, at an annual rate of interest equal to the mid-term applicable federal rate.

             (c) The Gross Up Amount with respect to each applicable Tax shall be the amount that, after deduction of the amount of such Tax (taking into account the effect thereon of any other federal, state or local Tax which is deductible in computing such Tax) required to be paid by the Indemnified Party in respect of the receipt of payment of Damages and the Gross Up Amount, shall equal the amount of such Damages. The amount of the Tax to be deducted shall be determined at the marginal tax rate at which the Indemnified Party is subject to such Tax for the taxable year in which the Indemnified Party was required to include the payment of Damages in income with respect to such Tax, such rate to be determined from the particular income or franchise Tax Return filed by the Indemnified Party for such taxable year. The Gross Up Amount shall be payable immediately after each Return has been filed, provided, however, that no payment need be made by the Indemnifying Party unless the Indemnified Party has provided the Indemnifying Party with (i) a statement certified by the Indemnified Party (or an officer or general partner thereof, as the case may be) setting forth the calculations used in determining the Gross Up Amount and (ii) true copies of the applicable Tax Returns.

             (d) The Tax Benefit Amount with respect to each applicable Tax in any taxable year shall be an amount equal to the excess of (i) the amount of such Tax which would have been payable in respect of that year by the Indemnified Party or, if the Purchaser is the Indemnified Party, by Ladenburg, if no Damages had been incurred or a Gross Up Amount paid, over (ii) the amount of such Tax that would have been payable by such Party in respect of that year assuming it had incurred Damages in an amount equal to the amount of Damages determined pursuant to Section 7.1 or 7.2 (without reduction for the amount of any Basket), such Taxes to be determined from the particular income or franchise Tax Return filed by such party for such taxable year. The Tax Benefit Amount shall be payable immediately after each such Return has been filed. At any time a Party is obligated to make a payment of a Tax Benefit Amount to an Indemnified Party, such Party shall give notice thereof to the Indemnified Party and shall furnish the Indemnifying Party with (i) a statement certified by such party (or an officer or general partner thereof, as the case may be) setting forth the calculations used in determining the Tax Benefit Amount and (ii) true copies of the applicable Tax Returns.

             (e) If there is a disallowance or a reduction in the Indemnified Party's or Ladenburg's Attributable Taxes with respect to which reduction a payment of a Tax Benefit Amount was made, such disallowance shall be treated as Damages and shall be subject to the indemnification provisions of this Agreement.

                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT


         SECTION 8.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the
Closing:

             (a) By mutual written consent of the Purchaser and the Sellers;

             (b) By the Purchaser or New Valley if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable;

             (c) By the Purchaser or New Valley if the Closing has not occurred by September 30, 2001 for any reason other than breach by the Party seeking to terminate unless the Parties agree to an extension in writing;

             (d) By New Valley if the Board of Directors of the Purchaser (or any committee thereof) shall have (i) failed to recommend or withdrawn or modified in a manner adverse to the Sellers its approval or recommendation of this Agreement and any of the transactions contemplated hereby, (ii) recommended or taken no position with respect to a proposal for a Purchaser Alternative Transaction or (iii) following the public announcement of a proposal for a Purchaser Alternative Transaction, failed to reconfirm its recommendation of this Agreement and any of the transactions contemplated hereby within five business days following a written request for such reconfirmation by New Valley; or

             (e) By the Purchaser if the Board of Directors of the Purchaser shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate this Agreement is reasonably likely to result in the Board of Directors breaching its fiduciary duties to stockholders under applicable law by reason of the pendency of an unsolicited, bona fide written proposal for a Superior Purchaser Transaction, but only if the Purchaser and its subsidiaries and other Representatives of the Purchaser shall have complied with their obligations under Section 5.16; provided, however, that the Purchaser may not terminate this Agreement pursuant to this clause (e) unless (x) 48 hours shall have elapsed after delivery to New Valley of a written notice of such determination by the Board of Directors and (y) the Purchaser shall have paid to New Valley any amounts owed by it pursuant to Section 8.2(b).

         SECTION 8.2 Effect of Termination. (a) In the event of termination by a Party, or both Parties, pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other Party and, except as set forth in this
Section 8.2, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto or its officers, directors, employees, Representatives or Affiliates, and each Party shall bear its own costs and expenses, except that if this Agreement is so terminated by one Party because one or more of the conditions to such Party's obligations hereunder is not satisfied as a result of the other Party's willful failure to comply with its obligations under this Agreement, it is expressly agreed and understood that the terminating Party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto, shall survive such termination unimpaired. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (i) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party, and, in the case of the Purchaser, of the Ladenburg Companies, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                  (ii) All confidential information received by either Party hereto with respect to the business of the other Party shall be treated in accordance with the Confidentiality Agreement.

            (b) If (I) New Valley shall have terminated this Agreement pursuant to Section 8.1(d) or the Purchaser shall have terminated this Agreement pursuant to Section 8.1(e), or (II) either New Valley or the Purchaser shall have terminated this Agreement pursuant to Section 8.1(c) following the public announcement of a proposal for a Purchaser Alternative Transaction by any person and, within one year after any termination described in this clause (II), the Purchaser (or any of its subsidiaries) shall have entered into a binding agreement providing for the consummation of, or shall have consummated, a Purchaser Alternative Transaction, then, in any of such cases, the Purchaser shall pay the Sellers a termination fee of $1,750,000, plus an amount equal to all documented out-of-pocket expenses and fees incurred by the Sellers and their Affiliates in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to their respective agents and counsel). Any fee payable under this Section 8.2(b) shall be paid by wire transfer of immediately available funds (A) within two Business Days after a termination described in clause (I), or (B) concurrent with or prior to the entering into of the binding agreement with respect to, or (in the absence of a binding agreement) the consummation of, such Purchaser Alternative Transaction, in the case of a termination described in clause (II).

             (c) The Purchaser acknowledges that the agreements contained in the preceding paragraph are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither Seller would enter into this Agreement; accordingly, if the Purchaser fails promptly to pay the amount due pursuant to such paragraph, and in order to obtain such payment, a Seller commences a suit which results in a judgment against the other for the amounts set forth in such paragraph, the party which brings such suit shall be entitled to have its cost and expenses (including reasonable attorneys' fees and expenses) reimbursed in connection with such suit, together with interest on the amount of the fee at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

             (d) Termination of this Agreement pursuant to Section 8.1(d) or 8.1(e) shall also entitle the Purchaser to cancel the Purchaser Stockholder Meeting.

                                   ARTICLE IX
                                   DEFINITIONS


         SECTION 9.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Adjustment Event" means, with respect to the Purchaser Common Stock, reclassifications, stock splits, stock dividends, share combinations and similar changes affecting the Purchaser Common Stock as a whole and all holders thereof.

         "Affiliate" means, with respect to a person or entity, any other person or entity controlling, controlled by or under common control with such first person or entity.

         "Agreed Disclosure" has the meaning specified in Section 10.3.

         "Agreement" has the meaning specified in the Recitals.

         "AMEX" means The American Stock Exchange, Inc.

         "Attributable Taxes" has the meaning specified in Section 7.9(a).

         "Audited 1999 Financial Statement" has the meaning specified in Section 3.6.

         "Basket" has the meaning specified in Section 7.5.

         "Berliner" has the meaning specified in the Recitals.

         "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

         "Claim" has the meaning specified in the definition of "Third Party Claim."

         "Claim Notice" has the meaning specified in Section 7.3(a).

         "Closing" has the meaning specified in Section 2.1.

         "Closing Date" has the meaning specified in Section 2.1.

         "Closing Net Worth" has the meaning specified in Section 2.4(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" has the meaning specified in Section 4.4.

         "Confidentiality Agreement" has the meaning specified in Section 5.2.

         "Contracts" has the meaning specified in Section 3.9(c).

         "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third party, which is determined (as provided in Article
VII) to have been sustained, suffered or incurred by a Party and to have arisen from an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim.

         "Direct Claim" means any Claim other than a Third Party Claim.

         "8-K" has the meaning specified in Section 4.4.

         "Employee Benefit Plans" has the meaning specified in Section 3.15(a).

         "Employee Welfare Plans" has the meaning specified in Section 3.15(c).

         "Enforcement Committee" has the meaning specified in Section 2.9.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" has the meaning specified in Section 1.3(a).

         "Escrow Agreement" has the meaning specified in Section 1.3(a).

         "Evaluation Material" has the meaning specified in Section 5.2.

         "Financial Statements" has the meaning specified in Section 3.6.

         "GAAP" has the meaning specified in Section 3.6.

         "Gross Up Amount" has the meaning specified in Section 7.9(a).

         "Indemnified Party" has the meaning specified in Section 7.3.

         "Indemnifying Party" has the meaning specified in Section 7.3.

         "Initial Determination" has the meaning specified in Section 2.4(b).

         "Ladenburg" has the meaning specified in the Recitals.

         "Ladenburg Companies" has the meaning specified in Section 3.1(e).

         "Ladenburg Stock" has the meaning specified in the Recitals.

         "Ladenburg Subsidiaries" has the meaning specified in Section 3.1(c).

         "Leases" has the meaning specified in Section 3.9(b).

         "Lender" has the meaning specified in Section 4.11.

         "Lien" has the meaning specified in Section 3.3.

         "LTGI" has the meaning specified in the Recitals.

         "LTI" has the meaning specified in Section 1.2.

         "LTI Stock" has the meaning specified in Section 1.2.

         "New Valley" has the meaning specified in the Recitals.

         "New Valley Companies" has the meaning specified in the introductory clause of Article III.

         "New Valley Parties" has the meaning specified in the Recitals.

         "1933 Act" has the meaning specified in Section 3.28.

         "1934 Act" has the meaning specified in Section 3.5(a).

         "Notes" has the meaning specified in Section 1.3(b).

         "NYSE" has the meaning specified in Section 5.23(a).

         "Party" means, as the context requires, the Selling Parties or any of them, on the one hand, and the Purchaser, on the other hand (collectively, the "Parties").

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permits" has the meaning specified in Section 3.7.

         "Pledge and Security Agreement" has the meaning specified in Section
2.5.

         "Principals" has the meaning specified in Section 5.17(a).

         "Proceedings" has the meaning specified in Section 3.10.

         "Proxy and Voting Agreement" has the meaning specified in Section 2.6.

         "Proxy Statement" has the meaning specified in Section 5.11.

         "Purchaser" has the meaning specified in the Recitals.

         "Purchaser Alternative Transaction" has the meaning specified in
Section 5.16.

         "Purchase Price" has the meaning specified in Section 1.3.

         "Purchaser Balance Sheet" has the meaning specified in Section 4.13(b).

         "Purchaser Common Stock" has the meaning specified in Section 1.3(c).

         "Purchaser Companies" has the meaning specified in Section 4.1(b)).

         "Purchaser Financial Statements" has the meaning specified in Section 4.4.

         "Purchaser SEC Filings" has the meaning specified in Section 4.4.

         "Purchaser Stockholder Meeting" has the meaning specified in Section 5.10.

         "Purchaser Subsidiaries" has the meaning specified in Section 4.1(a).

         "Purchaser Transaction Documents" has the meaning specified in Section 4.2(a).

         "Purchaser's Accountants" means Richard A. Eisner & Company, LLP or any successor firm appointed by the Purchaser.

         "Purchaser's Knowledge" means the actual knowledge of the Principals, Joseph Berland, Joseph Pickard and Diane Chillemi.

         "Representatives" of any Party means such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

         "Returns" has the meaning specified in Section 3.11.

         "Seller Transaction Documents" has the meaning specified in Section
3.2.

         "Sellers" has the meaning specified in Section 1.2.

         "Sellers' Accountants" means PricewaterhouseCoopers LLP or any successor firm appointed by New Valley.

         "Selling Parties" has the meaning specified in Section 2.2.

         "Selling Parties' Knowledge" means the actual knowledge of Holger Timm and Wolfgang Janka (in the case of Berliner) and Howard Lorber, Richard Lampen and J. Bryant Kirkland III (in the case of New Valley).

         "Signing Balance Sheet" has the meaning specified in Section 3.6.

         "Signing 8-Ks" has the meaning specified in Section 10.3.

         "Signing Income Statement" has the meaning specified in Section 3.6.

         "Signing Release" has the meaning specified in Section 10.3.

         "Stockholder Approval" has the meaning specified in Section 5.10.

         "Superior Purchaser Transaction" has the meaning specified in Section 5.16.

         "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever (whether payable directly or by with the Purchaser), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         "Tax Benefit Amount" has the meaning specified in Section 7.9(b).

         "10-Ks" has the meaning specified in Section 4.4.

         "10-K/As" has the meaning specified in Section 4.4.

         "10-Qs" has the meaning specified in Section 4.4.

         "Third Party Claim" means a claim, demand, suit, proceeding or action ("Claim") by a person, firm, corporation or government entity other than a Party hereto or any Affiliate of such Party.

         "Transaction Documents" mean, collectively, the Seller Transaction Documents and the Purchaser Transaction Documents.

         "Underwriters' Warrants" has the meaning specified in Section 3.31.

         "Ukraine Fund" has the meaning specified in Section 3.4(b).

                                   ARTICLE X
                               GENERAL PROVISIONS


         SECTION 10.1 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. The New Valley Parties and Berliner shall pay all such expenses incurred at and prior to the Closing by the Ladenburg Companies. Notwithstanding the foregoing, the Purchaser and New Valley shall share equally the cost of all filing fees required to be paid by either of them or any of their Affiliates, whether before or after the Closing, in connection with the transactions contemplated by this Agreement with respect to filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. New Valley and Berliner acknowledge and agree that the Purchaser has disclosed that it is obligated and will become further obligated for the reasonable fees and expenses of its Representatives (including Richard A. Eisner & Company, LLP and Graubard Mollen & Miller) in connection with this Agreement and the transactions contemplated hereby. It is understood and agreed that certain of such fees and expenses have been paid by the Purchaser prior to the execution of this Agreement, other of such fees and expenses will be paid prior to the Closing and the balance of such fees and expenses that are due and owing will be paid promptly thereafter.

         SECTION 10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally or by nationally recognized courier or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

             (a) If to New Valley:

                                    New Valley Corporation
                                    100 S.E. Second Street, 32nd Floor
                                    Miami, Florida 33131
                                    Attention:  Howard M. Lorber
                                    Telecopier No.: 305-579-8001

                           with a copy to:

                                    Milbank, Tweed, Hadley & McCloy LLP
                                    1 Chase Manhattan Plaza
                                    New York, New York 10005-1413
                                    Attention:  Mark Weissler, Esq.
                                    Telecopier No.: 212-530-5219

             (b) If to LTGI:

                                    Ladenburg Thalmann Group Inc.
                                    c/o New Valley Corporation
                                    100 S.E. Second Street, 32nd Floor
                                    Miami, Florida 33131
                                    Attention:  Richard Lampen
                                    Telecopier No.:  305-579-8009

                           with a copy to:

                                    Milbank, Tweed, Hadley & McCloy LLP
                                    1 Chase Manhattan Plaza
                                    New York, New York 10005-1413
                                    Attention:  Mark Weissler, Esq.
                                    Telecopier No.: 212-530-5219

             (c) If to Ladenburg:

                                    Ladenburg, Thalmann & Co. Inc.
                                    590 Madison Avenue
                                    New York, New York 10022
                                    Attention:  Victor Rivas
                                    Telecopier No.: 212-317-8192

                           with a copy to:

                                    Milbank, Tweed, Hadley & McCloy LLP
                                    1 Chase Manhattan Plaza
                                    New York, New York 10005-1413
                                    Attention:  Mark Weissler, Esq.
                                    Telecopier No.: 212-530-5219

             (d) If to Berliner:

                                    Berliner Effektengesellschaft AG
                                    Kurfurstendamm 119
                                    10711 Berlin, Germany
                                    Attention: Dr. Wolfgang Janka
                                    Telecopier No.: 01149-30-8902-196

             (e) If to the Purchaser:

                                    GBI Capital Management Corp.
                                    1055 Stewart Avenue
                                    Bethpage, New York 11714
                                    Attention:  Richard Rosenstock
                                    Telecopier No.:  516-470-1050

                           with a copy to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York  10016
                                    Attention:  David Alan Miller, Esq.
                                    Telecopier No.:  212-818-8881

         SECTION 10.3 Press Release; Public Announcements; Filings. Promptly after execution of this Agreement, the Parties shall issue a press release in the form of Exhibit K annexed hereto (the "Signing Release"). The Purchaser and New Valley shall also each file with the Commission a Report on Form 8-K with respect to the transactions contemplated hereby (the "Signing 8-Ks" and together with the Signing Release, the "Agreed Disclosure"). Each Signing 8-K shall be provided by its preparer to the other Party prior to filing and the other Party shall be given a reasonable opportunity to comment thereon. Upon acceptance of the Signing 8-Ks by both the Purchaser and New Valley, the Agreed Disclosure shall serve as the basis for any public disclosure by the Parties of the transactions contemplated hereby. The Parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein inconsistent with the Agreed Disclosure without prior consultation and approval as to the form and content thereof except to the extent required by law. Notwithstanding the foregoing, a Party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other Party shall be given such reasonable advance notice as is practicable in the circumstances and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. The Parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors and Representatives.

         SECTION 10.4 Amendment. Subject to Section 2.9, this Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

         SECTION 10.5 Waiver. A Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         SECTION 10.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

         SECTION 10.8 Entire Agreement. This Agreement, the Schedules and Exhibits hereto and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. Without limitation of the foregoing,
(a) no representations or warranties with respect to the business, operations, financial condition, prospects, income, assets or liabilities of the Ladenburg

Companies have been made to the Purchaser, and the Purchaser has not relied upon any representations or warranties, except as explicitly set forth in the Seller Transaction Documents, and no representations or warranties have been made to the Purchaser with respect to the intentions of any employee (or group of employees comprising an operating unit) of Ladenburg to remain in the employ of the Ladenburg Companies from and after the Closing, and the Purchaser has not relied upon any such representation or warranty and (b) no representations or warranties with respect to the business, operations, financial condition, prospects, income, assets or liabilities of the Purchaser have been made to the Selling Parties, and the Selling Parties have not relied upon any representations or warranties, except as explicitly set forth in the Purchaser Transaction Documents.

         SECTION 10.9 Benefit. This Agreement may not be assigned. This Agreement shall inure to the benefit of and be binding upon the successors of the Parties. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person or entity other than any person or entity entitled to indemnity under Article VII, and except that the directors, officers and employees of the Purchaser are intended to be third party beneficiaries solely for the purpose of claims they may have under Section 5.19.

         SECTION 10.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflicts of law.

         SECTION 10.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

         SECTION 10.12 Consent to Jurisdiction and Service of Process. New Valley and each Seller hereby irrevocably appoints the President of New Valley Corporation, at its offices at 590 Madison Avenue, 35th Floor, New York, New York 10022, and the Purchaser hereby irrevocably appoints the President of GBI Capital Management Corp., at its offices at 1055 Stewart Avenue, Bethpage, New York 11714, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the Transaction Documents or any of the transactions contemplated thereby and upon whom such process may be served, with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the Party effecting such service shall also deliver a copy thereof to the other Parties at the address and in the manner specified in Section 10.2. New Valley, the Sellers and the Purchaser will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such Party will appoint a successor agent and attorney in the City of New York, reasonably satisfactory to the other Parties, with like powers. Each Party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any such action, suit or proceeding arising out of or relating to this Agreement or any of the Transaction Documents or any of the transactions contemplated thereby, and agrees that any such action, suit or proceeding shall be brought only in such court; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 10.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

         SECTION 10.14 Specific Performance. The Parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Agreement would be inadequate, and each Party hereto hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                     [The next page is the signature page.]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

         GBI CAPITAL MANAGEMENT CORP.

                /s/ Richard J. Rosenstock
         By:____________________________________
              Name:   Richard J. Rosenstock
              Title:  President

         NEW VALLEY CORPORATION

                /s/ Richard J. Lampen
         By:____________________________________
              Name:  Richard J. Lampen
              Title:

         BERLINER EFFEKTENGESELLSCHAFT AG

                /s/ Holger Timm
         By:____________________________________
              Name:  Holger Timm
              Title: CEO

         LADENBURG, THALMANN GROUP INC.

                /s/ Victor Rivas
         By:____________________________________
              Name:  Victor Rivas
              Title:

         LADENBURG, THALMANN & CO. INC.

                /s/ Victor Rivas
         By:____________________________________
              Name:  Victor Rivas
              Title: CEO

                                                                Appendix B

                       SENIOR CONVERTIBLE PROMISSORY NOTE


$10,000,000.00 [Aggregate to Sellers]                          __________, 2001


         FOR VALUE RECEIVED, GBI CAPITAL MANAGEMENT CORP., a Florida corporation ("Maker"), having an address at 1055 Stewart Avenue, Bethpage, New York 11714, hereby promises to pay to _____________________________, a ______________
corporation, its successors and/or permitted assigns (any of which is hereinafter referred to as "Holder"), at _______________________________________, in lawful money of the United States, the sum of ______________ Dollars and No Cents ($_________.00) on December 31, 2005. Interest on the unpaid principal amount of this Note shall be paid at the rate of seven and one half percent (7-1/2%) per annum on each March 31, June 30, September 30 and December 31, commencing June 30, 2001 or the lesser of fifteen percent(15%) per annum or the maximum interest rate permitted by applicable law following an Event of Default. At the Holder's request payments shall be made by wire transfer to an account designated by the Holder. If a payment date is not a business day, payment may be made on the next business day and interest shall accrue for the intervening period. This Note may not be prepaid.

         The Holder may, with or without notice to the Maker or any guarantor or other party liable herefor, extend or renew this Note, or extend the time for making payment of any amount provided for herein, or accept any amount in advance, all without affecting the liability of the Maker or any other party or guarantor liable herefor.

         This Note is issued pursuant to the terms of that certain Stock Purchase Agreement ("Stock Purchase Agreement") dated February 8, 2001 between the Maker, New Valley Corporation, Ladenburg, Thalmann Group Inc., Ladenburg, Thalmann & Co. Inc. and Berliner Effektengesellschaft AG. and the Holder and the Maker are entitled to the benefits provided for therein. Terms used but not defined herein shall have their respective meanings assigned in the Stock Purchase Agreement. This Note is entitled to the benefits of the security for the payment hereof provided pursuant to that certain Pledge and Security Agreement dated February 8, 2001 between the Maker, the Secured Parties named therein and U.S. Bank Trust National Association, as Collateral Agent ("Pledge Agreement").

         1. Conversion of Note

              The principal of and accrued interest on this Note shall be convertible, in whole or in part, at any time, at the election of the Holder, into that number of fully paid and non-assessable shares of the Maker's common stock, par value $0.0001 per share ("Common Stock"), determined by dividing the amount of principal and interest to be so converted by the "Conversion Price" (as hereinafter defined) in effect at the time notice of conversion is given to the Maker as set forth below. As used herein, "Conversion Price" means, initially, $2.60. If, at any time after the date hereof, there occurs, with respect to the Common Stock, a reclassification, stock split, stock dividend, spin-off or distribution, share combination or other similar change affecting the Common Stock as a whole and all holders thereof or if the Maker shall consolidate with, or merge with or into, any other entity, sell or transfer all or substantially all its assets or engage in any reorganization, reclassification or recapitalization which is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock (each, an "Adjustment Event"), the Conversion Price and the kind and amount of stock, securities, cash or other assets issuable upon conversion of this Note in effect at the time of the record date for such dividend or distribution or of the effective date of such share combination, split, consolidation, merger, sale, transfer, reorganization, reclassification or recapitalization shall be appropriately adjusted so that the conversion of the Note after such time shall entitle the Holder to receive the aggregate number of shares of Common Stock or securities, cash and other assets which, if this Note hade been converted immediately prior to such time, the Holder would have owned upon such conversion and been entitled to receive by virtue of such Adjustment Event, provided that if the kind or amount of securities, cash and other property is not the same for each share of Common Stock held immediately prior to such reclassification, change, consolidation, merger, sale, transfer, or conveyance, any Holder who fails to exercise any right of election shall receive per share the kind and amount of securities, cash or other property received per share by a plurality of such shares.

              Promptly after an Adjustment Event, the Maker shall mail to the Holder a notice of the adjustment together with a certificate from the Maker's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

              If (i) the Maker takes any action that would cause an Adjustment Event, (ii) there is a liquidation or dissolution of the Maker or
(iii) the Maker declares a cash dividend, the Maker shall mail to the Holder a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution, the Maker shall mail the notice at least 15 days before such date.

              If, during any period of twenty (20) consecutive trading days, the closing sale price of the Common Stock is at least $8.00 per share (as adjusted for all Adjustment Events occurring after the date of this Note), the principal of and all accrued interest on this Note shall be automatically converted, without further action on the part of the Holder, into shares of Common Stock at the Conversion Price in effect on the last Trading Day of such period.

              In connection with any conversion of this Note, the Holder shall surrender this Note and deliver it, together with written instructions to convert in the form attached hereto, to the Maker at its principal executive office. The date of such delivery shall be deemed the date of conversion. The Maker shall, as soon as practicable, issue and deliver to a location in the United States designated by the Holder certificates representing the securities (or other assets) to which the Holder is entitled as a result of such conversion together with a note for the unconverted balance.

              The Maker shall not be required to issue fractions of shares of Common Stock upon conversion and in lieu thereof any fractional share shall be rounded up or down to the nearest whole share. The Maker shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the unpaid principal amount and accrued interest as provided for herein. The Maker shall list such shares on any national securities exchange on which the Common Stock is then listed. If the Holder converts this Note, the Maker shall pay any documentary, stamp or similar issue or transfer tax due on such conversion except that the Holder shall pay any such tax due because the shares are issued in a name other than the Holder's.

              The certificates representing shares of Common Stock issued upon conversion of this Note shall bear a legend to the effect that such shares are not registered under the 1933 Act and may not be sold, assigned or otherwise transferred or hypothecated except in accordance with the registration provisions of the 1933 Act or an exemption therefrom and in accordance with the provisions of that certain Investor Rights Agreement dated as of February 8, 2001 among New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, the Maker, Frost-Nevada, Limited Partnership and the Principals party thereto ("Investor Rights Agreement"). This legend shall be removed on receipt of an opinion of counsel reasonably satisfactory to the Maker that such legend is no longer required.

         2. Change of Control

             (i) Promptly after the occurrence of a Change of Control (as hereinafter defined) (the date of such occurrence being the "Change of Control Date"), the Maker shall commence (or cause to be commenced) an offer to purchase all outstanding Notes pursuant to the terms described in paragraph (iii) of this "Change of Control" section (the "Change of Control Offer") at a purchase price equal to the unpaid principal amount of this Note and accrued interest thereon (the "Change of Control Amount") on the Change of Control Payment Date (as hereinafter defined), and shall purchase (or cause the purchase of) any Notes tendered in the Change of Control Offer pursuant to the terms hereof. As used in this Note, the term "Notes" means all Convertible Promissory Notes of the Maker of like tenor to this Note (except as to principal amount, interest rate and Conversion Price). The Change of Control Amount shall be payable in cash.

             (ii) Within 10 days following a Change in Control Date, the Maker shall send, by first-class mail, postage prepaid, a notice to the Holder. Such notice shall contain all instructions and materials necessary to enable the Holder to tender this Note pursuant to the Change of Control Offer and shall state:

                  (a) that a Change of Control has occurred, that a Change of Control Offer is being made pursuant to this "Change of Control" section and that all Notes validly tendered and not withdrawn will be accepted for payment;

                  (b) the Change of Control Amount and the purchase date (which must be no earlier than 10 days nor later than 20 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                  (c) that any Notes not tendered will continue to accrue interest;

                  (d) that, unless the Maker defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (e) that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, properly endorsed for transfer, together with such other customary documents as the Maker may reasonably request to the Maker at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

                  (f) that holders of Notes will be entitled to withdraw their election if the Maker receives, not later than two business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder delivered for purchase and a statement that such holder is withdrawing its election to have such Notes purchased;

                  (g) that holders who tender only a portion of their Notes will, upon purchase of the Notes tendered, be issued a Note representing the Notes not purchased; and

                  (h) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

             (iii) The Maker will comply with any tender offer rules under the Exchange Act which then may be applicable in connection with any offer made by the Maker to repurchase the Notes as a result of a Change of Control. If the provisions of any securities laws or regulations conflict with provisions of this Note, in reliance on an opinion of counsel, the Maker may comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation under this Note by virtue thereof.

             (iv) On the Change of Control Payment Date, the Maker shall (A) accept for payment the Notes validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of Notes so accepted the Change of Control Amount therefor in cash as provided above and (C) cancel each surrendered Note. Unless the Maker defaults in the payment for the Notes tendered pursuant to the Change of Control Offer, interest will cease to accrue with respect to the Notes tendered and all rights of holders of such tendered Notes will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

             (v) To accept the Change of Control Offer, the holder of a Note shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Maker (or an agent designated by the Maker for such purpose) of such holder's acceptance, together with the Notes with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

             (vi) For the avoidance of doubt, nothing in this "Change of Control" section shall restrict the right of the holders of Notes, in connection with a Change of Control, to convert and to receive the kind and amount of consideration payable to holders of Common Stock in respect of the Common Stock into which the Notes may be converted.

             (vii) As used in this "Change of Control" section,

                  "Change of Control" means: (a) the sale, lease, transfer, conveyance, merger, consolidation or other disposition (other than a merger or consolidation that does not result in any change in the Maker's stock and in which a majority of the successor's voting securities is held by holders of the Maker's Common Stock immediately before such transaction ), in one or a series of related transactions, of all or substantially all the assets of the Maker and its subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (b) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals party to the Investor Rights Agreement, New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG and Dr. Phillip Frost, individually or collectively, becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all Voting Securities (as hereinafter defined) that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Maker, or (c) the first day on which a majority of the members of the Board of Directors of the Maker are not Continuing Directors;

                  "Continuing Directors" means individuals who constituted the Board of Directors of the Maker on the date hereof (the "Incumbent Directors"); provided that any individual becoming a director after the date hereof shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Maker, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting; and

                  "Voting Securities" means securities of the Maker ordinarily having the power to vote for the election of directors of the Maker.

         3. Events of Default

            Upon the occurrence of any of the following events (herein called "Events of Default"):

             (i) The Maker shall fail to make any payment of principal on this Note on the date specified herein for such payment;

             (ii) The Maker shall fail to make any payment of interest on this Note or any other payment due under this Note or the Pledge Agreement within ten
(10) days after it is due;

             (iii) (a) The Maker or Ladenburg shall commence, or consent to the entry of an order for relief in, any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (b) the Maker or Ladenburg shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (c) the Maker or Ladenburg shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (d) the Maker or Ladenburg shall make a general assignment for the benefit of creditors; or (e) the Maker or Ladenburg shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

             (iv) (a) The commencement of any proceedings or the taking of any other action against the Maker or Ladenburg in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty
(60) days undismissed, unbonded or undischarged; or (b) the appointment of a receiver, conservator, trustee or similar officer for the Maker or Ladenburg for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (c) the issuance of a warrant of attachment, execution or similar process against any of the property of the Maker or Ladenburg and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged;

             (v) The Maker or Ladenburg shall default with respect to any indebtedness of $250,000 or more for borrowed money if either (a) such default is a payment default or the effect of such default is to accelerate the maturity of such indebtedness (in each instance giving effect to any applicable grace periods) or (b) the holder of such indebtedness declares the Maker or Ladenburg to be in default (giving effect to any applicable grace periods);

             (vi) The failure by the Maker to observe any of the covenants contained in this Note (other than the covenants to pay principal and interest and the covenants in Sections 2 or 5) or in the Pledge Agreement (other than
Section 4.14) which failure is not cured within 30 days after notice thereof is given to the Maker by any of the Secured Parties thereunder (or, if such failure is not capable of being cured within such 30-day period, the failure of the Maker to continue to proceed in a diligent matter to effect such cure);

             (vii) The failure by the Maker to observe any of the covenants contained in Sections 2 or 5 of this Note or in Section 4.14 of the Pledge Agreement or the lien of Pledge Agreement will at any time not constitute a first perfected lien on the collateral intended to be covered thereby; or

             (viii) Any judgment or judgments against the Maker or Ladenburg or any attachment, levy or execution against any of its properties for any amount in excess of $250,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of sixty
(60) days or more after its entry, issue or levy, as the case may be;

then, and in any such event, the Holder, at its option and with written notice to the Maker, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from the date of the Event of

Default up to and including the date of payment at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum interest rate permitted by applicable law.

         Upon the occurrence a default under this Note (whether or not it has become an Event of Default), the Maker agrees to pay the costs, expenses, attorneys' and other fees paid or incurred by the Holder, or adjudged by a court, including: (i) costs of suit and such amount as the court adjudges for the fees of an attorney in an action to enforce this Note in whole or in part; and (ii) reasonable costs of collection, costs and expenses of, and attorneys' fees incurred or paid towards, the collection, enforcement, or sale of this Note in whole or in part, or of any security for it.

         4. Payment of Claims

         Pursuant to Section 7.6 of the Stock Purchase Agreement, the Maker may offset against amounts due under this Note any amounts owed by the Holder to the Maker except that, prior to December 31, 2005, the Maker shall not offset against amounts due under this Note any Claims against the Holder prior to settlement or the entry of a final judgment and the expiration of all applicable appeal periods and the failure of the Holder to pay such Claim within ten (10) Business Days after such settlement or expiration. If any payment of the indemnity obligations of the Holder pursuant to Section 8.1 of the Stock Purchase Agreement is required to be made, the Holder may satisfy such payment by delivery to the Maker of Notes acquired by it pursuant to the Stock Purchase Agreement in a principal amount, together with accrued interest, equal to the amount of the Claims for which payment is required in which case the Maker will issue a new Note to the Holder for the remainder.

         5. Consolidation and Mergers.

         The Maker shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any person unless (1) the person is a corporation; (2) the person assumes in a writing reasonably acceptable to the Holder all the obligations of the Maker under this Note; and (3) immediately after the transaction no Event of Default exists. The surviving, transferee or lessee corporation shall be the successor Maker, but the predecessor Maker in the case of a transfer or lease shall not be released from the obligation to pay the principal of and interest of this Note.

         6. Additional Provisions

         The Maker and each other party liable herefor, whether principal, endorser, guarantor or otherwise, jointly and severally hereby (i) waive presentment, demand, protest, notice of dishonor and/or protest, notice of non-payment and all other notices or demands in connection with the delivery, acceptance, performance, default, enforcement or guaranty of this Note, and (ii) waive recourse to suretyship defenses generally, including extensions of time, releases of security and other indulgences which may be granted from time to time by the Holder to the Maker or any party liable herefor.

         Nothing contained in this Note or in any other agreement between the Maker and the Holder shall require the Maker to pay, or the Holder to accept, interest in an amount which would subject the Holder to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under applicable law. Should the Holder receive any payment which is or would be in excess of that permitted to be charged under such applicable law, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the principal balance outstanding on this Note.

         The Holder shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder, and no waiver whatsoever shall be valid unless in writing, signed by the Holder, and then only to the extent therein set forth. The making of any demands or the giving of any notices by the Holder or a waiver by the Holder of any right and/or remedy hereunder on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy which the Holder would otherwise have on any future occasion. All rights and remedies of the Holder shall be cumulative and may be exercised singly or concurrently.

         The terms and provisions hereof shall survive the payment, cancellation or surrender of this Note. Any instrument taken by the Holder in payment of, or for application against, any obligation of the Maker or any other party liable herefor shall not operate as a discharge of such obligation until the instrument is finally paid, notwithstanding the fact that a bank may be the maker, drawer or acceptor of such instrument.

         This Note may be assigned by the Holder only as permitted by the provisions of the Investor Rights Agreement. In the event of a permitted assignment of less than the entire unpaid principal amount of this Note, at the request of the Holder the Maker shall issue new Notes to the transferee and the Holder in the amounts assigned and not assigned, respectively. If this Note is lost, destroyed or wrongfully taken, the Maker shall issue a replacement Note. The Maker may require a reasonable indemnity bond.

         The authority to assert, and to determine to defend against, claims with respect to this Note on behalf of the Maker shall be vested solely in the Enforcement Committee established under the Stock Purchase Agreement. This Note may not be amended and no rights of the Maker hereunder may be waived except with the consent of the Enforcement Committee.

         This Note shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflicts of law. The provisions of Section 10.2 (Notices) and 10.12 of the Stock Purchase Agreement (Consent to Jurisdiction and Service of Process) shall apply to this Note as if fully set forth herein. THE MAKER HEREBY WAIVES ALL RIGHT TO TRIAL BY

JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS NOTE OR ANY TRANSACTION RELATING THERETO.


                                               GBI CAPITAL MANAGEMENT CORP.



                                               By:______________________________
                                                   Richard Rosenstock, President

                                                                      Appendix C


                                 LOAN AGREEMENT


          AGREEMENT dated as of February 8, 2001, between GBI CAPITAL MANAGEMENT CORP., a Florida corporation, having an address at 1055 Stewart Avenue, Bethpage, New York 11714 ("Borrower"), and FROST-NEVADA, LIMITED PARTNERSHIP, a Nevada limited partnership, having an address at 3500 Lakeside Court, Suite 200, Reno, Nevada 89509 ("Lender").

                              W I T N E S S E T H:

                                    ARTICLE I

                                    THE LOAN

         SECTION 1.1 Commitment and Loan. (a) Subject to the terms and conditions of this Agreement, at the request of Borrower, Lender agrees to lend to Borrower the aggregate sum of Ten Million Dollars ($10,000,000) (the "Commitment"). Lender shall advance the funds due under the Commitment to Borrower (the "Loan") concurrently with, and subject to, the closing ("Closing") of the transactions contemplated by that certain Stock Purchase Agreement dated February 8, 2001, among Borrower, New Valley Corporation, Ladenburg, Thalmann Group Inc. ("LTGI"), Ladenburg, Thalmann & Co. Inc. ("Ladenburg") and Berliner (the "Stock Purchase Agreement").

         SECTION 1.2 Maturity of Loan. The Loan, together with interest thereon, shall be repayable by Borrower on December 31, 2005.

         SECTION 1.3 Interest. The Loan shall bear interest until maturity at the rate of eight and one half percent (8-1/2%) per annum, payable on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2001. If the Loan is not paid in full when due, the Loan shall bear interest at the rate of 15% per annum on the unpaid principal amount thereof, payable on demand.

         SECTION 1.4 Promissory Note. Upon the advance of the Loan to Borrower, Borrower shall execute and deliver to Lender a promissory note in the form of
Exhibit I annexed hereto (the "Lender Note"). The terms and conditions of the Lender Note are incorporated herein by reference as if fully set forth herein. In the event of conflict between the provisions of this Agreement and the provisions of the Lender Note, the provisions of the Lender Note shall govern.

         SECTION 1.5 Use of Proceeds. The proceeds of the Loan shall be used by Borrower only for making payment of the cash portion of the Purchase Price (as defined in the Stock Purchase Agreement).

         SECTION 1.6 Security. To secure Borrower's obligation to repay the Loan, Borrower hereby grants to Lender a security interest in and to the Ladenburg Stock (as defined in the Stock Purchase Agreement) and the proceeds thereof, in accordance with the provisions of a Pledge and Security Agreement in the form annexed hereto as Exhibit II to be entered into by the Borrower, LTGI , Berliner and the Collateral Agent party thereto upon the Closing ("Pledge Agreement"). The terms and conditions of the Pledge Agreement are incorporated herein by reference as if fully set forth herein. In the event of a conflict between the provisions of this Agreement and the provisions of the Pledge Agreement, the provisions of the Pledge Agreement shall govern.

         SECTION 1.7 Conditions. The obligation of Lender to fund the Loan shall be subject to the Closing under the Stock Purchase Agreement and the delivery by Borrower of the Lender Note and the Pledge Agreement and the Ladenburg Stock pursuant to the Pledge Agreement.

         SECTION 1.8 Nature of the Notes. The Lender Note and the notes to be issued to the Sellers pursuant to the Stock Purchase Agreement in partial payment of the Purchase Price thereunder (the "Purchase Notes") shall be pari passu in all respects and shall be entitled to share ratably in all payments made and security granted with respect to any of them. No modification shall be made to any of the Purchaser Notes or any of the terms thereof without the prior written consent of the Lender.

                                   ARTICLE II
                                 REPRESENTATIONS

         SECTION 2.1 Representations of Borrower. In order to induce Lender to make the Loan, Borrower hereby represents and warrants to Lender as follows:

                    (a) Borrower is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

                    (b) Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Lender Note and the Pledge Agreement (collectively with this Agreement, the "Loan Documents"), and to incur and perform all the obligations provided for herein and therein but subject to the receipt of the Stockholder Approval (as defined in the Stock Purchase Agreement). The execution and delivery by Borrower of, and the performance by Borrower of its obligations under, this Agreement and the other Loan Documents have been duly authorized by all necessary corporate action other than the Stockholder Approval.

                    (c) This Agreement constitutes, and the other Loan Documents when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization, liquidation, readjustment of debt or other law of general application relating to or affecting the enforcement of creditors' rights and to the discretion of the courts with respect to the enforceability of equitable remedies.

                    (d) At the Closing there will exist no material security interests, liens, mortgages, encumbrances or other restrictions upon the Collateral (as defined in the Pledge Agreement) other than the security interest granted pursuant to the Pledge Agreement.

                    (e) The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents does not contravene any law, regulation, order or contractual restriction binding on or affecting Borrower and material to Borrower, its business, operations and properties.

                    (f) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement or the matters contemplated herein and for Lender to enjoy the benefits conferred hereby except such filings as may be necessary to perfect the security interest granted under the Pledge Agreement.

                    (g) Borrower is not in breach of or in default under any material judgment, decree or order applicable to Borrower or any of Borrower's properties.

                    (h) There is no pending or threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator which may materially adversely affect the financial condition of Borrower or Borrower's ability to perform its obligations hereunder or under the other Loan Documents.

         SECTION 2.2 Representations of Lender. The Lender Note and all shares of Purchaser Common Stock (as defined in the Stock Purchase Agreement) issuable upon conversion of the Lender Note are being acquired by Lender for its own account and not with a view towards distribution thereof. Lender understands that it must bear the economic risk of its investment in the Lender Note and such Purchaser Common Stock, which cannot be sold by it unless registered under the 1933 Act (as defined in the Stock Purchase Agreement) or an exemption therefrom is available thereunder. Lender has had both the opportunity to ask questions and receive answers from the officers and directors of Borrower and all persons acting on its behalf concerning the business and operations of Borrower and to obtain any additional information to the extent Borrower possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information. Lender acknowledges receiving and reviewing copies of the Purchaser SEC Filings referred to in Section 4.4 of the Stock Purchase Agreement. The certificates representing the Purchaser Common Stock issuable upon conversion of the Lender Note shall bear a legend (which shall be removed on furnishing to Borrower an opinion of counsel to Lender reasonably satisfactory to Borrower that such legend is no longer required) to the effect that the shares represented thereby may not be transferred except upon compliance with the registration requirements of the 1933 Act (or an exemption therefrom) and the provisions of the Investor Rights Agreement referred to in the Stock Purchase Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.1 Notices. Any and all notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this Agreement shall be in writing and shall be deemed given upon personal delivery or the mailing thereof by first class, registered or certified mail, return receipt requested, postage prepaid, by telecopier or facsimile, or by overnight delivery service or by courier service to the addresses listed at the head of this Agreement or the telecopier/facsimile number listed beneath the respective signatures hereto. Any party may change its address for the purposes of this Agreement by notice to the other party given as aforesaid. Copies of all notices given to Borrower shall be sent to Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, Attention: David Alan Miller, Esq.,
Telecopier: 212- 818-8881 and copies of all notices given to Lender shall be sent to Akerman, Senterfitt & Eidson, P.A., SunTrust International Center, One Southeast Third Avenue, 28th Floor, Miami, Florida 33131- 1714, Attention: Teddy
D. Klinghoffer, Esq., Telecopier: 305-374-5095.

         SECTION 3.2 No Waiver; Cumulative Remedies; Amendments. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No modification, or waiver of any provision of this Agreement or the other Loan Documents, no consent to any departure by Borrower from the provisions hereof or thereof shall be effective unless the same shall be effective only in the specific instance and for the purpose for which it is given. No notice to Borrower shall entitle Borrower to any other or further notice in other or similar circumstances unless expressly provided for herein. No course of dealing between Borrower and Lender shall operate as a waiver of any of the rights of Lenders under this Agreement. Lender acknowledges that the obligations of Borrower under the Stock Purchase Agreement are not conditioned upon the extending of the Loan by Lender and that the breach by Lender of its obligation to extend the Loan if requested by Borrower will cause irreparable harm to Borrower for which any remedy at law will be inadequate and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

         SECTION 3.3 Captions. The captions of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         SECTION 3.4 Survival of Agreements. All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loan hereunder, and shall continue in full force and effect until the indebtedness of Borrower under the Lender Note and all other obligations hereunder and thereunder have been paid in full.

         SECTION 3.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not transfer or assign any of its rights or interests hereunder without the prior written consent of Lender.

         SECTION 3.6 Construction. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. BORROWER, IN ANY LITIGATION IN WHICH LENDER SHALL BE AN ADVERSE PARTY, WAIVES TRIAL BY JURY, WAIVES THE RIGHT TO CLAIM THAT A FORUM SPECIFIED HEREIN IS AN INCONVENIENT FORUM AND WAIVES THE RIGHT TO INTERPOSE ANY SETOFF, DEDUCTION OR COUNTERCLAIM OF

ANY NATURE OR DESCRIPTION AND CONSENTS TO THE JURISDICTION OF THE COURTS (CITY, STATE AND FEDERAL) LOCATED IN THE CITY, COUNTY AND STATE OF NEW YORK AND TO SERVICE OF PROCESS BY REGISTERED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS AS BORROWER SHALL NOTIFY LENDER IN WRITING IS TO BE
USED FOR SUCH PURPOSE. If any of the provisions of this Agreement shall be or become illegal or unenforceable under any law, the other provisions shall remain in full force and effect.

         SECTION 3.7 Interest. Anything in the Agreement or the other Loan Documents to the contrary notwithstanding, Lender shall not charge, take or receive, and Borrower shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law.

         SECTION 3.8 Currency. All amounts of currency expressed hereunder or under the other Loan Documents shall refer to United States dollars.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               GBI CAPITAL MANAGEMENT CORP.

                                        /s/ Richard Rosenstock
                               By:___________________________________________
                                    Name: Richard Rosenstock
                                    Title: President
                                    Telecopier No.: 516-470-1050


                                FROST-NEVADA, LIMITED PARTNERSHIP
                               By: Frost-Nevada Corporation, General Partner

                                        /s/ David Moskowitz
                               By:_______________________________________
                                    Name: David Moskowitz
                                    Title: President
                                    Telecopier No.: 775-827-2185

                                                                      Appendix D


                       SENIOR CONVERTIBLE PROMISSORY NOTE


$10,000,000.00                                                __________, 2001


         FOR VALUE RECEIVED, GBI CAPITAL MANAGEMENT CORP., a Florida corporation ("Maker"), having an address at 1055 Stewart Avenue, Bethpage, New York 11714, hereby promises to pay to Frost-Nevada, Limited Partnership, a Nevada limited partnership, its successors and/or permitted assigns (any of which is hereinafter referred to as "Holder"), at 3500 Lakeside Court, Suite 200, Reno, Nevada 89509, in lawful money of the United States, the sum of Ten Million Dollars and No Cents ($10,000,000.00) on December 31, 2005. Interest on the unpaid principal amount of this Note shall be paid at the rate of eight and one-half percent (8-1/2%) per annum on each March 31, June 30, September 30 and December 31, commencing June 30, 2001 or the lesser of fifteen percent (15%) per annum or the maximum interest rate permitted by applicable law following an Event of Default. At the Holder's request payments shall be made by wire transfer to an account designated by the Holder. If a payment date is not a business day, payment may be made on the next business day and interest shall accrue for the intervening period. This Note may not be prepaid.

         The Holder may, with or without notice to the Maker or any guarantor or other party liable herefor, extend or renew this Note, or extend the time for making payment of any amount provided for herein, or accept any amount in advance, all without affecting the liability of the Maker or any other party or guarantor liable herefor.

         This Note is issued pursuant to the terms of that certain Loan Agreement ("Loan Agreement") dated as of February 8, 2001 between the Maker and Frost-Nevada, Limited Partnership and the Maker and the Holder are entitled to the benefits provided for therein. Terms used but not defined herein shall have their respective meanings assigned in the Loan Agreement. This Note is entitled to the benefits of the security for the payment hereof provided pursuant to that certain Pledge and Security Agreement dated February 8, 2001 between the Maker, the Secured Parties party thereto and US Bank Trust National Association, as Collateral Agent ("Pledge Agreement").

      1.       Conversion of Note

               The principal of and accrued interest on this Note shall be convertible, in whole or in part, at any time, at the election of the Holder, into that number of fully paid and non-assessable shares of the Maker's common stock, par value $0.0001 per share ("Common Stock"), determined by dividing the amount of principal and interest to be so converted by the "Conversion Price" (as hereinafter defined) in effect at the time notice of conversion is given to the Maker as set forth below. As used herein, "Conversion Price" means, initially, $2.00. If, at any time after the date hereof, there occurs, with respect to the Common Stock, a reclassification, stock split, stock dividend, spin-off or distribution, share combination or other similar change affecting the Common Stock as a whole and all holders thereof or if the Maker shall consolidate with, or merge with or into, any other entity, sell or transfer all or substantially all its assets or engage in any reorganization, reclassification or recapitalization which is effected in such a manner that the holders of Common Stock are entitled to receive stock, securities, cash or other assets with respect to or in exchange for Common Stock (each, an "Adjustment Event"), the Conversion Price and the kind and amount of stock, securities, cash or other assets issuable upon conversion of this Note in effect at the time of the record date for such dividend or distribution or of the effective date of such share combination, split, consolidation, merger, sale, transfer, reorganization, reclassification or recapitalization shall be appropriately adjusted so that the conversion of the Note after such time shall entitle the Holder to receive the aggregate number of shares of Common Stock or securities, cash and other assets which, if this Note hade been converted immediately prior to such time, the Holder would have owned upon such conversion and been entitled to receive by virtue of such Adjustment Event, provided that if the kind or amount of securities, cash and other property is not the same for each share of Common Stock held immediately prior to such reclassification, change, consolidation, merger, sale, transfer, or conveyance, any Holder who fails to exercise any right of election shall receive per share the kind and amount of securities, cash or other property received per share by a plurality of such shares.

               Promptly after an Adjustment Event, the Maker shall mail to the Holder a notice of the adjustment together with a certificate from the Maker's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

               If (i) the Maker takes any action that would cause an Adjustment Event, (ii) there is a liquidation or dissolution of the Maker or (iii) the Maker declares a cash dividend, the Maker shall mail to the Holder a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution, the Maker shall mail the notice at least 15 days before such date.

               If, during any period of twenty (20) consecutive trading days, the closing sale price of the Common Stock is at least $8.00 per share (as adjusted for all Adjustment Events occurring after the date of this Note), the principal of and all accrued interest on this Note shall be automatically converted, without further action on the part of the Holder, into shares of Common Stock at the Conversion Price in effect on the last trading day of such period.

               In connection with any conversion of this Note, the Holder shall surrender this Note and deliver it, together with written instructions to convert in the form attached hereto, to the Maker at its principal executive office. The date of such delivery shall be deemed the date of conversion. The Maker shall, as soon as practicable, issue and deliver to a location in the United States designated by the Holder certificates representing the securities (or other assets) to which the Holder is entitled as a result of such conversion together with a note representing the unconverted balance.

               The Maker shall not be required to issue fractions of shares of Common Stock upon conversion and in lieu thereof any fractional share shall be rounded up or down to the nearest whole share. The Maker shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the unpaid principal amount and accrued interest as provided for herein. The Maker shall list such shares on any national securities exchange on which the Common Stock is then listed. If the Holder converts this Note, the Maker shall pay any documentary, stamp or similar issue or transfer tax due on such conversion, except that the Holder shall pay any such tax due because the shares are issued in a name other than the Holder's.

               The certificates representing shares of Common Stock issued upon conversion of this Note shall bear a legend to the effect that such shares are not registered under the 1933 Act and may not be sold, assigned or otherwise transferred or hypothecated except in accordance with the registration provisions of the 1933 Act or an exemption therefrom and in accordance with the provisions of that certain Investor Rights Agreement dated as of February 8, 2001 among New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, the Maker and the Principals party thereto and Frost-Nevada, Limited Partnership ("Investor Rights Agreement"). This legend shall be removed on receipt of an opinion of counsel reasonably satisfactory to the Maker that such legend is no longer required.

        2.   Change of Control

                          (i) Promptly after the occurrence of a Change of
             Control (as hereinafter defined) (the date of such occurrence being the "Change of Control Date"), the Maker shall commence (or cause to be commenced) an offer to purchase all outstanding Notes pursuant to the terms described in paragraph (iii) of this "Change of Control" section (the "Change of Control Offer") at a purchase price equal to the unpaid principal amount of this Note and accrued interest thereon (the "Change of Control Amount") on the Change of Control Payment Date (as hereinafter defined), and shall purchase (or cause the purchase of) any Notes tendered in the Change of Control Offer pursuant to the terms hereof. As used in this Note, the term "Notes" means all Convertible Promissory Notes of the Maker of like tenor to this Note (except as to principal amount, interest rate and Conversion Price). The Change of Control Amount shall be payable in cash.

                          (ii) Within 10 days following a Change in Control
             Date, the Maker shall send, by first-class mail, postage prepaid, a notice to the Holder. Such notice shall contain all instructions and materials necessary to enable the Holder to tender this Note pursuant to the Change of Control Offer and shall state:

                              (a) that a Change of Control has occurred, that a
                    Change of Control Offer is being made pursuant to this "Change of Control" section and that all Notes validly tendered and not withdrawn will be accepted for payment;

                              (b) the Change of Control Amount and the purchase
                    date (which must be no earlier than 10 days nor later than 20 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                              (c) that any Notes not tendered will continue to
                    accrue interest;

                              (d) that, unless the Maker defaults in making
                    payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                              (e) that holders electing to have any Notes
                    purchased pursuant to a Change of Control Offer will be required to surrender such Notes, properly endorsed for transfer, together with such other customary documents as the Maker may reasonably request to the Maker at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

                              (f) that holders of Notes will be entitled to
                    withdraw their election if the Maker receives, not later than two business days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder delivered for purchase and a statement that such holder is withdrawing its election to have such Notes purchased;

                              (g) that holders who tender only a portion of
                    their Notes will, upon purchase of the Notes tendered, be issued a Note representing the Notes not purchased; and

                              (h) the circumstances and relevant facts regarding
                    such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control).

                    (iii) The Maker will comply with any tender offer rules under the Exchange Act which then may be applicable in connection with any offer made by the Maker to repurchase the Notes as a result of a Change of Control. If the provisions of any securities laws or regulations conflict with provisions of this Note, in reliance on an opinion of counsel, the Maker may comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation under this Note by virtue thereof.

                    (iv) On the Change of Control Payment Date, the Maker shall
          (A) accept for payment the Notes validly tendered pursuant to the Change of Control Offer, (B) pay to the holders of Notes so accepted the Change of Control Amount therefor in cash as provided above and
          (C) cancel each surrendered Note. Unless the Maker defaults in the payment for the Notes tendered pursuant to the Change of Control Offer, interest will cease to accrue with respect to the Notes tendered and all rights of holders of such tendered Notes will terminate, except for the right to receive payment therefor on the Change of Control Payment Date.

                    (v) To accept the Change of Control Offer, the holder of a Note shall deliver, prior to the close of business on the business day prior to the Change of Control Payment Date, written notice to the Maker (or an agent designated by the Maker for such purpose) of such holder's acceptance, together with the Notes with respect to which the Change of Control Offer is being accepted, duly endorsed for transfer.

                    (vi) For the avoidance of doubt, nothing in this "Change of Control" section shall restrict the right of the holders of Notes, in connection with a Change of Control, to convert and to receive the kind and amount of consideration payable to holders of Common Stock in respect of the Common Stock into which the Notes may be converted.

                    (vii) As used in this "Change of Control" section,

                    "Change of Control" means: (a) the sale, lease, transfer, conveyance, merger, consolidation or other disposition (other than a merger or consolidation that does not result in any change in the Maker's stock and in which a majority of the successor's voting securities is held by holders of the Maker's Common Stock immediately before such transaction ), in one or a series of related transactions, of all or substantially all the assets of the Maker and its subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (b) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals party to the Investor Rights Agreement, New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG and Dr. Phillip Frost, individually or collectively, becomes the beneficial owner (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all Voting Securities (as hereinafter defined) that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Securities of the Maker, or (c) the first day on which a majority of the members of the Board of Directors of the Maker are not Continuing Directors;

                    "Continuing Directors" means individuals who constituted the Board of Directors of the Maker on the date hereof (the "Incumbent Directors"); provided that any individual becoming a director after the date hereof shall be considered to be an Incumbent Director if such individual's election, appointment or nomination was recommended or approved by at least two-thirds of the other Incumbent Directors continuing in office following such election, appointment or nomination present, in person or by telephone, at any meeting of the Board of Directors of the Maker, after the giving of a sufficient notice to each Incumbent Director so as to provide a reasonable opportunity for such Incumbent Directors to be present at such meeting; and

                    "Voting Securities" means securities of the Maker ordinarily having the power to vote for the election of directors of the Maker.

      3.       Events of Default

               Upon the occurrence of any of the following events (herein called "Events of Default"):

                    (i) The Maker shall fail to make any payment of principal on this Note on the date specified herein for such payment;

                    (ii) The Maker shall fail to make any payment of interest on this Note or any other payment due under this Note or the Pledge Agreement within ten (10) days after it is due;

                    (iii) (a) The Maker or Ladenburg shall commence, or consent to the entry of an order for relief in, any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (b) the Maker or Ladenburg shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (c) the Maker or Ladenburg shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (d) the Maker or Ladenburg shall make a general assignment for the benefit of creditors; or (e) the Maker or Ladenburg shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                    (iv) (a) The commencement of any proceedings or the taking of any other action against the Maker or Ladenburg in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (b) the appointment of a receiver, conservator, trustee or similar officer for the Maker or Ladenburg for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (c) the issuance of a warrant of attachment, execution or similar process against any of the property of the Maker or Ladenburg and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged;

                    (v) The Maker or Ladenburg shall default with respect to any indebtedness of $250,000 or more for borrowed money if either (a) such default is a payment default or the effect of such default is to accelerate the maturity of such indebtedness (in each instance giving effect to any applicable grace periods) or (b) the holder of such indebtedness declares the Maker or Ladenburg to be in default (giving effect to any applicable grace periods);

                    (vi) The failure by the Maker to observe any of the covenants contained in this Note (other than the covenants to pay principal and interest and the covenants in Sections 2 or 5) or in the Pledge Agreement (other than Section 4.14) which failure is not cured within 30 days after notice thereof is given to the Maker by any of the Secured Parties thereunder (or, if such failure is not capable of being cured within such 30-day period, the failure of the Maker to continue to proceed in a diligent matter to effect such cure);

                    (vii) The failure by the Maker to observe any of the covenants contained in Sections 2 or 5 of this Note or in Section 4.14 of the Pledge Agreement or the lien of Pledge Agreement will at any time not constitute a first perfected lien on the collateral intended to be covered thereby; or

                    (viii) Any judgment or judgments against the Maker or Ladenburg or any attachment, levy or execution against any of its properties for any amount in excess of $250,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of sixty (60) days or more after its entry, issue or levy, as the case may be;

then, and in any such event, the Holder, at its option and with written notice to the Maker, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum interest rate permitted by applicable law.

               Upon the occurrence of a default under this Note (whether or not it has become an Event of Default), the Maker agrees to pay the costs, expenses, attorneys' and other fees paid or incurred by the Holder, or adjudged by a court, including: (i) costs of suit and such amount as the court adjudges for the fees of an attorney in an action to enforce this Note in whole or in part; and (ii) reasonable costs of collection, costs and expenses of, and attorneys' fees incurred or paid towards, the collection, enforcement, or sale of this Note in whole or in part, or of any security for it.

         4.    Consolidation and Mergers.

               The Maker shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any person unless (1) the person is a corporation; (2) the person assumes in a writing reasonably acceptable to the Holder all the obligations of the Maker under this Note; and

(3) immediately after the transaction no Event of Default exists. The surviving, transferee or lessee corporation shall be the successor Maker, but the predecessor Maker in the case of a transfer or lease shall not be released from the obligation to pay the principal of and interest of this Note.

         5.    Additional Provisions

               The Maker and each other party liable herefor, whether principal, endorser, guarantor or otherwise, jointly and severally hereby (i) waive presentment, demand, protest, notice of dishonor and/or protest, notice of non-payment and all other notices or demands in connection with the delivery, acceptance, performance, default, enforcement or guaranty of this Note, and (ii) waive recourse to suretyship defenses generally, including extensions of time, releases of security and other indulgences which may be granted from time to time by the Holder to the Maker or any party liable herefor.

               Nothing contained in this Note or in any other agreement between the Maker and the Holder shall require the Maker to pay, or the Holder to accept, interest in an amount which would subject the Holder to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of interest or of such other charges which may or might be characterized as interest, exceed the maximum rate permitted to be charged under applicable law. Should the Holder receive any payment which is or would be in excess of that permitted to be charged under such applicable law, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the principal balance outstanding on this Note.

               The Holder shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder, and no waiver whatsoever shall be valid unless in writing, signed by the Holder, and then only to the extent therein set forth. The making of any demands or the giving of any notices by the Holder or a waiver by the Holder of any right and/or remedy hereunder on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy which the Holder would otherwise have on any future occasion. All rights and remedies of the Holder shall be cumulative and may be exercised singly or concurrently.

               The terms and provisions hereof shall survive the payment, cancellation or surrender of this Note. Any instrument taken by the Holder in payment of, or for application against, any obligation of the Maker or any other party liable herefor shall not operate as a discharge of such obligation until the instrument is finally paid, notwithstanding the fact that a bank may be the maker, drawer or acceptor of such instrument.

               This Note may be assigned by the Holder only as permitted by the provisions of the Investor Rights Agreement. In the event of a permitted assignment of less than the entire unpaid principal amount of this Note, at the request of the Holder the Maker shall issue new Notes to the transferee and the Holder in the amounts assigned and not assigned, respectively. If this Note is lost, destroyed or wrongfully taken, the Maker shall issue a replacement Note. The Maker may require a reasonable indemnity bond.

               This Note shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflicts of law. The Maker hereby irrevocably appoints the President of GBI Capital Management Corp., at its offices at 1055 Stewart Avenue, Bethpage, New York 11714, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Note and upon whom such process may be served, with the same effect as if the Maker were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service. The Maker will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, the Maker will appoint a successor agent and attorney in the City of New York, reasonably satisfactory to the Holder, with like powers. The Maker hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any such action, suit or proceeding arising out of or relating to this Note or any transaction relating thereto, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. The Maker hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. THE MAKER HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS NOTE OR ANY TRANSACTION RELATING THERETO.


                                              GBI CAPITAL MANAGEMENT CORP.



                                              By: ___________________________
                                                 Richard Rosenstock, President

                                                                  Appendix E

          PROXY AND VOTING AGREEMENT, dated as of February 8, 2001 (this "Agreement"), among New Valley Corporation, a Delaware corporation ("New Valley"), Ladenburg, Thalmann Group Inc., a Delaware corporation ("LTGI"), Berliner Effektengesellschaft AG, a German corporation ("Berliner") and the individual stockholders of GBI Capital Management Corp. listed on Schedule A hereto (collectively, the "Principals"). As used in this Agreement, the term "Principal" means, with respect to each individual listed on Schedule A hereto, such individual and, where applicable, the Living Trust set forth below his name.

          WHEREAS, the Selling Parties, GBI Capital Management Corp., a Florida corporation (the "Purchaser"), and Ladenburg, Thalmann & Co. Inc., a Delaware corporation ("Ladenburg"), are parties to a Stock Purchase Agreement dated February 8, 2001 (the "Stock Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement), pursuant to which the Purchaser shall acquire all of the outstanding shares of capital stock of Ladenburg from the Selling Parties;

          WHEREAS, the Sellers have the right to acquire shares of Purchaser Common Stock pursuant to the Stock Purchase Agreement; and

          WHEREAS, the Selling Parties are entering into the Stock Purchase Agreement in reliance upon the execution and delivery of this Agreement by the Principals;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties. Each Principal represents and warrants to the Selling Parties that:

          (a) Such Principal owns, beneficially and of record, as of the date hereof, the number of shares of Purchaser Common Stock set forth next to his name in Schedule A hereto (collectively, the "Shares"), subject to no rights of others and free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Principal's voting rights, charges and other encumbrances of any nature whatsoever other than those imposed by federal and state securities laws. On the date hereof, the Shares constitute all of the shares of Purchaser Common Stock beneficially owned by each such Principal. Except as provided in those certain agreements between Frost-Nevada, Limited Partnership ("Frost-Nevada") and each of Messrs. Rosenstock, Mangone, Thalheim and Zeitchick, respectively (copies of which has been provided to New Valley), to sell an aggregate of 550,000 shares of Purchaser Common Stock to Frost-Nevada, such Principal's right to vote or dispose of the Shares beneficially owned by such Principal is not subject to any voting trust, voting agreement, voting arrangement or proxy and such Principal has not entered into any contract, option or other arrangement or undertaking with respect thereto.

                  (b) Each Principal has the legal capacity to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding obligation of each Principal enforceable against him in accordance with its terms. If each Principal is married and the Shares constitute community property under applicable law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Principal's spouse enforceable against such spouse in accordance with its terms.

                  (c) The execution, delivery and performance by each Principal of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under the terms of any law, order, regulation or agreement or arrangement to which he is a party or by which he is bound, (ii) require any filing with or authorization by any governmental entity or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which he is entitled under any provision of any agreement or other instrument binding on him.

Section 2. Voting Agreement. (a) Until the Closing Date, no Principal will assign, sell, pledge, hypothecate or otherwise transfer or dispose of any of the shares of Purchaser Common Stock beneficially owned by such Principal, or any other securities of the Purchaser with respect to which he otherwise has the right to vote, or any interest therein, deposit any of such shares or securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy with respect thereto (except as contemplated by this Proxy and Voting Agreement) or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect transfer or disposition of any of the shares or securities. In the case of any transfer by operation of law, this Agreement shall be binding upon the transferee.

                  (b) Each Principal will, with respect to those shares of Purchaser Common Stock or other securities of the Purchaser that such Principal either owns for voting at the Purchaser Stockholder Meeting to be held for the purpose of voting on the adoption of the Transaction Documents and the issuance of shares of Purchaser Common Stock pursuant to the Transaction Documents or for granting any written consent in connection with the solicitation of written consents in lieu of such a meeting or with respect to which such Principal otherwise controls the vote, vote or cause to be voted such shares (or execute written consents with respect to such shares) (i) to approve the Transaction Documents, the issuance of shares of Purchaser Common Stock pursuant to the Transaction Documents and the transactions contemplated thereby, (ii) against any Purchaser Alternative Transaction and (iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Transaction Documents.

                  (c) Each Principal acknowledges that concurrently with the execution of this Agreement, such Principal has executed and delivered to LTGI an Irrevocable Proxy, pursuant to Section 607.0722 of the Florida Business Corporation Act, coupled with an interest, the form of which is attached hereto as Exhibit A, so as to vote such shares in accordance with this Section 2 and each Principal hereby grants to LTGI such irrevocable proxy. The terms of this proxy shall expire upon approval by the requisite vote of the Purchaser's stockholders at the Purchaser Stockholder Meeting or at any adjournment thereof of the adoption of the Transaction Documents and issuance of the Purchaser Common Stock as contemplated thereby or upon the earlier termination of the Stock Purchase Agreement in accordance with the provisions thereof.

                  (d) The Principals, New Valley and LTGI shall use commercially reasonable efforts to cause the agreements in this Section 2 to be appropriately disclosed in filings with the Commission, including the Proxy Statement referred to in the Stock Purchase Agreement.

Section 3. No Solicitation. Prior to the Closing Date, no Principal shall, and each Principal shall use best efforts to cause such Principal's Affiliates (other than the Purchaser) and Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Purchaser Alternative Transaction, or engage in any negotiations concerning, or provide any confidential information or otherwise facilitate any effort or attempt to make or implement, a Purchaser Alternative Transaction. The Principals will promptly notify the Selling Parties if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, such Principal or any of such Persons. Notwithstanding the foregoing, nothing in this Section shall prevent any Principal from taking the actions referred to in Section 5.16 of the Stock Purchase Agreement, but only in the circumstances and subject to the conditions specified therein.

Section 4. Binding Effect. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

Section 5. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

Section 6. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor at the address and telecopier numbers set forth in the Stock Purchase Agreement, with respect to the Selling Parties, and at the addresses and telecopier numbers set forth in Schedule A for the Principals. All such notices, requests, consents and other communications shall be deemed to have been delivered when received.

Section 7. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor any provision hereof waived, except pursuant to a writing signed by the parties hereto (including their assigns). No waiver by any party of any term of this Agreement in any one or more instances shall be deemed or construed as a waiver of such term on any future occasion.

Section 8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 10. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to principles governing conflicts of laws, except to the extent that provisions of the Florida Business Corporation Act apply, which provisions the parties cannot legally waive or otherwise exclude, exempt or release themselves from by contract.

Section 12. Specific Performance: Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

Section 13. Consent to Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any New York state or federal court. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law.

Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 15. Further Assurances. Each party will take such further actions as may reasonably be requested by another party to effect the purposes of this Agreement.

Section 16. Termination. This Agreement shall terminate upon a termination of the Stock Purchase Agreement in accordance with the provisions of its terms.

                      [Signature Page Immediately Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Proxy and Voting Agreement on the date first written above.


                      NEW VALLEY CORPORATION

                          /s/ Richard J. Lampen
                      By:_________________________________
                         Name:  Richard J. Lampen
                         Title: Executive Vice President


                      LADENBURG, THALMANN GROUP INC.

                          /s/ Victor Rivas
                      By:_________________________________
                         Name: Victor Rivas
                         Title:


                      BERLINER EFFEKTENGESELLSCHAFT AG

                          /s/ Holger Timm
                      By:_________________________________
                         Name:  Holger Timm
                         Title: Chief Executive Officer

                      PRINCIPALS:


                        /s/ Joseph Berland
                      _______________________________________
                      JOSEPH BERLAND


                      JOSEPH BERLAND REVOCABLE LIVING TRUST DTD 4/16/97

                          /s/ Joseph Berland
                      By:_______________________________________________
                         Name:  Joseph Berland
                         Title:

                        /s/ Richard J. Rosenstock
                      _____________________________________________
                      RICHARD J. ROSENSTOCK


                      RICHARD J. ROSENSTOCK REVOCABLE LIVING TRUST DTD 3/5/96

                        /s/ Richard J. Rosenstock
                      By:___________________________________________________
                         Name:  Richard J. Rosenstock
                         Title:

                        /s/ Mark Zeitchick
                      ___________________________________________________
                      MARK ZEITCHICK

                        /s/ Vincent A. Mangone
                      ___________________________________________________
                      VINCENT A. MANGONE


                      VINCENT A. MANGONE REVOCABLE LIVING TRUST DTD 11/5/96

                        /s/ Vincent A. Mangone
                      By:________________________________________________
                         Name:  Vincent A. Mangone
                         Title:

                        /s/ David Thalheim
                      ___________________________________________________
                      DAVID THALHEIM


                      DAVID THALHEIM REVOCABLE LIVING TRUST DTD 3/5/96

                          /s/ David Thalheim
                      By:________________________________________________
                         Name:  /s/ David Thalheim
                         Title:

                                   SCHEDULE A

                  Name, Address and Fax Number                  Number of Shares
                  -----------------------------                 ----------------
                         Joseph Berland                             3,945,060
       Joseph Berland Revocable Living Trust dated 4/16/97

                c/o GBI Capital Management Corp.
                       1055 Stewart Avenue
                       Bethpage, NY 11714

                  Facsimile No.: (516) 470-1050

                      Richard J. Rosenstock                         3,945,060
    Richard J. Rosenstock Revocable Living Trust dated 3/5/96

                c/o GBI Capital Management Corp.
                       1055 Stewart Avenue
                       Bethpage, NY 11714

                  Facsimile No.: (516) 470-1050

                         Mark Zeitchick                             1,512,273

                c/o GBI Capital Management Corp.
                       1055 Stewart Avenue
                       Bethpage, NY 11714

                  Facsimile No.: (516) 470-1050

                       Vincent a. Mangone                           1,512,273
     Vincent A. Mangone Revocable Living Trust dated 11/5/96

                c/o GBI Capital Management Corp.
                       1055 Stewart Avenue
                       Bethpage, NY 11714

                  Facsimile No.: (516) 470-1050

                         David Thalheim                             1,512,273

       David Thalheim Revocable Living Trust dated 3/5/96

                c/o GBI Capital Management Corp.
                       1055 Stewart Avenue
                       Bethpage, NY 11714

                  Facsimile No.: (516) 470-1050

                                                                     EXHIBIT A



                                IRREVOCABLE PROXY

                  Each of the undersigned shareholders of GBI Capital Management Corp., a Florida corporation (the "Purchaser"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Ladenburg, Thalmann Group Inc., a Delaware corporation ("LTGI"), or any designee of LTGI, the attorney and proxy of each of the undersigned, with full power of substitution and resubstitution, to the full extent of each of the undersigned's rights with respect to the shares of capital stock of the Purchaser owned beneficially or of record by each of the undersigned, which shares are listed in Schedule A to the Proxy and Voting Agreement referred to below, and any and all other shares or securities of the Purchaser issued or issuable with respect thereof or otherwise acquired by the undersigned shareholders on or after the date hereof, until the termination date specified in the Proxy and Voting Agreement (the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the earlier of the date of termination of the Proxy and Voting Agreement pursuant to Section 16 thereof (the "Termination Date") and the Closing Date of the Stock Purchase Agreement (such earlier date being hereinafter referred to as the "Proxy Termination Date"). This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Proxy and Voting Agreement, dated as of February 8, 2001, among New Valley Corporation, LTGI, Berliner Effektengesellschaft AG and the individual stockholders listed on Schedule A thereto, as the same may be amended from time to time (the "Proxy and Voting Agreement", capitalized terms not otherwise defined herein being used herein as therein defined), and is granted in consideration of the undersigned shareholders entering into the Stock Purchase Agreement referred to therein.

                  The attorney and proxy named above will be empowered at any time prior to the Proxy Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned shareholders at every annual, special or adjourned meeting of shareholders of the Purchaser held prior to the Proxy Termination Date and in connection with every solicitation of written consents in lieu of such a meeting prior to the Proxy Termination Date, or otherwise, to the extent that any of the following matters is considered and voted on at any such meeting or in connection with any such consent solicitation: (i) approval of the Transaction Documents, the execution and delivery by the Purchaser of the Transaction Documents and the approval of the terms thereof and each of the further actions contemplated by the Transaction Documents, including the issuance of shares of Purchaser Common Stock in connection therewith, and any actions required in furtherance thereof;
(ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Purchaser or any of the undersigned shareholders under the Transaction Documents or the Proxy and Voting Agreement (before giving effect to any materiality or similar qualifications contained therein); (iii) against any Purchaser Alternative Proposal and (iv) in favor of any other matter necessary for the consummation of the transactions contemplated by the Transaction Documents.

                  The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned shareholders may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

                  Any obligation of the undersigned shareholders hereunder shall be binding upon the successors and assigns of the undersigned shareholders.

                  This proxy is irrevocable and coupled with an interest, but shall automatically terminate and be revoked and be of no further force and effect on and after the Proxy Termination Date.


Dated:  February 8, 2001                       -------------------------------
                                               Joseph Berland


                                               -------------------------------
                                               Richard J. Rosenstock



                                               -------------------------------
                                               Mark Zeitchick



                                               -------------------------------
                                               Vincent A. Mangone



                                               -------------------------------
                                               David Thalheim

                                                                      Appendix F

                          PLEDGE AND SECURITY AGREEMENT

          PLEDGE AND SECURITY AGREEMENT dated as of ________ _, 2001 between:

              (1) GBI Capital Management Corp., a corporation duly organized and validly existing under the laws of the State of Florida (the "Securing Party");

              (2) Ladenburg, Thalmann Group Inc. ("LTGI"), a corporation duly organized and validly existing under the laws of the State of Delaware;

              (3) Berliner Effektengesellschaft AG ("Berliner"), a corporation duly organized and validly existing under the laws of Germany;

              (4) Frost-Nevada, Limited Partnership, a Nevada limited partnership (the "Lender"); and

              (5) U.S. Bank Trust National Association, as collateral agent for the Secured Parties (as defined below) (in such capacity, together with its successors in such capacity, the "Collateral Agent").

          A. The Securing Party, New Valley Corporation, LTGI and Berliner are parties to a Stock Purchase Agreement dated February 8, 2001 (the "Stock Purchase Agreement") pursuant to which the Securing Party has agreed to purchase from LTGI and Berliner all of the outstanding capital stock of Ladenburg, Thalmann & Co. Inc. ("Ladenburg") and, in partial payment of the Purchase Price, will issue to LTGI and Berliner convertible promissory notes in an aggregate principal amount of $10,000,000 (the "Purchase Notes").

          B. The Securing Party and the Lender are parties to a Loan Agreement dated as of February 8, 2001 (the "Loan Agreement") pursuant to which the Lender has agreed to lend to the Securing Party the sum of $10,000,000 that will be evidenced by a convertible promissory note in that principal amount (the "Lender Note" and, together with the Purchase Notes, the "Notes").

          To induce LTGI, Berliner and the Lender (collectively, with all permitted assigns of any of the Notes, the "Secured Parties") to enter into the Stock Purchase Agreement and the Loan Agreement, as the case may be, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securing Party, the Secured Parties and the Collateral Agent have agreed as follows:

          Section 1. Definitions. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement. The following terms have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

                    "Collateral" shall have the meaning ascribed thereto in
          Section 3 hereof.

                    "Default" shall mean any event or condition that constitutes an Event of Default or will on notice, lapse of time or both become an Event of Default.

                    "Event of Default" shall have the meaning ascribed thereto in the Notes.

                    "Issuer" shall mean Ladenburg.

                    "Pledged Stock" shall have the meaning ascribed thereto in
          Section 3(a) hereof.

                    "Required Secured Parties" shall mean Secured Parties holding a majority in principal amount of the Notes.

                    "Secured Obligations" shall mean the due and punctual payment by the Securing Party of the principal of and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other amounts from time to time owing by the Securing Party to the Secured Parties thereunder and hereunder.

                    "Stock Collateral" shall mean, collectively, the Pledged Stock, together with all other certificates, shares, securities, instruments, moneys, or other property as may from time to time be pledged hereunder pursuant to Section 3(b) hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

                    "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

          Section 2. Representations and Warranties. The Securing Party represents and warrants to the Secured Parties and the Collateral Agent that:

                    (a) It is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof, no lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other person or entity) and such pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein constitutes a first priority perfected pledge and security interest in and to all of such Collateral.

                    (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Securing Party shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Issuer upon the transfer of such Pledged Stock.

                    (c) The Pledged Stock identified in Annex 1 hereto, and the certificates, if any, representing such capital stock, constitute and will continue to constitute all of the issued and outstanding shares of capital stock of any class of the Issuer (all of which are registered in the name of the Securing Party) and Annex 1 correctly identifies, as at the date hereof, the class and par value of the shares comprising such Pledged Stock and the number of shares represented by each such certificate.

          Section 3. Collateral. The Securing Party hereby assigns, pledges, grants, transfers, and conveys to the Collateral Agent (for the benefit of each of the Secured Parties as set forth herein) as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a security interest in all of the Securing Party's right, title and interest in the following property, whether now owned by the Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the "Collateral"):

                    (a) the shares of capital stock of the Issuer identified in Annex 1 hereto and the certificates, if any, representing such capital stock and all additional shares of capital stock of whatever class of the Issuer, now or hereafter owned by the Securing Party, in each case together with the certificates, if any, evidencing the same (collectively, the "Pledged Stock");

                    (b) all certificates, shares, securities, instruments, moneys or other property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor or on redemption or conversion hereof, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock other than any of the foregoing the Securing Party is entitled to retain pursuant to Section 4.03(b) and the other provisions of this Agreement;

                    (c) in the event of any consolidation or merger in which the Issuer is not the surviving entity, all ownership interests of any class or character of the successor entity formed by or resulting from such consolidation or merger; and

                    (d) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Securing Party in respect of any of the items listed above).

          Section 4. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Securing Party hereby agrees with each Secured Party and the Collateral Agent as follows:

                    4.01 Delivery and Other Perfection. The Securing Party shall:

                    (a) if any of the shares, securities, moneys or properties required to be pledged by the Securing Party under Section 3 hereof are received by the Securing Party (other than any of such items the Securing Party is entitled to retain pursuant to Section 4.03(b) hereof), forthwith as the Collateral Agent may request either (i) transfer and deliver to the Collateral Agent such shares, securities, moneys and properties so received by the Securing Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or
          (ii) take such other action as the Collateral Agent shall deem necessary or appropriate to duly record the lien created hereunder in such shares, securities, moneys or property in Section 3;

                    (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest including without limitation registering the Pledged Stock in the name of the Collateral Agent;

                    (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

                    (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral and forward copies of any notices or communications received by the Securing Party with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require.

                    4.02 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                    4.03 Special Provisions Relating to the Collateral.

                    (a) So long as no Event of Default shall have occurred and be continuing, the Securing Party shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Stock Purchase Agreement, the Notes or any other instrument or agreement referred to herein or therein; and the Collateral Agent shall execute and deliver to the Securing Party or cause to be executed and delivered to the Securing Party all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Securing Party may reasonably request for the purpose of enabling the Securing Party to exercise the rights and powers that it is entitled to exercise pursuant to this
          Section 4.03(a).

                    (b) Unless and until a Default has occurred and is continuing, the Securing Party shall be entitled to receive and retain all cash dividends on the Stock Collateral.

                    (c) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent or any Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Notes or any other agreement relating to such Secured Obligation, and all dividends and other distributions on the Stock Collateral shall be paid directly to the Collateral Agent as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Securing Party agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Collateral Agent shall, upon request of the Securing Party (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Agent to the Securing Party.

          4.04 Notice of Event of Default; Remedies. Upon the occurrence of an Event of Default becoming known to it, the Securing Party or a Secured Party shall give notice thereof to the Collateral Agent (with copies to each of the other parties hereto). During the period during which an Event of Default shall have occurred and be continuing, the Collateral Agent, as directed by Secured Parties holding a majority of the outstanding principal amount of the Notes:

                  (a) may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

                  (b) shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Securing Party agrees to take all such action as may be appropriate to give effect to such right);

                  (c) may, in its name or in the name of the Securing Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

                  (d) may, upon ten (10) Business Days' prior written notice to the Securing Party of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any Secured Party or any other person or entity may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Securing Party, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
4.04 shall be applied in accordance with Section 4.07 hereof.

          The Securing Party recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and regulatory requirements, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of the NYSE and other regulatory agencies for the ownership of a broker-dealer and member of the NYSE and who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Party acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Issuer to register it for public sale.

          4.05 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.04 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Securing Party shall remain liable for any deficiency.

          4.06 Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.04 hereof conducted in a commercially reasonable manner. The Securing Party hereby waives any claims against the Collateral Agent or any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

          4.07 Application of Proceeds. Except as otherwise expressly provided herein and except as provided below in this Section 4.07, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Section 4, shall be applied by the Collateral Agent:

                    First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

                    Next, to the payment in full of the Secured Obligations, in each case ratably in accordance with the respective amounts thereof then due and owing to each of the Secured Parties or as the Secured Parties holding the same may otherwise agree; and

                    Finally, to the payment to the Securing Party, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Securing Party or the Issuer.

          4.08 Attorney-in-Fact. Upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Securing Party for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The Collateral Agent is hereby authorized to prepare and file in the name of the Securing Party any financing statements describing the Collateral and the security interests created hereby without the signature of the Securing Party (to the extent permitted by applicable law).

          4.09 Perfection. The Securing Party shall (a) at the Closing, deliver to the Collateral Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank, and (b) in the event of a substitution of Collateral pursuant to Section 4.12, execute and deliver to the Collateral Agent for filing such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted by Section 3 hereof.

          4.10 Termination. When all Secured Obligations shall have been paid in full, the Securing Party shall give notice thereof to the Collateral Agent, with copies to each Secured Party. This Agreement shall terminate, and the Collateral Agent shall forthwith cause to be transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Securing Party, five business days after such notice has been given; provided, however, that if a Secured Party, within such five-day period, gives notice to the Collateral Agent (with copies to the Securing Party and the other Secured Parties) that it disputes that the Secured Obligations have been paid in full, the Collateral Agent shall continue to retain the Collateral and money until it receives a notice signed by the Secured Party giving such notice and the Securing Party that such dispute has been resolved and providing for the release of the Collateral and money to the Securing Party. The Collateral Agent shall also execute and deliver to the Securing Party upon such termination such other documentation as shall be reasonably requested by the Securing Party to effect the termination and release of the liens on the Collateral.

          4.11 Further Assurances. The Securing Party agrees that, from time to time upon the written request of the Collateral Agent, the Securing Party will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

          4.12 Release and Substitution of Collateral. So long as no Event of Default shall have occurred and be continuing, upon the request of the Securing Party, at the Securing Party's expense, the Collateral Agent shall execute and deliver to the Securing Party such instruments as the Securing Party shall reasonably request to release the security interest of the Collateral Agent in any Collateral pledged by the Securing Party upon the delivery to the Collateral Agent of substitute collateral of (a) equivalent value to the unpaid amount of the Secured Obligations if in the form of a letter of credit of a bank or financial institution having a combined capital and surplus of not less than $500,000,000, direct obligations of the United States government or any agency thereof or obligations guaranteed by the United States government or an agency thereof or other readily marketable financial instrument of substantially equivalent creditworthiness or (b) 150% of the value of the unpaid amount of the Secured Obligations if in any other form, in which event such substitution may be made only upon the consent of the Secured Parties, which consent will not unreasonably be withheld . Any substitute collateral delivered pursuant to this
Section 4.12 shall be deemed to be Collateral for all purposes of this Agreement.

          4.13 Affirmative Covenants. The Securing Party hereby covenants that so long any of the Secured Obligations remains outstanding and unpaid, it will cause the Issuer to, unless otherwise consented to in writing by the Secured
Parties:

                    (a) keep all of its material property in working order and condition, ordinary wear and tear excepted; and maintain, with financially sound and reputable insurance companies, insurance on its properties in such amounts and against such risks as are mandated by sound business practice;

                    (b) continue to engage in business of the same general type as now conducted and contemplated to be conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of the Issuer's business; and

                    (c) keep proper and accurate books and records of its accounts and properties in which full, true and correct entries in conformity with appropriate accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and, subject to appropriate agreements respecting confidentiality, permit any Representatives of the Secured Parties to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired.

          4.14 Negative Covenants. The Securing Party hereby covenants that so long as any of the Secured Obligations remains outstanding and unpaid, it will not grant any security interest in or lien on the Collateral to any person or entity other than the lien granted hereby and will cause the Issuer not to liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property (real or personal), business, or assets, or make any material change in the method of conducting business presently contemplated unless, in either instance, otherwise consented to in writing by the Secured Parties in advance.

          4.15 Acknowledgment. The Issuer hereby acknowledges and consents to the pledge of the Pledged Stock made by the Securing Party hereby, including without limitation the rights and obligations of the Secured Parties, the Securing Parties and the Collateral Agent with respect to developments and distributions on the Pledge Stock.

          Section 5. The Collateral Agent.

                    (a) Each of the Secured Parties hereby irrevocably appoints the Collateral Agent as its agent hereunder and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof together with such actions and powers as are reasonably incidental thereto.

                    (b) The person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Securing Party or any Subsidiary or other Affiliate thereof as if it were not the Collateral Agent hereunder.

                    (c) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Agent is required to exercise in writing by the Required Secured Parties, and
         (iii) except as expressly set forth herein, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Securing Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Collateral Agent or any of its affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Secured Parties or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement instrument or document, or (v) the satisfaction of any condition set forth herein other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

                    (d) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                    (e) The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective related parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the related parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Collateral Agent.

                    (f) The Collateral Agent may resign at any time by notifying the Secured Parties and the Securing Party. Upon any such resignation, the Required Secured Parties shall have the right, in consultation with the Securing party, to appoint a successor. If no successor shall have been so appointed by the Required Secured Parties and shall have accepted such appointment Within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent's resignation shall nonetheless become effective and (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and (ii) the Required Secured Parties shall perform the duties of the Collateral Agent (and all payments and communications provided to be made by, to or through the Collateral Agent shall instead be made by or to each Secured Party directly) until such time as the Required Secured Parties appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). After the Collateral Agent's resignation hereunder, the provisions of this Section 5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

                    (g) Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

                    (h) The Collateral Agent may, with the prior consent of the Required Secured Parties (but not otherwise), consent to any modification, supplement or waiver under this Agreement, provided that, without the prior consent of each Secured Party, the Collateral Agent shall not release all or substantially all of the collateral or otherwise terminate all or substantially all of the liens under this Agreement, agree to additional obligations being secured by all or substantially all of such collateral security (unless the lien for such additional obligations shall be junior to the lien in favor of the other obligations secured hereby, in which event the Collateral Agent may consent to such junior lien provided that It obtains the consent of the Required Secured Parties thereto), alter the relative priorities of the obligations entitled to the benefits of the liens created hereunder with respect to all or substantially all of such collateral, except that no such consent shall be required, and the Collateral Agent is hereby authorized, to release any lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Secured Parties have consented.

                    (i) The Collateral Agent shall be entitled to receive the fees set forth in Annex 2 hereto, which shall be paid by the Securing Party.

          Section 6. Miscellaneous.

          6.01 No Waiver. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered by overnight delivery by a nationally recognized express carrier to the intended recipient at its address specified in Annex 3 and shall be deemed to be delivered on the date telecopied or on the first business day following delivery to such express carrier.

          6.03 Expenses. The Securing Party agrees to reimburse each of the Secured Parties and the Collateral Agent for all reasonable costs and expenses incurred by them in enforcing the rights granted to them hereunder (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent or a Secured Party of any obligations of the Securing Party in respect of the Collateral that the Securing Party has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

          6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Securing Party, the Collateral Agent, the Secured Parties and each holder of any of the Secured Obligations.

          6.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery by telecopier of an executed counterpart of this Agreement shall be effective as delivery of an original executed counterpart thereof.

          6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to principles of conflicts of law.

          6.08 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.09 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          6.10 Consent to Jurisdiction and Service of Process. LTGI and Berliner each hereby irrevocably appoints the President of New Valley Corporation, at its office at 590 Madison Avenue, 35th Floor, New York, New York 10022, and the Securing Party hereby irrevocably appoints the President of GBI Capital Management Corp., at its offices at 1055 Stewart Avenue, Bethpage, New York 11714, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and upon whom such process may be served, with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the Party effecting such service shall also deliver a copy thereof to the other Parties at the address and in the manner specified in Section 6.02. LTGI, Berliner and the Securing Party will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such Party will appoint a successor agent and attorney in the City of New York, reasonably satisfactory to the other Parties, with like powers. The Lender hereby agrees that service of process in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby may be made upon it by registered mail, return receipt requested, at the address specified in Section 3.1 of the Loan Agreement. Each Party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 6.10 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT. As used in this Section 6.10, the term "Party" includes the Collateral Agent, upon whom service of process may be made by registered mail addressed to it at the address specified in Section 6.02.

                            [Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

                                GBI CAPITAL MANAGEMENT CORP.


                                By:______________________________
                                  Name:  Richard Rosenstock
                                  Title: President

                                LADENBURG, THALMANN GROUP INC.


                                By:______________________________
                                 Name:  Victor Rivas
                                 Title:

                                BERLINER EFFEKTENGESELLSCHAFT AG


                                By:______________________________
                                  Name:  Holger Timm
                                  Title: Chief Executive Officer

                                FROST-NEVADA, LIMITED PARTNERSHIP
                                By: Frost-Nevada Corporation, General Partner


                                By:______________________________
                                  Name: David Moskowitz
                                  Title: President

                                US BANK TRUST NATIONAL ASSOCIATION


                                By:______________________________
                                   Name:
                                   Title:

                                LADENBURG, THALMANN & CO. INC.
                                (with respect to Section 4.15 only)


                                By:______________________________
                                   Name:  Victor Rivas
                                   Title:

                                                                    ANNEX 1


                                  PLEDGED STOCK



        Class of Stock             Certificate Nos.         Number of Shares
        --------------             ----------------         ----------------

                                                                      ANNEX 2

                            FEES OF COLLATERAL AGENT



Initial Fee - $1,000 payable on execution of Agreement

Annual Fee - $1,500 payable annually on each anniversary of execution of Agreement

                                                                     ANNEX 3

                                NOTICE ADDRESSES


Securing Party

         GBI Capital Management Corp.
         1055 Stewart Avenue
         Bethpage, New York 11741
         Attention: Richard Rosenstock
         Telecopier: 01149-30-8902-196

with a copy to:

         Graubard Mollen & Miller
         600 Third Avenue
         New York, New York 10016
         Attention: David Alan Miller, Esq.
         Telecopier: 212-818-8881


LTGI

         Ladenburg, Thalmann Group Inc.
         C/o New Valley Corporaiton
         100 S.E. Second Street, 32nd Floor
         Miami, Florida 33131
         Attention: Richard Lampen
         Telecopier: 305-579-8009

with a copy to:

         Milbank, Tweed, Hadley & McCloy LLP
         1 Chase Manhattan Plaza
         New York, New York 10005-1413
         Attention: Mark Weissler, Esq.
         Telecopier: 212-530-5219

Berliner

         Berliner Effektengesellschaft AG
         Kurfurstendamm 119
         10711 Berlin, German
         Attention: Dr. Wolfgang Janka
         Telecopier: 01149-30-8902-196


Lender

         Frost-Nevada, Limited Partnership
         3500 Lakeside Court
         Suite 200
         Reno, Nevada 89509
         Telecopier:775-827-2185

with a copy to:

         Akerman, Senterfitt & Eidson, P.A.
         SunTrust International Center
         One Southeast Third Avenue, 28th Floor
         Miami, Florida 33131-1714
         Attention:  Teddy D. Klinghoffer, Esq.
         Telecopier: 305-374-5095

Collateral Agent

         180 East Fifth Street
         St. Paul, Minnesota 55101
         Attention: Thomas M. Gronlund, Vice President
         Telecopier: 775-827-2185

                                                                      Appendix G

===============================================================================



                            INVESTOR RIGHTS AGREEMENT

                          dated as of February 8, 2001

                                      among

                             NEW VALLEY CORPORATION,

                         LADENBURG, THALMANN GROUP INC.,

                        BERLINER EFFEKTENGESELLSCHAFT AG,

                          GBI CAPITAL MANAGEMENT CORP.,

                        FROST-NEVADA, LIMITED PARTNERSHIP

                                       AND

                                 THE PRINCIPALS


===============================================================================

         INVESTOR RIGHTS AGREEMENT, dated as of February 8, 2001, among NEW VALLEY CORPORATION, a Delaware corporation ("New Valley"), LADENBURG, THALMANN GROUP INC., a Delaware corporation ("LTGI"), BERLINER EFFEKTENGESELLSCHAFT AG, a German corporation ("Berliner"), GBI CAPITAL MANAGEMENT CORP., a Florida corporation ("Corporation"), FROST-NEVADA, LIMITED PARTNERSHIP, a Nevada limited partnership ("Lender"), and the individual stockholders of the Corporation listed on Schedule A hereto ("Principals"). As used in this Agreement, the term "Principal" means, with respect to each individual listed on Schedule A hereto, such individual and, where applicable, the Living Trust set forth below his name.

         WHEREAS, New Valley, LTGI and Berliner (collectively, the "Selling Parties"), the Corporation and Ladenburg, Thalmann & Co. Inc., a Delaware corporation, are parties to a Stock Purchase Agreement dated February 8, 2001 ("Stock Purchase Agreement");

         WHEREAS, LTGI and Berliner ("Sellers") have the right to acquire shares of the Corporation's Common Stock, $0.0001 par value per share (the "Common Stock"), pursuant to the Stock Purchase Agreement;

         WHEREAS, the Lender and the Corporation are parties to a Loan Agreement dated as of February 8, 2001 ("Loan Agreement"), pursuant to which the Corporation will borrow $10,000,000 from the Lender to pay a portion of the Purchase Price under the Stock Purchase Agreement; and

         WHEREAS, the Principals, together with Joseph Berland, are the only persons who individually own more than 5% of the Common Stock on the date hereof;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

         Capitalized terms used herein and not defined herein have the meanings set forth in the Stock Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "beneficially owned" or words of similar import shall have the meaning as determined pursuant to Rule 13d-3 of the 1934 Act.

         "Notes" means, collectively, the Notes to be issued by the Corporation to the Sellers pursuant to the Stock Purchase Agreement and the Lender Note to be issued by the Corporation to the Lender pursuant to the Loan Agreement.

         "Registrable Securities" means only (i) the shares of Common Stock issued or issuable to the Sellers under the Stock Purchase Agreement, (ii) shares of Common Stock issuable on conversion of the Notes and (iii) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of such shares, and shall not include any other securities of the Corporation acquired by or issued to the parties hereto. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration, (ii) they shall have been distributed to the public pursuant to Rule 144 or (iii) they shall have ceased to be outstanding.

         "Rule 144" means Rule 144 promulgated under the 1933 Act or any successor rule thereto or any complementary rule thereto.

         "Voting Securities" means all securities of the Corporation entitled to vote in an election of directors.

Section 2. Effectiveness.

         This Agreement shall become effective only upon the Closing of the Stock Purchase Agreement. This Agreement shall become null and void on the termination of the Stock Purchase Agreement prior to the consummation of the transactions contemplated thereby.

Section 3. Registration Rights.

         (a) Registration Statement.

                  (i) Grant of Right. The Corporation shall file, and use commercially reasonable efforts to cause to be declared effective by the Commission no later than six months following the Closing Date, a registration statement (the "Required Registration Statement") to register the Registrable Securities owned by the Sellers and the Lender (the "Holders") for resale pursuant to the 1933 Act. Any of the Principals may elect to have his shares of Common Stock included for registration pursuant to the Required Registration Statement upon written notice given to the Corporation at any time prior to the declaration of effectiveness of the Required Registration Statement by the Commission, in which event the term "Holders" as used in Sections 3 and 4 hereof shall include any Principal giving such notice, and for purposes of Sections 3 and 4 only (and not for purposes of any other provisions of this Agreement), the term "Registrable Securities" shall include the shares of Common Stock held by such Principal on the date hereof (and any shares underlying any options held by such Principal on the date hereof) with respect to which any such notice is given.

                  (ii) Terms. The Corporation shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all sales commissions and the expenses of any legal counsel selected by them to represent them in connection with the sale of the Registrable Securities. The Corporation shall use its best efforts to cause any registration statement filed pursuant to Section

         3(a) to remain effective until all the Registrable Securities registered thereunder are sold or until the delivery to the Holders of an opinion of counsel to the Corporation to the effect set forth in
         Section 3(g).

         (b) Indemnification.

                  (i) The Corporation will indemnify the Holders, their directors and officers and each underwriter, if any, and each person who controls any of them within the meaning of the 1933 Act or the 1934 Act against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance pursuant to this Section 3 or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the 1933 Act or any rule or regulation thereunder applicable to the Corporation in connection with any such registration, qualification or compliance, and will reimburse the Holders, their directors and officers, each such underwriter and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action or proceeding; provided that the Corporation will not be liable to a Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by or on behalf of such Holder specifically stating that it is intended for inclusion in any registration statement under which Registrable Securities are registered. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder or any such director, officer or controlling person, and shall survive the transfer of such securities by any Holder.

                  (ii) Each of the Holders, severally and not jointly, shall indemnify the Corporation, each of its directors and officers and each underwriter, if any, of the Corporation's securities covered by such registration statement, each person who controls the Corporation or such underwriter within the meaning of the 1933 Act and the 1934 Act and the rules and regulations thereunder, each other securityholder participating in such distribution and each of their officers and directors and each person controlling such other securityholder, against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and such other security holders, directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action or proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such document in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Holder specifically stating that it is intended for inclusion in such document; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds received by such Holder of securities sold as contemplated herein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation or any such director, officer or controlling person, and shall survive the transfer of such securities by any Holder.

                  (iii) Each party desiring indemnification under this Section 3(b) or contribution under Section 3(c) hereof (the "Securities Indemnified Party") shall give notice to the party required to provide indemnification or contribution (the "Securities Indemnifying Party") promptly after such Securities Indemnified Party has actual knowledge of any claim as to which indemnity or contribution may be sought, and shall permit the Securities Indemnifying Party to assume, at its sole cost and expense, the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Securities Indemnified Party (whose approval shall not be unreasonably withheld). The Securities Indemnified Party may participate in such defense at the Securities Indemnified Party's expense unless (A) the employment of counsel by the Securities Indemnified Party has been authorized in writing by the Securities Indemnifying Party, (B) the Securities Indemnified Party has been advised by such counsel employed by it that there are legal defenses available to it involving potential conflict with those of the Securities Indemnifying Party (in which case the Securities Indemnifying Party will not have the right to direct the defense of such action on behalf of the Securities Indemnified Party), or (C) the Securities Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel for the Securities Indemnified Party shall be at the expense of the Securities Indemnifying Party. The failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Section 3(b) or
         Section 3(c). No Securities Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Securities Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Securities Indemnified Party of a release from all liability in respect to such claim or litigation. No Securities Indemnified Party shall settle any claim or demand without the prior written consent of the Securities Indemnifying Party (which consent will not be unreasonably withheld). Each Securities Indemnified Party shall furnish such information regarding itself or the claim in question as the Securities Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (iv) The provisions of this Section 3(b) shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

         (c) Contribution Rights. In order to provide for just and equitable contribution under the 1933 Act in any case in which (A) any person entitled to indemnification under Section 3(b) makes a claim for indemnification pursuant hereto but such indemnification is not enforced in such case notwithstanding the fact that Section 3(b) provides for indemnification in such case, or (B) contribution under the 1933 Act, the 1934 Act or otherwise is required on the part of any such person in circumstances for which indemnification is provided under Section 3(b), then, and in each such case, the Corporation and each of the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement (including legal and other expenses reasonably incurred in connection with investigation or defense) incurred by the Corporation and the Holders, as incurred, in proportion to their relative fault and the relative knowledge and access to information of the Securities Indemnifying Party, on the one hand, and the Securities Indemnified Party, on the other hand, concerning the matters resulting in such losses, liabilities, claims, damages and expenses, the opportunity to correct and prevent any untrue statement or omission, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Securities Indemnifying Party, on the one hand, or the Securities Indemnified Party, on the other hand, and any other equitable considerations appropriate under the circumstances; provided that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3(c), each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Corporation.

         (d) Information. Each of the Holders shall furnish to the Corporation such information regarding itself and the distribution proposed by it as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

         (e) 1934 Act Compliance. The Corporation shall comply with all of the reporting requirements of the 1934 Act and with all other public information reporting requirements of the Commission, which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

         (f) No Conflict of Rights. The Corporation represents and warrants to the holders of Registrable Securities that the granting of the registration rights to the Holders hereby does not and will not violate any agreement between the Corporation and any other security holders with respect to registration rights granted by the Corporation.

         (g) Termination. The rights granted under this Section 3 shall terminate upon delivery to the Holders of an opinion of counsel to the Corporation reasonably satisfactory to the Holders to the effect that such rights are no longer necessary for the public sale of the Registrable Securities without restriction as to the number of securities that may be sold at any one time or the manner of sale.

         (h) Transferability. The rights granted under this Section 3 shall not be transferable except, as to the Sellers, together with the Registrable Securities to the other Seller or New Valley.

Section 4. Preparation and Filing.

         If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Corporation shall:

                  (a) furnish, as far in advance as reasonably practicable but in no event less than five business days before filing a registration statement that registers such Registrable Securities, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of a majority of such Registrable Securities (the "Selling Holders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances) and any Holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and the Corporation will make the corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

                  (b) notify in writing the Selling Holders' Counsel promptly
         (i) of the receipt by the Corporation of comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the effectiveness, or the issuance by the Commission of any stop order suspending the effectiveness, of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                  (c) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph (c);

                  (d) furnish to each Holder a conformed copy of the registration statement, the exhibits thereto and such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of its Registrable Securities;

                  (e) use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Holders to consummate the disposition of such Registrable Securities;

                  (f) notify on a timely basis each Holder at any time when a prospectus relating to such Registrable Securities is required to be delivered under the 1933 Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) subject to execution of customary confidentiality agreements by the Inspectors (as defined below) make available for inspection by the Selling Holders' Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the "Inspectors") all pertinent financial and other records, pertinent corporate documents and properties of the Corporation as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all such information reasonably requested by any such Inspector in connection with such registration statement;

                  (h) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Securities;

                  (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 10(a) of the 1933 Act; and

                  (j) use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

Section 5. Tag Along Rights.

         Except with respect to a sale or other transfer to an Affiliate of LTGI, if LTGI proposes to sell or otherwise transfer, directly or indirectly, to a person ("Third Party Purchaser") other than any other holder of Voting Securities party to this Agreement (except in a pledge to a financial institution, a merger or recapitalization of the Corporation in which all holders of Voting Securities participate or a tender offer not opposed by the Corporation) (a "Proposed Sale") more than 5% of the shares of Common Stock beneficially owned by LTGI at the time of the Proposed Sale, LTGI (the "Selling Holder") shall give written notice ("Sale Notice") of the Proposed Sale (including the proposed per-share sale price and all other material terms of the transaction) to each of the Lender and the Principals (each of the Lender and Principals, a "Tag-Along Holder") no later than five (5) days prior to the scheduled consummation of the Proposed Sale. Each Tag-Along Holder may, by written notice ("Participation Notice") given to the Selling Holder within three
(3) days after the Sale Notice is given by the Selling Holder, elect to require the Third Party Purchaser to purchase from each such Tag-Along Holder such Tag-Along Holder's Proportionate Share (as hereinafter defined) of the shares of Common Stock included in its Registrable Securities. The failure of a Tag-Along Holder to respond within the three-day period following receipt of the Sale Notice shall be deemed to be a waiver of the Tag-Along Holder's rights under this Section 5. It shall be a condition to the consummation of the Proposed Sale by the Selling Holder that the Third Party Purchaser purchase from each Tag-Along Holder who has given a Participation Notice within the time period specified above that number of shares of Common Stock constituting such Tag-Along Holder's Proportionate Share on the same terms and conditions as pertain to the shares of Common Stock to be sold by the Selling Holder in the Proposed Sale except that the Tag-Along Holder shall not be required to make any agreements or representations other than its ownership of the shares it is selling. As used herein, "Proportionate Share" means, with respect to a Tag-Along Holder, that number of shares of Common Stock equal to that percentage of the shares of Common Stock included in its Registrable Securities determined by multiplying (x) the total number of such shares of Common Stock then held by the Tag-Along Holder by (y) a fraction, the numerator of which is the number of shares of Common Stock proposed to be sold by the Selling Holder in the Proposed Sale and the denominator of which is the number of shares of Common Stock then owned by such Selling Holder (as adjusted for all Adjustment Events). The rights set forth in this Section 5 shall not be transferable and shall expire at the earlier of such time as (a) the Selling Holder beneficially owns less than 40% of the outstanding Common Stock or (b) the Principals and Lenders collectively beneficially own less than 10% of the outstanding Common Stock. For so long as the rights set forth in this Section 5 shall exist, New Valley hereby agrees not to transfer any of the outstanding shares of LTGI to a Third Party Purchaser without the consent of the Principals and the Lender; provided, however, that New Valley may transfer such shares to any of its Affiliates without the consent of the Principals and the Lender, provided, further, that New Valley may only transfer shares of LTGI stock to an Affiliate if such Affiliate agrees to be bound by the terms of this Agreement.

Section 6. Holdback Agreement.

         If there shall be a firm commitment underwriting of the Corporation's Common Stock and the managing underwriter for such registration shall request, the holders of Voting Securities who are party to this Agreement shall not sell, sell short, offer or contract to sell, grant any option or warrant for the sale of, or assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any legal or beneficial interest in, any Common Stock or Registrable Securities without the prior written consent of the managing underwriter for a period designated by the Corporation in writing to such holders, which period shall not begin more than 30 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement.

Section 7. Board Nominee.

         Effective upon the Closing, the Corporation and the Sellers shall take such actions as are reasonably necessary to appoint Messrs. Mark Zeitchick, Vincent Mangone and Richard Rosenstock as directors of the Corporation to serve until the next meeting of stockholders at which directors are elected. Until such time as the Principals collectively beneficially own less than ten percent (10%) of Common Stock, the Principals may nominate three individuals reasonably acceptable to the Corporation for election to the Corporation's Board of Directors at all meetings of stockholders at which directors are elected. If any of the Principals' nominees are elected and subsequently cease to be a director on account of death, resignation, removal or otherwise, the Principals shall have the right to designate a successor to such nominee, which successor nominee shall be a person reasonably acceptable to the Corporation. The Principals may remove, for any reason, at any time, the director it has designated without the consent of any other stockholder. The Sellers shall vote all Voting Securities they own or with respect to which they otherwise have the right to vote for the election or removal (at the Principals' request) of the Principals' nominees.

Section 8. Representations and Warranties of the Parties.

         Each of the parties hereto, severally and not jointly, hereby represent and warrant to the other as follows:

                  (a) Authorization. Such party has the legal capacity to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding obligation of such party enforceable against such party in accordance with its terms.

                  (b) No Conflict. The execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under the terms of any law, order, regulation or agreement or arrangement to which it is a party or by which it is bound, (ii) require any filing with or authorization by any governmental entity other than any
         Schedule 13D or 13G filings under the 1934 Act or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which it is entitled under any provision of any agreement or other instrument binding on it.

                  (c) Reliance. Such party understands and acknowledges that the other parties hereto are entering into the Stock Purchase Agreement and the Loan Agreement in reliance upon its execution and delivery of this Agreement.

Section 9. Right of First Refusal.

                  (a) From the Closing Date until December 31, 2005, if either Berliner or the Lender (each of Berliner and the Lender, the "ROFR Seller") proposes to sell, transfer or otherwise dispose of any of its Notes or, upon conversion of such Notes, any of the shares of Common Stock underlying such Notes, the ROFR Seller shall promptly give written notice ("ROFR Notice") to LTGI at least one (1) business day prior to the proposed closing date of such sale or transfer. The ROFR Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Notes (or underlying shares, as the case may be) to be sold or transferred ("Offered Securities"), the nature of such sale or transfer, the consideration to be paid, and, where applicable, the name and address of each prospective purchaser or transferee. The giving of such notice shall grant to LTGI the rights set forth in paragraph (b) below. LTGI can elect to exercise rights under paragraph (b) or do nothing.

                  (b) LTGI shall have the right, exercisable no later than one
         (1) business day after receipt of the ROFR Notice, to purchase any or all of the Offered Securities on the same terms and conditions as set forth in the ROFR Notice, by delivery of written notice to the ROFR Seller within the aforesaid one (1) business day period (such purchase to be consummated on the third business day after delivery of such notice). If LTGI elects to purchase less than all of the Offered Securities, the ROFR Seller may transfer those Offered Securities which LTGI has elected not to purchase in accordance with paragraph (d) below.

                  (c) LTGI's exercise or non-exercise of its right to purchase Offered Securities shall not adversely affect its rights as to subsequent sales of Notes (or underlying shares) subject to this
         Section 9.

                  (d) If LTGI has not exercised its right to purchase any or all the Offered Shares within the period specified in paragraph (b) above, the ROFR Seller may, not later than sixty (60) days following delivery to LTGI of the ROFR Notice, conclude a transfer of any or all of the Offered Securities on terms and conditions not materially less favorable to it from those described in the ROFR Notice. Any proposed transfer on terms and conditions less favorable to it from those described in the ROFR Notice, as well as any subsequent proposed transfer of any of the Notes (or underlying shares) by the ROFR Seller shall again be subject to the purchase rights of LTGI and shall require compliance by the ROFR Seller with the procedures described in this
         Section 9.

                  (e) Any attempt by Berliner or the Lender to transfer Notes (or the underlying shares) in violation of Section 9 hereof shall be void and the Corporation will not effect such a transfer nor will it treat any alleged transferee as the holder of such securities.

Section 10. Assignment; Parties in Interest.

                  (a) Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of the parties and each of their respective successors and permitted assigns.

                  (b) The Selling Parties shall not make any transfer of Registrable Securities to any person or entity otherwise allowed by such Section other than open market sales or sales under the Required Registration Statement on the open market unless the transferee executes an agreement, reasonably satisfactory to the Corporation, agreeing to be bound by the provisions of this Agreement. Such transferee shall have the benefits of a Selling Party under this Agreement to the extent such benefits are specifically stated herein to accrue to such transferee.

Section 11. Miscellaneous.

                  (a) Binding Effect. All covenants, representations, warranties and other stipulations in this Agreement and other documents referred to herein, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and assigns of the parties hereto.

                  (b) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

                  (c) Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor at the address and telecopier numbers set forth in the Stock Purchase Agreement, with respect to the Selling Parties, in the Loan Agreement, with respect to the Lender, and at the addresses and telecopier numbers set forth in Schedule A for the Principals. All such notices, requests, consents and other communications shall be deemed to have been delivered when received.

                  (d) Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor any provision hereof waived, except pursuant to a writing signed by the Corporation, the Holders (including their assigns) and the Principals; provided, however, that only a writing signed by the Sellers and the Lender is required to modify, amend or waive any of the provisions of,
         Section 9 hereof. No waiver by any party of any term of this Agreement in any one or more instances shall be deemed or construed as a waiver of such term on any future occasion.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  (f) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  (g) Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to principles governing conflicts of laws, except to the extent the provisions of the Florida Business Corporation Act apply.

                  (i) Specific Performance: Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

                  (j) Consent to Jurisdiction.

                      (i) Each of the Selling Parties, the Lender, the Corporation and the Principals hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the Selling Parties, the Lender, the Corporation and the Principals hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any New York state or federal court. Each of the Selling Parties, the Lender, the Corporation and the Principals agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                      (ii) Each of the Selling Parties, the Corporation and the Principals irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 11(j) shall affect the right of any party to serve legal process in any other manner permitted by law.

                  (k) WAIVER OF JURY TRIAL. EACH OF THE SELLING PARTIES, THE LENDER, THE CORPORATION AND THE PRINCIPALS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE SELLING PARTIES, THE LENDER, THE CORPORATION AND THE PRINCIPALS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  (l) Further Assurances. Each party will take such further actions as may reasonably be requested by another party to effect the purposes of this Agreement.

                      [Signature Page Immediately Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the date first written above.


                                    NEW VALLEY CORPORATION

                                        /s/ Richard J. Lampen
                                    By:_________________________________
                                       Name:  Richard J. Lampen
                                       Title:  Executive Vice President


                                    LADENBURG, THALMANN GROUP INC.

                                        /s/ Victor Rivas
                                    By:_________________________________
                                       Name:  Victor Rivas
                                       Title:


                                    BERLINER EFFEKTENGESELLSCHAFT AG

                                        /s/ Holger Timm
                                    By:_________________________________
                                       Name:  Holger Timm
                                       Title: Chief Executive Officer


                                    GBI CAPITAL MANAGEMENT CORP.

                                        /s/ Richard J. Rosenstock
                                    By:_________________________________
                                       Name:    Richard J. Rosenstock
                                       Title:  President


                                    FROST-NEVADA, LIMITED PARTNERSHIP

                                        /s/ David Moskowitz
                                    By: _________________________________
                                        Name:  David Moskowitz
                                        Title: President

                                   PRINCIPALS:

                                   /s/ Richard J. Rosenstock
                                   ___________________________
                                   RICHARD J. ROSENSTOCK

                                   /s/ Mark Zeitchick
                                   ____________________________
                                   MARK ZEITCHICK

                                   /s/ Vincent A. Mangone
                                   ____________________________
                                   VINCENT A. MANGONE

                                   /s/ David Thalheim
                                   ____________________________
                                   DAVID THALHEIM

                                   SCHEDULE A


Name, Address and Fax Number                                Number of Shares
----------------------------                                ----------------

                RICHARD J. ROSENSTOCK                          3,945,060
  Richard J. Rosenstock Revocable Living Trust dated
                        3/5/96


           c/o GBI Capital Management Corp.
                 1055 Stewart Avenue
                  Bethpage, NY 11714
            Facsimile No.: (516) 470-1050


                    MARK ZEITCHICK                             1,512,273


           c/o GBI Capital Management Corp.
                 1055 Stewart Avenue
                  Bethpage, NY 11714
            Facsimile No.: (516) 470-1050


                  VINCENT A. MANGONE                           1,512,273
   Vincent A. Mangone Revocable Living Trust dated
                       11/5/96


           c/o GBI Capital Management Corp.
                 1055 Stewart Avenue
                  Bethpage, NY 11714
            Facsimile No.: (516) 470-1050


                    DAVID THALHEIM                             1,512,273
  David Thalheim Revocable Living Trust dated 3/5/96


           c/o GBI Capital Management Corp.
                 1055 Stewart Avenue
                  Bethpage, NY 11714
            Facsimile No.: (516) 470-1050

                                                                      Appendix H

Roth Capital Partners


PERSONAL AND CONFIDENTIAL

February 8, 2001

Board of Directors
GBI Capital Management Corp.
1055 Stewart Avenue
Bethpage, NY 11714

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to GBI Capital Management Corp. (the "Company") of the Total Consideration (as defined below) proposed to be paid by the Company pursuant to the Stock Purchase Agreement, dated as of February 8, 2001 (the "Agreement"), among the Company, Ladenburg, Thalmann & Co. Inc. ("Ladenburg"), New Valley Corporation ("New Valley"), Ladenburg, Thalmann Group Inc. ("Group") and Berliner Effektengesellschaft AG ("BEAG"). Pursuant to the Agreement, the Company will purchase from Group and BEAG all off the outstanding stock of Ladenburg in consideration for 18,181,818 shares (the "Stock Consideration") of the Company's Common Stock, par value $0.0001 per share (the "Shares"), $10,000,000 Senior Convertible Promissory Notes (the "Notes") and $10,000,000 cash (the "Cash" and, collectively with the Stock Consideration and the Notes, the "Total Consideration").

In connection with this opinion, we have reviewed, among other things, (a) the Agreement and the Exhibits thereto; (b) the Annual Reports on Form 10-K of the Company for the years ended September 30, 1999 - 2000; (c) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (d) certain other communications from the Company to its stockholders; (e) certain financial and other information related to the Company including audited financial statements for years ended August 24, 1998, August 31, 1999 and September 30, 2000 and unaudited quarterly financial statements; (f) certain internal financial analyses for the Company prepared by the management of the Company; (g) audited historical financial statements of Ladenburg for the fiscal years ended December 31, 1998-1999; (h) certain financial and other information related to Ladenburg including unaudited quarterly financial statements for the year 2000; (i) certain internal financial analyses for Ladenburg prepared by the management of Ladenburg; (j) the Annual Reports on Form 10-K of the New Valley for the years ended December 31, 1999 - 2000; and (k) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of New Valley. We also have held discussions with members of the senior management of the Company and Ladenburg regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the agreements and the current business operations, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and other information for Ladenburg and certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the investment banking and brokerage industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate including the consideration of existing stock market conditions and the relative revenue sources of the Company and Ladenburg.

We have relied upon the accuracy and completeness of all of the financial and other information discussed or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities, contingent or otherwise, of the Company or Ladenburg or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to any such transaction.

Roth Capital Partners, LLC ("RCP"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. RCP may provide investment banking services to the Company in the future. RCP provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities of the Company for its own account and for the accounts of customers.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Total Consideration proposed to be paid by the Company pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ Roth Capital Partners, LLC

Roth Capital Partners, LLC

                                                                      Appendix I

Adopted 6/29/00          GBI CAPITAL MANAGEMENT CORP.

                          AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of the Company's overall accounting and financial internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. If requested by the Audit Committee, management or the independent auditors, review with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review with the independent auditor the Company's auditing and accounting principles and practices. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.     Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14. Review with the independent auditor their final report and any problems or difficulties the auditor may have encountered in their audit and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

       (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       (b)    Any changes required in the planned scope of the internal audit.

       (c) The internal audit department responsibilities, budget and staffing.

15. Recommend to the independent auditors to whom reports prepared by the independent auditors should be submitted within the Company.

16. Be available to the independent auditors during the year for consultation purposes.

17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

18. Review with the Company's General Counsel legal matters that may have a material impact on the financial statement and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

20. Review all related party transactions on an ongoing basis for potential conflict of interest situations.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                                                  Apprendix J(1)


            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                 Page

Report of Goldstein Golub Kessler LLP                                   F - 1

Consolidated Statements of Financial Condition
as of September 30, 2000 and August 24, 1999                            F - 2

Consolidated Statements of Operations for the periods
from August 25, 1999 to September 30, 2000, and
September 1, 1998 to August 24, 1999, and for the
year ended August 31, 1998                                              F - 3

Consolidated Statements of Changes in Stockholders' Equity
for the periods from August 25, 1999 to September 30,
2000, and September 1, 1998 to August 24, 1999, and
for the year ended August 31, 1998                                      F - 4

Consolidated Statements of Cash Flows for the periods from
August 25, 1999 to September 30, 2000, and September 1,
1998 to August 24, 1999, and for the year ended
August 31, 1998                                                         F - 5

Notes to Consolidated Financial Statements                       F - 6 - F - 11

Consolidated Statements of Financial Condition
as of December 31, 2000                                                 F - 12

Consolidated Statements of Operations for the three
months ended December 31, 1999 and 2000                                 F - 13

Consolidated Statements of Changes in Stockholders' Equity
for the three months ended December 31, 2000                            F - 14

Consolidated Statements of Cash Flows for the three months
ended December 31, 2000                                                 F - 15

Notes to Consolidated Financial Statements                      F - 16 - F - 18

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of GBI Capital Management Corp.


We have audited the accompanying consolidated statements of financial condition of GBI Capital Management Corp. and Subsidiaries as of September 30, 2000 and August 24, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the periods from August 25, 1999 to September 30, 2000 and September 1, 1998 to August 24, 1999 and for the year ended August 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GBI Capital Management Corp. and Subsidiaries as of September 30, 2000 and August 24, 1999, and the results of their operations and their cash flows for the periods from August 25, 1999 to September 30, 2000 and September 1, 1998 to August 24, 1999 and for the year ended August 31, 1998, in conformity with generally accepted accounting principles.


/S/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP

November 11, 2000


GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES
Consolidated Statements of Financial Condition


                                                                                               September 30,         August 24,
                                                                                                   2000                 1999
                                                                                               ------------          ----------
                                               ASSETS:

Cash and cash equivalents                                                                       $ 5,255,669        $   502,437
Receivable from broker                                                                           21,507,788          8,576,148
Securities owned, at market value                                                                 3,513,865          3,390,606
Furniture, fixtures and Leasehold Improvements, at cost, net of accumulated depreciation and amortization of  $2,831,499 and $2,051,418 at
   September 30, 2000 and August 24, 1999, respectively.                                          4,166,744          2,468,361
Deferred tax asset                                                                                1,156,000            834,000
Investment in and receivable from affiliates                                                      1,489,134                  -
Other Assets                                                                                      2,330,803          1,361,393
                                                                                                 -----------        ----------
            Total assets                                                                        $39,420,003        $17,132,945
                                                                                            =================   ================

                                LIABILITIES AND STOCKHOLDERS' EQUITY:

Liabilities:
      Securities sold, not yet purchased, at market value                                       $ 2,203,708        $ 3,918,091
      Note payable                                                                                        -            243,667
      Income taxes payable                                                                          182,788             84,600
      Accrued expenses and other liabilities                                                     15,770,427          4,820,811
                                                                                                 -----------        ----------
            Total liabilities                                                                    18,156,923          9,067,169
                                                                                                 -----------        ----------

Commitments and Contingencies                                                                             -                  -

Stockholders' Equity:
      Common stock - $.0001 par value
           authorized 100,000,000 shares, issued and
           outstanding 18,806,612 and 15,999,410 shares, respectively                                 1,881              1,600
      Additional paid-in capital                                                                  7,531,763          3,112,020
      Retained earnings                                                                          13,729,436          4,952,156
                                                                                                 -----------        ----------
            Total stockholders' equity                                                           21,263,080          8,065,776
                                                                                                 -----------        ----------
            Total liabilities and stockholders' equity                                          $39,420,003        $17,132,945
                                                                                            =================    ================


See Notes to Consolidated Financial Statements

GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES
Consolidated Statements of Operations

                                                For the period     For the period
                                                 August 25,1999   September 1, 1998   For the Year Ended
                                                to September 30,    to August 24,          August 31,
                                                      2000            1999                   1998
                                                ----------------    -------------     -------------------
Revenues:
  Commissions and trading income                   $ 118,160,646   $  54,625,262         $  52,025,409
  Interest and dividends, net                          2,707,738         922,376               927,356
  Underwriting fees                                    4,762,978       1,386,588             4,795,185
  Other                                                   70,159          49,007               147,010
                                                ----------------    -------------     -------------------
                                                     125,701,521      56,983,233            57,894,960
                                                ----------------    -------------     -------------------

Expenses:
  Compensation and benefits                           80,334,416      39,018,835            40,561,426
  Brokerage, clearance and exchange fees               7,249,951       2,678,741             2,354,440
  Communications                                       3,833,744       2,534,013             2,505,735
  Occupancy and equipment                              6,849,701       5,113,830             4,814,782
  Professional fees                                    2,524,596       2,119,803               824,101
  Business development                                 2,429,977       1,534,638             1,864,315
  Other                                                7,236,972       4,420,419             4,182,714
                                                ----------------    -------------     -------------------
                                                    110,459,357       57,420,279            57,107,513
                                                ----------------    -------------     -------------------
       Income (loss) before provision
           for income taxes                         15,242,164          (437,046)              787,447

Income tax (provision) benefit                      (6,464,884)          112,470              (435,177)
                                                ----------------    -------------     -------------------
        Net income (loss)                        $   8,777,280     $    (324,576)      $       352,270
                                                ================    =============     ===================
Basic (loss) earnings per common share           $        0.47     $        (.02)      $          0.03
                                                ================    =============     ===================
Diluted (loss) earnings per comMon share         $        0.47     $        (.02)      $          0.03
                                                ================    =============     ===================



See Notes to Consolidated Financial Statements

GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity

For the period from September 1, 1997 to September 30, 2000

                                              Common
                                               Stock            Additional                                   Stock
                                      ------------------------   Paid-in        Retained       Treasury    Subscription
                                      Shares         Par Value   Capital        Earnings         Stock      Receivable       Total
                                      ----------  ------------ -----------    -----------    ------------   ----------    ----------
Stockholders' equity,
  August 31, 1997                     14,552,888  $    1,455   $ 1,000,434   $  4,924,462   $   (212,500)  $       --   $ 5,713,851

Purchase of treasury stock                    --          --            --             --     (1,234,270)          --    (1,234,270)

Sale of stock                          2,586,206         259     2,507,971             --      1,446,770   (3,407,667)      547,333

Net income                                    --          --            --        352,270             --           --       352,270
                                      ----------  ------------ -----------    -----------    ------------   ----------    ----------
Stockholders' equity,
  August 31, 1998                      17,139,094      1,714     3,508,405      5,276,732             --   (3,407,667)    5,379,184

Cancellation of stock subscription      (416,423)        (42)     (214,658)            --             --      214,700            --

Cash receipt for stock subscription           --          --            --             --             --    3,192,967     3,192,967

Purchase and retirement of stock        (832,846)        (83)     (238,216)            --             --           --      (238,299)

Issuance of stock                        109,585          11        56,489             --             --           --        56,500

Net loss                                      --          --            --       (324,576)            --           --      (324,576)
                                      ----------  ------------ -----------    -----------    ------------   ----------    ----------
Stockholders' equity,
  August 24, 1999                     15,999,410       1,600     3,112,020      4,952,156             --           --     8,065,776

Net Income                                    --          --            --        684,711             --           --       684,711

Stock Issued in connection with
  reverse merger                        2,807,202        281     4,424,781             --             --           --     4,425,062

Stockholders' equity,
  September 30, 1999                   18,806,612       1,881    7,536,801      5,636,867             --           --    13,175,549

Net Income                                     --          --           --      8,092,569             --           --     8,092,569

Syndication Costs                              --          --       (5,038)            --             --           --        (5,038)
                                       ----------  -----------  -----------    -----------    ------------   ----------   ----------
Stockholders' equity,
   September 30, 2000                  18,806,612  $    1,881   $ 7,531,763  $ 13,729,436   $         --   $       --   $21,263,080





See Notes to Consolidated Financial Statements

GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES
Consolidated Statements of Cash Flows

                                                                 For the period      For the period
                                                                 August 25,1999      September 1, 1998  For the Year Ended
                                                                 to September 30,      to August 24,        August 31,
                                                                      2000               1999                1998
                                                                 ------------         -----------         -----------

Cash flows from operating activities:

  Net income (loss)                                                $  8,777,280         $  (324,576)        $   352,270
  Adjustments to reconcile net income (loss) to net cash
  provided by (used in)operating activities:
    Depreciation and amortization                                       780,080             710,076             553,094
    Deferred income taxes                                              (322,000)           (284,100)         (2,511,900)
    Unrealized loss on investment in affiliate                           90,027                  --                  --
    Decrease (increase) in operating assets:
       Receivable from clearing broker dealer                       (12,931,640)            857,340             146,809
       Securities owned, at market value                               (123,259)           (854,018)          4,768,726
       Other assets                                                    (969,410)           (787,673)             23,908
   (Decrease) increase in operating liabilities:
       Securities sold, not yet purchased, at market value           (1,714,383)          1,031,596          (3,311,056)
       Income taxes payable                                              98,188          (2,249,122)          1,571,141
       Accrued expenses and other liabilities                        10,949,616             608,182            (850,988)
                                                                     -----------         -----------         -----------
       Net cash (used in) provided by operating activities            4,634,499          (1,292,295)            742,004
                                                                     -----------         -----------         -----------

Cash flows from investing activities:
   Purchase of fixed assets                                          (2,478,463)           (139,901)           (602,089)
   Investment in affiliate                                           (1,579,161)                 --                  --
                                                                     -----------         -----------         -----------
       Net cash (used in) investing activities                       (4,057,624)           (139,901)           (602,089)
                                                                     -----------         -----------         -----------
Cash flows from financing activities:
   Collection of stock subscriptions receivable                              --           3,192,967                  --
   Sale of common stock                                               4,425,062              56,500             547,333
   Syndication costs                                                     (5,038)                 --                  --
   Purchase and retirement of common stock                                   --            (238,299)                 --
   Purchase of common stock into treasury                                    --                  --            (400,937)
   Repayment of subordinated borrowing                                       --          (1,000,000)                 --
   Payment of note payable                                             (243,667)           (666,667)                 --
   Proceeds from note payable                                                --              77,001                  --
                                                                     -----------         -----------         -----------
       Net cash provided by financing activities                      4,176,357           1,421,502             146,396
                                                                     -----------         -----------         -----------
Net (decrease) increase in cash and cash equivalents                  4,753,232             (10,694)            286,311

Cash and cash equivalents at beginning of period                        502,437             513,131             226,820
                                                                     -----------         -----------         -----------
Cash and cash equivalents at end of period                         $  5,255,669         $   502,437         $   513,131
                                                                     ===========         ===========         ===========
Supplemental disclosures of cash flow information:
   Cash paid during the period for:

   Interest                                                        $  5,033,646         $ 2,744,398         $ 1,706,236
                                                                    ============         ===========         ==========
   Income taxes                                                    $  6,551,654         $ 2,606,431         $ 1,366,448
                                                                    ============         ===========         ===========

See Notes to Consolidated Financial Statements

GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES

Notes to Consolidated Financial Statements

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The consolidated financial statements include the accounts of GBI Capital Management Corp, and its wholly owned subsidiaries, GBI Capital Partners Inc., formerly Gaines, Berland Inc. ("GBI Capital") and GBI Fund Management Corp. (the general partner of the GBI 1500 Focus Fund L.P., a private investment partnership formed in August
          1999), and GBI Capital's wholly owned subsidiary, GBI Trading Corp. ("GBI Trading") (a development stage company), (collectively the "Company"). GBI Trading was incorporated in February 1999 and GBI Fund Management Corp. was incorporated in August 1999.

          On August 24, 1999, GBI Capital Management Corp., formerly known as Frost Hanna Capital Group, Inc., acquired all of the outstanding common stock of GBI Capital. For accounting purposes, the acquisition has been treated as a recapitalization of GBI Capital with GBI Capital as the acquirer (reverse acquisition). The historical financial statements prior to August 24, 1999, are those of GBI Capital. The Company has changed its fiscal year end to September 30. The Company's Statement of Operations, Statements of Changes in Stockholders Equity, and Statement of Cash Flows for 1999 and 2000 are for the period September 1, 1998 to August 24, 1999 and August 25, 1999 to September 30, 2000, respectively.

          GBI Capital is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. GBI Capital acts as an introducing broker, market maker, underwriter and trader for its own account.

          GBI Capital does not carry accounts for customers or perform custodial functions related to customers' securities. GBI Capital introduces all of its customer transactions, which are not reflected in these financial statements, to its clearing broker, which maintains the customers' accounts and clears such transactions. Additionally, this clearing broker provides the clearing and depository operations for GBI Capital's proprietary securities transactions. These activities may expose the Company to off-balance-sheet risk in the event that customers do not fulfill their obligations with the clearing broker, as GBI Capital has agreed to indemnify the clearing broker for any resulting losses.

          At September 30, 2000, all of the securities owned and securities sold, not yet purchased, and the amount receivable from clearing broker reflected on the consolidated statement of financial condition are security positions with and amounts due from this clearing broker.

          The Company maintains cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

          Securities transactions, commission revenue and commission expenses are recorded on a trade-date basis. Unrealized gains and losses on securities transactions are included in principal transactions in the consolidated statement of operations.

          The financial statements have been prepared in conformity with generally accepted accounting principles which require the use of estimates by management.

          Furniture and fixtures are depreciated on a straight-line basis over the economic useful lives of the assets, not exceeding seven years. Leasehold improvements are amortized over the lesser of their economic useful lives or the expected term of the related lease.

          The investment in affiliates consists of a limited partnership investment in the GBI 1500 Focus Fund L.P. accounted for by the equity method.

         Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.


2.       SECURITIES OWNED AND SECURITIES SOLD, NOT YET PURCHASED:

         Securities owned and securities sold, not yet purchased consists of:
                                2000                  2000                 1999                 1999
                            Securities         Securities Sold         Securities         Securities Sold
                              Owned           Not Yet Purchased          Owned           Not Yet Purchased
                        ------------------- ----------------------- ----------------- ------------------------
         Equities       $    1,423,861      $  2,131,341            $    710,253       $      3,886,145
         Warrants            2,090,004            72,367               2,679,103                 31,946
         Options                                                           1,250

                        ------------------- ----------------------- ----------------- ------------------------
                        $    3,513,865      $  2,203,708            $  3,390,606      $       3,918,091
                        =================== ======================= ================= ========================

         Securities owned, traded on a national exchange are valued at the bid price. Securities sold, not yet purchased, traded on a national exchange are valued at the ask price. The resulting unrealized gains and losses are reflected in revenue.

         Securities sold, not yet purchased, represent obligations of GBI Capital to deliver specified securities by purchasing the securities in the market at prevailing market prices. Accordingly, these transactions result in off-balance-sheet market risk as GBI Capital's ultimate obligation may exceed the amount recognized in the financial statements.

         Stock warrants may not be readily marketable and have been valued at fair value as determined by management. The warrants are valued based on a percentage of the market value of the underlying securities. The resulting unrealized gains and losses are reflected in trading income.

3.       INCOME TAXES:


         The provision (benefit) for income taxes consists of:

                             Period from Period from

                                     August 25, 1999           September 1, 1998          Year Ended
                                     to September 30,            to August 24,             August 31,
                                         2000                         1999                    1998
                                  --------------------------- ---------------------- -----------------------
         Current:
           Federal                $         4,935,111         $         79,678       $        2,194,596
           State and local                  1,851,773                   91,952                  752,481
                                  -------------------         ----------------       ------------------
         Total Current                      6,786,884                  171,630                2,947,077
                                  -------------------         ----------------       ------------------

         Deferred:
           Federal                          (242,000)                (209,000)              (1,804,000)
           State and Local                   (80,000)                 (75,100)                (707,900)
                                  -------------------         ----------------       ------------------
         Total deferred                     (322,000)                (284,100)              (2,511,900)
                                  -------------------         ----------------       ------------------
         Provision (benefit)      $         6,464,884         $      (112,470)       $          435,177
                                  ===================         ================       ==================

         The provision (benefit) for income taxes for the periods ended September 30, 2000, August 24, 1999 and August 31, 1998, differs from the amount computed using the federal statutory rate of 34% as a result of the following:


                                                                  2000          1999           1998
                                                                  ------------- -------------- -------------
         Tax (benefit) at federal statutory rate                  34%           (34%)           34%
         State income taxes                                        9%             8%             9%
         Other                                                     -              -             12%
                                                                  ------------- -------------- -------------
                                                                  43%           (26%)           55%
                                                                  ============= ============== =============




         The deferred tax asset results from the following:

                                             2000              1999
                                       ----------------   ----------------
          Deferred rent                $     179,000      $          0
          Acrued settlements                 977,000           834,000
                                       ----------------   ----------------
          Total deferred tax asset     $   1,156,000      $    834,000

          ---------------------------



         The Company files consolidated federal income tax returns, but each constituent entity files separate state income tax returns.

4.       NET CAPITAL REQUIREMENT

         As a registered broker-dealer, GBI Capital is subject to the SEC's Uniform Net Capital Rule 15c3-1 ("Net Capital Rule"), which requires the maintenance of minimum net capital. GBI Capital computes its net capital under the aggregate indebtedness method permitted by rule 15c3-1, which requires that GBI Capital maintain minimum net capital, as defined, of the greater of 6-2/3% of aggregate indebtedness, as defined, or $100,000, or an amount determined based on the market price and number of securities in which GBI Capital is a market-maker, not to exceed $1,000,000.

         At September 30, 2000, August 24, 1999, and August 31, 1998, GBI Capital had net capital, as defined, of $11,033,845, $2,773,730, and $1,807,781, respectively, which exceeded minimum net capital requirements of $1,063,548, $562,500 and $492,003 by $9,970,297,
         $2,211,230 and $1,315,778, respectively.

5.       PROFIT-SHARING PLAN

         GBI Capital is a sponsor of a defined contribution profit-sharing plan for its eligible employees. Contributions to the plan, if any, are determined by the employer and come out of its current accumulated profits not to exceed the amount permitted under the Internal Revenue Code as a deductible expense. GBI Capital made no contribution to the plan for the period from August 25, 1999 to September 30, 2000, the period from September 1, 1998 to August 24, 1999 and the year ended August 31, 1998.

6.       SUBORDINATED BORROWING

         GBI Capital repaid a subordinated loan on July 22, 1999. The subordinated borrowing had been approved by the NASD for inclusion in computing GBI Capital's net capital pursuant to the Net Capital Rule. The loan had been established with a stockholder of GBI Capital and was interest bearing at a rate of 7-7/8% per annum, resulting in interest expense of approximately $71,000 for the period from September 1, 1998 to August 24, 1999, and approximately $80,000 for the year ended August 31, 1998.

7.       COMMITMENTS AND CONTINGENCIES

         GBI Capital leases office space at several locations including Bethpage, NY, New York City, NY and Fort Lauderdale, FL. These leases expire May 30, 2007, March 31, 2010 and May 31, 2001, respectively. GBI Capital also occupies additional space for its branch in California under month-to-month leases. The minimum annual rental payments for these leases are as follows:

         Year ending September 30,
         2000                                              $ 1,920,032
         2001                                                1,952,652
         2002                                                1,986,088
         2003                                                2,027,688
         2004                                                2,143,380
         Thereafter                                          5,339,622
                                                          ----------------
                                                           $15,369,462
                                                          ================

         The leases contain provisions for escalations based on increases in certain costs incurred by the lessor. GBI Capital has the option to renew one of these leases for an additional three-year period. Rent expense was $2,758,075 for the period ended September 30, 2000, $1,618,970 for the period ended August 24, 1999, and $1,997,871 for the year ended August 31, 1998.

         The leases provide for rent abatements and scheduled increases in base rent. Rent expense is charged to operations ratably over the term of the leases which results in deferred rent payable which represents cumulative rent expense charged to operations from inception of these leases in excess of required lease payments.

         As of September 30, 2000, the Company has employment agreements with five key executives through August 2004. The agreements provide for annual base salaries of $600,000 for the next five years. In addition, the agreement provides for additional compensation based upon a percentage of income as defined in the agreements.

         GBI Capital has been named as defendant in certain legal actions in the ordinary course of business. At September 30, 2000, August 24, 1999, and August 31, 1998, GBI Capital had accrued $ 2,348,000, $2,004,000 and $1,400,000, respectively, for settlement of all such legal proceedings.

8.       FINANCIAL INSTRUMENTS

         GBI Capital's activities include the purchase and sale of warrants. Warrants give the buyer the right to purchase securities at a specific price until a specified expiration date. These financial instruments are used to conduct trading activities and manage market risk.

         GBI Capital may receive warrants as a part of its underwriting activities for initial public offerings.

         Such transactions may result in credit exposure in the event the counter party to the transaction is unable to fulfill its contractual obligations. Substantially all of the warrants are traded on national exchanges, which can be subject to market risk in the form of price fluctuations.

9.       EARNINGS PER SHARE

         Net income (loss) per common share is calculated by dividing net income by weighted average number of common shares outstanding. Stock options outstanding have not been included in the computation of diluted EPS, as the effect would be anti-dilutive.

         The following table sets forth the computation of basic and diluted earnings per share ("EPS"):

                                                August 25, 1999      September 1, 1998      Year Ended
                                               to September 30,        to August 24,        August 31,
                                                     2000                  1999                1998
                                                     ----                  ----                ----

        Numerator for basic and diluted EPS:
             Net income (loss)                 $      8,777,280    $        (324,576)      $    352,270
                                               =================== ======================= ===============
         Denominator for basic and
           dilutive EPS                              18,806,612           16,473,748         11,421,819
                                               =================== ======================= ===============


10.      ACCRUED EXPENSES

         At September 30, 2000, GBI Capital had accrued expenses of $15,770,427, of which $4,500,178 was for commissions and salaries payable, $5,750,375 was for bonus accrual, $2,348,000 was for settlements, $998,198 was for deferred rent payable, and $2,173,376 was for other accruals (none more than 5% of accrued expenses). At August 24, 1999, GBI Capital had accrued expenses of $4,820,811, of which $1,400,000 was for commissions and salaries payable, $200,000 was for bonuses, $2,022,561 was for settlements, $533,656 was for deferred rent, and $664,594 was for other accruals (none more than 5% of accrued expenses).

11.      INTEREST EXPENSE

         During the periods August 25, 1999 to September 30, 2000, and September 1, 1998 to August 24, 1999, and for the year ended August 31, 1998, the Company incurred interest expense of $5,039,359, $2,815,422 and $1,706,236, respectively.

12.      STOCK OPTION PLAN

     In 1999, the Company adopted the 1999 Performance Equity Plan (the "Plan") which provides for the grant of stock options and stock purchase rights to certain designated employees, officers and directors and certain other persons performing services for the Company, as designated by the board of directors. Pursuant to the Plan, an aggregate of 3,000,000 shares of common stock have been reserved for issuance.

     A summary of the status of the Plan at September 30, 2000, and changes during the period ended September 30, 2000, is presented below:

                                                              Weighted Avg.
                                              Shares         Exercise Price
----------------------------------------------------------------------------
Granted                                    1,691,988          $   3.36
Forfeited                                     27,875              3.00
----------------------------------------------------------------------------
Outstanding at end of period               1,664,113              3.36
----------------------------------------------------------------------------
Options exercisable at year-end              277,198              4.03
----------------------------------------------------------------------------

     The following table summarizes information about stock options outstanding at September 30, 2000:

                                                   Options Outstanding                  Options Exercisable
                                                   -------------------                  -------------------
                                               Weighted-
                                                Average          Weighted-                               Weighted-
       Range of            Number              Remaining          Average              Number             Average
       Exercise        Outstanding at         Contractual         Exercise         Exercisable at        Exercise
        Prices       September 30, 2000      Life (Years)          Price         September 30, 2000        Price
    --------------- ---------------------- ------------------ ----------------- ---------------------- --------------
         4.47               200,000              3.92               4.47                    89,508         4.47
         4.06               300,000              8.92               4.06                   147,690         4.06
         3.00             1,127,749              9.21               3.00                    40,000         3.00
         2.75                36,364              9.25               2.75                         -         2.75
    --------------- ---------------------- ------------------ ----------------- ---------------------- --------------
                          1,664,113              8.52               3.36                   277,198         4.03


     The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compenstion cost has been recognized for the stock option plans. Had compensation cost been determined based on the fair value at the grant dates for those awards consistent with the method of FASB Statement No. 123, the Company's net income and net income per share for the year ended September 30, 2000, would have been increased to the pro forma amounts indicated below:

 -------------------------------------------------------------------------------
    Net income:
      As reported                                        $8,777,280
--------------------------------------------------------------------------------
      Pro forma                                           7,270,529
--------------------------------------------------------------------------------
    Earnings per share:
      As reported - Basic and diluted                    $     .47
--------------------------------------------------------------------------------
      Pro forma - Basic and diluted                      $     .39
 -------------------------------------------------------------------------------

     The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material factors incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (i) the fair market value of the underlying stock on the dates of grant, (ii) an option term ranging from 5 to 10 years, (iii) a risk-free rate range of 5.81% to 6.41% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term, (iv) volatility of 97.73% and (v) no annualized dividends paid with respect to a share of common stock at the date of grant. The ultimate values of the options will depend on the future price of the Company's common stock, which cannot be forecast with reasonable accuracy.

GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES
Consolidated Statements of Financial Condition

                                                               December 31,      September 30,
                                                                   2000              2000
                                                              -------------     ---------------
                                                               (Unaudited)
Assets
Cash and cash equivalents                                     $   5,193,168     $     5,255,669
Receivable from brokers and dealers                               8,579,276          21,507,788
Securities owned, at market value                                 2,381,971           3,513,865
Furniture, fixtures and leasehold improvements,
  at cost net of accumulated depreciation and
  amortization of $3,093,018 and $2,831,499
  for December 31, 2000 andSeptember 30, 2000
  respectively.                                                   4,113,284           4,166,744
Deferred tax asset                                                1,326,000           1,156,000
Investment in and receivable from affiliates                      1,493,667           1,489,134
Other assets                                                      3,772,805           2,330,803
                                                              -------------     ---------------
Total assets                                                  $  26,860,171     $    39,420,003
                                                              =============     ===============


Liabilities and Stockholders' Equity
Liabilities:

   Securities sold, not yet purchased, at market value        $   1,019,800     $     2,203,708
   Income taxes payable                                                   -             182,788
   Accrued expenses and other liabilities                         6,084,836          15,770,427
                                                              -------------     ---------------
   Total liabilities                                              7,104,636          18,156,923
                                                              -------------     ---------------

Stockholders' equity:
   Common stock - $.0001 par value;
     Authorized 100,000,000 shares, issued and outstanding
     18,806,612 shares.                                               1,881               1,881
   Additional paid-in capital                                     7,531,763           7,531,763
   Retained earnings                                             12,221,891          13,729,436
                                                              -------------     ---------------
   Total stockholders' equity                                    19,755,535          21,263,080
                                                              -------------     ---------------
    Total liabilities and stockholders' equity                $  26,860,171     $    39,420,003
                                                              =============     ===============



See accompanying notes to financial statements.

GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES
Consolidated Statements of Operations







                                                    For the Three Months Ended
                                                   December 31,     December 31,
                                                      2000              1999
                                                    ---------         ---------
                                                   (Unaudited)       (Unaudited)

Revenues:
  Commissions and trading income                  $  9,942,162      $ 23,643,961
  Interest and dividends, net                          669,866           368,025
  Underwriting fees                                     11,996           343,127
  Other                                                111,159            43,092
                                                  ------------      ------------
Total Revenues                                      10,735,183        24,398,205
                                                  ------------      ------------

Expenses:
  Compensation and benefits                          6,764,823        16,261,551
  Brokerage, clearance and exchange fees             1,270,906         1,540,143
  Communications                                     1,054,037           702,473
  Occupancy and equipment                            1,528,216         1,339,360
  Professional fees                                    661,274           323,444
  Business development                                 686,795           484,444
  Other                                              1,385,562         1,250,879
                                                  ------------      ------------
  Total Expenses                                    13,351,613        21,902,294
                                                  ------------      ------------
Income (loss) before provision (benefit)
   for income taxes                                 (2,616,430)        2,495,911

Income tax provision (benefit)                      (1,108,885)        1,009,292
                                                  ------------      ------------
Net Income (Loss)                                 $ (1,507,545)     $  1,486,619
                                                  ============      ============
Basic earnings per common share                   $      (0.08)     $       0.08
                                                  ============      ============
Diluted earnings per common share                 $      (0.08)     $       0.08
                                                  ============      ============







 See accompanying notes to financial statements.


GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity


                                                  For the Three months ended December 31, 2000
                                                                       Additional
                                         Common Stock                   Paid-in      Retained
                                     Shares         Par Value           Capital      Earnings         Total
                                    ---------      ----------        ------------   ------------    ----------


Balance at September 30, 2000       18,806,612     $   1,881         $ 7,531,763    $ 13,729,436    $ 21,263,080
Net loss                                    --            --                  --      (1,507,545)     (1,507,545)
                                    ----------     ---------        ------------     ------------   ------------
Balance at December 31, 2000        18,806,612     $   1,881         $ 7,531,763    $ 12,221,891    $ 19,755,535
                                    ==========     =========        ============    ============    ============









See accompanying notes to financial statements.


GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES
Consolidated Statement of Cash Flows

                                                                Three months ended December 31,

                                                                   2000                     1999
                                                               ------------             ------------
                                                                (Unaudited)               (Unaudited)
Operating activities:
   Net (loss)/income                                         $   (1,507,545)           $  1,486,619
   Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
   Depreciation and amortization                                    261,519                 151,408
   Deferred taxes                                                  (170,000)               (167,206)
   Decrease (increase) in operating assets:
      Receivable from brokers and dealers                        12,928,512              (6,201,384)
      Securities owned, at market value                           1,131,894              (4,054,863)
      Other assets                                               (1,442,003)               (312,611)
   (Decrease) increase in operating liabilities:
      Securities sold, not yet purchased                         (1,183,908)              4,769,698
      Income taxes payable                                         (182,788)                463,165
      Accrued expenses and other liabilities                     (9,685,590)              3,881,769
                                                             ---------------          -------------
   Net cash provided by operating activities                        150,091                  16,595
                                                             ---------------          -------------
Investing activities:
   Purchase of office furniture, equipment
      and leasehold improvements                                   (208,059)               (268,049)

   Investment in affiliate                                           (4,533)                     --
   Syndication costs                                                     --                   5,038
                                                             --------------           -------------
Net cash used in investing activities                              (212,592)               (273,087)
                                                             ---------------          --------------
Net decrease  in cash                                               (62,501)               (256,492)

Cash and cash equivalents at beginning of period                  5,255,669                  485,370
                                                             --------------      -------------------
Cash and cash equivalents at end of period                   $    5,193,168      $           228,878
                                                             ==============      ===================

Supplemental disclosure or cash flow information

Cash paid during the period for:

Interest                                                     $   1,048,450      $           874,429

Income Taxes                                                 $     578,031      $           709,435



See accompanying notes to financial statements.

GBI CAPITAL MANAGEMENT CORP. and SUBSIDIARIES
Notes to Consolidated Financial Statements


1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The consolidated financial statements include the accounts of GBI Capital Management Corp, and its wholly owned subsidiaries, GBI Capital Partners Inc., formerly Gaines, Berland Inc.("GBI Capital") and GBI Fund Management Corp. (the general partner of the GBI 1500 Focus Fund L.P., a private investment partnership formed in August 1999), and GBI Capital's wholly owned subsidiary, GBI Trading Corp.("GBI Trading") (a development stage company), (collectively the "Company"). GBI Trading was incorporated in February 1999 and GBI Fund Management Corp. was incorporated in August 1999.

         On August 24, 1999 GBI Capital Management Corp., formerly known as Frost Hanna Capital Group, Inc., acquired all of the outstanding common stock of GBI Capital. For accounting purposes, the acquisition has been treated as a recapitalization of GBI Capital with GBI Capital as the acquirer (reverse acquisition). The historical financial statements prior to August 24, 1999 are those of GBI Capital. The Company has changed its fiscal year end to September 30th. The Company's Statement of Operations, Statements of Changes in Stockholders Equity, and Statement of Cash Flows are for the period October 1, 2000 to December 31, 2000.

         GBI Capital is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. GBI Capital acts as an introducing broker, market maker, underwriter and trader for its own account.

         GBI Capital does not carry accounts for customers or perform custodial functions related to customers' securities. GBI Capital introduces all of its customer transactions, which are not reflected in these financial statements, to its clearing broker, which maintains the customers' accounts and clears such transactions. Additionally, this clearing broker provides the clearing and depository operations for GBI Capital's proprietary securities transactions. These activities may expose the company to off-balance-sheet risk in the event that customers do not fulfill their obligations with the clearing broker, as GBI Capital has agreed to indemnify the clearing broker for any resulting losses.

         At December 31, 2000, all of the securities owned and securities sold, not yet purchased, and the amount receivable from clearing broker reflected on the consolidated statement of financial condition are security positions with and amounts due from this clearing broker.

         The Company maintains cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash with respect to these cash balances.

         Securities transactions, commission revenue and commission expenses are recorded on a trade-date basis. Unrealized gains and losses on securities transactions are included in trading income in the consolidated statement of operations.

         The financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly they do not include all of the information and footnotes as required by generally accepted accounting principles for annual financial statements. These consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended September 30, 2000, contained in its Annual Report on Form 10-K. In the opinion of management of the Company, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The operations for the three months ended December 31, 2000 are not necessarily indicative of the results that may be expected for the full year ending September 30, 2001.

         Furniture and fixtures are depreciated on a straight-line basis over the economic useful lives of the assets, not exceeding seven years. Leasehold improvements are amortized over the lesser of their economic useful lives or the expected term of the related lease.

         Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.


2.       INCOME TAXES:

         The Company files consolidated federal income tax returns, but each constituent entity files separate state income tax returns. The provision (benefit) for income taxes differs from the amount of income taxes determined by applying the federal statutory rates principally because of the effect of state taxes and permanent differences.


3.       NET CAPITAL REQUIREMENT

         As a registered broker-dealer, GBI Capital is subject to the SEC's Uniform Net Capital Rule 15c3-1 ("Net Capital Rule"), which requires the maintenance of minimum net capital. GBI Capital computes its net capital under the aggregate indebtedness method permitted by rule 15c3-1, which requires that GBI Capital maintain minimum net capital, as defined, of the greater of 6-2/3% of aggregate indebtedness, as defined, or $100,000, or an amount determined based on the market price and number of securities in which GBI Capital is a market-maker, not to exceed $1,000,000.

         At December 31, 2000, GBI Capital had net capital, as defined, of $3,413,577, which exceeded minimum net capital requirements of $1,000,000 by $2,413,577.


4.       COMMITMENTS AND CONTINGENCIES


         GBI Capital has been named as defendant in certain legal actions in the ordinary course of business. At December 31, 2000 and September 30, 2000, GBI Capital had accrued $2,206,100 and $2,348,000, respectively, for settlement of all such legal proceedings.


5.       EARNINGS PER SHARE

         The following table sets forth the computation of basic and diluted earnings per share ("EPS"):

                                           Three months ended December 31,
                                           -------------------------------
                                                2000           1999
Numerator for basic and diluted EPS:

     Net income (loss)                    $ (1,507,545)    $ 1,486,619
                                         =============      ===========

Denominator for basic EPS                   18,806,612      18,806,612

Denominator for diluted EPS                 18,806,612      18,806,612
                                         =============      ===========

Basic EPS                                        (0.08)           0.08
                                         =============      ===========

Diluted EPS                                      (0.08)           0.08
                                         =============      ===========

6.     ACCRUED EXPENSES

       At December 31, 2000 GBI Capital had accrued expenses of $6,084,836, of which $1,450,891 was for commissions and salaries payable, $2,206,100 was for settlements and $1,004,930 was for deferred rent payable.

7.     SUBSEQUENT EVENTS

       On February 8, 2001, the Company entered into a Stock Purchase Agreement with New Valley Corporation ("New Valley"), Ladenburg Thalmann Group Inc. ("LTGI"), a wholly-owned subsidiary of New Valley, Berliner Effektengesellshaft AG ("Berliner") and Ladenburg Thalmann & Co. Inc. ("Ladenburg"), a registered broker-dealer whose common stock is owned by New Valley and Berliner. Pursuant to the Stock Purchase Agreement, the Company will purchase all of the outstanding stock of Ladenburg from New Valley and Berliner in exchange for (i) 18,181,819 shares of the Company's newly-issued Common Stock, (ii) $10,000,000 principal amount of the Company's convertible promissory notes and (iii) $10,000,000 in cash. In connection with this transaction, certain of the Company's current principal stockholders also will sell a portion of the Company's common stock owned by them to LTGI for cash. As a result of these transactions, Ladenburg will become a wholly-owned subsidiary of the Company and New Valley will acquire beneficial ownership of approximately 50.1% of the Company's outstanding common stock. The transactions are subject to certain closing conditions, including approval of the transaction by the Company's stockholders. The transactions will be more fully described in a Current Report on Form 8-K to be filed by the Company shortly. The convertible promissory notes to be issued by the Company to the sellers mature on December 31, 2005. The Company will finance the cash portion of the purchase price by issuing $10,000,000 principal amount of similar, but not identical, convertible promissory notes to a third party.

                                                                   Appendix J(2)




                 LADENBURG THALMANN & CO. INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS



                                                                          Page

Report of Independent Accountants...................................      F-2
Consolidated Statements of Financial Condition as of
        December 31, 2000 and 1999..................................      F-3
Consolidated Statements of Operations for the years ended
        December 31, 2000, 1999 and 1998............................      F-4
Consolidated Statements of Changes in Stockholders' Equity
        for the years ended December 31, 2000, 1999 and 1998........      F-5
Consolidated Statements of Cash Flows for the years ended
        December 31, 2000, 1999 and 1998............................      F-6
Notes to Consolidated Financial Statements..........................      F-8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and the
Stockholders of  Ladenburg Thalmann & Co. Inc.

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Ladenburg Thalmann & Co. Inc. and its subsidiaries (the "Company") at December 31, 2000 and December 31, 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






/s/PricewaterhouseCoopers LLP
New York, NY
February 27, 2001

The accompanying notes are an integral part of these consolidated financial statements.


                                       F-7

                 Ladenburg Thalmann & Co. Inc. and Subsidiaries
                 Consolidated Statements of Financial Condition


                                                                       As of December 31,

                           Assets                                    2000               1999
                           ------                                    ----               ----
Cash and cash equivalents                                       $   3,927,696       $   4,910,945
Securities owned (see Note 3)                                      20,946,305          18,305,297
Due from clearing brokers                                          10,125,895          10,902,508
Due from Parent                                                            --             826,232
Due from affiliates                                                   346,513             168,441
Exchange memberships owned, at acquisition cost                     1,504,625           1,504,625
  (market value: $3,019,750 and $3,115,175 at
  December 31, 2000 and 1999, respectively)
Furniture, equipment and leasehold improvements,
  net of accumulated depreciation                                   6,544,074           6,840,930
Deferred tax asset                                                  2,050,000           1,500,000
Other assets                                                        4,909,177           4,180,051
                                                                 ------------        ------------

             Total assets                                        $ 50,354,285        $ 49,139,029
                                                                  -----------         -----------

            Liabilities and Stockholders' Equity

Securities sold, but not yet purchased, at market value         $   3,570,123       $   7,625,333
Accrued compensation                                                7,141,894           7,003,800
Accrued expenses and other liabilities                              3,483,990           4,025,810
Deferred rent credit                                                5,724,808           5,233,566
Payable to Parent                                                      92,127                  --
Payable to affiliate                                                   44,186              41,156
                                                                  -----------          ----------

             Total liabilities                                     20,054,128          23,929,665
                                                                  -----------         -----------


Stockholders' equity
  Common stock, $.01 par value;
    10,000,000 shares authorized;
      5,600,000 shares issued and outstanding                          56,000              56,000
  Capital in excess of par value                                   38,928,596          38,928,596
  Accumulated deficit                                              (8,684,439)        (13,775,232)
                                                                  -----------          ----------

                                                                   30,300,157          25,209,364
                                                                  -----------         -----------

             Total liabilities and stockholders' equity          $ 50,354,285        $ 49,139,029
                                                                  -----------         -----------


The accompanying notes are an integral part of these consolidated financial statements.

                 Ladenburg Thalmann & Co. Inc. and Subsidiaries
                      Consolidated Statements of Operations

                                                          For the year ended December 31,
                                                     2000               1999               1998
                                                     ----               ----               ----
Revenues:

    Commissions                                  $ 33,066,630        $ 38,812,953       $ 28,284,392
    Investment banking fees                        15,937,153           8,339,818         14,673,515
    Net gain on principal transactions             28,275,205          19,721,731         11,275,917
    Dividends and interest                          5,240,918           3,546,397          6,529,750
    Syndications and underwritings                    416,877           1,912,357          2,833,815
    Investment advisory fees                        3,108,876           2,826,193          2,228,625
    Other                                           3,538,430           2,011,535            742,575
                                                 ------------        ------------      -------------

         Total revenues                            89,584,089          77,170,984         66,568,589
                                                  -----------         -----------        -----------


Expenses:

    Compensation and benefits                      56,222,400          48,918,244         47,844,934
    Clearance and floor brokerage                   5,036,977           4,508,478          5,425,411
    Communications and market data                  4,873,982           4,762,292          4,644,590
    Occupancy                                       4,435,717           4,157,050          4,279,876
    Professional fees                               2,556,566           2,308,302          1,646,040
    Travel and entertainment                        1,312,059             663,949          1,026,718
    Office equipment rental                         1,160,167           1,198,846          1,138,921
    Depreciation and amortization                   1,077,515           1,034,578          1,124,720
    Interest                                          223,399             914,364          1,373,842
    Other                                           6,473,714           5,641,002          4,236,248
                                                 ------------        ------------       ------------

         Total expenses                            83,372,496          74,107,105         72,741,300
                                                  -----------         -----------        -----------

         Income before income taxes                 6,211,593           3,063,879         (6,172,711)

Income tax expense (benefit)                        1,120,800            (942,900)             2,500
                                                 ------------       -------------     --------------

         Net income (loss)                      $   5,090,793       $   4,006,779       $ (6,175,211)
                                                 ============        ============        ===========

Net income (loss) per common share
      -  basic and diluted                            $.91                $.72              ($1.10)
                                                       ===                 ===                ====

Weighted average common shares
    outstanding
      -  basic and diluted                        5,600,000           5,600,000           5,600,000
                                                  =========           =========           =========


The accompanying notes are an integral part of these consolidated financial statements.

                 Ladenburg Thalmann & Co. Inc. and Subsidiaries
           Consolidated Statements of Changes in Stockholders' Equity
                   For the three years ended December 31, 2000

                                                            Capital
                                            Common         Excess of         Accumulated
                                            Stock          Par Value           Deficit            Total
                                            -----          ---------         ---------            -----
Balance, January 1, 1998.........         $        1     $32,752,089         $(11,606,800)     $21,145,290

Common stock split...............             55,999         (55,999)                  --               --
Capital contribution.............                 --       5,000,000                   --        5,000,000
Distribution.....................                 --      (5,096,494)                  --       (5,096,494)
Net loss.........................                 --              --           (6,175,211)      (6,175,211)
                                        -------------   -------------        ------------       ----------

Balance, December 31, 1998.......             56,000      32,599,596          (17,782,011)      14,873,585

Capital contribution.............                 --       7,500,000                   --        7,500,000
Offset of receivable from
     Parent and affiliate........                 --      (1,171,000)                  --       (1,171,000)
Net income.......................                 --              --            4,006,779        4,006,779
                                        -------------   ------------         ------------     ------------

Balance, December 31, 1999.......             56,000      38,928,596          (13,775,232)      25,209,364

Net income.......................                 --              --            5,090,793        5,090,793
                                        -------------   ------------         ------------      -----------

Balance, December 31, 2000.......           $ 56,000     $38,928,596          $(8,684,439)     $30,300,157
                                             =======      ==========           ==========       ==========


The accompanying notes are an integral part of these consolidated financial statements.

                 Ladenburg Thalmann & Co. Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                              For the year ended December 31,
                                                        2000                 1999               1998
                                                        ----                 ----               ----
Cash flows from operating activities:
     Net income (loss)                                 $5,090,793         $4,006,779          $(6,175,211)
     Adjustments to reconcile net income
         (loss) to net cash provided by
         (used in) operating activities
     Depreciation and amortization                      1,077,516          1,034,578            1,124,720
     Amortization of deferred rent credit                 491,242            493,956              179,412
     Deferred taxes                                      (550,000)        (1,000,000)                  --

(Increase) decrease in operating assets
     Securities owned                                  (2,641,008)        (3,490,295)          34,930,169
     Due from clearing brokers                            776,613         11,658,567          (21,355,740)
     Advances to affiliates                              (178,072)          (334,545)          (1,336,469)
     Due from Parent                                           --           (761,970)              88,318
     Other assets                                        (745,801)           545,932             (108,868)

Increase (decrease) in operating liabilities
     Securities sold, but not yet purchased            (4,055,210)         2,989,378          (20,974,126)
     Accrued compensation                                 138,094         (2,749,380)            (462,202)
     Due to clearing broker                                    --                 --           (3,239,039)
     Accrued expenses and other liabilities              (541,820)           856,997             (583,503)
     Payable to Parent                                    918,359                 --                   --
     Payable to affiliate                                      30             41,156                   --
                                                       ----------          ---------          -----------

     Net cash (used in) provided by
         operating activities                            (219,264)        13,291,153          (17,912,539)
                                                         --------         ----------          -----------

Cash flows from investing activities:
     Purchases of furniture, equipment
         and leasehold improvements                      (763,985)          (583,480)            (428,256)
     Assignment of net receivable from
         affiliate to Parent                                   --                 --            2,500,000
                                                       ----------        -----------            ---------

     Net cash (used in) provided by
         investing activities                            (763,985)          (583,480)           2,071,744

Cash flows from financing activities:
     Payment of subordinated liabilities                       --        (10,000,000)          (6,500,000)
     Subordinated borrowing proceeds                           --                 --           17,500,000
     Contributed capital                                       --                 --            5,000,000
                                                      -----------      --------------         -----------

     Net cash (used in) provided by
         financing activities                                  --        (10,000,000)          16,000,000
                                                       ----------        -----------           ----------

Net (decrease) increase in cash
     and cash equivalents                                (983,249)         2,707,673              159,205

Cash equivalents, beginning of year                     4,910,945          2,203,272            2,044,067
                                                      -----------        -----------          -----------

     Cash and cash equivalents, end of                $ 3,927,696        $ 4,910,945          $ 2,203,272
                                                       ==========         ==========           ==========
         year

The accompanying notes are an integral part of these consolidated financial statements.


                                       F-6



                                                              For the year ended December 31,
                                                        2000                 1999               1998
                                                        ----                 ----               ----

Supplemental cash flow information:
     Interest paid                                      $ 223,399          $ 927,865          $ 1,364,341
     Taxes paid                                            99,277             36,496                   --

Supplemental schedule of non cash activity:
     In-kind distribution of Parent                            --                 --            5,096,494




Subordinated borrowing in the amount of $2,500,000 which was financed by a secured demand note receivable expired in 1998.

Pursuant to the sale of the minority stake in the Company, $7,500,000 of the Company's subordinated liabilities, which were payable to the Parent, were converted into capital in excess of par value; $1,000,000 of the Company's subordinated liabilities, which were payable to the Parent, were used to reduce the receivable from affiliate; and $1,171,000 of receivable from Parent and affiliate were offset as a reduction of capital in excess of par value.


The accompanying notes are an integral part of these consolidated financial statements.

Ladenburg Thalmann & Co. Inc. and Subsidiaries
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

1.       Organization and Business

         Ladenburg Thalmann & Co. Inc. (the "Company"), is a registered broker and dealer in securities that clears its customer transactions through its correspondent clearing brokers on a fully disclosed basis. The Company was a wholly owned subsidiary of Ladenburg Thalmann Group Inc. ("LTGI"), whose parent is New Valley Corporation (the "Parent"), until December 23, 1999, when a minority stake in the Company was sold leaving the Parent with an 80.1% ownership interest. The Company engages in various businesses of a broker-dealer including principal and agency trading and investment banking and underwriting activities.

      The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany balances and transactions have been eliminated. The Company's subsidiaries primarily provide asset management services.


2.       Summary of Significant Accounting Policies

         The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         The Company considers all highly liquid financial instruments with an original maturity of less than three months to be cash equivalents.

         Securities owned and securities sold, but not yet purchased, which are traded on a national securities exchange or listed on NASDAQ are valued at the last reported sales prices of the year. Futures contracts are valued at their last reported sales price. Securities owned, which have exercise or holding period restrictions, are valued at fair value as determined by the Company's management. Unrealized gains and losses resulting from changes in valuation are reflected in net gain on principal transactions. The carrying values of all other financial instruments approximate their fair values due to the relatively short term nature of these instruments.

         Principal transactions, agency commissions and related clearing expenses are recorded on a trade-date basis.

         Investment banking and investment advisory fees are recorded when the earnings process is complete.

         Dividends are recorded on an ex-dividend date basis and interest is recorded on an accrual basis.

         The Company and its subsidiaries are included in the consolidated federal income tax return filed by the Parent. According to the tax sharing agreement with LTGI, federal income taxes are calculated as if the companies filed on a separate return basis and the amount of current tax or benefit calculated is either remitted to or received from the Parent. The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates. Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

      Depreciation of furniture and equipment is provided by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lease term.

Ladenburg Thalmann & Co. Inc. and Subsidiaries
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------


3.       Securities Owned and Securities Sold, But Not Yet Purchased

         The components of securities owned and securities sold, but not yet purchased as of December 31 are as follows:


                                                                 Securities
                                             Securities          Sold, But Not
                                               Owned             Yet Purchased
                                             -----------         --------------
 2000
------
  Common stock                                $14,670,512            3,169,783
  Equity and index options                        767,651              149,326
  Government and government agency bonds        2,897,151                   --
  Municipal obligations                            66,953                   --
  Corporate bonds                               2,544,038              251,014
                                              ------------          ----------
                                              $20,946,305           $3,570,123
                                               ==========            =========
 1999
  Common stock                                $13,306,230           $6,522,138
  Equity and index options                      1,973,267            1,087,138
  Government and government agency bonds        2,806,056                  150
  Municipal obligations                            33,903                   --
  Corporate bonds                                  32,263               14,875
  Warrants                                        153,578                1,032
                                            -------------        -------------
                                              $18,305,297           $7,625,333
                                               ==========            =========

      As of December 31, 2000 approximately $18 million of the securities owned are deposited with the Company's clearing brokers and pursuant to the agreements, the securities may be sold or re-hypothecated by the clearing brokers.


4.       Net Capital and Other Regulatory Requirements

         The Company is subject to the Securities and Exchange Commission's ("SEC") Uniform Net Capital Rule 15c3-1 and the Commodity Futures Trading Commission's Regulation 1.17. The Company has elected to compute its net capital under the alternative method allowed by these Rules. At December 31, 2000, the Company had net capital of $11,404,751 which was $10,404,751 in excess of its required net capital of $1,000,000. At December 31, 1999, the Company had net capital of $6,062,460 which was $5,812,460 in excess of its required net capital of $250,000.

         The Company claims exemption from the provisions of the SEC's Rule 15c3-3 pursuant to paragraph (k)(2)(ii) as it clears its customer transactions through its correspondent brokers on a fully disclosed basis.


5.       Financial Instruments

         In the normal course of its business, the Company enters into transactions in financial instruments with off-balance sheet risk. These financial instruments consist of financial futures contracts, written equity index option contracts and securities sold, but not yet purchased.

         Financial futures contracts provide for the delayed delivery of a financial instrument with the seller agreeing to make delivery at a specified future date, at a specified price. These futures contracts involve elements of market risk which may exceed the amounts recognized in the consolidated statement of financial condition. Risk arises from changes in the values of the underlying financial instruments or indices.

Ladenburg Thalmann & Co. Inc. and Subsidiaries
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

      Equity index options give the holder the right to buy or sell a specified number of units of a stock market index, at a specified price, within a specified time and are settled in cash. The Company generally enters into these option contracts in order to reduce its exposure to market risk on securities owned. Risk arises from the potential inability of the counterparties to perform under the terms of the contracts and from changes in the value of a stock market index. The Company believes it mitigates the market risk of its option positions used for trading purposes because they generally are hedged transactions. As a writer of options, the Company receives a premium in exchange for bearing the risk of unfavorable changes in the price of the securities underlying the option. Financial instruments have the following notional amounts:


                                              December 31, 2000                      December 31, 1999
                                           Long               Short              Long                Short
                                           ----               -----              ----                ------
Equity and index options                 $15,300,000       $51,755,000         $1,777,250          $1,938,375
Financial futures contracts                       --           257,500             70,000             202,700

         The table below discloses the fair value of these commitments, as well as the average fair value during the period, based on monthly observations.

December 31, 2000                                                                Average             Average
                                         Long                 Short               Long                Short
                                  ----------------------------------------------------------------------------
Equity and index options               $767,651              $149,326          $1,491,420            $562,741
Financial futures contracts                  --               133,500             789,990             554,468

December 31, 1999                                                                Average             Average
                                         Long                 Short               Long                Short
Equity and index options             $1,973,267            $1,087,138          $3,055,920          $1,628,253
Financial futures contracts              54,000               183,250             433,578             441,792

         For the year ended December 31, 2000, 1999 and 1998, the net gain arising from options and futures contracts without regard to the benefit derived from market risk reduction was $1,186,347, $1,420,895 and $3,660,669, respectively. The measurement of market risk is meaningful only when all related and offsetting transactions are taken into consideration.

         The Company has sold securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Company has recorded these obligations in the financial statements at December 31, 2000 and 1999 at market values of the related securities and will incur a loss if the market value of the securities subsequently increases.

         On June 15, 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. The standard, as amended by Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, an amendment of FASB Statement No. 133, and Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133 (referred to hereafter as "FAS 133"), is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (January 1, 2001 for the Company). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or in other comprehensive income, depending on whether a derivative is designated as part of a hedging relationship and, if it is, depending on the type of hedging relationship. Management of the Company anticipates that, due to the Company's limited use of derivative instruments, the adoption of FAS 133 will not have a significant effect on the Company's results of operations or its financial position.

Ladenburg Thalmann & Co. Inc. and Subsidiaries
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

6.    Furniture, Equipment and Leasehold Improvements

Components of furniture, equipment and leasehold improvements included in the consolidated statement of financial condition were as follows:

                                                     As of December 31,
                                               ---------------------------
                                                  2000              1999
                                                  ----              ----
       Cost
         Leasehold improvements                 $6,564,495       $6,432,475
         Computer equipment                      3,089,571        2,689,219
         Furniture and fixtures                    626,732          431,486
         Other                                     100,787          100,786
                                                -----------      ----------

             Total cost                         10,381,585        9,653,966

         Less, accumulated depreciation
           and amortization                     (3,837,511)      (2,813,036)
                                               -----------       ----------

             Net book value                      6,544,074        6,840,930
                                                 =========        =========


7.       Commitments and Contingencies

Operating leases

         The Company is obligated under a noncancelable lease agreement for office space, expiring in December 2015.

         The following is a schedule, by fiscal year, of future minimum rental payments required under the agreements that have noncancelable terms of one year or more at December 31, 2000:

        2001                                              $3,651,015
        2002                                               3,820,373
        2003                                               3,645,442
        2004                                               3,640,071
        2005                                               3,839,738
        Thereafter                                        39,152,160
                                                        ------------

                                                         $57,748,799
                                                        ============

         Certain leases have provisions for escalation based on specified increases in costs incurred by the landlord.

         Deferred rent credit of $5,724,808 and $5,233,566 at December 31, 2000 and 1999, respectively, represents the difference between rent payable calculated over the life of the lease on a straight-line basis (net of lease incentives) and rent payable on a cash basis.

Ladenburg Thalmann & Co. Inc. and Subsidiaries
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

         Effective September 1, 1999, the Company is subleasing its office space for approximately $797,000 per year with annual increases. The sublease expires on August 31, 2009.

         At December 31, 2000, the Company has utilized a letter of credit in the amount of $2,500,000 which is collateralized by $2,597,273 of the Company's marketable securities and $701 of cash. The letter of credit is used as collateral for the lease for the Company's office space. As of December 31, 1999 the contingent liability under this letter of credit was $5,000,000 which was collateralized by $2,598,161 of the Company's marketable securities and $2,549,211 of cash. Effective January 1, 2000, the collateral required for the letter of credit decreased to $2,500,000.

Litigation

         The Company is a defendant in litigation and may be subject to unasserted claims primarily in connection with its activities as a securities broker-dealer and participation in public underwritings. Such litigation and claims involve substantial or indeterminate amounts and are in varying stages of legal proceedings. In the opinion of management, after consultation with counsel, the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated financial position and results of operations.


8.       Income Taxes

      The Company files a consolidated federal income tax return with its Parent. For financial reporting purposes, the Company determines its income tax provision on a separate company basis.

         The income tax expense (benefit) consists of the following:

                                             State and
                          Federal              Local               Total
                          -------            ----------            -----
  2000:
       Current         $ 1,505,800          $ 165,000           $ 1,670,800
       Deferred           (467,500)           (82,500)             (550,000)
                         ---------           --------             ---------

                       $ 1,038,300          $  82,500           $ 1,120,800
                        ==========           ========            ==========

  1999:
       Current         $        --          $  57,100            $   57,100
       Deferred         (1,000,000)                --            (1,000,000)
                        ----------           --------            ----------

                       $(1,000,000)         $  57,100            $ (942,900)
                       ===========          =========             =========

  1998:
       Current         $    (9,500)         $  12,000            $    2,500
       Deferred                 --                 --                    --
                       -----------          ---------             ---------

                       $    (9,500)         $  12,000            $    2,500
                       ===========          =========             =========

Ladenburg Thalmann & Co. Inc. and Subsidiaries
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

       The effective tax rate differs from the provision calculated at the federal statutory rate primarily because of the utilization of the Company's net operating loss carryforwards, the reversal of the valuation allowance from 1999, the effects of state and local taxes, and certain expenses not deductible for tax purposes.

       The Company accounts for taxes in accordance with SFAS 109, Accounting for Income Taxes, which requires the recognition of tax benefits or expense on the temporary differences between the tax basis and book basis of its assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. At December 31, 2000, the Company had net deferred tax assets which are primarily due to timing differences, such as accruals which are not currently deductible, unrealized gains and losses on securities transactions, depreciation and amortization. During 2000 and 1999 the Company recognized a deferred tax asset of $550,000 and $1 million, respectively.

       At December 31, 2000 and December 31, 1999, respectively, the Company's consolidated statements of financial condition include net deferred tax assets of $2,050,000 and $1,500,000 comprised of the following:

                                               2000                 1999
                                             --------             ------
Deferred Tax Assets:
Net operating losses                    $           --         $ 1,900,000
Accrued expenses                               968,000             901,000
Compensation and benefits                      333,000             554,000
Depreciation and amortization                  251,000             228,000
Unrealized losses                               84,000                  --
Other, net                                     414,000             221,000
                                           -----------         -----------
                                             2,050,000           3,804,000

Less: valuation allowance(1)                        --          (1,267,000)
                                          ------------         -----------
         Total deferred tax assets         $ 2,050,000         $ 2,537,000

Deferred Tax Liabilities:
Unrealized gains                                    --           1,037,000
                                          ------------         -----------

Net deferred tax assets                    $ 2,050,000         $ 1,500,000
                                            ==========          ==========

(1) Relates primarily to the ability to recognize tax benefits associated mainly with net operating loss carryforwards.

         Management of the Company has not established a valuation allowance at December 31, 2000 because they concluded that it is more likely than not that the benefit will be realized. At December 31, 1999, a valuation allowance of approximately $1.3 million had been established for the gross deferred tax asset of approximately $2.8 million, since, based upon available evidence, it appeared more likely than not that this portion of the deferred tax asset would not be realized. Management of the Company periodically re-evaluates the valuation allowance. The reduction in the valuation allowance in 1999 reflects management's revised view of the ultimate realizability of the asset.

Ladenburg Thalmann & Co. Inc. and Subsidiaries
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

       The following table reconciles the U.S. federal statutory tax rate to the Company's effective tax rate:

                                                                 2000               1999               1998
                                                               --------           --------           ------
U.S. federal statutory income tax rate                           34.00%             34.00%             34.00%
Increase (decrease) related to:
Reversal of prior year valuation allowance (1)                  (20.93)           (110.30)                --
State and local taxes, net of U.S. income tax effects              .88               1.23                (.13)
Increase in valuation allowance                                    --                 --               (27.68)
Permanent differences                                             3.25               7.81               (1.31)
Utilization of NOL carryforwards                                   --               24.65                 --
Other, net                                                         .84              11.83               (4.84)

Total tax expense (benefit)                                      18.04%            (30.78%)               .04%

(1) Relates primarily to the ability to recognize tax benefits associated with net operating loss carryforwards.


9.       Benefit Plans

         The Company has a 401(k) retirement plan (the "Plan"), which allows eligible employees to invest a percentage of their pretax compensation, limited to the statutory maximum ($10,500 for 2000 and 1999 and $9,500 for 1998). The Plan also allows the Company to make matching and/or discretionary contributions. The Company elected to make matching contributions for the year 2000 in the amount of $258,682. The Company elected not to make such matching contributions for 1999 or 1998.

        The Company also had a profit sharing plan which was inactive and merged into the Plan during 1998.


10.      Off-Balance-Sheet Risk and Concentrations of Credit Risk

      The Company's transactions are cleared by other brokers and dealers in securities pursuant to clearance agreements. Although the Company primarily clears its transactions through other brokers and dealers in securities, the Company is exposed to off-balance-sheet risk in the event that customers or other parties fail to satisfy their obligations. Should a customer fail to deliver cash or securities as agreed, the Company may be required to purchase or sell securities at unfavorable market prices.

        The clearing operations for the Company's securities transactions are provided by several clearing brokers. At December 31, 2000 and 1999, substantially all of the securities owned and the amounts due from brokers reflected in the consolidated statement of financial condition are positions held at and amounts due from one clearing broker, a large financial institution. The Company is subject to credit risk should this broker be unable to fulfill its obligations.


11.      Subordinated Liabilities

         The Company has a $2.5 million junior subordinated revolving credit agreement that extends through October 31, 2001 with its clearing broker under which outstanding borrowings incur interest at LIBOR plus 2 points. As of December 31, 2000 and 1999, no borrowings were outstanding.

Ladenburg Thalmann & Co. Inc. and Subsidiaries
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

12.      Related Parties

         As of December 31, 2000 and 1999, Due from affiliates includes a receivable from Ladenburg Thalmann International ("LTI"), of $163,476 and $106,260, respectively, relating to expenses paid on LTI's behalf. As of December 31, 2000, Payable to Parent and affiliate includes a payable to Parent of $92,127 that represents expenses allocated to the Parent for occupying office space at the Company's premises net of taxes payable to the Parent related to the tax sharing agreement discussed in Note 2. As of December 31, 1999, Due from Parent in the amount of $826,232 is primarily related to the management fee for managing one of the Parent's portfolios.

         Pursuant to a sales and purchase agreement with the Parent and the owner of the minority interest in 1999, $7,500,000 of the Company's subordinated borrowings, which were payable to the Parent, were converted to additional paid-in capital, $1,000,000 of the Company's subordinated borrowings, which were payable to the Parent, were used to reduce the receivable from LTI, and $1,171,000 of receivable from Parent and LTI were offset as a reduction of capital in excess of par value.

        During 1998, the Parent contributed $5,000,000 to the Company and the Company made an in-kind distribution to the Parent of assets which had a carrying value of $5,096,494. Additionally, the Company assigned, transferred and set forth over to the Parent all rights, title, and interest in the Company's net receivable from LTI as of March 31, 1998 in the amount of $2,551,726 for cash of $2,500,000 and a receivable from Parent of $51,726.


13.      Employee Incentive Plan

         The Company has an Employee Incentive Plan (the "Incentive Plan") under which the Company may grant options to certain directors, employees and consultants, at its discretion. The shares that may be issued under the Incentive Plan shall not exceed, in the aggregate, 1,000,000 shares of common stock, as adjusted to give effect to the anti-dilution provisions of the Incentive Plan. On January 1, 1998, employees were granted options to acquire 965,000 shares of the Company's common stock. A total of 2,000, 321,500 and 320,000 options were forfeited in 2000, 1999 and 1998, respectively. The options granted had an exercise price of $4.21. The exercise price represents the adjusted book value of the Company's shares on the date of grant. There was no compensation expense under the Incentive Plan. The options, which vested ratably over three to five years from the date of grant, may have been exercised on a cumulative basis during a period of ten years from the grant date. All options expire ten years after date of grant. Through March 1, 2000, 321,500 options were issued and outstanding under the Incentive Plan.

         Effective March 1, 2000, the Company became a participant in the stock option plan sponsored by the Parent that provides for the granting of stock options in the Parent's common stock to certain directors, employees and consultants, at its discretion. On March 22, 2000, 321,500 options granted under the Incentive Plan were forfeited at the election of the employee in exchange for an approximately equivalent participation in the Parent's stock option plan.

         SFAS 123, Accounting for Stock-Based Compensation ("SFAS 123"), allows the fair value of stock-based compensation to be included in expense over the period earned; alternatively, if the fair value of stock-based compensation awards is not included in expense, SFAS 123 requires disclosure of net income, on a pro forma basis, as if expense treatment had been applied. As permitted by SFAS 123, the Company continues to account for such compensation under Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, pursuant to which no compensation cost has been recognized in connection with the issuance of stock options. Had the Company elected to recognize compensation expense for the stock option plan, consistent with the method prescribed by SFAS No. 123, such election would not have had a material effect on net income.

Ladenburg Thalmann & Co. Inc. and Subsidiaries
Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

14.      Subsequent Events

         On February 9, 2001, the Parent and GBI Capital Management Corp. ("GBICM") entered into a definitive agreement under which New Valley will acquire a controlling interest in GBICM and its operating subsidiary, GBI Capital Partners ("GBICP"), a full-service securities and trading firm. Under the terms of the agreement, LTGI and the minority shareholder of the Company will sell all of their outstanding shares of the Company to GBICM for 18,181,818 shares of GBICM common stock, $10,000,000 of cash and $10,000,000 principal amount of convertible notes. Upon closing, New Valley will acquire an additional 3,945,060 shares of GBICM from a current shareholder. Upon completion of these transactions, the Parent will own approximately 50.1% of the outstanding shares of GBICM, which will be renamed Ladenburg Thalmann Financial Services, Inc. ("LTFS"). The Company and GBICP will be operated as two separate wholly-owned subsidiaries of LTFS. The transaction, which is expected to close in May 2001, is subject to customary closing conditions, including regulatory approval and approval by GBICM shareholders.

                      GBI CAPITAL MANAGEMENT CORP. - PROXY
                       Solicited by the Board of Directors
                  for Annual Meeting to be held on ______, 2001

     The undersigned Shareholder(s) of GBI CAPITAL MANAGEMENT CORP., a Florida corporation ("Company"), hereby appoints Joseph Berland and Richard J.
P Rosenstock, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on ______, 2001 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

R    1. To consider and vote upon:

          o the issuance of 18,181,818 shares of the Company's common stock and $10,000,000 aggregate principal amount of the Company's senior convertible promissory notes in partial consideration of the Company's acquisition of the outstanding common stock of
O Ladenburg, Thalmann & Co. Inc., pursuant to the terms of a Stock Purchase Agreement, dated as of February 8, 2001, among GBI Capital Management Corp., New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG and Ladenburg, Thalmann & Co. Inc.; and

X         o    the issuance of an additional $10,000,000 aggregate principal amount of the Company's senior convertible promissory notes pursuant to the terms of a Loan Agreement, dated as of February
               8, 2001, among GBI Capital Management Corp. and Frost-Nevada,
               Limited Partnership, to provide the funds for the Company's acquisition of the common stock of Ladenburg, Thalmann & Co.

Y        FOR |_|            AGAINST |_|                 ABSTAIN |_|

     2. Election of the following directors, conditional on consummation of the acquisition of the common stock of Ladenburg, Thalmann & Co.:

        FOR all nominees listed below, except  WITHHOLD AUTHORITY to vote
        as marked to the contrary below  |_|   for all nominees listed below |_|

     Richard J. Rosenstock, Vincent Mangone, Mark Zeitchick, Bennett S. LeBow
                Howard M. Lorber, Victor M. Rivas, Phillip Frost,
                     __________________ and _______________

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.
                 _________________________________________

     3. To approve an amendment to the Articles of Incorporation, conditional on consummation of the acquisition of the common stock of Ladenburg, Thalmann & Co., to change the name of the Company from "GBI Capital Management Corp." to "Ladenburg Thalmann Financial Services Inc."

         FOR    |_|            AGAINST    |_|               ABSTAIN    |_|

     4. To approve an amendment to the 1999 Performance Equity Plan to increase the number of shares available for issuance under the Plan.

         FOR   |_|             AGAINST   |_|                ABSTAIN    |_|

     5. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

    |_|      I plan to attend the Annual Meeting.

                            Date _____________________, 2001

                            _________________________________
                            Signature

                            _________________________________
                            Signature if held jointly


                           Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.